UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
2014 Champions Gateway, Suite 100
Canton, Ohio 44708
To the Stockholders of Hall of Fame Resort & Entertainment Company:
You are cordially invited to attend a special meeting of stockholders (together with any adjournment, postponement, or other delay thereof, the “Special Meeting”) of Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company” or “HOFRE”), which will be held via a live webcast at www.virtualshareholdermeeting.com/HOFV2025. The Special Meeting will be held on [   ], 2025, at [   ], Eastern Time.
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time), dated May 7, 2025 (the “Merger Agreement”), by and among HOFRE, HOFV Holdings, LLC, a Delaware limited liability company (“Parent”), Omaha Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and, solely as guarantor of certain of Parent’s obligations under the Merger Agreement, CH Capital Lending, LLC, a Delaware limited liability company (“Guarantor”). Parent and Merger Sub are affiliates of Industrial Realty Group, LLC (“IRG”), a real estate development and investment firm. Our director Stuart Lichter is the President and Chairman of the Board of Directors of IRG. Pursuant to the Merger Agreement, Merger Sub will merge with and into HOFRE, with HOFRE surviving such merger as a wholly owned subsidiary of Parent (the “Merger”). At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HOFRE to its named executive officers in connection with the Merger, and a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement. If the Merger is completed, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of HOFRE’s common stock, par value $0.0001 per share (the “HOFRE Common Stock”), subject to certain exceptions specified in the Merger Agreement, will be cancelled and automatically converted into the right to receive cash in an amount equal to $0.90 per share, without interest (the “Merger Consideration” or the “Per Share Price”), subject to any applicable withholding taxes. Each share of HOFRE’s 7.00% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share and each share of HOFRE’s 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share (collectively, the “HOFRE Preferred Stock”), issued and outstanding immediately prior to the Effective Time will automatically be canceled and will cease to exist without any conversion thereof or consideration paid therefor.
The Merger Consideration represents a premium of approximately 28.6% to the closing price of HOFRE Common Stock on May 7, 2025, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby.
The proposed Merger is a “going private transaction” under the rules of the United States Securities and Exchange Commission. If the Merger is completed, HOFRE will become a privately held company, wholly owned by Parent.
On September 29, 2024, HOFRE’s Board of Directors (the “HOFRE Board”) (1) formed a Special Committee of the HOFRE Board comprised of Karl L. Holz (Chair), David Dennis, Anthony J. Buzzelli, and Kimberly K. Schaefer who are all independent and disinterested directors (the “Special Committee”) to evaluate proposals relating to the potential acquisition of HOFRE by potential counterparties, (2) authorized the Special Committee to, among other things, (a) review and consider whether it would be appropriate and desirable for HOFRE to consider a potential transaction; (b) review and evaluate any proposal solicited or received relating to a potential transaction, and, as appropriate, negotiate the terms of any such transaction; (c) make recommendations to the HOFRE Board regarding any potential transaction or any alternative to a potential transaction; and (d) recommend to the HOFRE

Board what further action, if any, should be taken with respect to a potential transaction, and (3) resolved not to approve or cause HOFRE to effect any potential transaction that had not been affirmatively recommended by the Special Committee. The Special Committee, as more fully described in the enclosed proxy statement, with the assistance of its independent financial and legal advisors, considered, evaluated and negotiated the Merger Agreement. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, HOFRE and its stockholders, including HOFRE’s “unaffiliated security holders” (as defined in Rule 13e-3(a)(4) under the Exchange Act (“Rule 13e-3”)), (2) determined that it is in the best interests of HOFRE and declared it advisable to enter into the Merger Agreement, (3) recommended that HOFRE’s Audit Committee review the proposal solely based on it being a transaction with a related party, and (4) recommended that the HOFRE Board approve and authorize the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.
The HOFRE Board (acting on the recommendation of the Special Committee) has by majority vote of HOFRE’s directors (other than Stuart Lichter, who recused himself due to his status or potential status as an interested director and Marcus LaMarr Allen who was not in attendance at such meeting due to a scheduling conflict), (a) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, HOFRE and its stockholders, including HOFRE’s “unaffiliated security holders” (as defined in Rule 13e-3), (b) determined that it is in the best interests of HOFRE and its stockholders and declared it advisable to enter into the Merger Agreement, (c) approved the execution and delivery by HOFRE of the Merger Agreement, the performance by HOFRE of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and any other transactions contemplated thereby upon the terms and subject to the conditions contained in the Merger Agreement, and (d) resolved to recommend that HOFRE’s stockholders vote to adopt and approve the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement. In addition, the HOFRE Board, on behalf of HOFRE, believes that the Merger is fair to HOFRE’s “unaffiliated security holders,” as such term is defined in Rule 13e-3.
The HOFRE Board (acting on the recommendation of the Special Committee), by majority vote of HOFRE’s directors (other than Stuart Lichter, who recused himself due to his status or potential status as an interested director and Marcus LaMarr Allen who was not in attendance at such meeting due to a scheduling conflict), recommends that you vote: (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the compensation that will or may become payable by HOFRE to its named executive officers in connection with the Merger, and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.
Your vote is very important, regardless of the number of shares you own. Under the terms of the Merger Agreement, the approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders representing a majority of the aggregate voting power of the outstanding shares of HOFRE Common Stock entitled to vote thereon. The holders of the HOFRE Common Stock have the right to vote on each matter submitted for a vote at the Special Meeting, as of the close of business on [   ], 2025 (the “Record Date”). Each share of HOFRE Common Stock that you own as of the close of business on the Record Date is entitled to one vote on each matter submitted for a vote at the Special Meeting. If you fail to vote on the proposal to adopt the Merger Agreement, the effect will be the same as a vote against such proposal.
The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger, and the other proposals to be considered at the Special Meeting. A copy of the Merger Agreement is attached as Annex A to this proxy statement. The accompanying proxy statement also describes the actions and determinations of the HOFRE Board and the Special Committee in connection with their evaluation of, among other things, the Merger Agreement and the Merger. Please read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.
In connection with execution of the Merger Agreement, certain of HOFRE’s existing stockholders, including Stuart Lichter and certain affiliates of IRG, entered into a voting agreements with HOFRE, the Parent and the Merger Sub (the “Voting Agreement”), pursuant to which these stockholders agreed to vote all of their respective shares of HOFRE Common Stock in favor of the adoption of the Merger Agreement, subject to certain terms and conditions contained in the Voting Agreement. A copy of the Voting Agreement is attached as Annex B to this proxy statement.

Even if you plan to virtually attend the Special Meeting, please grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card) or mark, sign, date and return the enclosed proxy card by mail as promptly as possible using the enclosed prepaid reply envelope. If you virtually attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to grant your proxy or to virtually attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Alliance Advisors, LLC
150 Clove Road, Suite 400
Little Falls, New Jersey 07424
Toll-Free: 844-202-7187
Email: HOFV@allianceadvisors.com
Thank you for your support.
Sincerely,
Karl L. Holz
Chairman of the Board of Directors
[   ], 2025
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated as of [   ], 2025 and, together with the enclosed form of proxy card, is first being mailed to stockholders of HOFRE on or about [   ], 2025.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
2014 Champions Gateway, Suite 100
Canton, Ohio 44708
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    ], 2025
Notice is given that a special meeting of stockholders (together with any adjournment, postponement or other delay thereof, the “Special Meeting”) of Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOFRE”), will be held virtually by means of a live webcast on [    ], 2025, at [    ], Eastern Time, for the following purposes:
To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated May 7, 2025, by and among HOFRE, HOFV Holdings, LLC, Omaha Merger Sub, Inc., and CH Capital Lending, LLC, pursuant to which Omaha Merger Sub, Inc. will merge with and into HOFRE (the “Merger Proposal” and such merger, the “Merger”);
To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HOFRE to its named executive officers in connection with the Merger (the “Compensation Proposal”); and
To consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).
The foregoing matters are more fully described in the accompanying proxy statement. The proxy statement, as well as the Merger Agreement attached as Annex A thereto, are hereby incorporated by reference in this Notice.
Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of the holders representing a majority of the aggregate voting power of the outstanding shares of HOFRE Common Stock entitled to vote thereon. Approval of each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of HOFRE Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon.
The Special Meeting will be held by means of a live webcast at www.virtualshareholdermeeting.com/HOFV2025. We believe this is the most effective approach for enabling stockholder attendance and participation. The Special Meeting will begin promptly at [    ], Eastern Time. Online check-in will begin 15 minutes prior to the start of the meeting, Eastern Time, and you should allow ample time for the check-in procedures. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).
Only HOFRE’s stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting or at any postponement or adjournment thereof. A list of stockholders of record entitled to vote at the Special Meeting will be available for a period of at least 10 days before the Special Meeting on a reasonably accessible electronic network or during ordinary business hours at HOFRE’s corporate headquarters located at 2014 Champions Gateway, Suite 100, Canton, Ohio 44708, and on the virtual meeting website during the Special Meeting.
HOFRE’s Board of Directors (acting upon the recommendation of the Special Committee of HOFRE’s Board of Directors), by majority vote of HOFRE’s directors (other than Stuart Lichter, who recused himself due to his status or potential status as an interested director and Marcus LaMarr Allen who was not in attendance at such meeting due to a scheduling conflict), recommends that you vote: (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the compensation that will or may become payable by HOFRE to its named executive officers in connection with the Merger, and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.
Record holders and beneficial owners of HOFRE Common Stock who do not vote in favor of the proposal to adopt the Merger Agreement and who otherwise comply with the requirements under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) will have the right to seek appraisal of the “fair value” of their shares of HOFRE Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger and together with interest thereon, as described in the accompanying proxy statement) in lieu of receiving $0.90 per share in cash, without interest and subject to any applicable withholding taxes, if the Merger is completed, as determined in accordance with Section 262 of the DGCL. To do so, a record holder or beneficial owner must properly demand appraisal before the vote is taken on the Merger Agreement at the Special Meeting and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and certain conditions set forth in Section 262(g) of the DGCL must be satisfied. Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated in this notice by reference.
Even if you plan to attend the Special Meeting, please grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card) or sign, date and return, as promptly as possible, the enclosed proxy card by mail in the postage-paid envelope provided. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote “AGAINST” the Merger Proposal.
By Order of the Board of Directors,
Karl L. Holz
Chairman of the Board of Directors
[    ]

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [   ]
This proxy statement is dated [   ] and, together with the enclosed form of proxy card, is first being sent to stockholders on or about [   ].
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

i

CERTAIN DEFINED TERMS
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:
Adjournment Proposal means the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.
Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.
Compensation Proposal means the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HOFRE to its named executive officers in connection with the Merger.
DGCL means the General Corporation Law of the State of Delaware.
Dissenting Shares means all shares of HOFRE Common Stock that are issued and outstanding as of immediately prior to the Effective Time of the Merger and held by HOFRE stockholders who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and validly exercised and not withdrawn their statutory rights of appraisal in respect of such shares of HOFRE Common Stock in accordance with Section 262 of the DGCL.
DOJ means the Antitrust Division of the U.S. Department of Justice.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Excluded Shares means (i) any shares that are owned by HOFRE and not held on behalf of third parties, (ii) any shares that are owned by the Parent Entities and their affiliates and (iii) any Dissenting Shares.
FTC means the Federal Trade Commission.
GAAP means U.S. generally accepted accounting principles.
HOFRE means Hall of Fame Resort & Entertainment Company. In addition, the terms “we,” “us,” “our” and the “Company” refer to Hall of Fame Resort & Entertainment Company.
HOFRE Board means the board of directors of Hall of Fame Resort & Entertainment Company.
HOFRE Bylaws means the Amended and Restated Bylaws of Hall of Fame Resort & Entertainment Company.
HOFRE Common Stock means the common stock, par value $0.0001 per share, of HOFRE.
HOFRE Equity Awards means HOFRE Options and HOFRE RSU Awards.
HOFRE Option means an option to purchase shares of HOFRE Common Stock.
HOFRE Preferred Stock means the Series A Cumulative Redeemable Preferred Stock and Series C Convertible Preferred Stock.
HOFRE RSU Award means a restricted stock unit award corresponding to shares of HOFRE Common Stock.
IRG Filing Parties means IRG Canton Village Manager, LLC, IRG Canton Village Member, LLC, American Capital Center, LLC, CH Capital Lending, LLC, IRG, LLC, Midwest Lender Fund, LLC, and Stuart Lichter.
IRS means the Internal Revenue Service.
Merger means the merger of Merger Sub with and into HOFRE pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with HOFRE surviving the Merger as a direct subsidiary of Parent.
Merger Agreement means the Agreement and Plan of Merger, dated May 7, 2025, by and among HOFRE, Parent, and Merger Sub, as it may be amended, supplemented or modified from time to time.

Merger Consideration or Per Share Price means $0.90 in cash per share of HOFRE Common Stock, without interest.
Merger Proposal means the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into HOFRE, with HOFRE continuing as the surviving corporation and becoming a direct subsidiary of Parent.
Merger Sub means Omaha Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent.
Parent means HOFV Holdings, LLC, a Delaware limited liability company.
Parent Entities means Merger Sub and Parent.
Private Warrants means: (i) the warrant issued pursuant to that certain Warrant Agreement, dated as of July 1, 2020, by and between Gordon Pointe Acquisition Holdings, Inc. and the purchasers party thereto; (ii) that certain Second Amended and Restated Series C Common Stock Purchase Warrant, dated as of November 7, 2022, by and between CH Capital Lending, LLC and the Company; (iii) that certain Second Amended and Restated Series D Common Stock Purchase Warrant, dated as of November 7, 2022, by and between CH Capital Lending, LLC and the Company; (iv) that certain Amended and Restated Series E Common Stock Purchase Warrant, dated as of November 7, 2022, by and between CH Capital Lending, LLC and the Company; (v) that certain Amended and Restated Series E Common Stock Purchase Warrant, dated as of November 7, 2022, by and between IRG, LLC and the Company; (vi) that certain Amended and Restated Series F Common Stock Purchase Warrant (Series F No. W-1), dated as of November 7, 2022, by and between JKP Financial, LLC and the Company; (vii) that certain Amended and Restated Series F Common Stock Purchase Warrant (Series F No. W-2), dated as of November 7, 2022, by and between JKP Financial, LLC and the Company; (viii) that certain Amended and Restated Series G Common Stock Purchase Warrant, dated as of November 7, 2022, by and between Midwest Lender Fund, LLC and the Company; and (ix) that certain Series H Common Stock Purchase Warrant, dated as of February 6, 2024, by and between HFAKOH001 LLC and the Company.
Public Warrants means: (i) the Private Placement Warrants and the Public Warrants as defined in the 2018 Gordon Pointe Warrant Agreement (“Series A Warrants”), and (ii) that certain Common Stock Purchase Warrant, dated as of November 18, 2020, by and between CEDE & Co. and the Company (“Series B Warrants”).
Purchaser Filing Parties means the Parent Entities and the IRG Filing Parties.
SEC means the United States Securities and Exchange Commission.
Securities Act means the Securities Act of 1933, as amended.
Series X Warrants means that certain Common Stock Purchase Warrant, dated as of October 13, 2023, by and between CEDE & CO. and the Company.
Series A Cumulative Redeemable Preferred Stock means the Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share of HOFRE.
Series C Convertible Preferred Stock means the Series C Convertible Preferred Stock, par value $0.0001 per share of HOFRE.
Special Committee means the committee established by the HOFRE Board comprised solely of independent and disinterested members of the HOFRE Board.
Special Meeting means the special meeting of the stockholders of HOFRE to be held on [   ], 2025 at [   ], Eastern time, and any adjournment, postponement or other delay thereof.
Surviving Corporation means HOFRE, as the surviving corporation of the Merger.
Unaffiliated Voting Shares means those shares of HOFRE Common Stock not owned, directly or indirectly, by Parent or its affiliates.

SUMMARY TERM SHEET
This summary term sheet discusses the material terms contained in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety.
Introduction
On May 7, 2025, HOFRE entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into HOFRE, with HOFRE surviving the Merger as a subsidiary of Parent. Parent is an affiliate of IRG, a real estate development and investment firm. HOFRE’s director Stuart Lichter is the President and Chairman of the Board of Directors of IRG. If the Merger is completed, each outstanding share of HOFRE Common Stock (other than as described below) will be converted into the right to receive the Merger Consideration, subject to any applicable withholding taxes, and HOFRE will become a privately held company. HOFRE is asking its stockholders to consider and vote on the adoption of the Merger Agreement.
The HOFRE Board (1) formed the Special Committee to evaluate proposals relating to the potential acquisition of HOFRE by potential counterparties, (2) authorized the Special Committee to, among other things, (a) review and consider whether it would be appropriate and desirable for HOFRE to consider a potential transaction; (b) review and evaluate any proposal solicited or received relating to a potential transaction, and, as appropriate, negotiate the terms of any such transaction; (c) make recommendations to the HOFRE Board regarding any potential transaction or any alternative to a potential transaction; and (d) recommend to the HOFRE Board what further action, if any, should be taken with respect to a potential transaction, and (3) resolved not to approve or cause HOFRE to effect any potential transaction that had not been affirmatively recommended by the Special Committee. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, HOFRE and its stockholders, including HOFRE’s “unaffiliated security holders” (as defined in Rule 13e-3(a)(4) under the Exchange Act (“Rule 13e-3”)), (2) determined that it is in the best interests of HOFRE and declared it advisable to enter into the Merger Agreement, (3) recommended that HOFRE’s Audit Committee review the proposal solely based on it being a transaction with a related party, and (4) recommended that the HOFRE Board approve and authorize the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.
The HOFRE Board (acting on the recommendation of the Special Committee) has by majority vote of HOFRE’s directors (other than Stuart Lichter, who recused himself due to his status or potential status as an interested director and Marcus LaMarr Allen who was not in attendance at such meeting due to a scheduling conflict), (a) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, HOFRE and its stockholders, including HOFRE’s “unaffiliated security holders” (as defined in Rule 13e-3), (b) determined that it is in the best interests of HOFRE and its stockholders and declared it advisable to enter into the Merger Agreement, (c) approved the execution and delivery by HOFRE of the Merger Agreement, the performance by HOFRE of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and any other transactions contemplated thereby upon the terms and subject to the conditions contained in the Merger Agreement, and (d) resolved to recommend that HOFRE’s stockholders vote to adopt and approve the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement. In addition, the HOFRE Board, on behalf of HOFRE, believes that the Merger is fair to HOFRE’s “unaffiliated security holders,” as such term is defined in Rule 13e-3.
Because the transactions contemplated by the Merger Agreement are a “going private” transaction under the rules of the SEC, for which a Schedule 13E-3 Transaction Statement is required to be filed with the SEC, HOFRE and the Purchaser Filing Parties have filed such a Transaction Statement with the SEC with respect to such transactions solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. You may obtain additional information about the Schedule 13E-3 under the caption “Where You Can Find Additional Information”.
The Parties to the Merger
HOFRE. HOFRE (formerly known as GPAQ Acquisition Holdings, Inc.) was incorporated in Delaware on August 29, 2019, as a subsidiary of Gordon Pointe Acquisition Corp. (“GPAQ”), a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more businesses or assets. On July 1, 2020, HOFRE consummated a business combination with HOF Village, LLC, a Delaware limited liability company (“Original HOF Village”), pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019, March 10, 2020 and May 22, 2020), by and among HOFRE, GPAQ Acquiror Merger Sub, Inc., GPAQ Company Merger Sub, LLC, HOF Village, LLC, and HOF Village Newco, LLC (“HOFREN”). See the section of this proxy statement captioned “Where You Can Find Additional Information.”
HOFRE Common Stock is listed on the OTC Pink Market under the symbol “HOFV.” HOFRE’s Public Warrants, each exercisable for 0.064578 shares of HOFRE Common Stock, are listed on the OTC Pink Market under the symbol “HOFVW.” The Series A Warrants expired on July 1, 2025. HOFRE’s corporate headquarters are located at 2014 Champions Gateway, Suite 100, Canton, Ohio 44708.
Parent. HOFV Holdings, LLC was formed on April 17, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Parent’s address is 11111 Santa Monica Boulevard, Suite 800 Los Angeles, California 90024. Parent is an affiliate of IRG. For more information on Parent, see the section of this proxy statement captioned “The Parties to the Merger — Parent Entities”.
Merger Sub. Omaha Merger Sub, Inc. was formed on April 17, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Merger Sub’s address is 11111 Santa Monica Boulevard, Suite 800 Los Angeles, California 90024. Merger Sub is an affiliate of IRG. For more information on Parent, see the section of this proxy statement captioned “The Parties to the Merger — Parent Entities”.
The Special Meeting
Date, Time and Place. The Special Meeting will be held on [   ] at [   ], Eastern Time. You may attend the Special Meeting solely via a live webcast at www.virtualshareholdermeeting.com/HOFV2025. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). HOFRE believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.
Purpose. At the Special Meeting, HOFRE will ask stockholders to vote on the following proposals:
•
The Merger Proposal: the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into HOFRE, with HOFRE continuing as the Surviving Corporation and becoming a subsidiary of Parent;

•
The Compensation Proposal: the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HOFRE to its named executive officers in connection with the Merger; and

•
The Adjournment Proposal: the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum. You are entitled to vote at the Special Meeting if you owned shares of HOFRE Common Stock as of the close of business on the Record Date. As of the Record Date, there were [   ] shares of HOFRE Common Stock outstanding and entitled to vote at the Special Meeting. Each share of HOFRE Common Stock that you own as of the close of business on the Record Date is entitled to one vote on each matter submitted for a vote at the Special Meeting. The presence, in person or by proxy, of the holders of shares of outstanding capital stock of HOFRE representing a majority of the voting power of all outstanding shares of capital stock of HOFRE entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting.

Votes Required
•
The Merger Proposal. Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of the holders representing a majority of the aggregate voting power of the outstanding shares of HOFRE Common Stock (the “Requisite Stockholder Approval”).

•
The Compensation Proposal. Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast by the holders of HOFRE Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon. This vote will be on a non-binding, advisory basis.

•
The Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of HOFRE Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon.

Reasons for the Merger; Recommendations of the Audit Committee, Special Committee and the HOFRE Board
Special Committee’s Recommendation. The Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on May 7, 2025, unanimously (1) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, HOFRE and its stockholders, including HOFRE’s “unaffiliated security holders” (as defined in Rule 13e-3), (2) determined that it is in the best interests of HOFRE and declared it advisable to enter into the Merger Agreement, (3) recommended that HOFRE’s Audit Committee review the proposal solely based on it being a transaction with a related party, and (4) recommended that the HOFRE Board approve and authorize the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The Special Committee, as more fully described in the enclosed proxy statement, considered, evaluated and negotiated the Merger Agreement with the assistance of its independent financial and legal advisors. For a description of the reasons considered by the Special Committee, see the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the HOFRE Board.”
HOFRE Board’s Recommendation. The HOFRE Board (acting on the recommendation of the Special Committee) has by majority vote of HOFRE’s directors (other than Stuart Lichter, who recused himself due to his status or potential status as an interested director and Marcus LaMarr Allen who was not attendance at such meeting), (a) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, HOFRE and its stockholders, including HOFRE’s “unaffiliated security holders” (as defined in Rule 13e-3), (b) determined that it is in the best interests of HOFRE and its stockholders and declared it advisable to enter into the Merger Agreement, (c) approved the execution and delivery by HOFRE of the Merger Agreement, the performance by HOFRE of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and any other transactions contemplated thereby upon the terms and subject to the conditions contained in the Merger Agreement, and (d) resolved to recommend that HOFRE’s stockholders vote to adopt and approve the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement (such recommendation, the “Company Recommendation”). In addition, the HOFRE Board, on behalf of HOFRE, believes that the Merger is fair to HOFRE’s “unaffiliated security holders,” as such term is defined in Rule 13e-3. For a description of the reasons considered by the HOFRE Board, see the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Special Committee and the HOFRE Board.”
The HOFRE Board (acting on the recommendation of the Special Committee), by majority vote of HOFRE’s directors (other than Stuart Lichter, who recused himself due to his status or potential status as an interested director and Marcus LaMarr Allen who was not attendance at such meeting), recommends that you vote: (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the compensation that will or may become payable by HOFRE to its named executive officers in connection with the Merger, and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Opinion of the Financial Advisor to the Special Committee
At the May 7, 2025 meeting of the Special Committee, Wedbush Securities Inc. (“Wedbush”) rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated May 7, 2025, to the Special Committee that, as of the date of such opinion, and based upon the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review set forth in its written opinion, the Per Share Price to be received by the stockholders of HOFRE holding Unaffiliated Voting Shares in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Wedbush’s written opinion, which sets forth the procedures followed, assumptions made, matters considered, and qualifications and limitations of the review undertaken in connection with such opinion, is attached to this proxy statement as Annex C. Wedbush’s opinion was intended solely for the benefit and use of the Special Committee (in its capacity as such) in connection with its evaluation of the Merger. Wedbush’s opinion was not intended to be used for any other purpose without Wedbush’s prior written consent in each instance, except as expressly provided for in the engagement letter between HOFRE and Wedbush. Wedbush has consented to the use of Wedbush’s opinion in this proxy statement. Wedbush’s opinion did not address HOFRE’s underlying business decision to enter into the Merger Agreement or complete the transactions contemplated thereby or the merits of such transactions as compared to any alternative transactions that were or may be available to HOFRE, and did not constitute a recommendation to the Special Committee or to any HOFRE stockholder as to how such stockholder should vote with respect to the Merger or otherwise. For more information, see the section of this proxy statement captioned “Special Factors — Opinion of the Financial Advisor to the Special Committee.”
Position of the Purchaser Filing Parties as to the Fairness of the Merger
The Purchaser Filing Parties believe that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to HOFRE and its stockholders, including the Purchaser Filing Parties’ “unaffiliated security holders” (as defined in Rule 13e-3). However, none of the Purchaser Filing Parties has undertaken any formal evaluation of the fairness of the Merger to HOFRE’s unaffiliated security holders or engaged a financial advisor for such purpose. The Purchaser Filing Parties did not participate in the discussions or deliberations of the Special Committee or the HOFRE Board regarding, nor have they received advice from the legal, financial or other advisors of the Special Committee or the HOFRE Board as to, the fairness of the Merger to HOFRE’s unaffiliated security holders. The belief of the Purchaser Filing Parties as to the fairness of the Merger is based on the factors discussed in the section of this proxy statement captioned “Special Factors — Position of the Purchaser Filing Parties as to the Fairness of the Merger”.
Treatment of Shares, Warrants and Equity Awards
Common Stock. The Merger Agreement provides for the following treatment of shares of HOFRE Common Stock in connection with the Merger
At the Effective Time, each share of HOFRE Common Stock outstanding immediately prior to the Effective Time (subject to certain exceptions, including with respect to any Excluded Shares) will be cancelled and automatically converted into the right to receive cash in an amount equal to the Merger Consideration, subject to any applicable withholding taxes. For more information, see the sections of this proxy statement captioned “Special Factors — Certain Effects of the Merger” and “The Merger Agreement — Conversion of Shares — Common Stock”.
Prior to the closing of the Merger, Parent will designate Continental Stock Transfer & Trust Company, LLC (or such other nationally recognized paying agent agreed to between Parent and the Company) to act as the payment agent (the “Payment Agent”) to make payments of the allocable portions of the Merger Consideration to which our stockholders and warrant holders are entitled under the Merger Agreement. At or prior to the closing of the Merger, Parent will deposit (or cause to be deposited) with the Payment Agent cash constituting an amount equal to the aggregate Merger Consideration in accordance with the Merger Agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement — Exchange and Payment Procedures.”
After the Merger is completed, you will have the right to receive the Merger Consideration, subject to any applicable withholding taxes, for each share of HOFRE Common Stock that you own as of immediately prior to the Effective Time, but you will no longer have any rights as a stockholder, except that record holders and beneficial owners of HOFRE Common Stock who have neither voted in favor of the Merger nor consented thereto in writing, who have properly demanded appraisal of such shares of HOFRE Common Stock pursuant to, and in accordance with, Section 262 of the DGCL, and who do not validly withdraw or otherwise lose their appraisal rights may have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “Appraisal Rights”.
Preferred Stock. Pursuant to the Merger Agreement each share of the Company Preferred Stock issued and outstanding immediately prior to the Effective Time will automatically be canceled and will cease to exist without any conversion thereof or consideration paid therefor.
Warrants. Pursuant to the Merger Agreement, at the Effective Time, each Public Warrant that is outstanding and unexercised immediately prior to the Effective Time shall, in accordance with its terms and by virtue of the Merger automatically and without any action on the part of the Parent Entities, the Company or the holder thereof, cease to represent a Public Warrant exercisable for HOFRE Common Stock and shall become a warrant exercisable for the Per Share Price that such holder would have received if such holder had exercised its Public Warrants immediately prior to the Effective Time; provided that if a holder of a Public Warrant that is outstanding and unexercised as of immediately prior to the Effective Time properly exercises such public warrant within 30 days following the public disclosure of the consummation of the Merger, the Warrant Price (as defined in that certain Warrant Agreement, dated as of January 24, 2018, by and between Gordon Pointe Acquisition Corp. and Continental Stock Transfer & Trust Company (the “2018 Gordon Pointe Warrant Agreement”)) with respect to such exercise shall be treated in accordance with the terms of Section 4.4 of the 2018 Gordon Pointe Warrant Agreement; and provided, further, that, in connection with the Merger, the Surviving Corporation shall, at the option of a holder of a Series B Warrant, exercisable at any time concurrently with, or within 30 days after, the consummation of the Merger (or, if later, the date of the public announcement of the Merger), purchase the Series B Warrant from such holder by paying to such holder an amount of cash equal to the Black Scholes Value (as defined in the Series B Warrant) of the remaining unexercised portion of the Series B Warrant on the date of the consummation of the Merger.
Pursuant to the Merger Agreement, at the Effective Time, each Private Warrant and Series X Warrant (other than warrants owned by any affiliate of the Parent Entities, which will be cancelled and extinguished without any consideration paid therefor) that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of the Parent Entities, the Company or the holder thereof, cease to represent a Private Warrant or Series X Warrant, as applicable, exercisable for HOFRE Common Stock and shall become a warrant exercisable for the Per Share Price that such holder would have received if such holder had exercised its Private Warrants or Series X Warrants, as applicable, immediately prior to the Effective Time. Each holder of such warrant exercisable for the Per Share Price will have 30 days following public disclosure of the consummation of the Merger to exercise such warrants and receive the Per Share Price.
The Company Equity-Based Awards. Pursuant to the Merger Agreement, at the Effective Time, each outstanding Company RSU Award that, as of immediately prior to the Effective Time, is vested by its terms, after taking into account any automatic accelerated vesting that is permitted or required in connection with the Merger, shall, by virtue of the Merger and without any action on the part of the Parent Entities, the Company or the holders thereof, be cancelled and converted into the right to receive (without any interest) an amount in cash equal to (A) the total number of shares of HOFRE Common Stock underlying such vested Company RSU, multiplied by (B) the Per Share Price, subject to reduction for any applicable withholding or other taxes required by applicable law.
Pursuant to the Merger Agreement, at the Effective Time, each outstanding Company RSU Award that, as of immediately prior to the Effective Time, is not vested by its terms, after taking into account any automatic accelerated vesting that is permitted or required in connection with the Merger, shall, by virtue of the Merger and without any action on the part of the Parent Entities, the Company or the holders thereof, automatically be cancelled as of the Effective Time for no consideration.
Certain Effects on HOFRE if the Merger Is Not Completed
If the Merger Agreement is not adopted as a result of the failure to obtain the requisite stockholder approval, or if the Merger is not completed for any other reason, including failure of the conditions to each party’s obligation to close the Merger, HOFRE’s stockholders will not receive any payment for their shares of HOFRE Common Stock in connection with the Merger. Instead, (1) HOFRE will initially remain an independent public company, (2) HOFRE Common Stock will continue to be listed and traded on one of the three tiered marketplaces of the OTC Markets Group and registered under the Exchange Act, and (3) HOFRE will continue to file periodic reports with the SEC to the extent required. In addition, if the Merger is not completed, HOFRE’s stockholders will remain stockholders of HOFRE and will continue to be subject to risks related to the industry in which HOFRE’s operates and the adverse financial and economic conditions it faces. As a result of the substantial doubt as to HOFRE’s ability to continue as a going concern, if the Merger is not consummated, HOFRE may lack sufficient liquidity to continue its operations and may need to restrict its spending, liquidate all or a portion of its assets or pursue other strategic alternatives, and/or seek protection under the provisions of the U.S. Bankruptcy Code. For more information, see the section of this proxy statement captioned “Special Factors—Certain Effects on HOFRE if the Merger Is Not Completed.”
Further, an affiliate of IRG has provided HOFRE certain interim financing pursuant to the Note, as more fully described in the section entitled “Special Factors — Background of the Merger” for HOFRE’s general corporate purposes, including funding (1) payroll obligations, (2) various state and local tax obligations, (3) certain near-term obligations to creditors and (4) arrearages to vendors whose supplies and services are a necessary component of HOFRE’s ability to continue its commercial operations. If the Merger is not consummated, the Note will mature on termination of the Merger Agreement. As of the date of this proxy statement, the total amount of interim financing provided by IRG to HOFRE is approximately $13.1 million. This amount must be repaid at maturity in cash by HOFRE. If HOFRE is not able to repay, refinance or restructure its considerable debt obligations as they mature, one possible outcome may be bankruptcy or insolvency.
Additionally, if the Merger is not consummated, HOFRE’s obligations under the Waterpark Ground Lease (as defined below) with the Waterpark Landlord (as defined below) are secured by substantial assets of HOFRE. Specifically, the security agreements and collateral supporting such obligations include: (i) 100% of HOFRE’s membership interests in HOF Village Stadium, LLC (which holds the leasehold interest in the Tom Benson Hall of Fame Stadium); (ii) HOFRE’s 20% interest in the ForeverLawn Sports Complex; and (iii) various real estate and commercial parcels located adjacent to Hall of Fame Village. If the Merger is not consummated, the Waterpark Landlord will have the right to foreclose on the Stadium, the 20% interest in the youth fields, and the development lots. These and other assets are also pledged to various creditors, each of whom may seek to exercise their remedies, including foreclosure, in the event of a default. The exercise of remedies by the Waterpark Landlord or other secured creditors would be expected to have a material adverse effect on HOFRE’s liquidity, financial condition, and results of operations.
Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the price of HOFRE Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of HOFRE Common Stock would return to the price at which HOFRE Common Stock trades as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of your shares of HOFRE Common Stock. If the Merger is not completed, the HOFRE Board will continue to evaluate and review, among other things, HOFRE’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Merger Agreement is not adopted as a result of the failure to obtain the requisite stockholder approval, or if the Merger is not completed for any other reason, HOFRE’s business, prospects or results of operation will likely be adversely impacted.
In addition, in specified circumstances in which the Merger Agreement is terminated, HOFRE has agreed to pay Parent a termination fee of $1 million, as more fully described in “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fees and Remedies”.
The time at which the Merger becomes effective will occur upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or at a later time as HOFRE and the Parent Entities may agree and specify in such Certificate of Merger).
Interests of HOFRE’s Directors and Executive Officers in the Merger
In considering the recommendations of the Special Committee and the HOFRE Board with respect to the Merger, you should be aware that, aside from their interests as holders of HOFRE Common Stock, HOFRE’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In particular:
•	Certain members of the HOFRE Board received and are entitled to receive compensation for their service on the Special Committee;
•
Certain members of the HOFRE Board are entitled to receive equity compensation payouts with respect to their HOFRE RSU Awards granted under the Amended 2020 Omnibus Incentive Plan (the “Omnibus Plan”) or the 2023 Inducement Plan (the “Inducement Plan”); and

•	HOFRE’s directors and officers are entitled to continued indemnification and insurance coverage under the Merger Agreement.
The Special Committee and the HOFRE Board were aware of and considered these interests to the extent that they existed at the time, among other matters. For a more detailed description of the interests of HOFRE’s executive officers and directors in the Merger, see “Special Factors — Interests of HOFRE’s Directors and Executive Officers in the Merger.”
Material U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the exchange of HOFRE Common Stock for cash in the Merger will be a taxable transaction. Accordingly, a U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges HOFRE Common Stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash that such U.S. Holder receives in the Merger and (ii) such U.S. Holder’s adjusted tax basis in the shares of HOFRE Common Stock surrendered in exchange therefor. Holders of HOFRE Common Stock should read the section of this proxy statement captioned “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” and consult their tax advisors concerning the tax consequences of the Merger in light of their particular circumstances, including any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Restrictions on Solicitation of Other Acquisition Offers
Under the Merger Agreement, during the period commencing on the date of the Merger Agreement and continuing until the earlier of the Effective Time or the date, if any, of termination of the Merger Agreement, the Company has agreed that it will, and will cause its subsidiaries to, and will instruct its legal advisors and financial advisors to, (i) cease and cause to be terminated any discussions or negotiations with, (ii) cease providing any further non-public information with respect to the Company or its subsidiaries to, and (iii) terminate all access granted to any physical or electronic data room (or other access to diligence) to, any person and its affiliates or representatives that relates to, or that would reasonably be expected to lead to, an Acquisition Proposal (as defined below).
During the period commencing on the date of the Merger Agreement and continuing until the earlier of the Effective Time or the date, if any, of termination of the Merger Agreement, except as otherwise provided in the relevant provisions of the Merger Agreement, the Company and its subsidiaries will not, and will instruct their respective representatives not to, directly or indirectly:
•
solicit, initiate, or propose the making, submission or announcement of, or knowingly induce, encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•
furnish to any person (other than to Parent and its affiliates and their respective representatives) any non-public information relating to the Company or its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its subsidiaries (other than Parent and its affiliates and their respective representatives), in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•
participate or engage in, or knowingly facilitate, discussions or negotiations with any person with respect to an Acquisition Proposal or with respect to any inquiries from any person relating to the making of an Acquisition Proposal (other than informing such persons of the non-solicitation provisions contained in the Merger Agreement and contacting the person making the Acquisition Proposal to the extent necessary to clarify the terms of the Acquisition Proposal);

•	approve, endorse, or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
•
enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (as defined in the Merger Agreement); or

•	authorize, propose or commit to do any of the foregoing.
For more information, see the section of this proxy statement captioned “The Merger Agreement — Restrictions on Solicitation of Other Acquisition Offers”.
Change in the HOFRE Board’s Recommendation
Under the Merger Agreement, the HOFRE Board will not, among other things, (1) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the HOFRE Board recommendation that stockholders vote “FOR” the proposal to adopt the merger agreement and approve the merger in a manner adverse to Parent in any material respect, (2) adopt, approve, endorse, recommend or otherwise declare advisable any competing proposal, (3) fail to publicly reaffirm the HOFRE Board recommendation within 10 business days after Parent requests in writing (or, if the special meeting is scheduled to be held within 10 business days, then within one business day after Parent so requests in writing); provided, that Parent makes such request only after a material development has occurred that Parent believes, in good faith, has created uncertainty as to the position of the HOFRE Board or whether the requisite stockholder approval will be obtained, (4) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the HOFRE Board (or a committee thereof) to stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange, or (5) fail to include the HOFRE Board recommendation in the proxy statement (the actions described in (1) through (5), collectively, an “HOFRE Board Recommendation Change”); provided, that the HOFRE Board may effect an HOFRE Board recommendation change or authorize HOFRE to terminate the merger agreement to enter into an agreement with respect to a competing proposal if (a) the HOFRE Board (or a committee of the HOFRE Board) determines in good faith, after consultation with its financial advisor and outside legal counsel, that the competing proposal constitutes a Superior Proposal, (b) the HOFRE Board (or a committee of the HOFRE Board) determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would likely be inconsistent with its fiduciary duties pursuant to applicable law, and (c) HOFRE and its subsidiaries and their respective representatives have complied in all material respects with the non-solicitation provisions of the merger agreement.
Furthermore, the HOFRE Board may effect a change in the recommendation of the Board and authorize HOFRE to terminate the Merger Agreement and wind down the Company in the event (x) (A) the cash available to the HOFRE and its subsidiaries is not reasonably sufficient to continue or (B) the key employee resources of HOFRE and its subsidiaries are not reasonably sufficient to continue the business and operations of the HOFRE through the closing date, and (y) the Board determines in good faith (after consultation with its outside legal counsel) that the failure to wind down HOFRE would likely be inconsistent with its fiduciary duties pursuant to applicable law.
If HOFRE or Parent terminates the merger agreement under certain circumstances, including, with respect to a termination by Parent, because of a HOFRE Board recommendation change, then HOFRE must pay to Parent a termination fee. For more information, see the sections of this proxy statement captioned “The Merger Agreement — The HOFRE Board’s Recommendation” and “— Board Recommendation Change.”
Limited Guarantee
Pursuant to the Merger Agreement, the Guarantor has agreed to guarantee, the prompt payment and full performance and observation by the Parent of Parent’s obligations to pay (1) the aggregate Merger Consideration pursuant to the terms and conditions of the Merger Agreement, and (2) the termination fee payable by Parent to HOFRE following a valid termination of the Merger Agreement, subject to certain conditions set forth in the Merger Agreement. For more information, see the section of this proxy statement captioned “Special Factors — Limited Guarantee”.
Financing of the Merger
The obligation of the Parent Entities to consummate the Merger is subject to a financing condition, pursuant to which, Parent (or any direct or indirect affiliate thereof) will obtain funding sourced through an equity financing in an aggregate amount of cash proceeds of not less than $20,000,000 upon the terms and subject to conditions acceptable to the Parent Entities in their sole discretion (the “Parent Acquisition Financing”). If all or any portion of the Parent Acquisition Financing that becomes binding pursuant to executed definitive agreements subsequently becomes unavailable or could reasonably be expected to become unavailable Parent will make reasonable efforts to obtain alternative equity financing. For more information, please see the section of this proxy statement captioned “The Merger Agreement — Parent Acquisition Financing”.
The anticipated total amount of cash necessary to complete the Merger and the related transactions, and to pay the transaction fees and expenses required to be paid at the Closing by the Parent Entities under the Merger Agreement, is approximately $6 million.
Assuming the receipt of proceeds from the Parent Acquisition Financing, Parent will have sufficient cash and other sources of immediately available funds necessary to complete the transactions contemplated by the Merger Agreement.
Conditions to the Closing of the Merger
The obligations of the Parent Entities and the Company, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including the following:
•	the approval of the Merger by the requisite affirmative vote of the Company’s stockholders; and
•
the absence of any then-effective law or order enacted, issued, promulgated, entered, enforced or deemed applicable by any governmental authority in any competent jurisdictions which has the effect of rendering illegal or otherwise prohibiting consummation of the Merger, or otherwise preventing, restricting or enjoining the consummation of the Merger.

The obligations of the Parent Entities to consummate the Merger are subject to the satisfaction or waiver of each of the following additional conditions, any of which may be waived by Parent:
•
other than the representations and warranties described in the following two bullet points, the accuracy of the representations and warranties of the Company (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein), as of the date of the Merger Agreement, the date of the closing of the Merger or the date in respect of which such representation or warranty was specifically made, except for such failures to be true and correct that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
the accuracy of the representations and warranties of the Company (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) relating to organization and qualification, corporate power and authority, brokers fees, and opinion of financial advisor, as of the date of the Merger Agreement, the date of the closing of the Merger or the date in respect of which such representation or warranty was specifically made, in all material respects;

•
the accuracy of the representations and warranties of the Company relating to capitalization, as of the date of the Merger Agreement, the date of the closing of the Merger or the date in respect of which such representation or warranty was specifically made, except for de minimis inaccuracies;

•
the Company having performed and complied in all material respects with all of its covenants and obligations required by the Merger Agreement to be performed or complied with by it on or prior to the closing of the Merger;

•	the absence of any Company Material Adverse Effect having occurred following the date of the Merger Agreement;
•
receipt by the Parent Entities of a certificate, dated as of the closing date, validly executed for and on behalf of the Company and in the name of the Company by a duly authorized officer thereof, certifying as to the accuracy of the Company’s representations and warranties and that certain conditions to the obligations of the Parent Entities to consummate the Merger set forth in the Merger Agreement have been satisfied;

•	receipt by Parent of the Parent Acquisition Financing;
•
all of the conditions precedent to consummation of the Real Estate Financing Transactions shall have been satisfied and the Real Estate Financing Transactions shall have been consummated prior to or will be consummated simultaneously with the closing;

•	Parent shall have received executed consents in form and substance reasonably acceptable to Parent from the third parties listed on the applicable section of the Company Disclosure Letter;
•	Parent shall have received resignation letters executed by each director and officer of the Company and its subsidiaries requested by Parent, which resignations shall be effective at the closing;
•
Parent shall have received executed termination agreements with respect to certain related party agreements listed on the applicable section of the Company Disclosure Letter, in form and substance reasonably satisfactory to Parent; and

•	no Insolvency Event (as defined in the Merger Agreement) shall have occurred following the execution and delivery of the Merger Agreement.
The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of each of the following additional conditions, any of which may be waived by the Company:
•
the accuracy of the representations and warranties of the Parent Entities (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) in the Merger Agreement, as of the date of the Merger Agreement, the date of the closing of the Merger or the date in respect of which such representation or warranty was specifically made, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Parent Entities to fully perform their respective covenants and obligations pursuant to the Merger Agreement;

•
the Parent Entities having performed and complied in all material respects with all of their respective covenants and obligations required by the Merger Agreement to be performed or complied with by either Parent Entity on or prior to the closing of the Merger; and

•
receipt by the Company of a certificate, dated as of the closing date, validly executed for and on behalf of the Parent Entities and in the respective names of each Parent Entity by a duly authorized officer thereof, certifying as to the accuracy of the Company’s representations and warranties and that certain conditions to the obligations of the Company to consummate the Merger set forth in the Merger Agreement have been satisfied.

For more information, see the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”.
Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement and approval of the Merger by our stockholders (except as otherwise provided in the Merger Agreement), in the following ways:
•	by mutual written agreement of the Company and Parent;
•	by either the Company or Parent if:
○
prior to the consummation of the Merger, any order issued by any governmental authority of competent jurisdiction is in effect that prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable, except that the right to terminate the Merger pursuant to this provision will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement) has been a principal cause of, or resulted in, such order (or such order becoming final and non-appealable),

○
prior to the consummation of the Merger, any law shall have been enacted, entered, enforced or deemed applicable to the Merger that permanently prohibits, makes illegal or enjoins the consummation of the Merger,

○
the Merger has not been consummated by 11:59 p.m. (Eastern Time) on October 31, 2025, except that the right to terminate the Merger pursuant to this provision will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement) has been a principal cause of, or resulted in, the failure of the Merger to have been consummated by such date, or

○
prior to the consummation of the Merger, the Company fails to obtain the requisite stockholder approval at the special meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger.

•	by the Company:
○
if, subject to a 10-day cure period, either Parent Entity has breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure would give rise to the failure of relevant conditions to effect the consummation of the Merger,

○	prior to the Company’s stockholders’ adoption of the Merger Agreement if,
•	the Company receives a Superior Proposal,
•	the Board authorizes the Company to enter into a definition acquisition agreement to consummate the transaction contemplated by the Superior Proposal,
•	the Company has complied in all material respects with its covenants in Section 5.2 of the Merger Agreement with respect to such Superior Proposal, and
•
concurrently with the termination of the Merger Agreement, the Company enters into an acquisition agreement to consummate the transaction contemplated by the Superior Proposal and pays Parent the Company Termination Fee due under the Merger Agreement,

○	pursuant to Section 5.2(e) of the Merger Agreement (provided that the Company has complied with its obligations under such section), or
○
at any time (i) after the expiration of the Financing Period, the Binding Financing Condition has not been satisfied or (ii) if a Financing Failure Event has occurred; provided that the right to terminate the Merger Agreement pursuant to the foregoing will not be available to the Company if the failure to satisfy the Binding Financing Condition or the occurrence of Financing Failure Event has been principally caused by a breach of, or the Company’s failure to perform, the Company’s covenants and agreements contained in Section 6.20(d) of the Merger Agreement.

•	by Parent if:
○
subject to a 10-day cure period, the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure would give rise to the failure of relevant conditions to effect the consummation of the Merger,

○	the Board changes its recommendation that the holders of shares of Company Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger, or
○	the Company has committed a material breach of its non-solicitation or negotiation covenant of the Merger Agreement; or
○	an Insolvency Event has occurred.
For more information, see the section of this proxy statement captioned “The Merger Agreement — Termination of the Merger Agreement”.
Termination Fees and Remedies
The Merger Agreement contains certain termination rights for HOFRE and Parent as described in the immediately preceding section. Upon valid termination of the Merger Agreement under specified circumstances, the Company will be required to pay, at the direction of Parent, a termination fee of $1,000,000. Specifically, this termination fee will be payable by the Company to Parent if:
•
the Merger Agreement is validly terminated because of the outside date termination, the stockholder vote-down termination or the Company breach termination, and prior to such termination, the Company receives a third-party proposal for an Acquisition Transaction the Company and within one year of the termination of the agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement for such an Acquisition Transaction;

•
the Merger Agreement is validly terminated by Parent if the Board has made a board recommendation change or the Company has committed a material breach of its non-solicitation or negotiation covenant of the Merger Agreement; or

•	the Merger Agreement is terminated by the Company to enter into a definitive agreement with respect to a Superior Proposal.
Upon valid termination of the Merger Agreement under specified circumstances, Parent will be required to pay, at the direction of the Company, a termination fee of $1,000,000.
For more information, see the sections of this proxy statement captioned “The Merger Agreement — Termination Fees and Remedies”.
Delisting and Deregistration of HOFRE Common Stock and Public Warrants
If the Merger is completed, HOFRE Common Stock and HOFRE’s Public Warrants will no longer be traded on one of the three tiered marketplaces of the OTC Markets Group and will be deregistered under the Exchange Act. HOFRE will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of HOFRE Common Stock or HOFRE’s Public Warrants.
Appraisal Rights
If the Merger is consummated, holders of record or beneficial owners of HOFRE Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of HOFRE Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
This means that these holders of record and beneficial owners may be entitled to have their shares of HOFRE Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of HOFRE Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on the amount determined by the Delaware Court of Chancery to be the fair value of the HOFRE Common Stock from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “Appraisal Rights — Determination of Fair Value.”
To exercise appraisal rights, a holder of record or a beneficial owner of HOFRE Common Stock must (1) submit a written demand for appraisal of such holder’s or beneficial owner’s shares of HOFRE Common Stock to HOFRE before the vote is taken on the Merger Proposal at the Special Meeting, (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of HOFRE Common Stock through the effective date of the Merger, (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (5) not withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of shares of HOFRE Common Stock and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of HOFRE Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Litigation Relating to the Merger
In connection with the Merger, as of the date of this proxy statement, two complaints have been filed in state court as individual actions. The complaints are captioned John Marino v. Hall of Fame Resort & Entertainment Company et al., Index No. 654223/2025 (filed July 15, 2025 in the Supreme Court of the State of New York, County of New York) (the “Marino Complaint”) and Eric Johnson v. Hall of Fame Resort & Entertainment Company et al., Index No. 654224/2025 (filed July 15, 2025 in the Supreme Court of the State of New York, County of New York) (the “Johnson Complaint”, together with the Marino Complaint, the “Complaints”). The Complaints, which name HOFRE and its directors as defendants, allege that the preliminary proxy statement filed by HOFRE on July 1, 2025 (the “Preliminary Proxy Statement”) omits and/or misrepresents certain purportedly material information and asserts claims for negligent misrepresentation and concealment and negligence in violation of New York Common Law. The Complaints seek, among other things: (i) preliminarily and permanently enjoining HOFRE and its directors from consummating the Merger and the other transactions contemplated by the Merger Agreement; (ii) in the event that the Merger is consummated, rescinding it or awarding actual and punitive damages to the plaintiffs; (iii) awarding the plaintiffs fees and expenses in connection with the litigation contemplated by the Complaints, including reasonable attorneys’ and experts’ fees and expenses; and (iv) other relief as the court may deem just and proper. In addition to the Complaints, several purported stockholders of HOFRE have sent demand letters to HOFRE alleging similar deficiencies regarding the disclosures made in the Preliminary Proxy Statement.
HOFRE cannot predict the outcomes of these matters. If any similar complaints are filed or demands sent, absent new or significantly different allegations, HOFRE will not necessarily disclose such additional filings or demands.

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. HOFRE encourages you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which HOFRE refers to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find Additional Information.”
Q:	Why am I receiving these materials?
A:
On May 7, 2025, HOFRE entered into the Merger Agreement. Under the Merger Agreement, Parent will acquire all of the outstanding shares of HOFRE Common Stock for the aggregate Merger Consideration. In order to complete the Merger, HOFRE’s stockholders must vote to adopt and approve the Merger Agreement at the Special Meeting pursuant to the requisite stockholder approval. This approval is a condition to the consummation of the Merger. See the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”. The HOFRE Board is furnishing this proxy statement and form of proxy card to the holders of shares of HOFRE Common Stock as of the Record Date in connection with the solicitation of proxies of HOFRE’s stockholders to be voted at the Special Meeting.

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the Special Meeting and the matters to be voted on at the Special Meeting. The enclosed materials allow you to submit a proxy to vote your shares of HOFRE Common Stock without attending the Special Meeting and to ensure that your shares of HOFRE Common Stock are represented and voted at the Special Meeting.
Your vote is very important. Even if you plan to attend the Special Meeting, HOFRE encourages you to submit a proxy as soon as possible. You are invited to attend the meeting to be held virtually, via live webcast at www.virtualshareholdermeeting.com/HOFV2025, on [  ], 2025 at [ ] a.m. Eastern Time.
Q:	What is the Merger and what effects will it have on HOFRE?
A:
The Merger is the acquisition of HOFRE by Parent. If the Merger Proposal is approved by HOFRE’s stockholders pursuant to the requisite stockholder approval and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into HOFRE, with HOFRE continuing as the Surviving Corporation. As a result of the Merger, HOFRE will become a subsidiary of Parent, and HOFRE Common Stock and HOFRE’s Public Warrants will no longer be publicly-traded and will be delisted from one of the three tiered marketplaces of the OTC Markets Group. In addition, HOFRE Common Stock and HOFRE’s Public Warrants will be deregistered under the Exchange Act, and HOFRE will no longer file periodic reports with the SEC.

Q:	What will I receive if the Merger is completed?
A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration, subject to any applicable withholding taxes, for each share of HOFRE Common Stock that you own as of immediately prior to the Effective Time (other than any Excluded Shares), unless you have properly perfected and exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of HOFRE Common Stock as of immediately prior to the Effective Time, you will be entitled to receive $90 in cash in exchange for your shares of HOFRE Common Stock, without interest and less any applicable withholding taxes.

Q:	How does the Merger Consideration compare to the market price of HOFRE Common Stock?
A:
This amount represents an approximately 28.6% premium to the closing price of HOFRE Common Stock on May 7, 2025, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby.

Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to vote on the following proposals:
•
The Merger Proposal: the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into HOFRE, with HOFRE continuing as the Surviving Corporation and becoming a subsidiary of Parent.

•
The Compensation Proposal: the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by HOFRE to its named executive officers in connection with the Merger; and

•
The Adjournment Proposal: the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	When and where is the Special Meeting?
A:
The Special Meeting will take place virtually on [  ], 2025 at [  ] Eastern time. You may attend the Special Meeting solely via a live webcast at www.virtualshareholdermeeting.com/HOFV2025. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).

Q:	Who is entitled to vote at the Special Meeting?
A:
All of holders of record of shares of HOFRE Common Stock as of the close of business on [  ], 2025, which is the Record Date for the Special Meeting, are entitled to vote their shares at the Special Meeting. As of [  ], 2025, there were [  ] shares of HOFRE Common Stock outstanding and entitled to vote at the Special Meeting. Each share of HOFRE Common Stock that you own as of the close of business on the Record Date is entitled to one vote on each matter submitted for a vote at the Special Meeting.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and the proxy materials were provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals named as proxies on the proxy card in one of the manners listed on the proxy card or to vote at the Special Meeting.
A list of stockholders of record entitled to vote at the Special Meeting will be available for a period of at least 10 days before the Special Meeting on a reasonably accessible electronic network or during ordinary business hours at HOFRE’s corporate headquarters located at 2014 Champions Gateway, Suite 100, Canton, Ohio 44708.
Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and the proxy materials were forwarded to you by your bank, broker or other nominee, who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares using the methods prescribed by your bank, broker or other nominee on the voting instruction card you received with the proxy materials. Like stockholders of record, beneficial owners are invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy from it, as the stockholder of record.
Q:	What vote is required to approve the Merger Proposal?
A:
Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority in aggregate voting power of the outstanding shares of HOFRE Common Stock entitled to vote thereon.

Q:	What vote is required to approve each of (1) the Compensation Proposal and (2) the Adjournment Proposal?
A:
Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast by the holders of HOFRE Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon. This vote will be on a non-binding, advisory basis.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of HOFRE Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon.
Q:	What happens if I fail to vote or abstain from voting on a proposal?
A:
If you (1) are a stockholder of record and fail to submit a validly executed proxy card, grant a proxy over the internet or by telephone, or vote your shares at the Special Meeting, or if you (2) hold in “street name” and you fail to instruct your bank, broker or other nominee on how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and such failure to vote will have the same effect as voting “AGAINST” the Merger Proposal, but will not have any effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal (assuming a quorum is present).

With respect to the Merger Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but such abstention will have the same effect as voting “AGAINST” the Merger Proposal. With respect to the Compensation Proposal and the Adjournment Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but such abstention will not have any effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal (assuming a quorum is present).
Q:	How will certain other stockholders vote on the Merger Proposal?
A:
The Parent Entities and certain affiliates of IRG entered into the Voting Agreement with the Company, pursuant to which these stockholders agreed to vote all of their respective shares of HOFRE Common Stock in favor of the Merger Proposal, subject to the terms and conditions contained in the Voting Agreement. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority in aggregate voting power of the outstanding shares of HOFRE Common Stock beneficially owned and entitled to vote thereon. For more information, see the sections of this proxy statement captioned “Special Factors — Voting Agreement” as well as the full text of the Voting Agreement, attached as Annex B to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.

Q:	What do I need to do now?
A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that HOFRE refers to in this proxy statement carefully and consider how the Merger affects you. Then, even if you expect to attend the virtual Special Meeting, please grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), or sign, date and return by mail, as promptly as possible, the enclosed proxy card, so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	What is the Special Committee, and what role did it play in evaluating the Merger?
A:
The HOFRE Board formed the Special Committee to consider, review, evaluate and negotiate potential strategic alternatives following the non-binding proposal received in September 2024, and provide a recommendation to the HOFRE Board as to whether or not to approve any such transaction. The Special Committee is comprised solely of independent and disinterested directors. As more fully described in the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Audit Committee, Special Committee and the HOFRE Board,” the Special Committee evaluated the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, with the assistance of its own independent financial and legal advisors and, where appropriate, HOFRE management. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, HOFRE and its stockholders, including HOFRE’s unaffiliated security holders (as defined in Rule 13e-3), (2) determined that it is in the best interests of HOFRE and declared it advisable to enter into the Merger Agreement, (3) recommended that HOFRE’s Audit Committee review the proposal solely based on it being a transaction with a related party, and (4) recommended that the HOFRE Board approve and authorize the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

Q:	How does the HOFRE Board recommend that I vote?
A:
The HOFRE Board (acting upon the unanimous recommendation of the Special Committee), by majority vote of HOFRE’s directors (other than Stuart Lichter, who recused himself due to his status or potential status as an interested director and Marcus LaMarr Allen who was not in attendance at such meeting due to a scheduling conflict), recommends that you vote:

•	“FOR” the approval of the Merger Proposal;
•	“FOR” the approval of the Compensation Proposal; and
•	“FOR” the approval of the Adjournment Proposal.
You should read the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Audit Committee, Special Committee and the HOFRE Board” for a discussion of the factors that the Special Committee and the HOFRE Board considered in deciding to recommend and/or approve, as applicable, the approval of the adoption of the Merger Agreement.
Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not adopted as a result of the failure to obtain the requisite stockholder approval, or if the Merger is not completed for any other reason, HOFRE’s stockholders will not receive any payment for their shares of HOFRE Common Stock. Instead: (1) HOFRE will remain an independent public company, (2) HOFRE Common Stock will continue to be listed and traded on one of the three tiered marketplaces of the OTC Markets Group and registered under the Exchange Act, (3) HOFRE will continue to file periodic reports with the SEC, and (4) HOFRE will continue to face liquidity and going concern risks.

In specified circumstances in which the Merger Agreement is terminated, HOFRE has agreed to pay Parent a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement — Termination Fees and Remedies”.
Q:	What is the compensation that will or may become payable by HOFRE to its named executive officers in connection with the Merger?
A:
The compensation that will or may become payable by HOFRE to certain of HOFRE’s named executive officers in connection with the Merger is based on or otherwise relates to the Merger and payable pursuant to existing plans and arrangements that are contractual in nature. Compensation not described in the preceding sentence that will or may become payable by Parent or its affiliates (including, following the consummation of the Merger, the Surviving Corporation) to HOFRE’s named executive officers in connection with or following the Merger is not subject to advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: The Compensation Proposal”.

Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by HOFRE to its named executive officers in connection with the Merger?
A:
HOFRE is required by SEC rules to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable by HOFRE to its named executive officers that is based on or otherwise relates to the Merger. Approval of these compensation arrangements is not required to consummate the Merger.

Q:	What will happen if HOFRE’s stockholders do not approve the Compensation Proposal?
A:
Approval of the compensation that will or may become payable by HOFRE to its named executive officers that is based on or otherwise relates to the Merger is not a condition to consummation of the Merger. The vote is an advisory vote and will not be binding on HOFRE or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the Merger Agreement is adopted by HOFRE’s stockholders and the Merger is consummated, such compensation will or may be paid to HOFRE’s named executive officers regardless of the outcome of this advisory vote.
Q:	How may I vote?
A:
You may hold HOFRE shares in multiple accounts and therefore receive more than one set of proxy materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of the proxy materials.

Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, Continental Stock Transfer & Trust Company, you may authorize that your shares be voted at the Special Meeting in one of the following ways:
•	By Internet: If you received a printed copy of the proxy materials, follow the instructions on the proxy card.
•	By Telephone: If you received a printed copy of the proxy materials, follow the instructions on the proxy card.
•	By Mail: If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
Virtual. You may also vote in person virtually by attending the meeting via live webcast at www.virtualshareholdermeeting.com/HOFV2025. To attend the Special Meeting and vote your shares, you must register for the Special Meeting in advance and provide the control number located on your proxy card.
Shares Held in Street Name. If you hold your shares through a bank, broker or other nominee (that is, in street name), you will receive instructions from your bank, broker or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Special Meeting.
Even if you plan to attend the virtual Special Meeting, we recommend that you submit your proxy or voting instructions in advance of the Special Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Special Meeting. If you attend the Special Meeting via live webcast and vote at the Special Meeting, your vote will revoke any previously submitted proxy.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Q:	Why did HOFRE choose to hold a virtual Special Meeting?
A:
We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully and equally, and without cost, using an internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of HOFRE Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of HOFRE Common Stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the internet in the same manner as if you had signed, dated and returned a proxy card. Lisa Gould and Tim Kelly, each with full power of substitution and re-substitution, have been designated as proxy holders for the Special Meeting by the HOFRE Board.

Q:	How may I change or revoke my proxy?
A:
If you are a holder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by delivering written notice of revocation to HOFRE’s Secretary or by submitting a subsequently dated proxy by mail, telephone or the internet in the manner described above under “How may I vote?” or by attending the Special Meeting and voting in person virtually. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your bank, broker or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting, by attending the Special Meeting and voting virtually.

Q:	If a stockholder gives a proxy, how are the shares voted?
A:
Proxies are being solicited on behalf of the HOFRE Board for use at the Special Meeting. All valid proxies that are not revoked will be voted as specified by the stockholder authorizing the proxy. In the absence of instructions, the shares represented by valid proxies will be voted as recommended by the HOFRE Board with respect to each proposal. This means that they will be voted: (1) “FOR” the approval of the Merger Proposal, (2) “FOR” the approval of the Compensation Proposal, and (3) “FOR” the approval of the Adjournment Proposal, and in the proxyholders’ discretion with respect to any other business that may properly come before the Special Meeting.
Q:	Should I send in my stock certificates now?
A:
No. After the Merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the Payment Agent in order to receive the appropriate cash payment for the shares of HOFRE Common Stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card. If you hold your shares of HOFRE Common Stock in book-entry form, the Payment Agent will pay you the appropriate portion of the aggregate Merger Consideration (subject to any applicable withholding taxes) upon receipt of a customary “agent’s message” (or such other reasonable evidence of surrender as the Payment Agent may reasonably request) and any other items specified by the Payment Agent.

Q:	What happens if I sell or transfer my shares of HOFRE Common Stock after the Record Date but before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the expected effective date of the Merger. If you sell or transfer your shares of HOFRE Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies HOFRE in writing of such special arrangements, you will transfer the right to receive the Merger Consideration with respect to such shares of HOFRE Common Stock, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or transfer your shares of HOFRE Common Stock after the Record Date, HOFRE encourages you to sign, date and return the enclosed proxy card or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	Where can I find the voting results of the Special Meeting?
A:
HOFRE intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four (4) business days following the Special Meeting. All reports that HOFRE files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find Additional Information”.

Q:	Do you expect the Merger to be taxable to holders of HOFRE Common Stock?
A:
The exchange of HOFRE Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges HOFRE Common Stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash that such U.S. Holder receives in the Merger and (ii) such U.S. Holder’s adjusted tax basis in the shares of HOFRE Common Stock surrendered in exchange therefor. Holders of HOFRE Common Stock should read the section of this proxy statement captioned “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” and consult their tax advisors concerning the tax consequences of the Merger in light of their particular circumstances, including any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Q:	When do you expect the Merger to be completed?
A:
HOFRE currently expects to complete the Merger in the second half of 2025. However, the exact timing of completion of the Merger, and whether it will be completed at all, cannot be known with certainty because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of the control of HOFRE.

Q:	Am I entitled to appraisal rights under the DGCL?
A:
If the Merger is consummated and certain conditions set forth in Section 262(g) of the DGCL are satisfied, holders of record and beneficial owners of HOFRE Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of HOFRE Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements as described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that such holders of record and beneficial owners will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of HOFRE Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on the amount determined by the Delaware Court of Chancery to be fair value of the HOFRE Common Stock from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to each person seeking appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for perfecting and exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Do any of HOFRE’s directors or officers have interests in the Merger that may differ from those of HOFRE’s stockholders generally?
A:
Yes. In considering the recommendations of the Special Committee and the HOFRE Board with respect to the Merger, you should be aware that, aside from their interests as holders of HOFRE Common Stock, HOFRE’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Special Committee and the HOFRE Board were aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the sections of this proxy statement captioned “Special Factors — Interests of HOFRE’s Directors and Executive Officers in the Merger”.

Q:	Who can help answer my questions?
A:
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of HOFRE Common Stock, please contact HOFRE’s proxy solicitor:

Alliance Advisors, LLC
150 Clove Road, Suite 400
Little Falls, New Jersey 07424
Toll-Free: 844-202-7187
Email: HOFV@allianceadvisors.com

SPECIAL FACTORS
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the principal agreements in the Merger. The chronology does not purport to catalogue each and every meeting or event, or every conversation of the HOFRE Board, representatives of the Special Committee, members of HOFRE’s management, or other parties and their respective financial advisors, legal advisors, affiliates or other representatives.
The HOFRE Board and management have, as part of their ongoing consideration and evaluation, periodically reviewed HOFRE’s strategic goals and business plans, including an assessment of HOFRE’s operations and financial performance with a focus on strengthening HOFRE’s business and maximizing stockholder value. As part of this review, the HOFRE Board and representatives of HOFRE’s management regularly considered (i) historical performance, (ii) current and anticipated business and operations, (iii) municipal financing, tax-based bond and credit funding, (iv) capital raising alternatives, (v) continuation of, and potential improvements to, HOFRE’s existing business, (vi) potential equity and debt offerings, (vii) joint ventures, (viii) consumer and economic landscape, (ix) entertainment and hospitality industries, (x) stock market dynamics and (xi) issuances of securities of both short and long-term maturities, among other financial and strategic alternatives. Representatives of HOFRE’s management regularly met with potential investors and other third parties to explore strategic transactions with HOFRE. HOFRE’s management regularly updated the HOFRE Board on these meetings to consider various strategies to mitigate operating losses, address upcoming debt maturities and enhance stockholder value.
IRG, through certain of its affiliates, has been an investor in HOFRE since 2020 (prior to HOFRE’s business combination with Gordon Pointe Acquisition Corp. (“GPAQ”) in July 2020 (the “Business Combination”). Following the Business Combination, Stuart Lichter served as a member of the HOFRE Board. In the ordinary course of the investor relationship between IRG and HOFRE, from time to time, HOFRE and Mr. Lichter have engaged in telephone and in-person meetings and conversations regarding HOFRE’s performance, business plans, strategic direction and capital needs.
In connection with the Business Combination and amendment of GPAQ’s charter to extend the date by which GPAQ had to consummate a business combination, amid the challenges posed by the COVID-19 pandemic and shifts in the macroeconomic environment, GPAQ experienced significant stock redemptions, which resulted in substantially lower than anticipated cash proceeds to HOFRE at the closing of the Business Combination. Subsequently, HOFRE estimated that the total amount of net cash proceeds to HOFRE were not sufficient to fully fund HOFRE’s long-term business plan, and HOFRE therefore had to access additional capital.
During the period following the Business Combination, the HOFRE Board and management team, with the assistance of financial and legal advisors, regularly considered and assessed HOFRE’s current and anticipated business and operations, competitive position, historical performance, future prospects, industry and stock market dynamics, customer landscape, long-term goals and strategic direction. These reviews included, among other matters, HOFRE’s development plans and sources of capital to support its ongoing operations and development plans, potential opportunities for acquisitions and dispositions and other strategic alternatives for HOFRE, including the continued execution of HOFRE’s strategy as an independent public company. As part of this evaluation, the HOFRE Board and management recognized the various challenges facing the destination resort and entertainment industry, including the impact of the COVID-19 pandemic on the travel, hotel and entertainment industries, large group gatherings and the overall market conditions that affect discretionary consumer spending and our ability to raise capital needed to fund our development plans in addition to operational expenses. Between September 2022 through first quarter of 2025, HOFRE’s management utilized various debt and equity tools to raise the capital and operating funds necessary to continue the growth and expansion of the business. Funding examples include, but are not limited to, secured and unsecured loans, complex sale and leaseback transactions, bond financing through the Stark County Port Authority and State of Ohio (TDD), tax increment bond funding (TIF) with investors, property assessed clean energy (PACE) loans, participation in the EB-5 program, transformational mixed use development (TMUD) tax credits, the pursuit of multiple grants at the local and state level, efficiency made easy (EME) improvement funding in partnership with Constellation, and investment through lending and sponsorship deals at the community level. Also, the Company engaged with multiple financial experts and consultants to explore strategic options such as traditional bank lending, equity raises, partnership opportunities, options to close funding gaps, and for assistance negotiating with creditors. With the assistance of a broker in 2023, the Company received a total investment of $10 million through a private equity deal. The Company sold an 80% membership interest in its sports complex (i.e., outdoor youth fields) to a private investor, and the private investor became the official youth sports programming arm for the complex. Beginning in late 2023, with growing liquidity challenges, unforeseen challenges with respect to waterpark and hotel financing, and near-term debt maturities on the horizon, management ultimately ceased construction of the waterpark to focus on restructuring the balance sheet. In April/May of 2024, with the support and assistance of various creditors at the local level, the Company restructured a series of debt obligations. Throughout these challenging times, the Company periodically relied upon the support of IRG and its affiliates, including Mr. Lichter personally, to serve as a guarantor, source for near-term capital and to extend maturity dates on their respective notes.
In December 2020, HOFRE entered into a Term Loan Agreement with Aquarian Credit Funding LLC to borrow up to $40 million. As a condition for extending credit, the lenders required IRG Master Holdings, Inc., an affiliate of Industrial Realty Group, LLC, to guarantee up to $22.3 million of the loan balance. In March 2022, when the loan was maturing and Aquarian was no longer willing to extend the maturity date of the loan, HOFRE did not have the ability to repay or replace the loan. HOFRE requested that Guarantor, an affiliate of Mr. Lichter and IRG, purchase the Term Loan Agreement from Aquarian. Recognizing the lack of other viable financing options available to HOFRE, Guarantor agreed to purchase the Term Loan Agreement and amend it to extend the maturity date as an accommodation to HOFRE. Since then, HOFRE has approached Guarantor multiple times to further extend the maturity date, and each time Guarantor has agreed to extend the maturity date.
In addition, since 2020, HOFRE has approached IRG for additional financing to fund operations on multiple occasions when HOFRE was unable to secure financing from other third parties on favorable terms, and each time, IRG has agreed to provide the additional financing. In early 2021, to raise additional capital to meet HOFRE’s operational needs, IRG agreed to invest an additional $15 million in HOFRE in exchange for preferred stock and warrants to purchase HOFRE Common Stock. The proceeds from this offering provided capital to meet near-term capital requirements, but HOFRE needed to raise additional capital to fund its development plan and continued to seek additional funding through debt, construction lending, and equity financing.
In November 2021, HOFRE approached IRG to extend additional financing, and on November 23, 2021, IRG and HOFRE entered into a promissory note pursuant to which IRG loaned HOFRE $8.5 million. IRG later assigned one half of the note to IRG, LLC and one half to JKP Financial, LLC. Following the execution of the promissory note, HOFRE asked each of IRG and JKP to extend the maturity date of their respective notes until March 31, 2024.
HOFRE has also approached IRG and Mr. Lichter personally, requesting that IRG provide (or Mr. Lichter personally provide) guarantees for certain of HOFRE’s indebtedness that lenders were unwilling to extend without a guarantee. IRG and Mr. Lichter agreed to provide these guarantees, including Mr. Lichter’s personal guarantee of HOFRE’s obligations under the First Amendment to the Secured Cognovit Promissory Note with ErieBank.
HOF Village Retail I, LLC and HOF Village Retail II, LLC (collectively, “Retail”), each of which are wholly owned subsidiaries of HOFRE, and The Huntington National Bank (“HNB”) entered into the Loan Agreement, dated September 27, 2022 (the “2022 Term Loan Agreement”), pursuant to which HNB agreed to loan up to $10 million to Retail for the purpose of financing improvements to two leasehold parcels of real property in Hall of Fame Village.
On September 21, 2023, Guarantor, succeeded to the rights and obligations of HNB under the 2022 Term Loan Agreement. Also on September 21, 2023, HOFRE, Retail and Guarantor entered into the Joinder and First Amendment to 2022 Term Loan Agreement, pursuant to which, among other things, HOFRE became a borrower under the 2022 Term Loan Agreement with the right to use up to $2 million of the loan proceeds for the purpose of paying the costs of construction of the Hall of Fame Village Waterpark which would subsequently be owned by HOFRE or its affiliates or subsidiaries (the “Permitted Purpose”).
On October 16, 2023, HOFRE, Retail and Guarantor entered into the Third Amendment to 2022 Term Loan Agreement, pursuant to which, among other things, HOFRE was provided the right to use up to $6 million of the loan proceeds for the Permitted Purpose.
On November 21, 2023, HOFRE, Retail, and Guarantor entered into the Fourth Amendment to 2022 Term Loan Agreement, pursuant to which, among other things, collateral was added to secure HOFRE’s obligations, including the rights of HOFRE and its affiliates and subsidiaries in and to certain judgments and settlements.
On December 8, 2023, HOFRE, Retail, and Guarantor entered into the Fifth Amendment to 2022 Loan Agreement pursuant to which the parties increased the ability of Retail to use the full amount of the loan proceeds and modified the rate of interest to 12.5% per annum, compounded monthly.

In spring of 2024, after exploring solutions to address its capital needs and restructure the balance sheet, Michael Crawford, the former President, Chief Executive Officer and Chair of HOFRE had a discussion with Mr. Lichter, President and Founder of IRG and a member of the HOFRE Board. Mr. Crawford and Mr. Lichter discussed the possibility of taking HOFRE private as an option to obtain the necessary funding and eliminate the costs associated with being a public reporting company. Mr. Lichter indicated he was willing to lead an effort to raise the necessary capital and, if necessary, to participate in the investor group of a potential take private transaction.
On April 22, 2024, representatives of Bryan Cave Leighton Paisner LLP (“BCLP”), legal counsel to IRG, Hunton Andrews Kurth LLP, HOFRE’s former legal counsel (“Hunton”) and the General Counsel of HOFRE, held an introductory videoconference to discuss the sharing of confidential information related to a potential transaction, as well as HOFRE’s current financial and cash position. Also on April 22, 2024, BCLP sent Hunton a mutual confidentiality and non-disclosure agreement to facilitate the sharing of information between HOFRE and IRG.
On April 24, 2024, the parties executed the confidentiality and non-disclosure agreement. On April 24, 2024, IRG engaged Brown, Gibbons, Lang & Company, a financial advisory firm (“BGL”), to assist IRG in its efforts to raise the capital necessary to take HOFRE private. Also on April 24, 2024, BGL met with representatives of HOFRE’s management in Canton, Ohio, to discuss HOFRE’s business operations and financial performance and to tour HOFRE’s facilities.
On April 26, 2024, the HOFRE Board and representatives of HOFRE’s management and Hunton held a meeting via videoconference at which management of HOFRE provided a business and financial update. Mr. Lichter shared with the other members of the HOFRE Board the prior conversation he had with Mr. Crawford regarding HOFRE’s ongoing financial challenges and his willingness to lead an effort to identify investors who would be interested in taking HOFRE private as an option to obtain necessary funding. Mr. Lichter subsequently left the meeting and the HOFRE Board discussed a potential going private transaction led by IRG and the appropriateness of creating a special committee of independent directors to analyze and provide a recommendation to the HOFRE Board with support from legal and financial advisors. Beginning in late April 2024, except as otherwise specifically described in this section, Mr. Lichter recused himself from all meetings of the HOFRE Board described in this section.
Between May and September 2024, HOFRE, BGL and IRG and their respective legal advisors engaged in various discussions to provide an update on HOFRE’s cash position and upcoming debt maturities, and HOFRE’s efforts to secure additional financing to support working capital needs.
On September 26, 2024, BCLP held a videoconference with Hunton and HOFRE. During this videoconference, BCLP previewed IRG’s intention to submit a proposal to HOFRE that would contemplate a group of investors organized by IRG acquiring 100% of the outstanding Common Stock of HOFRE not already owned by IRG and its affiliates for $1.98 in cash per share of HOFRE Common Stock. The parties discussed HOFRE’s plans to form a special committee to evaluate the proposal when received, as well as the potential transaction structure, governance process and timeline for completion of a transaction. BCLP also informed HOFRE and Hunton that IRG intended to update its Schedule 13D filing with the SEC following delivery of the proposal.
On September 27, 2024, the HOFRE Board received a preliminary non-binding proposal from BCLP on behalf of IRG Canton Village Member, LLC, an affiliate of IRG (“IRG Canton”), proposing an acquisition by Parent, a to-be-formed affiliate of the investor group organized by IRG of all of the outstanding shares of HOFRE Common Stock not beneficially owned by IRG and its affiliates for $1.98 in cash per share of HOFRE Common Stock (the “Proposal”). The Proposal represented a premium of approximately 2% over the closing share price per share of HOFRE Common Stock on September 27, 2024, and was equal to the volume-weighted average closing price per share of HOFRE Common Stock for the prior 30 trading days ending September 27, 2024. The Proposal was subject to certain conditions to closing, including, but not limited to (i) Parent securing committed financing in an amount reasonably determined by Parent to be sufficient to fund HOFRE’s anticipated working capital needs for at least 24 months following consummation of the proposed transaction, (ii) refinancing of certain of HOFRE’s indebtedness and related obligations with specified holders of HOFRE’s debt, (iii) renegotiation of the ground lease for HOFRE’s waterpark and (iv) receipt of certain stockholder approvals and third-party consents.
On September 28, 2024, Hunton and HOFRE held a videoconference with BCLP to update BCLP as to HOFRE’s formation of the Special Committee to consider and evaluate the Proposal and to discuss initial questions the Special Committee had with respect to the Proposal, including the Parent’s plans to finance the proposed transaction, HOFRE’s working capital needs , the anticipated process and timing of a potential transaction. Later that day, Hunton and HOFRE met via videoconference with BCLP to discuss additional questions management of HOFRE had with respect to the Proposal and to provide an update regarding HOFRE’s intent to immediately form a special committee to evaluate the Proposal.
On September 29, 2024, the HOFRE Board and members of HOFRE’s management met via videoconference. Mr. Crawford shared that HOFRE had received a formal offer from IRG Canton to take HOFRE private. A high-level overview was provided and the HOFRE Board discussed the proposed consideration of $1.98 per share included in the IRG Proposal. The HOFRE Board discussed the need to retain a financial advisor and legal counsel to the special committee, and to form a special committee. The HOFRE Board formally approved the formation of the Special Committee.
Beginning September 29, 2024, the Special Committee engaged in a process to select a financial advisor. During such time, members of management, with the Special Committee’s permission, met with representatives of five potential financial advisors, including Wedbush. The financial advisors provided an overview of their respective financial advisory expertise, including with respect to special committee assignments, strategic transaction engagements and financings. Wedbush provided the Special Committee with an overview of its historical relationship with the HOFRE. The Special Committee discussed the proposals from each of the financial advisors and each advisor’s relevant experience and fees. Wedbush shared its specific experience with financing matters in the HOFRE’s business and industry, familiarity with the HOFRE and HOFRE’s near- and long-term liquidity needs, and experience with liquidations and restructurings. After discussion, the Special Committee recommended formally engaging Wedbush as a financial advisor to provide a fairness opinion to the Special Committee in connection with the potential transaction. The Special Committee authorized management to negotiate the terms of an engagement letter with Wedbush.
On October 3, 2024, Hunton and BCLP held a videoconference to discuss the Proposal, structuring considerations related to the proposed transaction and HOFRE’s working capital needs. Hunton suggested that any potential transaction would need to include the ability of the HOFRE Board to make a recommendation change in connection with certain events that could cause the HOFRE Board to breach its fiduciary duties absent a recommendation change.
On October 4, 2024, the Special Committee, HOFRE, Hunton, BCLP and BGL and IRG held a videoconference to discuss the Proposal as well as the terms of a potential transaction. The participants also discussed HOFRE’s cash position and projections and upcoming debt maturities. The Special Committee described HOFRE’s ongoing efforts to stabilize and restructure its balance sheet, as well as efforts to source additional financing to resume work on the waterpark and on-site hotel. The Special Committee noted that fundraising efforts have taken much longer and proved more difficult than expected, largely due to the earlier impacts the COVID-19 pandemic had on HOFRE’s business, as well as the macro-economic environment and HOFRE’s current balance sheet profile.
On October 7, 2024, the Special Committee sent a letter (the “October Letter”) to BGL requesting additional financing to fund HOFRE’s working capital needs. Also on October 7, 2024, BCLP provided Hunton with an initial draft of the merger agreement. Beginning October 7, 2024, the parties negotiated the terms of the merger agreement, including with respect to the representations and warranties, interim operating covenants, non-solicitation covenants, closing conditions, specific performance, and termination and break-up fee provisions. A critical focus for the Special Committee in these discussions were the issues that impacted deal certainty. During this time, IRG, BGL and BCLP continued to engage in a due diligence review of HOFRE.
On October 8, 2024, BCLP held a videoconference with Hunton to discuss, among other matters, the October Letter, and updates regarding HOFRE’s efforts to retain a financial advisor to advise the Special Committee with respect to the potential transaction.
On October 10, 2024, the Special Committee, members of HOFRE’s management and Hunton held a videoconference with BCLP and BGL to discuss the request in the October Letter for IRG to provide interim funding to fund HOFRE’s short-term working capital needs. BCLP and BGL indicated that IRG was not prepared to provide additional financing until the parties had entered into a definitive merger agreement. The Special Committee informed BCLP and BGL that it intended to retain Wedbush as its financial advisor. The Special Committee formally retained Wedbush pursuant to a letter agreement entered into later that same day.

On October 24, 2024, Hunton delivered a revised draft of the merger agreement to provide that a termination fee (in an amount to be determined) shall be payable by Parent if the merger agreement is terminated in certain circumstances, and after further negotiation it was agreed that such fee would only be payable if Parent breached its covenants to use reasonable efforts to consummate the Parent Acquisition Financing (the “Parent Termination Fee”). This same draft also introduced employee matters covenants, including with respect to Parent offering continuing employees base compensation and benefits substantially comparable to the compensation and benefits provided to them prior to the merger. These covenants were subsequently further negotiated and the final version of the merger agreement ultimately provided that during the one-year period following the consummation of the merger, Parent and the Surviving Corporation shall use commercially reasonable efforts to provide each Covered Employee (for so long as employed) (i) base compensation, in the aggregate, no less favorable than what was provided to such Covered Employees prior to the Effective Time (except for any Covered Employees with annualized cash compensation in excess of $100,000), and (ii) employee benefits that are, in the aggregate, substantially comparable to the employee benefits provided to such Covered Employees pursuant to HOFRE Benefit Plans provided to such Covered Employee immediately prior to the Effective Time (subject to certain exclusions as set forth in the merger agreement). Hunton’s October 24, 2024 draft merger agreement also introduced a parent acquisition financing covenant requiring Buyer Parties to use their reasonable best efforts to arrange and consummate the Parent Acquisition Financing, noting that financing cooperation covenants would be further built out pending confirmation of Buyer Parties’ plans for obtaining financing.
On October 25, 2024, the HOFRE Board and members of HOFRE’s management held a special meeting via videoconference, with Wedbush in attendance, to discuss the draft merger agreement and ancillary documents, timing of the merger, and ongoing need for interim funding.
On October 26, 2024, HOF Village Waterpark, LLC (the “Waterpark Tenant”), a subsidiary of HOFRE, received from HFAKOH001 LLC (the “Waterpark Landlord”) a notice of termination due to event of default (the “Waterpark Termination Notice”) under the waterpark ground lease agreement, dated as of November 7, 2022, between Tenant and Landlord, as amended on February 23, 2024, February 29, 2024 and May 10, 2024 (as so amended, the “Waterpark Ground Lease”). Under the Waterpark Ground Lease, the Waterpark Landlord’s termination required that the Waterpark Tenant immediately surrender the waterpark premises under such lease to the Waterpark Landlord and any improvements and fixtures appurtenant thereto (including the construction of new buildings thereon).
On October 27, 2024, Hunton, HOFRE and the Special Committee held a videoconference with BCLP and BGL to communicate HOFRE’s receipt of the Waterpark Termination Notice.
On October 28, 2024, the Special Committee, Wedbush and Hunton, and members of HOFRE’s management held a videoconference to discuss termination of the Waterpark Ground Lease. HOFRE approached IRG regarding curing the breach and potential to bring the outstanding balance due current. BGL indicated IRG was not in a position to provide additional financing with the Proposal pending.
Also on October 28, 2024, BCLP and BGL held a videoconference with the Waterpark Landlord and Kirkland & Ellis LLP (“Kirkland”), legal counsel to the Waterpark Landlord, to discuss HOFRE’s default on its payment under that certain forbearance agreement that HOFRE and the Waterpark Landlord entered into on February 29, 2024.
Following these discussions, BCLP had various conversations and negotiations with the Waterpark Landlord and Kirkland regarding reinstatement of the Waterpark Ground Lease and additional collateral and concessions required by the Waterpark Landlord to agree to reinstate the Waterpark Lease.
On November 6, 2024, the HOFRE Board, members of HOFRE’s management, and the Special Committee held a special meeting via videoconference. Mr. Crawford advised that conversations were ongoing among HOFRE, the Special Committee, Hunton, Wedbush, IRG, BGL and BCLP to assess the impact and strategic path forward in lieu of termination of the Waterpark Lease as well as HOFRE’s cash position and near-term working capital needs. The Special Committee also discussed other strategic alternatives in the event near-term working capital needs could not be met.
On November 10, 2024, Hunton, HOFRE, Wedbush and the Special Committee held a videoconference with BCLP and BGL to discuss HOFRE’s cash position and near-term working capital needs. The Special Committee relayed that the Board planned to meet the following Monday to discuss other strategic alternatives in the event near-term working capital needs could not be met. The Special Committee noted that HOFRE had taken and continued to take steps to date to reduce its working capital requirements.
On November 11, 2024, in response to HOFRE’s request for immediate interim financing, HOFRE received from BCLP a term sheet contemplating up to $2 million in financing that HOFRE could borrow for general corporate purposes, subject to certain restrictions. The proposed financing would be secured by certain remaining unencumbered assets of HOFRE.
On November 11, 2024, the HOFRE Board held a videoconference with Wedbush, Hunton and HOFRE’s management to discuss approval of the proposed interim financing to be provided by Guarantor.
On November 13, 2024, the HOFRE Board discussed the financial position of HOFRE. The HOFRE Board also discussed the need to hold a special meeting to seek stockholder approval of any proposed merger and approved the postponement of its annual stockholder meeting based on the pending Proposal.
On November 14, 2024, in response to HOFRE’s request for short term financing, HOFRE and Guarantor entered into a note and security agreement (as amended, the “Note”) that contemplated extension of secured financing to HOFRE pursuant to the terms set forth in the term sheet discussed on November 11, 2024.
On December 1, 2024, BCLP delivered a revised draft merger agreement providing that Parent Termination Fee and the termination fee payable by HOFRE if the merger agreement is terminated in certain circumstances, including as a result of certain breaches by HOFRE, would each be $1 million.
On December 12, 2024, HOFRE, Retail and Guarantor entered into the Sixth Amendment to the 2022 Loan Agreement to extend the maturity date from December 4, 2024 to December 5, 2025.
On December 16, 2024, at the direction of the Special Committee, Hunton and Wedbush informed BCLP and BGL of HOFRE’s immediate short-term capital needs and the need to amend the terms of the Note to increase the facility amount.
Beginning in January 2025, HOFRE requested additional financing from IRG to fund current payroll obligations and near-term obligations to creditors.
On January 3, 2025, the HOFRE Board and members of HOFRE’s management held a special meeting via videoconference with Hunton and Wedbush. A status update was provided regarding the merger documentation, interim funding, and communications with IRG and potential investors.
On January 8, 2025, the Special Committee, Wedbush and Hunton, and members of HOFRE’s management held a videoconference to discuss HOFRE’s short-term capital needs.
On January 11, 2025, the HOFRE Board and members of HOFRE’s management held a special meeting via videoconference with Hunton and Wedbush. Hunton and Wedbush provided an update on the merger, the interim financing with Guarantor and HOFRE’s anticipated receipt of a Nasdaq deficiency letter due to not holding its annual meeting of stockholders.
On January 24, 2025, IRG agreed to extend additional financing to HOFRE pursuant to the Note and HOFRE entered into the Second Amendment to Note and Security Agreement with Guarantor, which increased the facility amount from $2 million to $4.15 million and extended the maturity date to the earliest to occur of: (a) consummation of a take private transaction; (b) the termination date, as defined in any definitive merger agreement entered in connection with a take private transaction, if applicable; or (c) the occurrence of certain events of default under the Note.
On January 25 and 27, 2025, the HOFRE Board and members of HOFRE’s management held special meetings via videoconference with Hunton and Wedbush. Hunton and Wedbush provided an update on the status of the merger and interim financing.
On February 11, 2025, the Special Committee, Wedbush and Hunton, and members of HOFRE’s management held a videoconference to discuss HOFRE’s short-term capital need and obligations, as well as ongoing communications with investors.

On February 14, 2025, the HOFRE Board and members of HOFRE’s management held a special meeting via videoconference with Hunton and Wedbush. HOFRE’s management reported that the (i) the JKP Split Note and the Hotel II Note (as such terms are defined below) were assigned from JKP Financial, LLC (“JKP Financial”) to Guarantor.
Also on February 14, 2025, Hunton held a videoconference with BCLP and BGL to discuss HOFRE’s ongoing short-term capital needs and obligations and HOFRE’s request for an extension of additional capital from IRG.
On February 21, 2025, the HOFRE Board and members of HOFRE’s management held a special meeting via videoconference with Hunton and Wedbush to discuss HOFRE’s short-term capital needs and obligations, and to provide an update on communications with investors.
On February 21, 2025, and continuing through the date of this proxy statement, HOFRE and IRG entered into multiple amendments to the Note and Security Agreement to increase the facility amount in order to accommodate HOFRE’s working capital needs.
On March 8, 2025, the Special Committee, Wedbush, Hunton and Mr. Crawford held a videoconference with IRG, BCLP and BGL. During this conference, the parties discussed HOFRE’s short-term capital needs and obligations.
On March 12, 2025, the Special Committee, Wedbush and BGL held a meeting to continue the discussion regarding HOFRE’s short-term capital needs and obligations. On such date, the HOFRE Board and members of HOFRE’s management held a regularly scheduled meeting. During the meeting, management discussed the Merger, including the projected timeline, merger approval process, and certain post-merger items.
On March 12, 2025, Michael Crawford informed the HOFRE Board that he intended to resign as President, Chief Executive Officer and Chairman of the HOFRE Board. On March 18, 2025, Mr. Crawford and HOFRE entered into a Retention and Consulting Agreement that provided for payment of a retention bonus and certain other amounts if Mr. Crawford continued to serve as President, Chief Executive Officer and Chairman of the HOFRE Board through May 18, 2025, and consult on a limited basis for HOFRE until August 18, 2025.
On March 18, 2025, Mr. Lichter participated in a meeting with the HOFRE Board to discuss succession planning for Mr. Crawford in light of Mr. Crawford’s resignation from HOFRE.
On March 30, 2025, Hunton provided BCLP with a revised draft of the merger agreement.
On March 31, 2025, HOFRE and certain of its subsidiaries entered into a formal omnibus extension of debt instruments, including (i) that certain Term Loan Agreement, dated December 1, 2020, (ii) that certain Secured Cognovit Promissory Note, dated November 7, 2022, (iii) that certain Second Amended and Restated Secured Cognovit Promissory Note, dated November 7, 2022, and (iv) that certain Secured Cognovit Promissory Note, dated November 7, 2022 (collectively, and as the same may be amended and restated from time to time, the “Omnibus Debt Instruments”) with Guarantor, IRG, LLC and Midwest Lender Fund, LLC pursuant to which the parties agreed to extend the maturity date of the Omnibus Debt Instruments to September 30, 2025.
On April 16, 2025, the Special Committee, Wedbush and Hunton, and members of HOFRE’s management held a videoconference to discuss HOFRE’s short-term capital needs and obligations.
On April 17, 2025, as a result of numerous conversations and negotiations, the Waterpark Landlord, HOFRE, certain of HOFRE’s subsidiaries, Guarantor and Mr. Lichter executed a letter of intent with respect to reinstatement of the Waterpark Lease and certain other actions, which would be effective as of the closing of the proposed transaction. The letter of intent contemplated transfer of fee title interest to the land on which HOFRE plans to construct an on-site hotel and HOFRE’s leasehold interest in and the improvements constituting the stadium property to Waterpark Landlord, execution of a new master lease with respect to the waterpark property, the hotel property and HOFRE’s leasehold interest in the stadium property, payment by the Waterpark Landlord of certain overdue property taxes for the stadium property, and certain other collateral and concessions required by Waterpark Landlord.
On April 23, 2025, Hunton delivered a revised draft of the merger agreement providing HOFRE with a termination right in the event of a Company Board Recommendation Change if the failure of the HOFRE Board (or a committee thereof) to recommend winding down HOFRE (rather than consummating the Merger) would be a breach of its fiduciary duties. Hunton similarly revised HOFRE’s “No Solicitation” covenants to detail the circumstances in which the HOFRE Board may effect a Company Board Recommendation Change in connection with a winding-down of HOFRE.
On April 24, 2025, the HOFRE Board and members of HOFRE’s management held a special meeting via videoconference with Hunton and Wedbush. Wedbush and Hunton provided an update on the status of the potential transaction. HOFRE’s management provided an update on short-term capital needs and obligations.
On April 25, 2025, BCLP delivered to Hunton a revised draft of the merger agreement, which reflected, as a condition to IRG’s willingness to enter into the proposed transaction, a requirement that HOFRE cooperate with the Parent to reduce the outstanding amount of HOFRE’s accounts payable and obtain consents from certain noteholders. Additionally, the revised merger agreement provided that the Parent Termination Fee is payable only in the circumstance that the Parent breaches its obligations under the applicable covenants to use the requisite level of efforts to secure the Transaction financing and introduced a real estate financing transactions covenant requiring HOFRE to use commercially reasonable efforts to cooperate with Parent in connection with the Real Estate Financing Transactions (at Buyer’s sole expense).
On May 1, 2025, the Special Committee and Hunton convened to discuss the latest draft of the merger agreement. Following such meeting, Hunton communicated to BCLP the outstanding issues in the merger agreement, as well as HOFRE’s short-term capital needs and obligations, including for general working capital needs, and payment of accounts payable, payroll obligations and various advisor expenses.
On May 2, 2025, the Special Committee, Wedbush, Hunton and Mr. Crawford held a videoconference with of IRG, BCLP and BGL to discuss the remaining outstanding issues in the merger agreement as well as process and timing for execution of the merger agreement. During this discussion, BCLP discussed with the Special Committee that, following changes in HOFRE’s outstanding liabilities, outstanding indebtedness (including additional amounts loaned by IRG to HOFRE) and cash flow since the date of the letter of intent, and based on adjustments for outstanding indebtedness at the time of execution of the merger agreement that were contemplated in the letter of intent, IRG was revising its proposal to $1.00 in cash per share of HOFRE Common Stock. At this time, IRG’s revised proposal represented a premium of approximately 33.33% over the closing price per share of Common Stock on May 1, 2025, and constituted a 6.54% discount to HOFRE’s volume-weighted average closing price per share of Common Stock for the prior 30 trading days ending May 1, 2025.
Later on May 2, 2025, IRG delivered a revised draft of the merger agreement reflecting the updated proposal of $1.00 in cash per share of HOFRE Common Stock.
On May 5, 2025, the Special Committee, the HOFRE Board, and members of HOFRE’s management held a special meeting via videoconference with Hunton and Wedbush to discuss the merger agreement. Also in this meeting, Wedbush walked the HOFRE Board through a draft of its fairness opinion regarding the IRG Proposal. On the same day, HOFRE, the Special Committee, Hunton, Wedbush, IRG, BGL and BCLP held a series of informal meetings to discuss HOFRE’s short-term capital needs and obligations.
On May 6, 2025, the Special Committee, the HOFRE Board and members of HOFRE’s management held a special meeting via videoconference with representatives of Hunton and Wedbush. A discussion ensued regarding the status of interim funding. Hunton walked the HOFRE Board through its review of the Proposal, reviewed fiduciary duties of the directors under Delaware law, summarized the Special Committee’s process in evaluating the proposed transaction with IRG and reviewed the material terms of the Proposal as set forth in the merger agreement.
On May 7, 2025, following a review of HOFRE’s additional short-term capital needs and obligations, IRG delivered a revised proposal of $0.90 in cash per share of HOFRE Common Stock.
Also on May 7, 2025, the Special Committee and the HOFRE Board convened to discuss the revised proposal of $0.90 in cash per share of HOFRE Common Stock. Thereafter, as requested by the Special Committee, Wedbush rendered its opinion orally to the Special Committee, which was subsequently confirmed by delivery of Wedbush’s written opinion to the Special Committee, that, as of May 7, 2025, based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Per Share Price to be received by the stockholders of HOFRE holding Unaffiliated Voting Shares in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as further described in the section of this proxy statement captioned “Special Factors - Opinion of the Financial Advisor to the Special Committee”.

Also on May 7, 2025, the Special Committee and the Audit Committee, after considering the factors more fully described in the section of this proxy statement captioned “Recommendation of the HOFRE Board; Reasons for the Merger,” unanimously: (1) determined that it would be in the best interests of the HOFRE and its stockholders to enter into the Merger Agreement providing for the Merger upon the terms and subject to the conditions set forth in the Merger Agreement, (2) approved, adopted and declared advisable the Merger Agreement and the Merger, and (3) recommended that the HOFRE Board approve and adopt the Merger Agreement and the Merger.
Thereafter, on May 7, 2025, the HOFRE Board, acting upon the unanimous recommendation of the Special Committee and the Audit Committee and after considering the factors more fully described in the section of this proxy statement captioned “Recommendation of the HOFRE Board; Reasons for the Merger,”: (1) determined that it would be in the best interests of HOFRE and its stockholders to enter into the Merger Agreement providing for the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (2) approved, adopted and declared advisable the Merger Agreement and the Merger; (3) recommended that HOFRE’s stockholders adopt the Merger Agreement and approve the Merger; and (4) approved the execution and delivery of the Merger Agreement, the performance by HOFRE of its covenants and other obligations under the Merger Agreement, and the consummation of the Merger on the terms and conditions set forth in the Merger Agreement.
On May 7, 2025, the parties executed the Merger Agreement. Also on May 7, 2025, IRG and certain of its affiliates entered into the Voting Agreement, pursuant to which, among other things, such stockholders agreed to vote all their respective shares of HOFRE Common Stock in favor of the adoption of the Merger Agreement.
On May 8, 2025, the parties issued a joint press release announcing the definitive agreement, HOFRE sent a letter to key business partners announcing the execution of the Merger Agreement and HOFRE filed a Current Report on Form 8-K summarizing the transaction and providing copies of the press release, letter to partners, Merger Agreement and Voting Agreement.
As of the date of this proxy statement, the total amount of interim financing provided by IRG to HOFRE pursuant to the Note is approximately $13.1 million.
Reasons for the Merger; Recommendations of the Audit Committee, Special Committee and the HOFRE Board
Recommendation of the Special Committee
After careful consideration, with the assistance of independent financial and legal advisors, the Special Committee unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of HOFRE and its stockholders, including HOFRE’s unaffiliated security holders (as defined in Rule 13e-3), (2) determined that it is in the best interests of HOFRE and declared it advisable to enter into the Merger Agreement, (3) recommended that HOFRE’s Audit Committee review the proposal solely based on it being a transaction with a related party, and (4) recommended that the HOFRE Board approve and authorize the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.
Recommendation of the HOFRE Board
After careful consideration, acting on the recommendation of the Special Committee, by majority vote (other than Stuart Lichter, who recused himself due to his status or potential status as an interested director and Marcus LaMarr Allen who was not in attendance at such meeting due to a scheduling conflict), the HOFRE Board (1) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, HOFRE and its stockholders, (2) determined that it was in the best interests of HOFRE and its stockholders, and declared it advisable to enter into the Merger Agreement, (3) approved the execution and delivery by HOFRE of the Merger Agreement, the performance by HOFRE of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and any other transactions contemplated thereby upon the terms and subject to the conditions contained in the Merger Agreement, and (4) resolved to recommend that HOFRE’s stockholders vote to approve the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement.
In addition, the HOFRE Board, on behalf of HOFRE, believes that the Merger is fair to HOFRE’s “unaffiliated security holders,” as such term is defined in Rule 13e-3. The HOFRE Board did not retain an unaffiliated representative to act solely on behalf of the HOFRE’s “unaffiliated security holders” for purposes of negotiating the terms of the Merger or preparing a report concerning the fairness of the Merger. However, the HOFRE Board considered the analysis and recommendations of the Special Committee, among other factors, in the course of reaching its determination and recommendations discussed in this section.
Reasons for the Merger
In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, the Special Committee and the HOFRE Board consulted with independent financial and legal advisors and with members of HOFRE management and considered a number of factors that the Special Committee and the HOFRE Board viewed as supportive of their determinations and recommendations, including the following, which are not presented in any relative order of importance:
•
possible alternatives to the Merger, including absent a sale to a third-party, the likelihood of the winding up, liquidation, and likelihood of HOFRE being required to file for protection under the U.S. Bankruptcy Code, as well as the risks and uncertainties associated with these possible alternatives and the impact of these alternatives on HOFRE’s employees, customers, vendors, and surrounding community;

•
the prospect that if HOFRE were to make a bankruptcy filing rather than to consummate the Merger, meaningful recovery for HOFRE’s stockholders would be unlikely in light of HOFRE’s substantial indebtedness, as well as the cost and operational challenges that would accompany such decision;

•
the fact that the cash consideration to be received by HOFRE’s stockholders (other than Parent, Merger Sub or any of their respective affiliates) in the Merger represents a premium of approximately 28.6% to the closing price of the HOFRE Common Stock on Nasdaq Stock Market, LLC (“Nasdaq”) on May 7, 2025, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby;

•
HOFRE’s historical and prospective business, industry, markets, financial performance and condition and its prospects, including the risks and uncertainties associated therewith, including the likelihood for insolvency, the level of outstanding indebtedness of HOFRE, the immediacy of financing requirements, lack of alternative sources of debt or equity financing, and the termination of the waterpark ground lease;

•
the process conducted by HOFRE to identify potential financing sources to refinance the existing indebtedness of HOFRE and provide liquidity for immediate operational expenses, such as payroll, and the ability of HOFRE to access the equity capital markets due to the current market price of HOFRE Common Stock;

•	the process conducted by HOFRE to identify potential buyers, partners, joint venture partnerships, or other potential transactions to alleviate the immediate solvency concerns of HOFRE;
•
the current industry, economic, and market conditions in which HOFRE competes to determine how such conditions would affect HOFRE’s future prospects, including the near-term and long-term prospects for HOFRE continuing as an independent business;

•	the interests of HOFRE’s management in the Merger, including in connection with the vesting of equity awards, change of control rights, and continuing employment or consulting arrangements;
•
the fact that Parent’s obligation to complete the Merger is subject to a limited number of conditions that the Special Committee believes, with the advice of its legal and financial advisors, are reasonable in the circumstances; and

•	the likely outcome of the Merger, including certainty of the payment of the consideration and the likelihood of completing the Merger and consummating the transactions thereunder;
•	the fact that the Merger Consideration is fixed and that the Merger Consideration will not fluctuate based upon changes in the market price of HOFRE’s publicly-traded shares; and
•
the oral opinion (which was subsequently confirmed in writing) of Wedbush that, as of the date of such opinion, based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Per Share Price to be received by the stockholders of HOFRE holding Unaffiliated Voting Shares in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as further described in the section of this proxy statement captioned “Special Factors — Opinion of the Financial Advisor to the Special Committee” and the full text of Wedbush’s opinion, which is attached as Annex C to this proxy statement and incorporated into this proxy statement by reference.
The Special Committee and the HOFRE Board considered the terms and conditions of the Merger Agreement, including:
•	the definition of “Company Material Adverse Effect”;
•	the scope of the representations, warranties and covenants being made by HOFRE and by the Purchaser Filing Parties;
•	the nature and extent of the conditions to the Purchaser Filing Parties’ obligation to consummate the Merger;
•
HOFRE’s ability to respond to unsolicited Acquisition Proposals prior to the adoption of the Merger Agreement by HOFRE’s stockholders if HOFRE’s board of directors determines in good faith that such proposal either constitutes or is reasonably likely to result in a Superior Proposal (as defined in the Merger Agreement);

•	the ability of HOFRE to terminate the Merger Agreement to accept a Superior Proposal;
•	the ability of HOFRE to terminate the Merger Agreement to wind-down HOFRE;
•
the guarantee by the Guarantor of the prompt payment and full performance and observation by the Parent of payment of the Merger Consideration and Parent Termination fee, if due, in accordance with the Merger Agreement;

•	Parent’s ability to pay (or cause the payment of) the “Parent Termination Fee”;
•	the availability of statutory appraisal rights under Delaware law in connection with the Merger; and
•
the fact that the Merger would be subject to the approval of HOFRE stockholders, and HOFRE stockholders would be free to evaluate the Merger and vote for or against the adoption of the Merger Agreement at the Special Meeting. As more fully described in the section of this proxy statement captioned “Voting Agreement,” pursuant to the Voting Agreement, each of the Voting Stockholders is obligated to vote or cause to be voted any shares of HOFRE Common Stock beneficially owned by them in accordance with the Special Committee’s recommendation with respect to all matters related to the Merger Agreement, including the Merger, at the Special Meeting.

In the course of their deliberations, the Special Committee and the HOFRE Board also considered certain risks and other potentially adverse factors concerning the Merger, including:
•
the nature of the Merger as an all-cash transaction means that HOFRE would no longer exist as an independent public company following the consummation of the Merger and that HOFRE stockholders will not participate in future earnings or growth of Parent and will not benefit from any appreciation in value of the Surviving Corporation.

•
the fact that Parent and Merger Sub are newly formed entities with essentially no assets and the Limited Guarantee provided by the Guarantor and Merger Sub’s obligations under the Merger Agreement only with respect to certain monetary damages and certain indemnification and reimbursement obligations.

•
the restrictions placed on the conduct of HOFRE’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which, despite providing sufficient flexibility for HOFRE to operate its business in the ordinary course, could delay or prevent HOFRE from undertaking business opportunities that may arise or any other actions out of the ordinary course it would otherwise take with respect to HOFRE’s operations absent the pendency of the Merger.

•	the possibility that the Merger might not be consummated, and that if the Merger is not consummated:
•	HOFRE’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distraction during the pendency of the Merger;
•	HOFRE will have incurred significant transaction costs;

•	HOFRE’s continuing business relationships with customers, vendors, partners and employees may be adversely affected;
•	the trading price of shares of HOFRE Common Stock could be materially and adversely affected;
•	the market’s perceptions of HOFRE’s prospects could be adversely affected; and
•	HOFRE could lose management or other personnel during the pendency of the Merger.
•
the fact that the Merger Agreement precludes HOFRE from soliciting or, subject to certain limited exceptions, considering alternative Acquisition Proposals (as defined in the Merger Agreement) and requires HOFRE to pay a termination fee of $1 million in certain circumstances.

•	the exchange of HOFRE Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes.
•
the other risks described in and incorporated by reference in this proxy statement. Please see “Risk Factors” in HOFRE’s annual report on Form 10-K for the fiscal year ended December 31, 2024, incorporated by reference herein, and the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements”.

The Special Committee and the HOFRE Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.
In addition to considering the factors described above, the Audit Committee, the Special Committee and the HOFRE Board also considered that some of HOFRE’s directors and executive officers have interests that may be different from, or in addition to, the interests of HOFRE stockholders generally. The Special Committee was aware of these interests and considered them at the time it recommended that the HOFRE Board approve the Merger Agreement, and the HOFRE Board was aware of these interests and considered them at the time it approved the Merger Agreement and made its recommendation to HOFRE stockholders. For more information, please see the section of this proxy statement captioned “Special Factors — Interests of HOFRE’s Directors and Executive Officers in the Merger”.
The Special Committee and the HOFRE Board did not consider HOFRE’s net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of HOFRE as a going concern but rather is indicative of historical costs and net book value does not take into account the prospects of HOFRE, market conditions, trends or business risk inherent in the industry in which HOFRE operates. In addition, the Special Committee and the HOFRE Board did not view the purchase prices paid in the transactions described in the section of this proxy statement captioned “Important Information Regarding HOFRE — Transactions in HOFRE Common Stock” to be relevant except to the extent that those prices indicated the trading price of the HOFRE Common Stock during the applicable periods. As discussed above, there is substantial doubt about HOFRE’s ability to continue as a going concern in light of its recurring losses and substantial debt principal payments coming due in the next twelve months, and as a result, an alternative transaction or the failure of the merger to be completed would likely result in holders of HOFRE Common Stock receiving no value for their stock, taking into account execution risks as well as business, financial, industry, competitive and regulatory risks. The Special Committee and the HOFRE Board believed at the time of entering into the Merger Agreement that the trading price of the shares of HOFRE Common Stock at any given time represents the best available indicator of HOFRE’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. In addition, the Special Committee and the HOFRE Board considered the value of HOFRE as a going concern by taking into account the value of HOFRE’s current and anticipated business, financial condition, results of operations, prospects, and other forward-looking matters. The Special Committee and the HOFRE Board believed that the financial analyses that Wedbush prepared and reviewed with the Special Committee, as more fully described in the sections of this proxy statement captioned “Special Factors — Opinion of the Financial Advisor to the Special Committee,” on which the Special Committee and the HOFRE Board relied, represented potential valuations of HOFRE as it continues to operate its business. The Special Committee considered the financial analyses that representatives of Wedbush reviewed with the Special Committee, together with the opinion provided by Wedbush to the Special Committee, as well as various additional factors, as discussed above. In addition, the Special Committee did not seek to establish a pre-Merger going concern value for HOFRE as such.

Other than as described in this proxy statement, the HOFRE Board is not aware of any firm offer by any other person during the past two years for a merger or consolidation of HOFRE with or into another company, the sale or other transfer of all or any substantial part of HOFRE’s assets or a purchase of HOFRE’s securities that would enable such person to exercise control of HOFRE.
The foregoing discussion of the information and factors considered by the Special Committee and the HOFRE Board is not intended to be exhaustive and includes only the material factors considered by the Special Committee and the HOFRE Board. In view of the wide variety of factors considered in connection with evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the complexity of these matters, the Special Committee and the HOFRE Board did not find it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the factors considered in reaching their respective determinations and recommendations. In addition, individual directors may have given different weights, ranks or values to different factors. The Special Committee and the HOFRE Board did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Special Committee and the HOFRE Board based their recommendations, determinations and approvals, where applicable, on the totality of the information presented, including the factors described above. The explanation of the factors and reasoning set forth above and certain information presented in this section are forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements”.
Opinion of the Financial Advisor to the Special Committee
Scope of the Assignment
In October 2024, the Special Committee engaged Wedbush to provide strategic advisory services in connection with evaluating and considering a non-binding proposal to take HOFRE private submitted by IRG Canton Village Member LLC, an affiliate of the Parent Entities. Wedbush’s engagement did not involve conducting or participating in an auction process or market check. On May 7, 2025, the Special Committee requested that Wedbush render an opinion as to whether the Per Share Price to be received by the stockholders of HOFRE holding Unaffiliated Voting Shares in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. At the May 7, 2025 meeting of the Special Committee, Wedbush rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated May 7, 2025, to the Special Committee that, as of the date of such opinion, and based upon the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review set forth in its written opinion, the Per Share Price to be received by the stockholders of HOFRE holding Unaffiliated Voting Shares in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Wedbush’s written opinion, which sets forth the procedures followed, assumptions made, matters considered, and qualifications and limitations of the review undertaken in connection with such opinion, is attached to this proxy statement as Annex C. Wedbush’s opinion was intended solely for the benefit and use of the Special Committee (in its capacity as such) in connection with its evaluation of the Merger. Wedbush’s opinion was not intended to be used for any other purpose without Wedbush’s prior written consent in each instance, except as expressly provided for in the engagement letter between HOFRE and Wedbush. Wedbush has consented to the use of Wedbush’s opinion in this proxy statement. Wedbush’s opinion did not address HOFRE’s underlying business decision to enter into the Merger Agreement or complete the transactions contemplated thereby or the merits of such transactions as compared to any alternative transactions that were or may be available to HOFRE, and did not constitute a recommendation to the Special Committee or to any HOFRE stockholder as to how such stockholder should vote with respect to the Merger or otherwise. The following summary of Wedbush’s opinion is qualified in its entirety by reference to the full text of such opinion.
For purposes of its opinion and in connection with its review, Wedbush, among other things:
•
reviewed drafts of the Merger Agreement dated October 18, 2024, October 23, 2024, November 1, 2024, November 7, 2024, November 12, 2024, November 25, 2024, December 1, 2024, March 30, 2025, April 25, 2025, April 29, 2025, April 30, 2025, May 2, 2025, May 3, 2025, and May 7, 2025, and assumed that no changes were made to the May 7, 2025 draft of the Merger Agreement that would be material to Wedbush’s analysis;

•	reviewed certain publicly available business and financial information concerning HOFRE and the industries in which it operates;

•	reviewed the current and/or historical market prices of HOFRE Common Stock and certain publicly-traded securities of such other companies that Wedbush deemed relevant;
•	reviewed and compared certain publicly available financial and other information with respect to other companies that Wedbush believed to be similar in certain respects, in whole or in part, to HOFRE;
•	reviewed certain non-publicly available business and financial information relating to HOFRE;
•	reviewed the lease restructuring letter of intent, dated April 17, 2025, among HOFRE, HOFREN, HFAKOH001 LLC, CH Capital Lending, LLC and Stuart Lichter;
•
at the Special Committee’s direction, reviewed and relied upon for its opinion and analysis, certain internal financial forecasts relating to the business and financial prospects of HOFRE, prepared by HOFRE;

•
reviewed certain internal information, primarily financial in nature, including financial and operating data furnished to us by HOFRE, and endorsed by HOFRE’s management as reasonable for Wedbush’s use in its opinion and analysis;

•
considered the financial terms, to the extent publicly available, of selected recent business combinations and trading metrics of companies in the entertainment, hospitality, and other industries that Wedbush believed to be similar in certain respects to HOFRE, in whole or in part, and to the Merger; and

•	made inquiries regarding and discussed the proposed transaction and other matters related thereto with the Special Committee’s advisory team and external counsel.
In addition, Wedbush held discussions with certain members of the management of HOFRE with respect to certain aspects of the Merger, and with certain members of the management of HOFRE regarding the past and current business operations of HOFRE, the financial condition and future prospects and operations of HOFRE, the effects of the Merger on the financial condition and future prospects of HOFRE, and certain other matters Wedbush believed necessary or appropriate to arrive at its opinion. In addition to the foregoing, Wedbush conducted such other analyses and examinations and considered such other financial, economic, and market criteria as Wedbush deemed appropriate to arrive at its opinion.
In rendering its opinion, Wedbush assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available or was furnished to or discussed with Wedbush by HOFRE or otherwise reviewed by or for Wedbush. Wedbush did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with HOFRE, Wedbush did not assume any obligation to undertake any such independent verification. Wedbush has not conducted or been provided with any valuation or appraisal of any assets or liabilities (contingent, derivative, off-balance sheet, or otherwise), nor did Wedbush make any physical inspection of the properties or assets of either the Parent or HOFRE. Wedbush did not evaluate the solvency or fair value of HOFRE or the Parent or any of their respective subsidiaries (or the impact of the Merger Agreement thereon) under any state or federal laws relating to bankruptcy, insolvency or similar matters. Wedbush was not asked to provide, nor did it conduct any third-party canvassing of potential investors into HOFRE. In relying on the financial forecasts provided to or discussed with or reviewed by Wedbush, Wedbush assumed, with the Special Committee’s consent, that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of HOFRE as to the expected future results of operations and financial condition of HOFRE. Wedbush expressed no view as to such analyses or forecasts or the assumptions on which they were based. In addition, Wedbush assumed that any interim financing provided by Parent or its affiliates to HOFRE would occur on the terms and in the timeframe described by the management of HOFRE. Wedbush further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse effect on the Parent or HOFRE or on the contemplated benefits of the Merger or that would otherwise be meaningful in any respect to its analysis or opinion.
Management of HOFRE advised Wedbush, and at its direction Wedbush relied upon and assumed, that (1) HOFRE has incurred losses from operations since inception, (2) HOFRE has not had positive operating income since inception and has financed its operations primarily through the sale of shares of HOFRE Common Stock and through numerous financings, (3) HOFRE has substantial debt principal payments coming due in the next twelve months that it is unsure that it would be able to finance, (4) HOFRE does not expect to be able to raise additional financing on terms that would be acceptable to HOFRE, (5) HOFRE’s operating losses and negative operating cash flows would continue into the foreseeable future and have required HOFRE to explore strategic alternatives, including, without limitation, the dissolution or winding down of HOFRE and liquidation of its assets, and (6) in the absence of the Merger or other sale or financing transaction, HOFRE would have no commercially reasonable alternative other than to dissolve, wind down its affairs, and liquidate its assets.
Wedbush did not rely upon a discounted cash flow analysis of HOFRE on a going-concern-basis, because, as the Special Committee advised Wedbush and directed Wedbush to assume, in the absence of the Merger or other sale or financing transaction, HOFRE would have no commercially reasonable alternative other than to dissolve, wind down its affairs, and liquidate its assets. While Wedbush reviewed, Wedbush did not solely rely upon publicly available financial terms of other transactions or a review of other companies with publicly-traded equity securities, due to the aforementioned lack of strategic alternatives besides dissolution and in conjunction, the lack of historical and future positive operating cash flows, amongst other reasons.
Wedbush’s opinion was based on financial, economic, market and other conditions as existed on, and the information made available to Wedbush as of, the date of such opinion. Subsequent developments may affect Wedbush’s opinion and Wedbush does not have any obligation to update, revise, or reaffirm its opinion.
Wedbush is not legal, regulatory or tax experts and have relied on the assessments made by advisors to HOFRE with respect to such issues. Wedbush is not an expert in generally accepted accounting principles in the United States. Wedbush also relied, without independent verification, on the accuracy and completeness of the representations and warranties made by Parent and HOFRE in the Merger Agreement, without regard to any qualifications or exceptions that may be set forth in disclosure schedules, copies of which may not have been complete as of the date of its opinion, and the information provided to Wedbush. In addition, Wedbush assumed that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment, or delay of any terms or conditions that would be material to its analysis. Wedbush also assumed that the Merger would qualify for the intended tax treatment contemplated by the Merger Agreement.
Wedbush is an investment banking firm and a member of the New York Stock Exchange (“NYSE”) and other principal stock exchanges in the United States, and is regularly engaged as part of its business in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, secondary distributions of listed and unlisted securities, and valuations for corporate, estate and other purposes. Wedbush was selected by HOFRE based on Wedbush’s experience, expertise and reputation and its familiarity with HOFRE. The Special Committee did not impose any limitations on Wedbush with respect to the investigations made or procedures followed in rendering its opinion. Wedbush’s opinion was approved by a fairness committee at Wedbush in accordance with the requirements of the Financial Industry Regulatory Authority (“FINRA”) Rule 5150.
In rendering its opinion, Wedbush expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Merger, or any class of such persons relative to the Per Share Price in the Merger or with respect to the fairness of any such compensation. Wedbush expressed no opinion as to the price at which the HOFRE Common Stock would trade at any future time.
Wedbush was not asked to, nor did it, offer any opinion as to the terms, other than the Per Share Price to be paid to the stockholders of HOFRE holding Unaffiliated Voting Shares in the Merger pursuant to the Merger Agreement, and Wedbush expressed no opinion as to the fairness of the consideration, if any, to be paid to the holders of any class of securities, creditors, holders of warrants that may be convertible into HOFRE Common Stock or the right to receive the Per Share Price or other consideration according to their respective warrant agreements or other constituencies of HOFRE or as to the underlying decision by HOFRE to engage in the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for HOFRE, or the effect of any other transaction that HOFRE may explore.
Summary of Analyses
The following is a summary of the material financial analyses performed by Wedbush in connection with reaching its opinion:
•	Historical Trading Analysis;
•	Public Comparable Companies Analysis; and
•	Select Precedent Transactions Analysis.

The following summaries are not a comprehensive description of Wedbush’s opinion or the analyses and examinations conducted by Wedbush, and the preparation of an opinion necessarily is not susceptible to partial analysis or summary description. Wedbush believes that such analyses and the following summaries must be considered as a whole and that selecting portions of such analyses, analytic methods and factors considered, without considering all such analyses and factors, would create a misleading or an incomplete view of the process underlying the analyses. The order in which the analyses are described below does not represent the relative importance or weight given to the analyses by Wedbush. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the analyses. The analyses reflect judgements and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions, and other matters, many of which are beyond the control of HOFRE and may involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied in such analyses. Any estimates contained in Wedbush’s analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.
Except as otherwise noted, the following quantitative information, to the extent that it was based on market data, was based on market data as it existed on or before May 7, 2025 and is not necessarily indicative of current market conditions.
In performing each of analyses described below, Wedbush compared the results of its analysis to its analysis of the Merger Consideration. Wedbush noted that the Per Share Price of $0.90 per share of HOFRE Common Stock represented a 24% premium to the share price as of May 6, 2025.
Historical Trading Analysis
Using publicly available information, Wedbush analyzed the historic trading of HOFRE Common Stock. Wedbush noted that HOFRE’s common stock price had declined (i) 99.7% since it began trading publicly in July 2020 and (ii) 62% since the public announcement of the proposed transaction on September 23, 2024. Wedbush also noted that the 52-week high and low closing prices ranged between $3.38 and $0.70 and that the closing price had been $0.73 per share on May 6, 2025.
Public Comparable Companies Analysis
Comparable companies analysis is a process used to evaluate the value of a company using the metrics of other companies of similar size in the same industry. The assumption is that similar companies will have similar valuation multiples.
Wedbush reviewed publicly available information relating to the following publicly-traded companies on the NASDAQ, NYSE and OTCQX markets that operate in similar industries to HOFRE, which criteria were applied to select companies similar to HOFRE (the “Selected Comparable Companies”):

Company Name	Enterprise Value ($M)	Market Cap ($M)	Debt / EV	EV / Revenue		Price / Revenue
				LTM	2025E	LTM	2025E
Hall of Fame Resort & Entertainment Company(1)	$286	$4.9	93.5%	13.5x	NA	0.2x	NA
M&A: Hall of Fame Resort & Entertainment Company(1)	$286	$5.9	93.5%	13.5x	8.5x	0.3x	0.2x
Six Flags Entertainment Corporation	8,063	3,582	64.4	3.0	2.4	1.3	1.1
Travel + Leisure Co.	8,561	3,090	67.1	2.2	2.2	0.8	0.8
United Parks & Resorts Inc.	4,962	2,438	47.7	2.9	2.9	1.4	1.4
PENN Entertainment, Inc.	12,895	2,341	87.2	2.0	1.8	0.4	0.3
Everi Holdings, Inc.	1,810	1,214	54.2	2.4	2.4	1.6	1.6
Golden Entertainment, Inc.	1,211	678	41.6	1.8	1.8	1.0	1.0
Marcus Corporation	888	400	43.7	1.2	1.1	0.5	0.5
Seaport Entertainment Group Inc.	237	243	62.9	9.7	NA	9.9	NA
Full House Resorts, Inc.	598	110	88.3	2.0	1.9	0.4	0.3

Company Name	Enterprise Value ($M)	Market Cap ($M)	Debt / EV	EV / Revenue		Price / Revenue
				LTM	2025E	LTM	2025E
Canterbury Park Holding Corp	67	86	0.0	1.1	NA	1.4	NA
Allied Gaming & Entertainment Inc.	23	58	188.3	2.5	NA	6.3	NA
Parks! America, Inc.	30	29	11.7	3.0	NA	2.9	NA
Drive Shack Inc.	339	11	78.2	NA	NA	NA	NA
Minimum			0%	1.1x	1.1x	0.4x	0.3x
25th Percentile			44%	1.9x	1.8x	0.7x	0.5x
Median			63%	2.3x	2.0x	1.4x	0.9x
75th Percentile			78%	2.9x	2.4x	1.9x	1.1x
Maximum			188%	9.7x	2.9x	9.9x	1.6x

Source: Company filings, FactSet, and S&P Global Market Intelligence. Data as of May 6, 2025.
(1)	HOFRE standalone and M&A utilize forward earnings estimates and estimates of HOFRE management, respectively.

Wedbush noted that, although the Selected Comparable Companies had certain financial and operating characteristics that could be considered similar to those of HOFRE, none of the companies had the same management, make-up, outlook, or size or mix of business as HOFRE and, accordingly, there were inherent limitations on the applicability of such companies to the valuation analysis of HOFRE. Due to the fact that HOFRE has been operating at a loss and has negative net income and EBITDA, it made it difficult to find relevant comparable metrics with which to value HOFRE relative to the Selected Comparable Companies. Additionally, HOFRE’s ongoing financial stress, primarily defined as a lack of available cash to fund operations, the lack of operational cash flow, and the inability to continue to invest in the construction of revenue generating assets was a controlling factor insofar as HOFRE cannot meet its near-term obligations or invest in future growth at this time.
HOFRE’s debt to enterprise value was 94%, the highest of the Selected Comparable Companies (excluding Allied Gaming & Entertainment Inc., which had significant cash and short-term investment balances), demonstrating its highly leveraged position, particularly with its modest equity market capitalization. HOFRE’s enterprise value to last-twelve-months revenue was over five times the median of the Selected Comparable Companies, which was primarily a function of the substantial amount of debt relative to the modest revenue generated by that capital. In addition, enterprise value to revenue showed HOFRE is generating less revenue compared to the Selected Comparable Companies, based on its enterprise value, which is largely over-levered. HOFRE was trading below the 25th percentile in terms of price to revenue compared to the Selected Comparable Companies and it could not be valued based on its EBITDA, EBIT, or net income, emphasizing the difficultly of assigning a valuation to HOFRE based on these metrics.
Select Precedent Transactions Analysis
Wedbush reviewed publicly available information relating to the following merger and acquisition transactions with targets that had negative last-twelve-months EBITDA with a transaction size less than $100 million (the “Selected Transactions”):

Completion Date	Target	Acquirer	Transaction Value ($M)	Premium 1 Day Prior (%)	Premium 1 Week Prior (%)	Premium 1 Month Prior (%)
TBD	Hall of Fame Resort & Entertainment Company	HOFV Holdings, LLC	$5.9	24.1%	28.6%	9.6%
March 28, 2024	Trilogy International Partners Inc.	SG Enterprises II, LLC	5.0	NA	NA	NA
March 14, 2024	LZG International, Inc.	Genius Group Limited (NYSEAM:GNS)	27.0	NA	NA	NA
March 12, 2024	Inpixon	XTI Aerospace, Inc. (NASDAQCM:XTIA)	15.6	NA	NA	NA
December 7, 2023	BSQUARE Corporation	Kontron America, Inc.	31.8	59.7	63.8	53.2
December 6, 2023	Sunlight Financial Holdings Inc.	Cross River Bank; IGS Ventures, Inc.; Greenbacker Capital Management LLC; Sunstone Credit, Inc.	15.0	NA	NA	NA
September 5, 2023	Conformis, Inc.	Restor3D, Inc.	18.1	91.6	97.4	94.0
August 4, 2023	Wireless Telecom Group, Inc.	Maury Microwave, Inc.	48.1	23.8	19.0	13.9
August 2, 2023	Embark Technology, Inc.	Applied Intuition, Inc.	73.5	(4.3)	(4.6)	10.3
July 7, 2023	TPCO Holding Corp.	Gold Flora Corporation (OTCQB:GRAM)	40.9	NA	NA	NA
May 23, 2023	Glidelogic Corp.	Star Success Business, LLC	0.5	NA	NA	NA
December 21, 2022	RealNetworks, Inc.	Greater Heights LLC	21.1	57.0	46.9	33.5

Completion Date	Target	Acquirer	Transaction Value ($M)	Premium 1 Day Prior (%)	Premium 1 Week Prior (%)	Premium 1 Month Prior (%)
December 7, 2021	AgJunction Inc.	Kubota Corporation (TSE:6326)	71.9	56.3	74.4	59.6
December 1, 2021	Center Florence, Inc.	Wave Sync Corp. (OTCEM:WAYS)	2.5	NA	NA	NA
August 16, 2021	Bowl America Shirley I, LLC	Bowlero Corp. (New York)	44.0	(18.8)	(17.2)	(13.2)
December 9, 2022	CarLotz, Inc.	Shift Technologies, Inc.	129.2	73.3	130.0	139.8
December 29, 2020	Driven Deliveries, Inc.	Stem Holdings, Inc.	31.4	12.5	37.1	(9.0)
December 16, 2022	Fast Radius, Inc.	SyBridge Digital Solutions LLC	13.3	—	—	—
March 7, 2024	FaZe Holdings, Inc.	GameSquare Holdings, Inc.	16.6	17.0	(7.9)	(4.0)
May 19, 2022	International Baler Corp.	Avis Industrial Corp.	1.7	4.8	5.1	7.1
September 30, 2022	Ionic Brands Corp.	YourWay Cannabis Brands, Inc.	2.2	(21.1)	55.9	7.5
September 30, 2023	MJ Harvest, Inc.	Cannabis Sativa, Inc.	13.3	(3.0)	(23.4)	(42.9)
March 17, 2021	Red Lion Hotels Corp.	HPT SN Holding, Inc.	89.3	30.6	42.3	53.5
Minimum				(21.1%)	(23.4%)	(42.9%)
25th Percentile				(1.0%)	(2.2%)	(1.2%)
Median				20.4%	39.7%	12.1%
75th Percentile				56.8%	61.8%	53.4%
Maximum				91.6%	130.0%	139.8%

Source: Company filings, FactSet, and S&P Global Market Intelligence. Data as of May 6, 2025.
Wedbush noted that although the companies that were acquired in the Selected Transactions could be considered similar to HOFRE, none of such companies had the same management, make-up, outlook, or size or mix of business as HOFRE and, accordingly, there were inherent limitations on the applicability of these Selected Transactions to the valuation analysis of HOFRE. Wedbush also noted that market conditions have varied significantly over the precedent time period.
Based on the Selected Transactions, Wedbush calculated the Per Share Price of $0.90 represented a 24% premium to the share price as of May 6, 2025, which fell just above the median for all Selected Transactions, a 29% premium to the share price from the week prior, which fell approximately 11% below the median for all Selected Transactions, and a 10% premium to the share price from the month prior, which fell just below the median for all Selected Transactions.
Presentation
Wedbush made one presentation to the Special Committee, which occurred on May 5, 2025 (the “Presentation”), and Wedbush delivered its revised opinion on May 7, 2025, as described above. A copy of the Presentation has been attached as an exhibit to the Transaction Statement on Schedule 13E-3 with respect to the transactions contemplated by the Merger Agreement. A summary of the Presentation is provided below which does not list all information contained in the Presentation and is qualified in its entirety by reference to the exhibit attached to the Transaction Statement on Schedule 13E-3 with respect to the transactions contemplated by the Merger Agreement.

The Presentation to the Special Committee included the scope of Wedbush’s opinion, an overview of the proposed transaction and the rationale therefor, an overview of HOFRE’s then-current situation, including its liquidity position and material risks, and a valuation summary and the methodologies Wedbush used in analyzing the proposed transaction.
Each of the analyses performed in the Presentation was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Wedbush as of, the date on which Wedbush performed such analyses. Accordingly, the results of the financial analyses may have differed due to changes in those conditions and other information.
Miscellaneous
This summary is not a complete description of Wedbush’s opinion or the underlying analyses and factors considered in connection with Wedbush’s opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business and financial judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Wedbush believes that its analyses described above must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying its opinion. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Wedbush opinion. In arriving at its fairness determination, Wedbush considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, it made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction in the analyses described above is identical to HOFRE or the proposed transaction.
In conducting its analyses and arriving at its opinion, Wedbush utilized a variety of valuation methods. The analyses were prepared solely for the purpose of enabling Wedbush to provide its opinion to the Special Committee as to the fairness, from a financial point of view, of the Per Share Price to be paid to the stockholders of HOFRE holding Unaffiliated Voting Shares in the Merger pursuant to the Merger Agreement, as of the date of the opinion, and do not purport to be an appraisal or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.
The terms of the proposed transaction were determined through arm’s-length negotiations between HOFRE and Parent, and were approved by the HOFRE Board, acting upon recommendation of the Special Committee. Although Wedbush provided advice to the Special Committee during the course of these negotiations, the decision to enter into the Merger Agreement was solely that of the HOFRE Board. Wedbush did not recommend any specific consideration to HOFRE, the Special Committee or the HOFRE Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the proposed transaction. As described above, the opinion of Wedbush and its Presentation to the Special Committee were among a number of factors taken into consideration by the Special Committee in making its recommendation to the HOFRE Board to approve the Merger Agreement.
HOFRE agreed to pay Wedbush fees for its services as strategic advisor to the Special Committee. Wedbush is entitled to receive from HOFRE (i) a success fee of $1,250,000 if HOFRE consummates the proposed transaction or executes a definitive agreement which subsequently results in consummation of the proposed transaction and (ii) a fee of $250,000 which was payable upon the rendering of Wedbush’s opinion, provided, however, that the success fee provided for in clause (i) shall be reduced by the amount of the opinion fee. In addition, HOFRE agreed to reimburse Wedbush for its reasonable out-of-pocket expenses and to indemnify Wedbush for certain liabilities arising out of the engagement. Wedbush has previously provided investment banking services to HOFRE, for which Wedbush received customary compensation. During the two years preceding the date of Wedbush’s opinion, such services have included (i) acting as an advisor and sales agent to HOFRE on at-the-market offerings pursuant to an engagement letter dated September 23, 2021, and amendments dated October 6, 2023, and April 8, 2024, (ii) providing HOFRE treasury related services from November 2022 through August 2023 which included investing HOFRE’s short-term cash into liquid, short duration U.S. Treasury securities at the direction of the management of HOFRE, and (iii) entering into a Services Agreement with HOFREN, a subsidiary of HOFRE, on March 1, 2023, encompassing consulting services related to securing naming rights partner(s) for HOFREN’s Hall of Fame Village property in addition to sourcing lending credit, provided HOFREN would request it (no transactions occurred in relation to such agreement). Wedbush may in the future provide investment banking and financial advisory services to HOFRE, Parent or their respective affiliates and receive compensation for such services.

In the ordinary course of its business, Wedbush and its affiliates, as well as investment funds in which Wedbush and its affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or make investments in, HOFRE, Parent or any other entity.
Position of the Purchaser Filing Parties as to the Fairness of the Merger
Under a possible interpretation of the SEC rules governing “going private” transactions, each of the Purchaser Filing Parties may be deemed to be an affiliate of HOFRE, and therefore required to express its belief as to the fairness of the proposed Merger to HOFRE’s “unaffiliated security holders” (as defined in Rule 13e-3). The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. The Purchaser Filing Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Purchaser Filing Parties as to the fairness of the Merger is not intended to be and should not be construed as a recommendation to any HOFRE stockholder as to how that stockholder should vote on the Merger Proposal. The Purchaser Filing Parties have interests in the Merger that are different from, and/or in addition to, the unaffiliated security holders of HOFRE.
The Purchaser Filing Parties believe that the interests of the unaffiliated security holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. The Purchaser Filing Parties did not participate in the discussions or deliberations of the Special Committee or the HOFRE Board regarding, nor have they received advice from the respective legal, financial or other advisors of the Special Committee or the HOFRE Board as to, the fairness of the Merger. Except for Mr. Lichter, none of the Purchaser Filing Parties are members of, or have designated members on, the HOFRE Board. The Purchaser Filing Parties have not performed, or engaged a financial advisor to perform, any valuation or other analyses for the purposes of assessing the fairness of the Merger to the unaffiliated security holders of HOFRE.
Based on, among other things, their knowledge and analyses of available information regarding HOFRE, as well as discussions with HOFRE’s senior management regarding HOFRE and its business and the factors considered by, and the analyses and resulting conclusions of, the HOFRE Board and the Special Committee discussed in the section of this proxy statement captioned “Special Factors — Reasons for the Merger; Recommendations of the Audit Committee, Special Committee and the HOFRE Board” (which analyses and resulting conclusions the Purchaser Filing Parties adopt), the Purchaser Filing Parties believe that the Merger is procedurally and substantively fair to HOFRE’s “unaffiliated security holders” (as defined in Rule 13e-3). In particular, the Purchaser Filing Parties considered the following, which are not listed in any relative order of importance:
•
the current and historical market prices of HOFRE Common Stock, including the market performance of HOFRE Common Stock relative to those of other participants in HOFRE’s industry and general market indices, and the fact that the Merger Consideration represents a premium of approximately 28.6% to the closing price of HOFRE Common Stock on May 7, 2025, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby;

•
the fact that HOFRE had informed IRG that HOFRE had been experiencing day-today financial challenges, including with respect to accounts payable, leading to non-performance by HOFRE’s vendors, difficulties with respect to employee retention, and challenges with respect to relationships with vendors and taxing authorities;

•
the fact that HOFRE had informed IRG on several occasions that without immediate external funding, including, in particular, funding to meet payroll, HOFRE would need to promptly wind down its operations;

•	the fact that, in considering the transaction with the Purchaser Filing Parties, the Special Committee acted to represent the interests of HOFRE and its stockholders;
•
the fact that the Special Committee had the full power and authority to negotiate the terms and conditions of any strategic transaction involving HOFRE (including the Merger), including to reject any proposals made by Parent or any other person, and the recognition by the Special Committee that it had no obligation to recommend to the HOFRE Board that it approve the Merger Agreement, and the recognition by the HOFRE Board that it had no obligation to approve the Merger Agreement;

•
the fact that the Special Committee unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of HOFRE and its stockholders, including HOFRE’s “unaffiliated security holders” (as defined in Rule 13e-3);

•
the fact that the HOFRE Board, acting upon the recommendation of the Special Committee, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of HOFRE and its stockholders, including HOFRE’s “unaffiliated security holders” (as defined in Rule 13e-3);

•
the fact that consideration and negotiation of the Merger Agreement were conducted under the control and supervision of the Special Committee, the members of which are not officers or employees of HOFRE, are not affiliated with any of the Purchaser Filing Parties, are disinterested under Delaware law and do not have any interests in the Merger different from, or in addition to, those of HOFRE’s unaffiliated security holders, other than the members’ receipt of HOFRE Board compensation and Special Committee compensation (which are not contingent upon the completion of the Merger or the Special Committee’s or the HOFRE Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective indemnification agreements entered into with HOFRE and under the Merger Agreement;

•	the fact that the Special Committee retained, and had the benefit of advice from, nationally recognized legal and financial advisors;
•
the fact that no member of HOFRE’s senior management has a substantial financial interest in the Merger that is different from, or in addition to, the interests of the unaffiliated security holders of HOFRE generally, although the Merger Agreement does include customary provisions for indemnity and the continuation of liability insurance for HOFRE’s officers and directors;

•
the fact that the Merger Consideration will be paid to the holders of HOFRE Common Stock (other than holders of the Excluded Shares) in all cash, thus allowing such holders of HOFRE Common Stock (other than holders of the Excluded Shares) to immediately realize a certain and fair value for their shares, which value represents a significant premium to (i) the closing price of HOFRE Common Stock on May 7, 2025, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby and (ii) the volume-weighted average stock price of HOFRE Common Stock for the 90 days ended May 7, 2025;

•
the fact that the Merger will provide liquidity for the unaffiliated security holders of HOFRE without the delays that would otherwise be necessary in order to liquidate the positions of larger holders, and without incurring brokerage and other costs typically associated with market sales;

•	the potential risks to HOFRE of continuing to have publicly-traded common stock, including the risks of market volatility and economic uncertainty;
•	the fact that HOFRE has the ability to seek specific performance under the Merger Agreement to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement;
•
the fact that, notwithstanding that the Purchaser Filing Parties are not entitled to, and did not, rely on the opinion rendered orally by Wedbush to the Special Committee on May 7, 2025, which was subsequently confirmed by delivery of a written opinion of Wedbush, dated May 7, 2025, such written opinion stated that, as of the date of such opinion and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in such written opinion, the Per Share Price to be received by the stockholders of the Company holding Unaffiliated Voting Shares in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders;

•	the fact that the Merger Consideration and the terms and conditions of the Merger were the result of the Special Committee’s extensive arm’s length negotiations with the Parent Entities;
•
HOFRE’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding any alternative Acquisition Proposal that constitutes, or is reasonably likely to lead to, a Superior Proposal;

•
HOFRE’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to paying Parent a termination fee of $1 million in cash, subject to and in accordance with the terms and conditions of the Merger Agreement;

•
the availability of appraisal rights to HOFRE’s stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares; and

•
the fact that, in certain circumstances under the terms of the Merger Agreement, the Special Committee and the HOFRE Board are able to change, withhold, withdraw, qualify or modify their recommendation that HOFRE stockholders vote in favor of the proposal to adopt the Merger Agreement.

The Purchaser Filing Parties did not consider the liquidation value of HOFRE in determining their view as to fairness of the Merger to the unaffiliated security holders because the Purchaser Filing Parties believe liquidation sales generally result in proceeds substantially less than sales of going concerns. Since HOFRE is being sold as a going concern and the Purchaser Filing Parties do not plan to liquidate HOFRE, the Purchaser Filing Parties, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.
The Purchaser Filing Parties did not consider net book value, which is an accounting concept, in determining their view as to fairness of the Merger to the unaffiliated security holders because they believed that net book value is not a material indicator of the value of HOFRE but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger.
The Purchaser Filing Parties did not establish, and did not consider, an explicit going concern value for HOFRE as a public company to determine the fairness of the Merger consideration to unaffiliated security holders because, following the Merger, the business will have a significantly different capital and cost structure, which will result in different opportunities and risks for the business.
The Purchaser Filing Parties did not receive any reports, opinions or appraisals from any outside party materially related to the fairness of the Merger or the Merger Consideration, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to HOFRE’s unaffiliated security holders.
The Purchaser Filing Parties also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:
•
(1) the fact that the holders of HOFRE Common Stock (other than holders of the Excluded Shares) will not participate in any future earnings, appreciation in value or growth of HOFRE’s business and will not benefit from any potential sale of HOFRE or its assets to a third party in the future, (2) the risk that the Merger might not be completed in a timely manner or at all, and (3) the fact that Parent and Merger Sub are newly formed corporations with essentially no assets;

•
the restrictions on the conduct of HOFRE’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent HOFRE from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of HOFRE pending completion of the Merger;

•	the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on HOFRE’s business and relationships with its employees, vendors and customers;
•
the fact that subject to the terms and conditions of the Merger Agreement, beginning on May 7, 2025, HOFRE and its subsidiaries are restricted from soliciting, proposing, initiating or knowingly encouraging the submission of Acquisition Proposals from third parties or the making of any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement);

•
the possibility that the amounts that may be payable by HOFRE upon the termination of the Merger Agreement, including payment to Parent of a termination fee of $1 million in cash, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to negotiate to make adjustments to the Merger Agreement, could discourage other potential acquirors from making a competing bid to acquire HOFRE; and

•	the fact that the receipt of cash by a U.S. Holder in exchange for shares of HOFRE Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.
The foregoing discussion of the information and factors considered and given weight by the Purchaser Filing Parties in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Purchaser Filing Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Purchaser Filing Parties reached their position as to the fairness of the Merger after considering all of the foregoing as a whole.
The Purchaser Filing Parties believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the unaffiliated security holders of HOFRE. This position, however, is not intended to be and should not be construed as a recommendation to any HOFRE stockholder to approve the Merger Agreement. The Purchaser Filing Parties make no recommendation as to how stockholders of HOFRE should vote their shares relating to the Merger. The Purchaser Filing Parties attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the unaffiliated security holders of HOFRE, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to the unaffiliated security holders of HOFRE.
Plans for HOFRE After the Merger
Following the completion of the Merger, Merger Sub will have been merged with and into HOFRE, with HOFRE surviving the Merger as a subsidiary of Parent. The shares of HOFRE Common Stock and HOFRE’s Public Warrants are currently listed on the OTC Pink Market and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the shares of HOFRE Common Stock and the Public Warrants and, as promptly as practicable following the Effective Time and in compliance with applicable law, HOFRE Common Stock and HOFRE’s Public Warrants will be delisted from one of the three tiered marketplaces of the OTC Markets Group and deregistered under the Exchange Act.
The Merger Agreement provides that the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation immediately following the Merger. Following the Merger, each executive officer will serve until a successor is appointed or until the earlier of his or her death, resignation or removal, as the case may be. From and after the Effective Time, the directors of HOFRE immediately prior to the Effective Time will no longer serve as directors of HOFRE and the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors have been duly elected and qualified in accordance with the DGCL or the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.
At the Effective Time, the certificate of incorporation of HOFRE as the Surviving Corporation will be amended and restated in its entirety to read as set forth in the Certificate of Merger, until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation. At the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time will be amended and restated in their entirety to be in a form mutually agreeable to Parent and the Company, and such amended and restated bylaws will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation, and such bylaws.
The Purchaser Filing Parties currently anticipate that HOFRE’s operations initially will be conducted following completion of the Merger substantially as they are currently being conducted (except that HOFRE will cease to be a public company and will instead be a subsidiary of Parent). Further, following completion of the Merger, the Purchaser Filing Parties will continue to assess what additional changes, if any, would be desirable following the Merger.
Purposes and Reasons of Purchaser Filing Parties
The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. Under the rules governing “going private” transactions in Rule 13e-3, Purchaser Filing Parties are required to express their reasons for the Merger to HOFRE’s stockholders. Purchaser Filing Parties are making this statement solely for the purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act.

For the Purchaser Filing Parties, the primary purpose for the Merger is to allow Parent to own all of the equity interests in HOFRE and to bear the rewards and risks of such ownership after the Merger is completed and shares of HOFRE Common Stock cease to be publicly-traded. Purchaser Filing Parties believe that structuring the transaction in this manner is preferable to other transaction structures because it (i) enables Parent to acquire all of the outstanding shares of HOFRE Common Stock at the same time, (ii) will allow HOFRE to cease to be a publicly registered and reporting company, and (iii) represents an opportunity for HOFRE’s holders of HOFRE Common Stock (other than holders of the Excluded Shares) to receive the Merger Consideration in cash, subject to and in accordance with the terms and conditions of the Merger Agreement. In the course of considering the going private transaction, the Purchaser Filing Parties did not give significant consideration to any other alternative transaction structures or other alternative means to accomplish the foregoing purposes because the Purchaser Filing Parties believed the Merger was the most direct and effective way to accomplish these objectives.
The Purchaser Filing Parties determined to undertake an acquisition of HOFRE at this time because absent the financial support provided by the Purchaser Filing Parties, HOFRE likely would have commenced winding down its operations. In addition, the Purchaser Filing Parties determined through their evaluation of HOFRE that there are current business opportunities to improve HOFRE’s financial position and strategy under a new ownership structure as a private company. In particular, the Purchaser Filing Parties believe that without the costs and burdens placed on public companies, and public companies’ management and employees, HOFRE’s management and employees will be able to execute more promptly and effectively on HOFRE’s strategic plans and, as such, any delay in consummating the Merger could have an adverse effect on HOFRE’s ability to benefit from such opportunities. The Purchaser Filing Parties believe that the potential elimination of costs and burdens, along with HOFRE’s potential future opportunities, will allow the Purchaser Filing Parties’ investment in HOFRE to achieve returns consistent with its investment objectives, which are in some cases more difficult for businesses to achieve as a public company due to the investment community’s focus on short-term, often quarterly, financial results.
Certain Effects of the Merger
If the approval of the HOFRE stockholders is obtained and all other conditions to the Closing are satisfied or waived, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into HOFRE, with HOFRE surviving such merger as a wholly owned subsidiary of Parent. As a result of the Merger, HOFRE will cease to be a publicly-traded company, HOFRE Common Stock and HOFRE’s Public Warrants will be delisted from one of the three tiered marketplaces of the OTC Markets Group and deregistered under the Exchange Act and HOFRE will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of common stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a Certificate of Merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware.
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time:
•
Each issued and outstanding share of HOFRE Common Stock, as of immediately prior to the Effective Time (other than any Excluded Shares will be converted into the right to receive the Merger Consideration, without interest and subject to applicable withholding taxes.

•
Each share of HOFRE Common Stock held in the treasury of the Company, any shares of HOFRE Common Stock owned by the Parent Entities, and any shares of HOFRE Common Stock owned by affiliates of the Parent Entities immediately prior to the Effective Time will automatically be canceled and will cease to exist without any conversion thereof or consideration paid therefor.

•
Each share of HOFRE Preferred Stock issued and outstanding immediately prior to the Effective Time will automatically be canceled and will cease to exist without any conversion thereof or consideration paid therefor.

•
Each Public Warrant that is outstanding and unexercised immediately prior to the Effective Time will, in accordance with its terms and by virtue of the Merger, automatically and without any action of the part of Parent, Merger Sub, HOFRE or the holder thereof, cease to represent a Public Warrant exercisable for HOFRE Common Stock and will become a Public Warrant exercisable for the Merger Consideration that such holder would have received if such holder had exercised its Public Warrants immediately prior to the Effective Time; provided that if a holder of a Series A Warrant that is outstanding and unexercised as of immediately prior to the Effective Time properly exercises such Series A Warrant within 30 days following the public disclosure of the consummation of the Merger, the exercise price with respect to such exercise will be treated in accordance with the terms of Section 4.4 of the Warrant Agreement, dated as of January 24, 2018, governing the Series A Warrants; and provided, further, that, in connection with the Merger, the Surviving Corporation will, at the option of a holder of a Series B Warrant, exercisable at any time concurrently with, or within 30 days after, the consummation of the Merger (or, if later, the date of the public announcement of the Merger), purchase the Series B Warrant from such holder by paying to such holder an amount of cash equal to the Black Scholes Value (as defined in the Series B Warrant) of the remaining unexercised portion of the Series B Warrant on the date of the consummation of the Merger. Since the Merger Consideration is all cash and the Merger Consideration payable upon exercise of the Series A Warrants and Series B Warrants is less than the applicable exercise price of the Series A Warrants and Series B Warrants, holders of such warrants would receive less cash than the exercise price thereof upon exercise thereof. We anticipate the Black Scholes Value of the Series B Warrants to be approximately zero.
•
Each Private Warrant and Series X Warrant (in each case, as defined by the Merger Agreement), other than warrants owned by any affiliate of the Parent Entities (which will be cancelled and extinguished without any consideration paid therefor) that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, HOFRE or the holder thereof, cease to represent a Private Warrant or Series X Warrant, as applicable, exercisable for HOFRE Common Stock and shall become a warrant exercisable for the Merger Consideration that such holder would have received if such holder had exercised its Private Warrants or Series X Warrants, as applicable, immediately prior to the Effective Time. The Merger Agreement provides holders of such warrants exercisable for the Merger Consideration will have 30 days following public disclosure of the consummation of the Merger to exercise such warrants and receive the Merger Consideration. Since the Merger Consideration is all cash and the Merger Consideration payable upon exercise of the Private Warrants and the Series X Warrants is less than the applicable exercise price of the Private Warrants and the Series X Warrants, holders of such warrants would receive less cash than the exercise price thereof upon exercise thereof.

•
Each outstanding award of restricted stock units covering shares of HOFRE Common Stock that is governed under any Company Equity Plan (as defined by the Merger Agreement) (“HOFRE RSUs”) will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding, equal to the product obtained by multiplying (a) the number of shares of HOFRE Common Stock subject to such HOFRE RSUs by (b) the Merger Consideration.

Following the Merger, all of the equity interests in the Surviving Corporation (other than the HOFRE Preferred Stock) will be owned by Parent. Each share of HOFRE Preferred Stock issued and outstanding immediately prior to the Effective Time will automatically be canceled and will cease to exist without any conversion thereof or consideration paid therefor.
In connection with the Merger, certain members of HOFRE’s Board and management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of HOFRE’s stockholders generally, as described in more detail under — “Interests of HOFRE’s Directors and Executive Officers in the Merger”.
Benefits of the Merger for the Unaffiliated Security Holders
The primary benefit of the Merger to the “unaffiliated security holders” (as defined in Rule 13e-3) will be their right to receive the Merger Consideration for each share of HOFRE Common Stock owned by such stockholders and issued and outstanding immediately prior to the Effective Time as described above. This amount represents an approximately 28.6% premium to the closing price of HOFRE Common Stock on May 7, 2025, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby. The Merger Consideration provides HOFRE’s stockholders certainty, immediate value and liquidity, particularly in light of HOFRE’s considerable debt burden and substantial doubt over its ability to continue as a going concern. Additionally, such stockholders will avoid the risk after the Merger of any possible decrease in HOFRE’s future earnings, growth or value.

Detriments of the Merger to the Unaffiliated Security Holders
The primary detriment of the Merger to the “unaffiliated security holders” (as defined in Rule 13e-3) is the lack of an interest of such stockholders in the potential future earnings, growth, or value realized by HOFRE after the Merger, including as a result of any sale of HOFRE or its assets to a third party in the future. Additionally, the receipt of cash in exchange for HOFRE Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes to U.S. Holders (as defined in the section of this proxy statement captioned “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) who surrender their HOFRE Common Stock in the Merger.
Certain Effects of the Merger for Parent
Following the consummation of the Merger, Parent will own all of the outstanding equity interests of HOFRE and be the sole beneficiary of future earnings, growth and value realized by HOFRE after the Merger, and will be the only one entitled to vote on corporate matters affecting HOFRE. Additionally, following the Merger, HOFRE Common Stock and Public Warrants will be delisted from the one of the three tiered marketplaces of the OTC Markets Group, will be deregistered under the Exchange Act and will cease to be publicly-traded. See the section of this proxy statement entitled “Special Factors — Plans for HOFRE After the Merger.” As such, HOFRE will be relieved of the requirements applicable to public companies, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that directors, officers and beneficial owners of more than 10% of the shares of HOFRE Common Stock face as a result of the provisions of Section 16 of the Exchange Act. HOFRE will also be relieved of the obligation to separately prepare and furnish information to its stockholders. Parent will benefit from any regulatory compliance cost savings realized by HOFRE after it becomes a private company.
The primary detriments of the Merger to Parent include the fact that all of the risk of any possible decrease in the future earnings, growth or value of HOFRE following the Merger will be borne by Parent. Additionally, Parent’s ownership of HOFRE will be illiquid, with no public trading market for such securities.
The Purchaser Filing Parties’ Net Book Value and Net Income
The table below sets forth the ownership of HOFRE Common Stock and resulting interests in HOFRE’s net book value and net earnings of the Purchaser Filing Parties prior to and immediately after the consummation of the Merger, based on HOFRE’s net book value as of March 31, 2025, and net earnings for the three-month period ended March 31, 2025 as if the Merger were completed on such date. The table below assumes that certain third-party equity investment in Parent, including the Parent Acquisition Financing, have resulted in the Purchaser filing Parties owning 35.7% ownership in Parent after the Merger. The actual interests of the Purchaser Filing Parties following the consummation of the Merger may differ from the interests presented below, depending on the final ownership interest in Parent resulting from such third-party equity investments.

	Ownership of HOFRE Prior to the Merger(1)			Ownership of HOFRE After the Merger(1)
	% Ownership	Net Book Value as of March 31, 2025(2) ($ in thousands)	Net Earnings for the three month period ended March 31, 2025(3) ($ in thousands)	% Ownership	Net Book Value as of March 31 2025(2) ($ in thousands)	Net Earnings for the three month period ended March 31, 2025(3) ($ in thousands) 2025
Parent	—	—	—	100.0%	56,965	(15,335)
Purchaser Filing Parties	22.1%(4)	12,589	(3,389)	35.7%	20,336	(5,475)

(1)	Based on 6,699,159 shares of HOFRE Common Stock outstanding as of March 31, 2025.
(2)	Based on total stockholders’ equity of $56,965,349 as of March 31, 2025.
(3)	Based on net loss attributable to HOFRE of ($15,334,950) for the three-month period ended March 31, 2025.
(4)	Based on 1,483,943 shares of HOFRE Common Stock owned by the Purchaser Filing Parties as of March 31, 2025, excluding shares underlying convertible or exercisable securities.
Certain Effects on HOFRE if the Merger Is Not Completed
If the Merger Agreement is not adopted as a result of the failure to obtain the requisite stockholder approval, or if the Merger is not completed for any other reason including failure of the conditions to each party’s obligation to close the Merger, HOFRE’s stockholders will not receive any payment for their shares of HOFRE Common Stock in connection with the Merger. Instead, (1) HOFRE will initially remain an independent public company, (2) HOFRE Common Stock will continue to be listed and traded on one of the three tiered marketplaces of the OTC Markets Group and registered under the Exchange Act, and (3) HOFRE will continue to file periodic reports with the SEC to the extent required. In addition, if the Merger is not completed, HOFRE’s stockholders will remain stockholders of HOFRE and will continue to be subject to risks related to the industry in which HOFRE operates and the adverse financial and economic conditions it faces. As a result of the substantial doubt as to HOFRE’s ability to continue as a going concern, if the Merger is not consummated, HOFRE may lack sufficient liquidity to continue its operations and may need to restrict its spending, liquidate all or a portion of its assets or pursue other strategic alternatives, and/or seek protection under the provisions of the U.S. Bankruptcy Code.
Further, an affiliate of IRG has provided HOFRE certain interim financing pursuant to the Note, as more fully described in the section entitled “Special Factors — Background of the Merger” for HOFRE’s general corporate purposes, including funding (1) payroll obligations, (2) various state and local tax obligations, (3) certain near-term obligations to creditors and (4) arrearages to vendors whose supplies and services are a necessary component of HOFRE’s ability to continue its commercial operations. If the Merger is not consummated, the Note will mature on termination of the Merger Agreement. As of the date of this proxy statement, the total amount of interim financing provided by IRG to HOFRE is approximately $13.1 million. This amount must be repaid at maturity in cash by HOFRE. If HOFRE is not able to repay, refinance or restructure its considerable debt obligations as they mature, one possible outcome may be bankruptcy or insolvency.
Additionally, if the Merger is not consummated, HOFRE’s obligations under the Waterpark Ground Lease with the Waterpark Landlord are secured by substantial assets of HOFRE. Specifically, the security agreements and collateral supporting such obligations include: (i) 100% of HOFRE’s membership interests in HOF Village Stadium, LLC (which holds the leasehold interest in the Tom Benson Hall of Fame Stadium); (ii) HOFRE’s 20% interest in the ForeverLawn Sports Complex; and (iii) various real estate and commercial parcels located adjacent to Hall of Fame Village. If the Merger is not consummated, the Waterpark Landlord will have the right to foreclose on the Stadium, the 20% interest in the youth fields, and the development lots. These and other assets are also pledged to various creditors, each of whom may seek to exercise their remedies, including foreclosure, in the event of a default. The exercise of remedies by the Waterpark Landlord or other secured creditors would be expected to have a material adverse effect on HOFRE’s liquidity, financial condition, and results of operations.
Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the price of HOFRE Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of HOFRE Common Stock would return to the price at which HOFRE Common Stock trades as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of your shares of HOFRE Common Stock. If the Merger is not completed, the HOFRE Board will continue to evaluate and review, among other things, HOFRE’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Merger Agreement is not adopted as a result of the failure to obtain the requisite stockholder approval, or if the Merger is not completed for any other reason, HOFRE’s business, prospects or results of operation will likely be adversely impacted.
In addition, in specified circumstances in which the Merger Agreement is terminated, HOFRE has agreed to pay Parent a termination fee of $1 million, as more fully described in “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fees and Remedies”.
Interests of HOFRE’s Directors and Executive Officers in the Merger
In considering the recommendation of the HOFRE Board that HOFRE stockholders approve the transaction and vote in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, HOFRE stockholders should be aware that the executive officers and directors of HOFRE have certain interests in the transactions contemplated by the Merger Agreement that are or may be different from, or in addition to, the interests of HOFRE stockholders generally. These interests may create potential conflicts of interest. The HOFRE Board and the Special Committee were aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement approving the Merger Agreement and the transactions contemplated by it, including the Merger, and in making their recommendation that HOFRE stockholders adopt the Merger Agreement. These interests are described in more detail below.

Treatment of HOFRE Equity Awards
The below tables summarize the number of issued and outstanding HOFRE RSUs granted pursuant to the Omnibus Plan or the Inducement Plan, as applicable, to executive officers and continuing non-employee directors as of July 24, 2025, the vesting of which was conditioned on continued employment of the HOFRE executive officers and continued service by the non-employee directors through the applicable vesting dates set forth in the award agreements relating to such HOFRE RSUs. Pursuant to the Merger Agreement, the HOFRE Board will take discretionary action, as permitted by the Omnibus Plan and the Inducement Plan, to accelerate vesting of all outstanding, unvested HOFRE RSUs immediately prior to consummation of the Merger. Following such acceleration, all outstanding HOFRE RSUs will be canceled and terminated in exchange for a cash payment. Such cash payment will be equal to the product of (i) the Merger Consideration, subject to reduction for any applicable withholding or other Taxes (as such term is defined in the Merger Agreement) required by applicable law) in connection with the Merger and (ii) the number of shares of Common Stock underlying each HOFRE RSU award.

Name of HOFRE Executive Officer(1)	RSUs Outstanding (#)	Value of RSUs ($)
Tara Charnes* Former General Counsel and Secretary	2,584	2,325.60
Anne Graffice Executive Vice President of Global Marketing and Public Affairs	1,292	1,162.80
Eric Hess Principal Financial Officer and Senior Vice President of Finance	986	887.40
Lisa Gould Principal Executive Officer and Executive Vice President of Business Administration	1,292	1,162.80

*	Ms. Charnes resigned from the office of General Counsel and Secretary, effective August 31, 2024.
(1)	No directors or any other executive officers, since January 1, 2024, have any outstanding HOFRE RSU Awards or are entitled to any equity-based payments.
Retention & Severance Benefits
Michael Crawford
On November 22, 2022, Mr. Crawford, HOFRE and HOFREN entered into an amended and restated employment agreement, effective January 1, 2023 (as amended, the “2023 Crawford Employment Agreement”), which replaced and superseded in its entirety an earlier form of employment agreement entered into effective July 1, 2020, and which had been amended once on January 25, 2021. Under the terms of the 2023 Crawford Employment Agreement, Mr. Crawford served as the President and Chief Executive Officer of HOFRE and HOFREN. On April 14, 2023, HOFREN, HOFRE and entered into an amendment to the 2023 Crawford Employment Agreement, under the terms of which Mr. Crawford voluntarily reduced his annual base salary by $50,000 a year for the 2023, 2024, 2025 and 2026 fiscal years, effective May 1, 2023, as part of a focus on lowering HOFRE costs. On March 12, 2025, Mr. Crawford informed the HOFRE Board that he intended to resign as President, Chief Executive Officer, and Chairman of the HOFRE Board. The resignation was not due to any disagreement with HOFRE on any matter related to its operations, policies, or practices.
Unrelated to the Merger, Mr. Crawford, HOFRE and HOFREN entered into a Retention and Consulting Agreement, dated March 18, 2025 (the “Retention and Consulting Agreement”), which provided that Mr. Crawford would be paid an aggregate retention bonus of $300,000, including $73,000 for the agreed-upon value of unused accrued vacation, paid in three increments of $100,000 on each of March 31, 2025, April 30, 2025, and May 31, 2025, provided that Mr. Crawford continued to serve as President, Chief Executive Officer, and Chairman of the HOFRE Board through May 18, 2025 (the “Employment Termination Date”), and subject to clawback in the event of any earlier termination. Until the Employment Termination Date, Mr. Crawford would also continue to receive his base salary and other benefits due under the 2023 Crawford Employment Agreement. Additionally, Mr. Crawford executed an irrevocable general release and waiver of claims in favor of HOFRE and all its related entities, affiliates, investors, owners and employees upon the Employment Termination Date.
Mr. Crawford agreed his termination of employment on the Employment Termination Date constituted neither termination by HOFRE without cause nor termination by Mr. Crawford for good reason under the 2023 Crawford

Employment Agreement. Therefore, no severance benefits or payments provided for under the 2023 Crawford Employment Agreement became payable as a result of Mr. Crawford’s resignation, nor will become payable as a result of the Merger.
Under the Retention and Consulting Agreement, Mr. Crawford will provide up to 10 hours per week of consulting services to HOFRE between the Employment Termination Date and August 18, 2025 (the “Consulting Period”). During the Consulting Period, HOFRE shall pay Mr. Crawford a consulting fee of $500 per hour. Consulting compensation is limited to services actually rendered, and if the Retention and Consulting Agreement were terminated for any reason, Mr. Crawford would only be entitled to payment for services provided up to the termination date and reimbursement for properly incurred expenses. During the Consulting Period, Mr. Crawford is entitled to no other compensation or employee benefits from HOFRE.
Tara Charnes
HOFRE and HOFREN entered into a three-year employment agreement with Ms. Charnes, effective August 21, 2020 when she was hired as General Counsel (the “Charnes Employment Agreement”). Ms. Charnes’ 2023 compensation included a grant of 7,751 RSUs, which were scheduled to vest in three equal annual installments beginning on January 24, 2024. In August 2023, the Charnes Employment Agreement renewed automatically for a successive 12-month period. On June 17, 2024, Ms. Charnes notified HOFRE of her resignation from the office of General Counsel and Corporate Secretary of HOFRE for personal reasons, effective August 31, 2024.
Unrelated to the Merger, on June 21, 2024, Ms. Charnes entered into a consulting services agreement (the “Charnes Consulting Agreement”) pursuant to which she agreed to provide up to 25 hours of consulting services per week to HOFRE, at HOFRE’s request, following her resignation effective date of August 31, 2024, through December 31, 2024. In consideration for such services, Ms. Charnes was to receive the remainder of her 2023 annual bonus in the amount of $45,000, a monthly retainer in the amount of $10,000, continuation of health benefits through December 31, 2024, and any outstanding HOFRE RSUs would continue to vest in accordance with their existing vesting schedules. Following the termination of the Charnes Consulting Agreement on November 15, 2024, Ms. Charnes and HOFRE entered into a General Release Agreement dated April 8, 2025 (the “Release”), resolving a prior dispute regarding compensation due under the Charnes Consulting Agreement. Pursuant to the Release, HOFRE paid to Ms. Charnes $37,478.20 in full settlement of all employment and consulting services provided by Ms. Charnes, provided that any outstanding HOFRE RSUs would continue to vest in accordance with the existing vesting schedules regardless of her termination of service.
Anne Graffice
Ms. Graffice and HOF Village, LLC previously entered into a three-year employment agreement, effective December 1, 2019 when she was hired as Executive Vice President of Public Affairs, which was amended on December 22, 2020 (as amended, the “Graffice Employment Agreement”). Since December 2022, the Graffice Employment Agreement was renewed automatically for successive 12-month periods until Ms. Graffice agreed to transition from an employee under contract to an at-will employee, effective as of October 28, 2024. The terms of the Graffice Employment Agreement, along with any potential severance provisions thereunder, no longer apply as of such date, and Ms. Graffice is no longer entitled to any severance benefits or separation payments in the event of a termination of her employment.
Special Committee Fees
In consideration of the expected time and effort that would be required of the members of the Special Committee in evaluating the proposed Merger, the HOFRE Board determined that each member of the Special Committee would receive as compensation a one-time payment in cash of $3,000 together with reimbursement for reasonable and necessary expenses incurred in connection with the performance of their duties. The compensation was not, and is not, contingent upon the approval or the completion of the Merger or any other transaction. No other meeting fees or other compensation was or will be paid to the members of the Special Committee in connection with their service on the Special Committee. Such fees are in addition to the regular compensation received as a member of the HOFRE Board.

Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the Merger Agreement, directors and officers of HOFRE will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement — Indemnification and Insurance.”
New Compensation Arrangements
Executive officers and directors who become officers, directors or employees or who otherwise are retained to provide services to Parent or its affiliates after the Closing may enter into other, new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by Parent or any of its affiliates. As of the date of this proxy statement, no compensation arrangements between such persons and Parent and/or its affiliates have been established or discussed.
Quantification of Payments and Benefits to HOFRE’s Named Executive Officers
The table below sets forth the amount of payments and benefits that each of HOFRE’s named executive officers would receive in connection with the Merger, assuming (i) that the Merger were consummated and each such named executive officer experienced a qualifying termination on [   ], 2025 (which is the assumed date of the consummation of the Merger solely for purposes of this disclosure); and (ii) a per share price of HOFRE Common Stock of $0.90, which is the per share Merger Consideration. There are no cash payments payable, pension benefits, nonqualified deferred compensation benefit enhancements, perquisites or other health and welfare benefits, or other types of compensation which will become payable to any named executive officer in connection with the Merger. The calculations in the table below do not attempt to forecast any adjustments in compensation that may occur following the date of this proxy statement, including additional awards, grants or forfeitures that may occur prior to the Effective Time or any awards that, by their terms, vest irrespective of the Merger prior to the Effective Time. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Name of HOFRE Named Executive Officer	Equity(1) ($)	Total(2) ($)
Tara Charnes(*) Former General Counsel and Secretary	2,325.60	2,325.60
Anne Graffice Executive Vice President of Global Marketing and Public Affairs	1,162.80	1,162.80
Lisa Gould Principal Executive Officer and Executive Vice President of Business Administration	1,162.80	1,162.80
Michael Crawford(**) Former President, Chief Executive Officer and Chairman	0.00	0.00

(*)	Ms. Charnes resigned from the office of General Counsel and Secretary, effective August 31, 2024.
(**)	Mr. Crawford resigned as President, Chief Executive Officer, and Chairman, effective May 18, 2025.
(1)
For a description of the treatment of equity awards held by the named executive officers, see “Treatment of HOFRE Equity Awards” above. All outstanding HOFRE RSUs held by the named executive officers are either vested and previously settled in shares of HOFRE Common Stock or will accelerate and be canceled and terminated in exchange for a cash payment upon the consummation of the Merger, as described in the “Treatment of HOFRE Equity Awards” section above.

(2)	The amounts in this table all result from single trigger payment events.
Nasdaq Delisting
On January 10, 2025, HOFRE received a deficiency letter from the Listing Qualifications Department (the “Staff”) of Nasdaq stating that HOFRE failed to hold an annual meeting of stockholders within 12 months after its fiscal year ended December 31, 2023, as required by Nasdaq Listing Rule 5620(a).
On April 10, 2025, HOFRE received a deficiency letter from the Staff notifying HFORE that, for the last 30 consecutive business days, the bid price for HOFRE Common Stock had closed below $1.00 per share, which is the minimum bid price required to maintain continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2).

On June 18, 2025, HOFRE received a deficiency letter from the Staff notifying HOFRE that it had initiated delisting procedures based on a representation from HOFRE that it will not be in a position to hold an annual meeting of stockholders on or prior to June 30, 2025. The letter further provided that if HOFRE did not appeal the delisting determination to a hearing panel pursuant to Nasdaq Listing Rule 5800 Series, trading of HOFRE Common Stock would be suspended at the opening of business on June 27, 2025 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove HOFRE’s securities from listing and registration on Nasdaq.
HOFRE did not appeal or request a hearing and, therefore, the HOFRE Common Stock and Public Warrants were suspended by Nasdaq on June 27, 2025 and are currently listed on the OTC Pink Market.
Voting Agreement
In connection with execution of the Merger Agreement, certain of HOFRE’s existing stockholders, including Stuart Lichter and certain affiliates of IRG, entered into the Voting Agreement, pursuant to which the applicable stockholders agreed to vote all of their respective shares of HOFRE Common Stock (i) in favor of the adoption of the Merger Agreement and (ii) in favor of the other matters set forth in the Merger Agreement, unless such stockholders shall have determined in their sole and absolute discretion to pursue or recommend an Acquisition Proposal (as defined in the Merger Agreement) or any other alternative transaction proposed by any third party, subject to certain terms and conditions contained in the Voting Agreement.
For more information, see the full text of the Voting Agreement, attached as Annex B to this proxy statement, which is incorporated by reference in this proxy statement in their entirety.
Closing and Effective Time of the Merger
The Closing will take place (1) as promptly as practicable (and no later than the third business day) after the satisfaction or waiver (to the extent permitted under the Merger Agreement) of the last to be satisfied or waived closing conditions of the Merger Agreement (described in the section of this proxy statement captioned “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions, or (2) at such other time agreed to in writing by HOFRE and Parent. On the date on which the Closing occurs (the “Closing Date”), the parties will file a Certificate of Merger with the Secretary of State of the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing and acceptance of the Certificate of Merger, or at a later time agreed to in writing by the parties and specified in the Certificate of Merger.
Accounting Treatment
The Parent Entities anticipate that Parent will be considered the acquirer of HOFRE for accounting purposes. If so, Parent will use the acquisition method of accounting to allocate the purchase consideration to HOFRE’s assets acquired and liabilities assumed, which will be recorded at fair value.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of certain material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) of HOFRE Common Stock whose shares are exchanged for the Merger Consideration pursuant to the Merger. This discussion is based upon the Code, applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions, and administrative rulings and published positions of the IRS, each as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of HOFRE Common Stock that is (or is treated as), for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (1) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of the Code).

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of HOFRE Common Stock that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
This discussion applies only to holders of shares of HOFRE Common Stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes) and does not address any tax consequences applicable to holders of HOFRE Equity Awards. In addition, this discussion does not address or consider any tax consequences arising under the alternative minimum tax or the Medicare tax on net investment income. Further, no information is provided with respect to any tax consequences under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.
This discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, or that may apply to holders subject to special treatment under U.S. federal income tax law, including, for example:
•	banks or other financial institutions;
•	mutual funds;
•	insurance companies;
•	tax-exempt organizations (including private foundations), governmental agencies, instrumentalities or other governmental organizations, or qualified foreign pension funds;
•	retirement or other tax deferred accounts;
•
S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

•	specified foreign corporations (including controlled foreign corporations), passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;
•	dealers or brokers in securities, currencies or commodities;
•	dealers or traders in securities that elect to use the mark-to-market method of accounting;
•	regulated investment companies or real estate investment trusts, or entities subject to the U.S. anti-inversion rules;
•	U.S. expatriates or certain former citizens or long-term residents of the United States;
•	entities that are expatriated entities, surrogate foreign corporations or inverted corporations for U.S. federal income tax purposes;
•	holders that own or have owned (directly, indirectly or constructively) five percent or more of HOFRE Common Stock (by vote or value);
•
holders who hold their shares of HOFRE Common Stock as part of a hedging, constructive sale or conversion, straddle, synthetic security, integrated investment or other risk reduction transaction for U.S. federal income tax purposes;

•
holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of HOFRE Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	holders that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL;
•
holders that acquired their shares of HOFRE Common Stock pursuant to the exercise of employee stock options or warrants or otherwise as compensation or in connection with the performance of services; or

•	holders whose “functional currency” is not the U.S. dollar.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of HOFRE Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partners, the activities of the partners and the partnership and certain determinations made at the partner level. Partnerships holding shares of HOFRE Common Stock and partners therein should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the Merger.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE MERGER TO U.S. HOLDERS OF SHARES OF HOFRE COMMON STOCK. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, THE UNEARNED INCOME MEDICARE CONTRIBUTION TAX, AND ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
Consequences to U.S. Holders
The receipt of the Merger Consideration by a U.S. Holder in exchange for shares of HOFRE Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives the Merger Consideration in exchange for shares of HOFRE Common Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in such shares.
Gain or loss recognized by a U.S. Holder with respect to the Merger generally will be capital gain or loss and, if a U.S. Holder’s holding period in the shares of HOFRE Common Stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss generally will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of HOFRE Common Stock at different times or different prices, such U.S. Holder should consult its own tax advisor regarding the appropriate manner in which the Merger Consideration should be allocated among such different blocks of HOFRE Common Stock.
Consequences to Non-U.S. Holders
A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized upon the receipt of the Merger Consideration in exchange for shares of HOFRE Common Stock pursuant to the Merger unless:
•
the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States);

•
such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the Merger (as such days are calculated pursuant to Section 7701(b)(3) of the Code) and certain other requirements are met; or

•
HOFRE is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to its HOFRE Common Stock (the “Relevant Period”) and such Non-U.S. Holder holds (actually or constructively) more than five percent of HOFRE Common Stock at any time during the Relevant Period.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a thirty percent (30%) rate (or a lower applicable income tax treaty rate).
If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder generally will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year at a tax rate of thirty percent (30%) (or a lower applicable tax treaty rate).

With respect to the third bullet point above, the determination of whether HOFRE is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its United States and foreign real property interests. HOFRE believes that it has not been a USRPHC for U.S. federal income tax purposes during the Relevant Period and is required to provide a certificate to that effect under the Merger Agreement. If, contrary to expectations, HOFRE is a USRPHC during the Relevant Period, any gain recognized by a Non-U.S. Holder that holds (actually or constructively) more than five percent (5%) of the shares of HOFRE Common Stock at any time during the Relevant Period, will be treated as income that is effectively connected to a U.S. trade or business, and subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a resident of the U.S. However, any gain recognized by a Non-U.S. Holder that owns (actually or constructively) five (5%) percent or less of the shares of HOFRE Common Stock at all times during the Relevant Period, generally will not be subject to United States federal income tax, even if HOFRE constitutes a USRPHC, because the shares of HOFRE Common Stock are regularly traded on an established securities market (within the meaning of applicable Treasury Regulations).
NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM IN RESPECT OF ANY GAIN OR LOSS RECOGNIZED ON A SALE, TAXABLE EXCHANGE OR OTHER TAXABLE DISPOSITION OF ITS NEW TERRESTRIAL SECURITIES.
Information Reporting and Backup Withholding
Information reporting and backup withholding (currently at a rate of twenty-four percent) may apply to payments made in exchange for HOFRE Common Stock pursuant to the Merger. To avoid backup withholding:
•
a U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying under penalties of perjury that such U.S. Holder is a “United States person” (within the meaning of the Code), the taxpayer identification number provided is correct, and such U.S. Holder is not subject to backup withholding; and

•
a Non-U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-8, certifying under penalties of perjury that such Non-U.S. Holder is not a “United States person” (within the meaning of the Code).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s or Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that such U.S. Holder or Non-U.S. Holder furnishes the required information to the IRS in a timely manner.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, subject to the proposed Treasury Regulations discussed below, a thirty percent (30%) withholding tax may be imposed on the proceeds from the exchange of shares of HOFRE Common Stock pursuant to the Merger paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold thirty percent (30%) on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Holders of shares of HOFRE Common Stock should consult their own tax advisors regarding the potential application of withholding under FATCA to the proceeds from the exchange of shares of HOFRE Common Stock pursuant to the Merger.
ALL HOLDERS OF HOFRE STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE MERGER. THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES CONTAINED HEREIN IS INTENDED TO PROVIDE ONLY A GENERAL DISCUSSION AND IS NOT A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. TAX CONSEQUENCES MAY VARY WITH, OR BE DEPENDENT ON, INDIVIDUAL CIRCUMSTANCES. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF EACH HOLDER’S OWN SITUATION.
Limited Guarantee
Pursuant to the Merger Agreement, the Guarantor has agreed to guarantee, the prompt payment and full performance and observation by the Parent of Parent’s obligations to pay (1) the aggregate Merger Consideration pursuant to the terms and conditions of the Merger Agreement, and (2) the termination fee payable by Parent to HOFRE following a valid termination of the Merger Agreement, subject to certain conditions set forth in the Merger Agreement.
The obligations of Guarantor shall automatically terminate and have no further force and effect upon the earliest to occur of: (i) Parent shall have received the Parent Acquisition Financing, (ii) the Closing, or (iii) the valid termination of the Merger Agreement in accordance with its terms, subject to certain conditions set forth in the Merger Agreement.
Financing of the Merger
The obligation of the Parent Entities to consummate the Merger is subject to a financing condition, pursuant to which, Parent (or any direct or indirect affiliate thereof) will obtain funding sourced through an equity financing in an aggregate amount of cash proceeds of not less than $20,000,000 upon the terms and subject to conditions acceptable to the Parent Entities in their sole discretion (“Parent Acquisition Financing”). If all or any portion of the Parent Acquisition Financing that becomes binding pursuant to executed definitive agreements subsequently becomes unavailable or could reasonably be expected to become unavailable Parent will make reasonable efforts to obtain alternative equity financing. For more information, please see the section of this proxy statement captioned “The Merger Agreement — Parent Acquisition Financing”.
The anticipated total amount of cash necessary to complete the Merger and the related transactions, and to pay the transaction fees and expenses required to be paid at the Closing by the Parent Entities under the Merger Agreement, is approximately $6 million.
Assuming the receipt of proceeds from the Parent Acquisition Financing, Parent will have sufficient cash and other sources of immediately available funds necessary to complete the transactions contemplated by the Merger Agreement.
Delisting and Deregistration of HOFRE Common Stock and Public Warrants
If the Merger is completed, HOFRE Common Stock and HOFRE’s Public Warrants will no longer be traded on one of the three tiered marketplaces of the OTC Markets Group and will be deregistered under the Exchange Act. HOFRE will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of HOFRE Common Stock or HOFRE’s Public Warrants.

Fees and Expenses
Except as described under “The Merger Agreement — Termination Fees and Remedies,” if the Merger is not completed, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses, and in the case of the Special Committee, all fees and expenses will be paid by HOFRE. If the Merger is completed, all costs and expenses incurred by Parent or Merger Sub in connection with the transaction will be paid by the Surviving Corporation. Total fees and expenses incurred or to be incurred by HOFRE (including the Special Committee) are estimated at this time to be as follows:

Description	Amount ($)
Financial advisory fees and expenses	[ ]
Legal fees and expenses	[ ]
SEC filing fees	[ ]
Printing, proxy solicitation, EDGAR filing and mailing expenses	[ ]
Miscellaneous	[ ]
Total	[ ]

It is also expected that Merger Sub and/or Parent will incur approximately $[ ] million of financing costs, legal fees, exchange agent fees, and other advisory fees.
Certain Material Relationships
From May 2025 to present, Sheppard, Mullin, Richter & Hampton LLP (“Sheppard Mullin”) has represented HOFRE with respect to the proposed Merger. In the last two years, Sheppard Mullin has not done any work or provided advice to any of the Parent Entities, IRG or CH Capital Lending, LLC or any of their respective affiliates.
Litigation Relating to the Merger
In connection with the Merger, as of the date of this proxy statement, two complaints have been filed in state court as individual actions. The complaints are captioned John Marino v. Hall of Fame Resort & Entertainment Company et al., Index No. 654223/2025 (filed July 15, 2025 in the Supreme Court of the State of New York, County of New York) (the “Marino Complaint”) and Eric Johnson v. Hall of Fame Resort & Entertainment Company et al., Index No. 654224/2025 (filed July 15, 2025 in the Supreme Court of the State of New York, County of New York) (the “Johnson Complaint”, together with the Marino Complaint, the “Complaints”). The Complaints, which name HOFRE and its directors as defendants, allege that the preliminary proxy statement filed by HOFRE on July 1, 2025 (the “Preliminary Proxy Statement”) omits and/or misrepresents certain purportedly material information and asserts claims for negligent misrepresentation and concealment and negligence in violation of New York Common Law. The Complaints seek, among other things: (i) preliminarily and permanently enjoining HOFRE and its directors from consummating the Merger and the other transactions contemplated by the Merger Agreement; (ii) in the event that the Merger is consummated, rescinding it or awarding actual and punitive damages to the plaintiffs; (iii) awarding the plaintiffs fees and expenses in connection with the litigation contemplated by the Complaints, including reasonable attorneys’ and experts’ fees and expenses; and (iv) other relief as the court may deem just and proper. In addition to the Complaints, several purported stockholders of HOFRE have sent demand letters to HOFRE alleging similar deficiencies regarding the disclosures made in the Preliminary Proxy Statement.
HOFRE cannot predict the outcomes of these matters. If any similar complaints are filed or demands sent, absent new or significantly different allegations, HOFRE will not necessarily disclose such additional filings or demands.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which HOFRE refers you in this proxy statement and information included in oral statements or other written statements made or to be made by HOFRE or on HOFRE’s behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Merger. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “possible,” “continue,” “might,” “potential” or “intends” or the negative of these terms or other comparable terminology. Forward-looking statements contained in this proxy statement include, but are not limited to, statements regarding our expectations as to:
•	uncertainties related to the consummation of the Merger;
•
our ability to complete the Merger, if at all, on the anticipated terms and timing, including obtaining stockholder approval and regulatory approvals, and the satisfaction of other conditions to the completion of the Merger;

•	our obligation to pay a termination fee under certain circumstances if the Merger is terminated;
•	uncertainties about the pendency of the Merger and the effect of the Merger on employees, customers, sponsors and other third parties who deal with HOFRE;
•	the impact of certain interim covenants that we are subject to under the Merger Agreement;
•
provisions in the Merger Agreement that limit our ability to pursue alternatives to the Merger, which might discourage a third party that has an interest in acquiring all or a significant part of HOFRE from considering or proposing that acquisition;

•	the fact that we and our directors and officers may be subject to lawsuits, relating to the Merger;
•	the substantial transaction-related costs we have and will continue to incur in connection with the Merger;
•
the fact that our efforts to complete the Merger could disrupt our relationships with third parties, including our customers and sponsors, and employees, divert management’s attention, or result in negative publicity or legal proceedings;

•	the inability of stockholders to participate in any further upside of HOFRE’s business if the Merger is consummated;
•	our ability to retain and hire key personnel;
•	any competitive responses to the Merger;
•	the continued availability of capital and financing;
•	our need for and ability to obtain additional financing and our ability to continue as a going concern;
•	our business, operations and financial performance;
•	general economic and market developments and conditions;
•
the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, pandemics, outbreaks of war or hostilities, as well as our response to any of the aforementioned factors;

•	the fact that the receipt of cash in exchange for shares of HOFRE Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes; and
•	the risk that HOFRE’s stock price may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed.
Consequently, all of the forward-looking statements that HOFRE makes in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including: (1) the information contained under this caption, and (2) information in HOFRE’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including the information contained under the caption “Risk Factors,” and information in its consolidated financial statements and notes thereto. While the list of factors presented here is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on our financial condition, results of operations, credit rating or liquidity.
The forward-looking statements in this proxy statement are based upon information available to us as of the date of this proxy statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this proxy statement and the documents that we reference and have filed as exhibits to this proxy statement, including any documents incorporated herein by reference, with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this proxy statement. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this proxy statement, whether as a result of any new information, future events or otherwise. HOFRE’s stockholders are advised to consult any future disclosures that HOFRE makes on related subjects as may be detailed in its other filings made from time to time with the SEC.

THE PARTIES TO THE MERGER
HOFRE
HOFRE (formerly known as GPAQ Acquisition Holdings, Inc.) was incorporated in Delaware on August 29, 2019, as a subsidiary of Gordon Pointe Acquisition Corp. (“GPAQ”), a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more businesses or assets. On July 1, 2020, HOFRE consummated a business combination with HOF Village, LLC, a Delaware limited liability company (“Original HOF Village”), pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019, March 10, 2020 and May 22, 2020), by and among HOFRE, GPAQ Acquiror Merger Sub, Inc., GPAQ Company Merger Sub, LLC, HOF Village, LLC, and HOF Village Newco, LLC.
HOFRE is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the National Football Museum, Inc., doing business as the Pro Football Hall of Fame (“PFHOF”). Headquartered in Canton, Ohio, HOFRE owns the Hall of Fame Village, which is a multi-use sports and entertainment destination centered around the PFHOF’s campus and the DoubleTree by Hilton located in downtown Canton. HOFRE has created a diversified set of revenue streams through the development of themed attractions, premier entertainment programming and sponsorships. HOFRE continues to pursue a diversified strategy across three business verticals, including destination-based assets (i.e., Hall of Fame Village campus), Hall of Fame Village Media and Gold Summit Gaming. HOFRE has several obligations due within twelve months that cause substantial doubt about its ability to continue as a going concern within one year after the date the financial statements were issued as of March 31, 2025 and for the year ended December 31, 2024, which are incorporated by reference into this proxy statement.
HOFRE Common Stock is listed on the OTC Pink Market under the symbol “HOFV.” HOFRE’s Public Warrants, each exercisable for 0.064578 shares of HOFRE Common Stock, are listed on the OTC Pink Market under the symbol “HOFVW.” The Series A Warrants expired on July 1, 2025. HOFRE’s corporate headquarters are located at 2014 Champions Gateway, Suite 100, Canton, Ohio 44708.
Parent Entities
Parent. HOFV Holdings, LLC was formed on April 17, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Parent’s address is 11111 Santa Monica Boulevard, Suite 800 Los Angeles, California 90024. Parent is an affiliate of IRG.
Merger Sub. Omaha Merger Sub, Inc. was formed on April 17, 2025, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Merger Sub’s address is 11111 Santa Monica Boulevard, Suite 800 Los Angeles, California 90024. Merger Sub is an affiliate of IRG.

THE SPECIAL MEETING
Date, Time and Place
HOFRE will hold the Special Meeting on [   ], 2025, at [   ], Eastern Time. You may attend the Special Meeting via a live webcast at www.virtualshareholdermeeting.com/HOFV2025. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). HOFRE believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.
If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.
Purpose of the Special Meeting
At the Special Meeting, HOFRE will ask stockholders to vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
HOFRE’s stockholders must approve the Merger Proposal in order for the Merger to be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. HOFRE encourages you to read the Merger Agreement carefully in its entirety.
Attending the Special Meeting
The virtual Special Meeting will begin at [   ], Eastern Time. Online check-in will begin a few minutes prior to the Special Meeting. HOFRE encourages you to access the virtual Special Meeting prior to the start time.
As the Special Meeting is virtual, there will be no physical meeting location. You can attend the virtual Special Meeting by logging in online at www.virtualshareholdermeeting.com/HOFV2025. You will need the control number found on your proxy card or voting instruction form in order to participate in the virtual Special Meeting (including voting your shares).
Once online access to the Special Meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the Special Meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the Special Meeting, subject to time constraints.
Record Date; Shares Entitled to Vote; Quorum
Only HOFRE’s stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders of record entitled to vote at the Special Meeting will be available for a period of at least 10 days before the Special Meeting on a reasonably accessible electronic network or during ordinary business hours at HOFRE’s corporate headquarters located at 2014 Champions Gateway, Suite 100, Canton, Ohio 44708, and on the virtual meeting website during the Special Meeting. As of the Record Date, there were [  ] shares of HOFRE Common Stock outstanding and entitled to vote at the Special Meeting. Each share of HOFRE Common Stock that you own as of the close of business on the Record Date is entitled to one vote on each matter submitted for a vote at the Special Meeting.
The presence, in person or by proxy, of the holders of shares of outstanding HOFRE Common Stock representing a majority of the voting power of all outstanding HOFRE Common Stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting.
Votes Required
Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of the holders representing a majority of the aggregate voting power of the outstanding shares of HOFRE Common Stock.
Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast by the holders of HOFRE Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon. This vote will be on a non-binding, advisory basis.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of HOFRE Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon.
Abstentions
Abstentions will be counted as present for purposes of determining whether a quorum exists. If a stockholder abstains from voting on the Merger Proposal that abstention will have the same effect as if the stockholder voted “AGAINST” such proposal. If a stockholder abstains from voting on the Compensation Proposal or the Adjournment Proposal, that abstention will not have any effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal (assuming a quorum is present).
Broker Non-Votes
Each “broker non-vote” will also count as a vote “AGAINST” the Merger Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal. Broker non-votes are shares of HOFRE Common Stock held by brokers on behalf of the beneficial owners of such shares of HOFRE Common Stock that are present by means of remote communication or represented by proxy at the Special Meeting, but with respect to which the broker is not instructed by the applicable beneficial owner of such shares of HOFRE Common Stock how to vote on a particular proposal, and the broker does not have discretionary voting power on such proposal. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of HOFRE Common Stock held in “street name” does not give voting instructions to the broker, then those shares of HOFRE Common Stock will not be present by means of remote communication or represented by proxy at the Special Meeting, and, therefore, will not count towards the quorum of the Special Meeting. For shares of HOFRE Common Stock held in “street name,” only shares affirmatively voted “FOR” any of the Merger Proposal, the Compensation Proposal or the Adjournment Proposal will be counted towards the quorum of the Special Meeting and as a vote in favor of such proposal. Approval of the Compensation Proposal or the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by the holders of HOFRE Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon; therefore, broker non-votes will have no effect on the approval of the Compensation Proposal or the Adjournment Proposal.
Shares Held by HOFRE’s Directors and Executive Officers
As of the Record Date, HOFRE’s directors and executive officers beneficially owned, in the aggregate, [   ] shares of HOFRE Common Stock, collectively representing approximately [  ]% of the voting power of the shares of HOFRE Common Stock outstanding as of the Record Date.
Voting of Proxies
If you are a stockholder of record (that is, your shares are registered in your name with HOFRE’s transfer agent, Continental Stock Transfer & Trust Company, LLC), you may vote your shares electronically over the internet or by telephone by following the instructions on your enclosed proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Alternatively, you may vote your shares by returning a marked, signed and dated proxy card using the enclosed prepaid envelope, or you may vote at the Special Meeting using the control number located on the enclosed proxy card. Based on your proxy cards or internet and telephone proxy, the proxy holders will vote your shares according to your direction.
If you attend the Special Meeting and wish to vote at the Special Meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also submit a “legal proxy” from their bank or broker in order to vote at the Special Meeting. You are encouraged to vote by proxy even if you plan to attend the Special Meeting. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.
All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the Special Meeting, be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the Merger Proposal, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal.

If your shares are held in “street name” through a bank, broker or other nominee, you may submit a proxy to vote through your bank, broker or other nominee by marking, signing, dating and returning by mail the enclosed voting instruction form provided by your bank, broker or other nominee. You may also attend the Special Meeting and vote at the Special Meeting if you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. If available from your bank, broker or other nominee, you may submit a proxy to vote over the internet or telephone by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form by mail, (2) submit a proxy to vote over the internet or by telephone through your bank, broker or other nominee, or (3) attend the Special Meeting and vote at the Special Meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal. It will not, however, have any effect on the Compensation Proposal or the Adjournment Proposal, except to the extent it affects the obtaining of a quorum at the Special Meeting.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by delivering written notice of revocation to HOFRE’s Assistant Corporate Secretary or by submitting a subsequently dated proxy by mail, telephone or the internet in the manner described above under “How may I vote?” or by attending the Special Meeting and voting in person virtually. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your bank, broker or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting, by attending the Special Meeting and voting virtually.
If you hold your shares of HOFRE Common Stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain and submit a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow HOFRE’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
Adjournment
In addition to the Merger Proposal and the Compensation Proposal, HOFRE’s stockholders are also being asked to approve the Adjournment Proposal. If a quorum is not present, the a majority of the stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, may adjourn the Special Meeting, from time to time, without notice other than announcement at the Special Meeting, until a quorum is present or represented. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, HOFRE’s stockholders who have already submitted their proxies will be able to revoke them at any time before they are exercised at the Special Meeting.
Solicitation of Proxies
HOFRE, on behalf of the HOFRE Board, is soliciting proxies from HOFRE’s stockholders for the Special Meeting. Under applicable SEC rules and regulations, the members of the HOFRE Board are “participants” with respect to the solicitation of proxies in connection with the Special Meeting.
The expense of soliciting proxies will be borne by HOFRE. HOFRE has retained Alliance Advisors, LLC, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of $15,000, plus expenses. HOFRE will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, HOFRE may reimburse banks, brokers and other nominees representing beneficial owners of shares of HOFRE Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by HOFRE’s directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger
HOFRE currently expects to complete the Merger in the second half of 2025. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of HOFRE’s control.
Appraisal Rights
This section summarizes Delaware law pertaining to appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL, which may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262) and is incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that you exercise your appraisal rights under Section 262 of the DGCL.
Any person contemplating the exercise of such appraisal rights should carefully review the provisions of Section 262 of the DGCL, particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 of the DGCL for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 of the DGCL and in this summary to a (i) “stockholder” are to the record holder of HOFRE Common Stock, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of HOFRE Common Stock held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity.
If the Merger is consummated, holders of record or beneficial owners of HOFRE Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of HOFRE Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied.
Holders of record and beneficial owners of HOFRE Common Stock who are entitled to have their shares appraised by the Delaware Court of Chancery may receive payment in cash of the “fair value” of their shares of HOFRE Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the surviving corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “Appraisal Rights—Determination of Fair Value.”
To exercise appraisal rights, a holder of record or a beneficial owner of Determination of Fair Value Common Stock must (1) submit a written demand for appraisal of such holder’s or beneficial owner’s shares of HOFRE Common Stock to HOFRE before the vote is taken on the Merger Proposal at the Special Meeting, (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of HOFRE Common Stock through the effective date of the Merger, (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (5) not withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of shares of HOFRE Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of HOFRE Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the surviving corporation hereunder and to be set forth on the verified list required by Section 262(f) of the DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Other Matters
At this time, HOFRE knows of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting and you deliver a proxy to HOFRE, your shares of HOFRE Common Stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
This proxy statement is available on the “Investor Relations – Earnings and Filings – SEC Filings” section of HOFRE’s website located at https://ir.hofreco.com/earnings-and-filings/sec-filings/default.aspx.
Householding of Special Meeting Materials
HOFRE has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address will receive only one copy of this proxy statement unless one or more of these stockholders notifies HOFRE that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card upon request. If you wish to receive a separate set of HOFRE’s disclosure documents at this time, please contact Hall of Fame Resort & Entertainment Company, Attention: Assistant Corporate Secretary, at 2014 Champions Gateway, Suite 100, Canton, Ohio 44708 or call (330) 458-9176.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact HOFRE at the above address or phone number.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of HOFRE Common Stock, please contact HOFRE’s proxy solicitor at:
Alliance Advisors, LLC
150 Clove Road, Suite 400
Little Falls, New Jersey 07424
Toll-Free: 844-202-7187
Email: HOFV@allianceadvisors.com

THE MERGER AGREEMENT
The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A. We encourage you to carefully read and consider the Merger Agreement, which is the legal document that governs the Merger, in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement, and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by the Parent Entities and the Company in connection with negotiating the terms of the Merger Agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent by the Company in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between Parent and the Company rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Our stockholders are not generally third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Parent Entities or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. None of the representations and warranties will survive the closing of the Merger, and, therefore, they will have no legal effect under the Merger Agreement after the Effective Time. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company because the Company may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding the Company or Parent or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business.
Merger Consideration
Unless otherwise agreed in writing by Parent and the Company, the closing of the Merger will take place as promptly as practicable (and in no event later than the third business day) after the satisfaction or waiver (to the extent permitted under the Merger Agreement) of the last to be satisfied or waived of the conditions set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of such conditions).
On the Closing Date, the parties will file a Certificate of Merger with the Secretary of State of the State of Delaware as provided under the applicable provisions of the DGCL. The effective time of the Merger will occur upon the filing of a Certificate of Merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as HOFRE and the Parent Entities may agree and specify in such Certificate of Merger).
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement and the applicable provisions of the DGCL, at the Effective Time: (1) Merger Sub will be merged with and into the Company; (2) the separate corporate existence of Merger Sub will cease; and (3) the Company will continue as the Surviving

Corporation in the Merger and as a wholly owned subsidiary of Parent. From and after the Effective Time (1) all of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation and (2) all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
At the Effective Time, (1) the certificate of incorporation of the Company will be amended and restated in its entirety as set forth in the Certificate of Merger, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation and (2) the bylaws of the Company will be amended and restated in their entirety to be in a form mutually agreeable to Parent and the Company, and such amended and restated bylaws will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation, and such bylaws.
The board of directors of the Surviving Corporation as of, and immediately following, the Effective Time will consist of the directors of Merger Sub as of immediately prior to the Effective Time, each to serve in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected or appointed and qualified. From and after the Effective Time, the officers of Merger Sub as of immediately prior to the Effective Time will be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.
Conversion of Shares
Common Stock
Pursuant to the Merger Agreement, at the Effective Time, each share of HOFRE Common Stock outstanding immediately prior to the Effective Time (subject to certain exceptions, including with respect to any Excluded Shares) will be cancelled and extinguished and automatically converted into the right to receive $0.90 in cash without interest thereon, subject to applicable withholding taxes.
Preferred Stock
Each share of HOFRE’s Preferred Stock issued and outstanding immediately prior to the Effective Time will automatically be canceled and will cease to exist without any conversion thereof or consideration paid therefor.
Warrants
Pursuant to the Merger Agreement, at the Effective Time, each Public Warrant that is outstanding and unexercised immediately prior to the Effective Time shall, in accordance with its terms and by virtue of the Merger automatically and without any action on the part of the Parent Entities, the Company or the holder thereof, cease to represent a Public Warrant exercisable for HOFRE Common Stock and shall become a warrant exercisable for the Per Share Price that such holder would have received if such holder had exercised its Public Warrants immediately prior to the Effective Time; provided that if a holder of a Public Warrant that is outstanding and unexercised as of immediately prior to the Effective Time properly exercises such public warrant within 30 days following the public disclosure of the consummation of the Merger, the Warrant Price (as defined in the 2018 Gordon Pointe Warrant Agreement) with respect to such exercise shall be treated in accordance with the terms of Section 4.4 of the 2018 Gordon Pointe Warrant Agreement; and provided, further, that, in connection with the Merger, the Surviving Corporation shall, at the option of a holder of a Series B Warrant, exercisable at any time concurrently with, or within 30 days after, the consummation of the Merger (or, if later, the date of the public announcement of the Merger), purchase the Series B Warrant from such holder by paying to such holder an amount of cash equal to the Black Scholes Value (as defined in the Series B Warrant) of the remaining unexercised portion of the Series B Warrant on the date of the consummation of the Merger.
Pursuant to the Merger Agreement, at the Effective Time, each Private Warrant and Series X Warrant (other than warrants owned by any affiliate of the Parent Entities, which will be cancelled and extinguished without any consideration paid therefor) that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of the Parent Entities, the Company or the holder thereof, cease to represent a Private Warrant or Series X Warrant, as applicable, exercisable for HOFRE

Common Stock and shall become a warrant exercisable for the Per Share Price that such holder would have received if such holder had exercised its Private Warrants or Series X Warrants, as applicable, immediately prior to the Effective Time. Each holder of such warrant exercisable for the Per Share Price will have 30 days following public disclosure of the consummation of the Merger to exercise such warrants and receive the Per Share Price.
The Company Equity-Based Awards
Pursuant to the Merger Agreement, at the Effective Time, each outstanding Company RSU Award that, as of immediately prior to the Effective Time, is vested by its terms, after taking into account any automatic accelerated vesting that is permitted or required in connection with the Merger, shall, by virtue of the Merger and without any action on the part of the Parent Entities, the Company or the holders thereof, be cancelled and converted into the right to receive (without any interest) an amount in cash equal to (A) the total number of shares of HOFRE Common Stock underlying such vested Company RSU, multiplied by (B) the Per Share Price, subject to reduction for any applicable withholding or other taxes required by applicable law.
Pursuant to the Merger Agreement, at the Effective Time, each outstanding Company RSU Award that, as of immediately prior to the Effective Time, is not vested by its terms, after taking into account any automatic accelerated vesting that is permitted or required in connection with the Merger, shall, by virtue of the Merger and without any action on the part of the Parent Entities, the Company or the holders thereof, automatically be cancelled as of the Effective Time for no consideration.
Exchange and Payment Procedures
Prior to the closing of the Merger, Parent will designate Continental Stock Transfer & Trust Company, LLC (or such other nationally recognized paying agent agreed to between Parent and the Company) to act as Payment Agent to make payments of the allocable portions of the Merger Consideration to which our stockholders and warrant holders are entitled under the Merger Agreement. At or prior to the closing of the Merger, Parent will deposit (or cause to be deposited) with the Payment Agent cash constituting an amount equal to the aggregate Merger Consideration in accordance with the Merger Agreement.
Promptly following the closing of the Merger, Parent and the Surviving Corporation will cause the Payment Agent to mail or otherwise provide to each holder of record (as of immediately prior to the Effective Time) of a share certificate or uncertificated share of HOFRE Common Stock (other than Dissenting Shares and shares owned by the Company, the Parent Entities or their affiliates), (i) instructions for use in effecting the surrender of the share certificates or uncertificated shares, as applicable, in exchange for the Per Share Price payable for such securities, and (ii) in the case of a holder of record of share certificates, a customary form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the share certificate (or affidavits of loss in lieu thereof)).
Upon surrender of share certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such share certificates will be entitled to receive their applicable portion of the Merger Consideration (less any applicable withholding taxes deductible in respect thereof), and the share certificates so surrendered will be cancelled.
Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of uncertificated shares, the holders of such uncertificated shares will be entitled to receive their applicable portion of the Merger Consideration (less any applicable withholding taxes deductible in respect thereof), and such uncertificated shares so surrendered will be cancelled.
The Payment Agent will accept certificated shares and uncertificated shares upon compliance with the reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the certificated shares and uncertificated shares on the Merger Consideration payable in exchange for such certificated shares and uncertificated shares.
Until surrendered, all outstanding certificated shares and uncertificated shares will be deemed from and after the Effective Time to evidence only the right to receive their applicable portion of the Merger Consideration, without any interest thereon.
Any cash deposited with the Payment Agent that remains undistributed to the holders of share certificates or uncertificated shares on the date that is one year after the Closing Date will be delivered to Parent or Parent’s designee upon demand, and any holders of HOFRE Common Stock that were issued and outstanding immediately prior to the Effective Time who have not previously surrendered or transferred their share certificates or uncertificated shares for exchange will look solely to Parent or the Surviving Corporation for payment of their applicable portion of Merger Consideration payable in respect of the share certificates or uncertificated shares (subject to abandoned property, escheat or similar laws), as general creditors thereof.
In the event that any share certificates or warrant certificates have been lost, stolen or destroyed, the Payment Agent will issue the holder of such certificate or warrant certificate the Merger Consideration payable to such person under the Merger Agreement upon the making of an affidavit of that fact by the holder thereof. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such consideration, require the owners of such lost, stolen or destroyed share certificates or warrant certificates to deliver a bond in a reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the share certificates or warrant certificates alleged to have been lost, stolen or destroyed.
Representations and Warranties
The Merger Agreement contains representations and warranties of the Company and the Parent Entities. Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, event, condition, development, occurrence, effect or circumstance (an “Effect”) that, individually or taken together with all other Effects that exist at the date of determination of the occurrence of the Company Material Adverse Effect, (A) has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (B) would reasonably be expected to prevent or materially delay the ability of the Company to perform its obligations under the Merger Agreement or to consummate the Merger and the other transactions contemplated by the Merger Agreement. For purposes of the foregoing clause (A) only, no Effects arising out of or resulting from the following (by itself or when aggregated) will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):
•
general economic conditions in the United States or any other country or region in the world, or conditions in the global economy generally, including inflation or any changes in the rate of increase or decrease of inflation (except to the extent that such Effect has had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business);

•
conditions in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets in the United States or any other country or region in the world, including (a) changes in interest rates or credit ratings in the United States or any other country; (b) changes in exchange rates for the currencies of any country; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business);

•
conditions in the industries in which the Company and its subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company and its subsidiaries conduct business, or changes in such conditions (except to the extent that such effect has had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business);

•
regulatory, legislative or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business);

•
any geopolitical conditions, outbreak of hostilities, armed conflicts, civil unrest, civil disobedience, acts of war, sabotage, terrorism (including cybercrime, cyberattack or cyberterrorism) or military actions

(including, in each case, any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other governmental authority or the declaration by the United States or any other governmental authority of a national emergency or war (except to the extent that such Effect has had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business);
•
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent), or other natural or man-made disasters, weather conditions, power outages or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities) (except to the extent that such Effect has had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business);

•
pandemics, epidemics, plagues, contagious disease outbreaks or other comparable events (including quarantine restrictions mandated or recommended by any governmental authority), or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business);

•
the execution, delivery, announcement or performance of the Merger Agreement or the pendency of the Merger and the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with employees (including any employee attrition), suppliers, customers, partners, sponsors, lenders, lessors, vendors, governmental authorities or any other third person;

•	any action taken or refrained from being taken at the written request of Parent after the date of the Merger Agreement;
•
changes or proposed changes in GAAP or other accounting standards or law (or the enforcement or interpretation of any of the foregoing) (except to the extent that such Effect has had a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business);

•
changes in the price or trading volume of HOFRE Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under such definition);

•
any failure, in and of itself, by the Company and its subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under such definition); or

•	any Effects arising out of, or related to, certain matters identified in the Company’s confidential disclosure letter to the Merger Agreement (the “Company Disclosure Letter”).
In the Merger Agreement, the Company has made customary representations and warranties to the Parent Entities that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the Company Disclosure Letter. These representations and warranties relate to, among other things:
•	organization and qualification of the Company and its subsidiaries;
•	the Company’s capitalization and ownership of its subsidiaries;
•	corporate power and authority;

•	the nature of the required approval of the Company’s stockholders;
•	the approval of the Special Committee and the HOFRE Board;
•	the absence of conflicts with applicable laws, organizational documents and certain agreements;
•	required consents and regulatory filings and approvals in connection with the Merger Agreement;
•	the Company’s SEC reports and financial statements;
•	the Company’s disclosure controls and procedures;
•	the absence of undisclosed liabilities;
•	the absence of certain changes;
•	the accuracy of the information contained in this proxy statement;
•	legal proceedings;
•	compliance with law and orders;
•	permits;
•	employee benefit plans;
•	employee and labor matters;
•	environmental matters;
•	real property and title to assets;
•	tax matters;
•	material contracts;
•	intellectual property and privacy matters;
•	brokers;
•	the opinion of the Special Committee’s financial advisor;
•	insurance policies;
•	related person transactions; and
•	customers and suppliers.
In the Merger Agreement, the Parent Entities have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	organization and qualification of each of the Parent Entities;
•	corporate power and authority;
•	the absence of conflicts with applicable laws, organizational documents and certain agreements;
•	required consents and regulatory filings and approvals in connection with the Merger Agreement;
•	the absence of legal proceedings or orders;
•	brokers;
•	operations of Merger Sub;
•	the accuracy of the information contained in this proxy statement;
•	the sufficiency of funds available to Parent;
•	stockholder and management arrangements; and
•	ownership of the Company capital stock.

The representations and warranties of each of the Company and the Parent Entities contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
Other than as expressly contemplated or required by the Merger Agreement, set forth in the Company Disclosure Letter or agreed to in writing by Parent or as may be required by law, from the date of the Merger Agreement to the earlier of the Effective Time and the date, if any, of termination of the Merger Agreement, the Company has agreed, and has agreed to cause each of its subsidiaries to, (1) to use its commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course of business, (ii) preserve intact its material assets, properties, and contracts and (iii) preserve intact in all material respects its significant commercial relationships with third parties, and (2) to not and to cause each of the Company’s subsidiaries not to:
•	amend the charter or bylaws or the respective organizational documents of the Company or any of the Company’s subsidiaries;
•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
•
acquire or agree to acquire (by merger, consolidation or otherwise), or purchase an equity interest in or agree to purchase an equity interest in, or purchase or agree to purchase any asset of, or acquire an exclusive license of, any business, corporation, partnership, association or other business organization or division thereof;

•	split, combine or reclassify any outstanding shares of the Company’s capital stock;
•
repurchase, redeem or otherwise reacquire any shares of HOFRE Common Stock, other equity securities of the Company, other ownership interests of any options, warrants or rights to acquire any such stock, securities or interests of the Company, other than in connection with (i) transactions involving only wholly owned subsidiaries of the Company in the ordinary course of business consistent with past practice, (ii) repurchases or reacquisitions of shares of HOFRE Common Stock at the lower of the original exercise price or the current fair market value of a share of HOFRE Common Stock pursuant to the Company’s right to repurchase or reacquire shares of HOFRE Common Stock held by employees or other service providers of the Company or its subsidiaries in connection with termination of such person’s employment or engagement by the Company, or (iii) net share withholding of taxes from employees of the Company or its subsidiaries in payment of withholding tax upon the settlement of the Company RSU Awards, in each case of clauses (ii) and (iii), pursuant to the terms of such awards;

•
issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by the Company or any of its subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, the Company’s capital stock, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date hereof, except (i) for HOFRE Common Stock issuable upon conversion of any convertible securities outstanding as of the date of the Merger Agreement or granted without material breach of the terms of the Merger Agreement, or (ii) for the settlement of the Company RSU Awards;

•
(i) establish a record date for, declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock or other equity or voting interests, or make any other actual, constructive or deemed distribution in respect of its capital stock or other equity or voting interests, except for dividends or other distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) pledge or encumber any of its capital stock or other equity or voting interests, or (iii) modify the terms of any of its capital stock or other equity or voting interests;

•
(i) sell, lease, exclusively license, transfer or dispose of any material assets of the Company and its subsidiaries (except, in the case of any of the foregoing, pursuant to (A) dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company and its subsidiaries or (B) pursuant to any material contract of the Company)or (ii) mortgage, pledge or otherwise encumber any assets or create any liens thereon;

•
(i) accelerate, terminate or cancel any material contract of the Company, (ii) grant a material waiver or release, or assign any material right, obligation or claim under, any material contract of the Company, (iii) amend or modify any material contract of the Company in a manner that is adverse in any material respect to the Company and its subsidiaries, or (iv) enter into any contract which, if entered into prior to the date of the Merger Agreement would have been a material contract of the Company;

•
incur any indebtedness, or guarantee, assume or otherwise become responsible for any such indebtedness of another person, except for (i) loans or advances between members of the Company and its subsidiaries, (ii) interest, fees, costs, and similar amounts accrued pursuant to any financing arrangement in effect on or prior to the date of the Merger Agreement, and (iii) borrowings under that certain Note and Security Agreement dated November 14, 2024, as it may be amended or amended and restated from time to time (the “Note and Security Agreement”);

•
make any loans or advances, except (i) to or for the benefit of a member of the Company and its subsidiaries or (ii) for advances for reimbursable employee or contractor expenses in the ordinary course of business consistent with past practices;

•
except to the extent required by the specific terms of the Company’s benefit plans, (i) grant or amend any severance or termination pay to any current or former service provider, (ii) grant any incentive, bonus, equity or equity-based, or other similar awards, or accelerate the funding, vesting or payment of any compensation or benefit or make any increase in the salaries, bonuses or other compensation or benefits to any current or former service provider, (iii) adopt, amend, establish or enter into any plan, policy or arrangement for the current or future benefit of any current or former service provider that would be a benefit plan if it were in existence on the date of the Merger Agreement, or (iv) hire or terminate (other than for cause) any service provider of the Company or any of its subsidiaries;

•	execute, enter into, negotiate or amend any labor agreement or recognize any union as the bargaining representative of any employees;
•
other than as required by GAAP (as determined by the Company and opined on by an independent auditor), revalue in any material respect any of its properties or assets, or change its tax accounting methods, principles or practices;

•
(i) amend any income or other material tax return, (ii) make, change or revoke any material tax election, (iii) settle or compromise any material tax claim or assessment by any governmental authority, except to the extent that any such settlement or compromise does not exceed the amount of any tax reserves that have been established in the Company’s SEC Reports (as defined in the Merger Agreement), (iv) knowingly and voluntarily surrender any right to claim a material tax refund, or (v) consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

•
settle, compromise or otherwise resolve any legal proceedings other than the compromise or settlement of legal proceedings: that (i) (A) are for an amount for each such compromise or settlement that is, individually, less than $25,000 and for all such compromises or settlements that is, in the aggregate, less than $100,000, and (B) does not impose any injunctive relief on the Company or any of its subsidiaries (other than customary non-monetary restrictions that are ancillary to the monetary relief granted) and do not involve the admission of wrongdoing by the Company, any of the Company’s subsidiaries or any of their respective officers or directors, or (ii) are settled in compliance with Section 6.12 of the Merger Agreement;

•	make or commit to make any capital expenditures other than pursuant to contracts in effect on or prior to the date of the Merger Agreement;
•	fail to maintain in all material respects its insurance policies;
•
fail to take any action (including non-payment of fees) with respect to any registered intellectual property owned or purported to be owned by the Company and its subsidiaries with the relevant governmental authorities and domain name registrars that is reasonably necessary to maintain such registered intellectual property in full force and effect;

•
(i) assign, transfer, sell, or dispose of or grant exclusive licenses to any material intellectual property owned by the Company, or (ii) terminate or transfer any license to the Company or its subsidiaries for any material third party intellectual property under a material contract of the Company, or under a contract entered into after the date of the Merger Agreement that would have been a material contract of the Company had it been entered into on or prior to the date of the Merger Agreement;
•
grant rights or licenses in any of the Company’s intellectual property to any standards-setting organization (including any group or organization, such as special interest groups, forums, consortia, committees, working groups or associations) or to any third party in connection with the requirements of any standards-setting organization; or

•	enter into, authorize any of, or agree or commit in writing to enter into a contract to take any of the actions listed above.
Restrictions on Solicitation of Other Acquisition Offers
Under the Merger Agreement, during the period commencing on the date of the Merger Agreement and continuing until the earlier of the Effective Time or the date, if any, of termination of the Merger Agreement, the Company has agreed that it will, and will cause its subsidiaries to, and will instruct its legal advisors and financial advisors to, (i) cease and cause to be terminated any discussions or negotiations with, (ii) cease providing any further non-public information with respect to the Company or its subsidiaries to, and (iii) terminate all access granted to any physical or electronic data room (or other access to diligence) to, any person and its affiliates or representatives that relates to, or that would reasonably be expected to lead to, an Acquisition Proposal (as defined below).
During the period commencing on the date of the Merger Agreement and continuing until the earlier of the Effective Time or the date, if any, of termination of the Merger Agreement, except as otherwise provided in the relevant provisions of the Merger Agreement, the Company and its subsidiaries will not, and will instruct their respective representatives not to, directly or indirectly:
•
solicit, initiate, or propose the making, submission or announcement of, or knowingly induce, encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•
furnish to any person (other than to Parent and its affiliates and their respective representatives) any non-public information relating to the Company or its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its subsidiaries (other than Parent and its affiliates and their respective representatives), in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•
participate or engage in, or knowingly facilitate, discussions or negotiations with any person with respect to an Acquisition Proposal or with respect to any inquiries from any person relating to the making of an Acquisition Proposal (other than informing such persons of the non-solicitation provisions contained in the Merger Agreement and contacting the person making the Acquisition Proposal to the extent necessary to clarify the terms of the Acquisition Proposal);

•	approve, endorse, or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;
•
enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (as defined in the Merger Agreement); or

•	authorize, propose or commit to do any of the foregoing.
During the period commencing on the date of the Merger Agreement and continuing until the earlier of the Effective Time or the date, if any, of termination of the Merger Agreement, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill provision in any confidentiality agreement or contract solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the HOFRE Board (or any committee thereof) if the Company has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Promptly (and in any event within five business days) following the date of the Merger Agreement, the Company was required to request that each person (other than Parent and its representatives) that has executed a confidentiality agreement prior to the date of the Merger Agreement in connection with its consideration of an Acquisition Proposal promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such person by or on behalf of the Company or its subsidiaries prior to the date of the Merger Agreement.
For purposes of this proxy statement and the Merger Agreement:
•	“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Parent Entities or any of their affiliates) to engage in an Acquisition Transaction.
•	“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement) involving:
○
any direct or indirect purchase or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Parent Entities or any of their affiliates or any group that includes the Parent Entities or any of their affiliates), whether from the Company or any other person(s), of securities representing more than 15 percent of the total outstanding shares of any class of voting or equity securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 15 percent of the total outstanding shares of any class of voting or equity securities of the Company after giving effect to the consummation of such tender or exchange offer,

○
any direct or indirect purchase, or other acquisition (including by way of merger, amalgamation, consolidation, share exchange, business combination, joint venture, liquidation, dissolution, recapitalization, exclusive license, extraordinary dividend or reorganization) by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons of assets constituting or accounting for more than 15 percent of the consolidated assets, the Company’s owned intellectual property, revenue or net income of the Company and its subsidiaries, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition),

○
any merger, amalgamation, consolidation, business combination, joint venture, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold securities representing less than 85 percent of the total outstanding shares of any class of voting or equity securities of the Company after giving effect to the consummation of such transaction, or

○	any combination of the foregoing.
•
“Superior Proposal” means any bona fide Acquisition Proposal for an Acquisition Transaction on terms that the HOFRE Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel), that if consummated, would be more favorable, from a financial point of view, to our stockholders (in their capacity as such) than the Merger taking into account (a) any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination, and (b) those factors and matters deemed relevant in good faith by the HOFRE Board (or any committee thereof), which factors shall include the legal, regulatory and financing aspects of the proposal (including certainty of, and timing of, closing), and the identity of the person making the proposal. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” and “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and “50%” respectively.

The Board’s Recommendation
The Special Committee, after considering various factors described in the section of this proxy statement captioned “The Merger—Reasons for the Merger; Recommendations of the Audit Committee, Special Committee and the HOFRE Board,” unanimously: (1) determined that it was advisable, fair to and in the best interests of the Company and its stockholders, including the stockholders of the Company holding Unaffiliated Voting Shares, for the Company to enter into the Merger Agreement upon the terms and subject to the conditions set forth in the Merger Agreement; and (2) recommended that the HOFRE Board approve and adopt the Merger Agreement and the Merger.

The Board (other than Stuart Lichter, who recused himself due to his status or potential status as an interested director and Marcus LaMarr Allen who was not in attendance at such meeting due to a scheduling conflict), acting upon the unanimous recommendation of the Special Committee and after considering various factors described in the section of this proxy statement captioned “The Merger — Reasons for the Merger; Recommendations of the Audit Committee, Special Committee and the HOFRE Board,” by majority vote of the non-recused directors: (1) determined that it was advisable, fair to and in the best interests of the Company and its stockholders, including stockholders of the Company holding Unaffiliated Voting Shares, for the Company to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth in the Merger Agreement; (2) approved and adopted the execution and delivery of the Merger Agreement by the Company and the performance by the Company of its covenants and other obligations set forth in the Merger Agreement; (3) determined that the Voting and Support Agreement is advisable to, and in the best interests of, the Company and its stockholders; and (4) resolved to recommended that the Company’s stockholders adopt the Merger Agreement and approve the Merger.
The Board recommends that you vote: (1) “FOR” the adoption of the Merger Agreement and approval of the Merger; and (2) “FOR” the adjournment of the special meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting.
Board Recommendation Change
Under the Merger Agreement, except as set forth below, during the period commencing on the date of the Merger Agreement and continuing until the earlier of the Effective Time or the date, if any, of termination of the Merger Agreement, the HOFRE Board (or a committee thereof) will not:
•
withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger in a manner adverse to Parent in any material respect (including the failure of the HOFRE Board to publicly recommend against acceptance of a tender or exchange offer by the Company’s stockholders within 10 business days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act);

•	adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal;
•
fail to publicly reaffirm the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger within 10 business days (or, if the stockholder meeting is scheduled to be held within 10 business days, then within one business day after Parent so requests in writing) after Parent requests such re-affirmation in writing following the occurrence of a material development that Parent believes, in good faith, has created uncertainty as to the position of the HOFRE Board or whether the requisite stockholder approval will be obtained;

•
take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the HOFRE Board (or a committee thereof) to our stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication);

•
fail to include the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger in this proxy statement; or

•	cause or permit the Company or its subsidiaries to enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement).
At any time prior to obtaining the requisite stockholder approval, the HOFRE Board (or a committee thereof) may effect a HOFRE Board recommendation change in response to an Intervening Event (as defined below) if the (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would likely be inconsistent with its fiduciary duties pursuant to applicable law if and only if:
•
the Company has provided prior written notice to Parent at least four business days in advance to the effect that the HOFRE Board (or a committee thereof) has (A) so determined; and (B) resolved to effect the

HOFRE Board recommendation change pursuant to the terms of the Merger Agreement, which notice is required to specify in reasonable detail the basis for such Board recommendation change and describe the applicable Intervening Event in reasonable detail; and
•	prior to effecting such the HOFRE Board recommendation change:
○
the Company and its representatives, during such four business day period (expiring at 5:00 p.m. (Eastern Time) on the fourth business day), have negotiated with Parent and its representatives in good faith (to the extent that Parent requests to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that the HOFRE Board (or a committee thereof) no longer determines that the failure to make a Board recommendation change in response to such Intervening Event would likely be inconsistent with its fiduciary duties pursuant to applicable law, and

○
following such four business day notice period referenced in the prior bullet point, the HOFRE Board (or a committee thereof) (after consultation with its outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the Merger Agreement) has determined that the failure of the HOFRE Board (or a committee thereof) to make change to the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger would likely be inconsistent with its fiduciary duties pursuant to applicable law.

Each time that material modifications or developments with respect to the Intervening Event occur (as reasonably determined by the HOFRE Board (or a committee thereof) in good faith), the Company is required to notify Parent of such modification and the notice period described above shall recommence and be extended for two business days from the later of (a) the delivery of such written notice to Parent or (b) the end of the original four business day notice period.
At any time prior to obtaining the requisite stockholder approval, the HOFRE Board may, if the Company has received a bona fide Acquisition Proposal that the HOFRE Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal (a) effect the HOFRE Board recommendation change with respect to such Acquisition Proposal, or (b) authorize the Company to terminate the Merger Agreement to enter into a definitive agreement with respect to such Acquisition Proposal, in each case, if and only if:
•
the HOFRE Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so would likely be inconsistent with its fiduciary duties pursuant to applicable law;

•
the Company, its subsidiaries and its representatives have complied in all material respects with their obligations pursuant to the non-solicitation obligations in the Merger Agreement with respect to such acquisition proposal; and

•	the Company has provided prior written notice to Parent at least four business days in advance to the effect that the HOFRE Board (or a committee thereof) has:
○	received an Acquisition Proposal that has not been withdrawn,
○	concluded in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal, and
○
resolved to effect a change in the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement that would cause such Acquisition Proposal to cease to constitute a Superior Proposal.

Such notice must specify the basis for such Board recommendation change or termination, including the identity of the person or “group” of persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal.

Prior to effecting a change in the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger or terminating the Merger Agreement:
•
the Company and its representatives must have negotiated with Parent and its representatives in good faith (to the extent that Parent requests to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal during the four business day notice period described above (which period shall expire at 11:59 p.m. (Eastern Time) on the fourth business day of the notice period); and

•
in the event of any material revisions, amendments, updates or supplements to such Acquisition Proposal, the Company must have delivered a new written notice to Parent and again complied with the requirements described above with respect to such new proposal, except that the new notice period will be two business days from the later of (x) the delivery of such written notice to Parent and (y) the end of the original four business day notice period described above.

For purposes of this proxy statement and the Merger Agreement, “Intervening Event” means any material event or development or material change in circumstances after the date of the Merger Agreement with respect to the Company that:
•	was not known to, or reasonably foreseeable by, the HOFRE Board as of the date of the Merger Agreement; and
•	does not relate to:
○	any Acquisition Proposal,
○
the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price or trading volume of HOFRE Common Stock (for clarity, the underlying cause of any of the foregoing in this bullet point may be considered and taken into account),

○	any change, action, event, condition, state of facts or effect relating to the Parent Entities or any of their respective affiliates, or
○	any changes in general economic, political or financial conditions or markets or in any industry or industries in which the Company and its subsidiaries operate.
Notwithstanding anything to the contrary set forth in the Merger Agreement, at any time prior to closing, other than in connection with an Acquisition Proposal that constitutes a Superior Proposal or an Intervening Event, the HOFRE Board (or a committee thereof) may effect a change in the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger, and terminate the Merger Agreement and wind down the Company in the event (x) (A) the cash available to the Company and its subsidiaries is not reasonably sufficient to continue or (B) the key employee resources of the Company and its subsidiaries are not reasonably sufficient to continue the business and operations of the Company through the Closing Date, and (y) the HOFRE Board determines in good faith (after consultation with its outside legal counsel) that the failure to wind down the Company would likely be inconsistent with its fiduciary duties pursuant to applicable law, and if and only if:
•
the Company has provided prior written notice to Parent at least three Business Days in advance (the “Wind-Down Notice Period”) to the effect that the HOFRE Board has determined to effect a change in the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger, which notice will specify in reasonable detail the basis for such change in recommendation; and

•
prior to effecting such change in the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and wind down of the Company, (i) the Company and its representatives, during such Wind-Down Notice Period (which period shall expire at 5:00 p.m. (Eastern Time) on the last Business Day of the Wind-Down

Notice Period (“Wind-Down Notice Period Expiration”)), must have negotiated with Parent and its representatives in good faith (to the extent that Parent requests to so negotiate) to provide for alternative or increased financing to the Company for the Interim Period such that the HOFRE Board no longer determines that the failure to make a change in the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger would likely be inconsistent with its fiduciary duties pursuant to applicable law, (ii) following the Wind-Down Notice Period Expiration, the HOFRE Board (after consultation with its outside legal counsel and taking into account any alternative or increased financing) has determined that the failure of the HOFRE Board to make a change in the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger would likely be inconsistent with its fiduciary duties pursuant to applicable law.
So long as the HOFRE Board (or a committee thereof) expressly reaffirms the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger in any such public disclosure (other than in a customary “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9 promulgated under the Exchange Act), nothing in the Merger Agreement prohibits the Company or the HOFRE Board (or a committee thereof) from:
•
taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the HOFRE Board (or a committee thereof) to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication);

•	complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act;
•	informing any person of the existence of the non-solicitation provisions contained in the Merger Agreement; or
•
making any disclosure to the Company’s stockholders (including regarding the business, financial condition or results of operations of the Company and its subsidiaries) that the HOFRE Board (or a committee thereof) has determined to make in good faith in order to comply with applicable law, regulation or stock exchange rule or listing agreement. For clarity, (i) any such statement or disclosure made by the HOFRE Board (or a committee thereof) pursuant to the foregoing exceptions must be subject to the terms and conditions of the Merger Agreement and will not limit or otherwise affect the obligations of the Company or the HOFRE Board (or any committee thereof) and the rights of Parent under the non-solicitation provisions of the Merger Agreement, and (ii) nothing in the foregoing will be deemed to permit the Company or the HOFRE Board (or a committee thereof) to effect a HOFRE Board recommendation change other than in accordance with provisions of the Merger Agreement governing changes in the HOFRE Board recommendation or the entry into an alternative definitive agreement.

Factually accurate public statements by the Company or the HOFRE Board (or a committee thereof) that solely:
•	describes the Company’s receipt of an Acquisition Proposal,
•	identifies the person making such Acquisition Proposal,
•	provides the material terms of such Acquisition Proposal, or
•	describes the operation of the Merger Agreement
will not, in and of itself, be deemed to be:
•
a withholding, withdrawal, amendment, or modification, or proposal by the HOFRE Board (or a committee thereof) to withhold, withdraw, amend or modify, the recommendation of the HOFRE Board that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger,

•	an adoption, approval or recommendation with respect to such Acquisition Proposal, or
•	a Board recommendation change.

Efforts to Close the Merger
The parties to the Merger Agreement agreed to use their respective reasonable best efforts (except where an alternative standard is otherwise expressly provided for in the Merger Agreement) to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger to be satisfied, including using reasonable best efforts to accomplish the following:
•	obtaining all consents from governmental authorities;
•	making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the Merger;
•
obtaining all consents and delivering all notifications pursuant to any material contracts of the Company in connection with the Merger Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Corporation of such material contracts of the Company as of and following the consummation of the Merger; provided, however, that the Company is not obligated to send any notification or to seek any consent pursuant to any material contract unless and until Parent requests in writing (including by email) that the Company do so; and

•	executing and delivering any contracts and other instruments that are reasonably necessary to consummate the Merger.
Notwithstanding the foregoing or anything else in the Merger Agreement to the contrary, neither the Company, nor any of its subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any material contract of the Company.
The parties to the Merger Agreement have also agreed to not take any action, or omit to take any action, that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting (i) the consummation of the Merger; or (ii) the ability of the parties to fully perform their obligations pursuant to the Merger Agreement. No action by the Company and its subsidiaries or any Parent Entity taken (or failed to be taken) in compliance with the express terms of the Merger Agreement will be considered a violation of the covenant set forth in the prior sentence.
Notwithstanding the foregoing or anything else in the Merger Agreement to the contrary, if any legal proceeding is instituted (or threatened in writing to be instituted) challenging any transaction contemplated by the Merger Agreement, neither the Company nor any Parent Entity will be under any obligation to: (a) litigate or contest any such legal proceeding or any order, whether temporary, preliminary or permanent, or (b) make proposals, execute or carry out agreements or submit to orders providing for (i) the sale, divestiture or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Company or the Parent Entities or (ii) the imposition of any limitation on the ability of the Company or the Parent Entities to freely conduct their respective businesses.
Indemnification and Insurance
For six years after the Effective Time, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its subsidiaries pursuant to (i) any indemnification agreements made available to Parent and set forth on, or described in the Company Disclosure Letter, between the Company or any of its subsidiaries and any of our current or former directors or officers (and any person who becomes a director or officer of the Company or any of its subsidiaries prior to the Effective Time) for any acts or omissions by such directors or officers occurring prior to the Effective Time and (ii) any indemnification, exculpation and advancement of expenses provision set forth in the certificates of incorporation, bylaws, and other similar organizational documents of the Company and its subsidiaries as in effect on the date of the Merger Agreement.
Prior to the closing of the Merger, the Company will, and if the Company is unable to, Parent shall cause the Surviving Corporation to, purchase from the Company’s existing directors’ and officers’ liability insurance carriers a prepaid “tail” policy with respect to the Company’s management liability insurance (including directors’ and officers’ liability, employment practices liability and fiduciary liability coverages) in effect on the date of the Merger Agreement (the “D&O Tail Policies”) with a policy period of not less than six (6) years from the closing and with terms and conditions no less favorable than the Company’s existing management liability policies and in such form as is reasonably acceptable to Parent. the Company shall arrange for and take necessary actions to effect the binding of coverage in respect of the D&O Tail Policies effective as of the closing. The Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such D&O Tail Policies in full force and effect and continue to honor its obligations thereunder for so long as such D&O Tail Policies are in full force and effect.
For more information, refer to the section of this proxy statement captioned “The Merger - Interests of the Company’s Directors and Executive Officers in the Merger.”
Employee Matters
During the period beginning at the Effective Time and ending on the first anniversary of the Effective Time (or, if earlier, the termination date of the relevant Covered Employee (as defined below)) (such period, the “Continuation Period”), Parent shall, or shall cause the Surviving Corporation or any of its subsidiaries to, use commercially reasonable efforts to provide to each Covered Employee for so long as such Covered Employee remains employed by Parent, the Surviving Corporation or any of their subsidiaries during the Continuation Period, (i) a base salary (or base wages, as the case may be), annual short-term cash bonus opportunities and commission that are, in the aggregate, no less favorable than the base salary (or base wages), annual cash bonus opportunities and commissions (excluding any equity or equity-based compensation) provided to such Covered Employees immediately prior to the Effective Time (except for any Covered Employees with annualized cash compensation in excess of $100,000), and (ii) employee benefits that are, in the aggregate, substantially comparable to the employee benefits provided to such Covered Employees pursuant to the Company’s benefit plans (excluding, any defined benefit pension plan, retiree medical benefits, and cash, equity, or equity-based compensation, including, without limitation, any commission or retention, change of control, or other bonus opportunities) provided to such Covered Employee immediately prior to the Effective Time.
The term “Covered Employees” means employees who are employed by the Company or its subsidiaries as of immediately prior to the Effective Time.
In the event any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy, or arrangement of Parent or the Surviving Corporation or any of their respective subsidiaries (“Parent Employee Benefit Plan”) during the calendar year including the Effective Time, Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to: (i) for the plan year in which the closing occurs waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Parent Employee Benefit Plan providing medical, dental, or vision benefits to the same extent such limitation was waived or satisfied under the analogous the Company benefit plan the Covered Employee participated in immediately prior to coverage under the Parent Employee Benefit Plan and (ii) for the plan year in which the closing occurs provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Parent Employee Benefit Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the analogous the Company benefit plan in which the Covered Employee participated immediately prior to coverage under the Parent Employee Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Parent Employee Benefit Plan.
As of the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to recognize each Covered Employee’s service earned prior to the Effective Time with the Company (or any predecessor entities of the Company or any of its subsidiaries) for purposes of vesting in any defined contribution retirement plan and eligibility to participate purposes (but not for benefit accrual purposes under any defined benefit pension plan, retiree medical benefits or any equity or equity-based compensation plan, as applicable) to the same extent and for the same purposes as such Covered Employee was entitled, before the Effective Time, to credit for such service under any similar the Company benefit plan in which such Covered Employee participated immediately prior to the Effective Time.
None of the foregoing shall (i) be construed to limit the right of Parent, the Company, or any of the Company’s subsidiaries (including, following the closing, the Surviving Corporation) to amend or terminate any the Company benefit plan or other benefit or compensation plan, program, policy, agreement, contract or arrangement, (ii) be construed as the adoption, establishment, amendment, modification or termination of any the Company benefit plan, Parent Employee Benefit Plan or other benefit or compensation plan, program, policy, contract, agreement or arrangement, (iii) be construed to require Parent, the Company, or any of the Company’s subsidiaries (including, following the closing, the Surviving Corporation) to retain the employment of any particular person for any fixed period of time following the closing or (iv) create any third-party beneficiary or other right in any other person, including any current or former director, officer, employee or other service provider or any participant in any the Company benefit plan, Parent Employee Benefit Plan or other benefit or compensation plan, program, policy, arrangement, contract or agreement, including any Covered Employee or dependent or beneficiary thereof.
Parent Acquisition Financing
Pursuant to the Merger Agreement, the Parent Entities agree to use their reasonable efforts to take, or cause to be taken as promptly as practicable after the date of the Merger Agreement, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange, obtain and consummate the Parent Acquisition Financing (as defined below). Upon the Company’s request, the Parent Entities shall keep the Company reasonably informed of any material developments concerning the availability of, status of its efforts to arrange and obtain, the Parent Acquisition Financing.
If all or any portion of the Parent Acquisition Financing that becomes binding pursuant to executed commitment letters subsequently becomes unavailable or could reasonably be expected to become unavailable (i) Parent will promptly notify the Company and (ii) Parent will make reasonable efforts to obtain alternative equity financing (the “Alternative Financing”) upon terms and subject to conditions reasonably agreeable to the Parent Entities, it being understood and agreed that if Parent proceeds with any Alternative Financing, Parent shall be subject to the same obligations with respect to such Alternative Financing as set forth in the Merger Agreement with respect to the Parent Acquisition Financing. In such event, the term “Parent Acquisition Financing” as used in the Merger Agreement will be deemed to include any such Alternative Financing.
During the period commencing on the date of the Merger Agreement and continuing until the earlier of the Effective Time or the date, if any, of termination of the Merger Agreement, the Company agrees to use its reasonable efforts, and shall cause each of its subsidiaries to direct its respective reasonable efforts and shall use its reasonable efforts to cause its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and other advisors and representatives, in each case at Parent’s sole expense, to use their reasonable efforts to provide the Parent Entities with all cooperation as is reasonably requested by Parent in connection with the Parent Acquisition Financing. Without limiting the generality of the foregoing, such reasonable efforts shall, in any event, include the following:
•
causing senior management of the Company (and using reasonable efforts to cause advisors) to participate in virtual and/or telephonic meetings, presentations, due diligence sessions, drafting sessions and sessions with prospective investors at times to be mutually agreed;

•	providing assistance to Parent with the preparation of customary presentations, information memoranda and other similar documents required in connection with the Parent Acquisition Financing;
•	furnishing Parent with business and other material information regarding the Company as may be reasonably requested by Parent; and
•	assisting in the taking of all corporate and other actions necessary to permit the consummation of the Parent Acquisition Financing on the Closing Date.
Notwithstanding the foregoing, (i) such cooperation shall not (in the good faith judgment of the Company) (A) unreasonably disrupt or interfere with the operations of the Company and its subsidiaries, or (B) cause material competitive harm to the Company and its subsidiaries if the transactions contemplated by the Merger Agreement are not consummated, (ii) such cooperation shall not be required to the extent that it would (A) cause any condition to the closing set forth in the Merger Agreement to not be satisfied or (B) cause any breach of the Merger Agreement, (iii) neither the Company nor any of its subsidiaries shall be required to (A) pay any commitment or other similar fee on account of the Parent Acquisition Financing prior to the Closing Date, (B) incur or assume any liability in connection with the Parent Acquisition Financing prior to the closing, unless subject to reimbursement or indemnification by Parent, or (C) provide access to or disclose information where the Company determines that such access or disclosure would reasonably be likely to jeopardize the attorney-client privilege or contravene any law and (iv) none of the Company, its subsidiaries or their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and other advisors and representatives shall be required to execute, deliver or enter into, or perform any agreement, document or instrument with respect to the Parent Acquisition Financing that is not contingent upon the closing of the Merger.

Real Estate Financing Transactions Covenant
Pursuant to the Merger Agreement, during the period commencing on the date of the Merger Agreement and continuing until the earlier of the Effective Time or the date, if any, of termination of the Merger Agreement, the Company agrees to use its commercially reasonable efforts, and shall cause each of its subsidiaries to use its respective commercially reasonable efforts and shall use its commercially reasonable efforts to cause its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and other advisors and representatives, to use their commercially reasonable efforts to provide the Parent Entities with all cooperation as is reasonably requested by Parent in connection with the Real Estate Financing Transactions; provided, any such expenses, fees or costs relating to, arising out of or as a result of other cooperation shall be at Parent’s and Merger Sub’s sole cost and expense.
Owned Preferred Shares
Pursuant to the Merger Agreement, immediately prior to or simultaneously with closing, Parent shall cause the Parent Entities and certain of their affiliates set forth on the Company Disclosure Letter to transfer and assign to Parent the HOFRE Common Stock and HOFRE’s Preferred Stock currently owned by such parties.
Accounts Payable Reduction
Pursuant to the Merger Agreement, during the period commencing on the date of the Merger Agreement and continuing until the earlier of the Effective Time or the date, if any, of termination of the Merger Agreement, the Company agrees to, and agrees to cause each of its subsidiaries to, cooperate with Parent and use its commercially reasonable efforts to negotiate with holders of the Company’s and its subsidiaries’ outstanding accounts payable to reduce the outstanding amount of accounts payable owed by the Company and its subsidiaries, other than tax liabilities and similar liabilities owed by the Company and its subsidiaries and amounts owed to affiliates of Parent.
Conditions to the Closing of the Merger
The obligations of the Parent Entities and the Company, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including the following:
•	the approval of the Merger by the requisite affirmative vote of the Company’s stockholders; and
•
the absence of any then-effective law or order enacted, issued, promulgated, entered, enforced or deemed applicable by any governmental authority in any competent jurisdictions which has the effect of rendering illegal or otherwise prohibiting consummation of the Merger, or otherwise preventing, restricting or enjoining the consummation of the Merger.

The obligations of the Parent Entities to consummate the Merger are subject to the satisfaction or waiver of each of the following additional conditions, any of which may be waived by Parent:
•
other than the representations and warranties described in the following two bullet points, the accuracy of the representations and warranties of the Company (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein), as of the date of the Merger Agreement, the date of the closing of the Merger or the date in respect of which such representation or warranty was specifically made, except for such failures to be true and correct that would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
the accuracy of the representations and warranties of the Company (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) relating to organization and qualification, corporate power and authority, brokers fees, and opinion of financial advisor, as of the date of the Merger Agreement, the date of the closing of the Merger or the date in respect of which such representation or warranty was specifically made, in all material respects;

•
the accuracy of the representations and warranties of the Company relating to capitalization, as of the date of the Merger Agreement, the date of the closing of the Merger or the date in respect of which such representation or warranty was specifically made, except for de minimis inaccuracies;

•
the Company having performed and complied in all material respects with all of its covenants and obligations required by the Merger Agreement to be performed or complied with by it on or prior to the closing of the Merger;

•	the absence of any Company Material Adverse Effect having occurred following the date of the Merger Agreement;
•
receipt by the Parent Entities of a certificate, dated as of the Closing Date, validly executed for and on behalf of the Company and in the name of the Company by a duly authorized officer thereof, certifying as to the accuracy of the Company’s representations and warranties and that certain conditions to the obligations of the Parent Entities to consummate the Merger set forth in the Merger Agreement have been satisfied;

•	receipt by Parent of the Parent Acquisition Financing;
•
all of the conditions precedent to consummation of the Real Estate Financing Transactions shall have been satisfied and the Real Estate Financing Transactions shall have been consummated prior to or will be consummated simultaneously with the closing;

•	Parent shall have received executed consents in form and substance reasonably acceptable to Parent from the third parties listed on the applicable section of the Company Disclosure Letter;
•	Parent shall have received resignation letters executed by each director and officer of the Company and its subsidiaries requested by Parent, which resignations shall be effective at the closing;
•
Parent shall have received executed termination agreements with respect to certain related party agreements listed on the applicable section of the Company Disclosure Letter, in form and substance reasonably satisfactory to Parent; and

•	no Insolvency Event (as defined in the Merger Agreement) shall have occurred following the execution and delivery of the Merger Agreement.
The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of each of the following additional conditions, any of which may be waived by the Company:
•
the accuracy of the representations and warranties of the Parent Entities (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) in the Merger Agreement, as of the date of the Merger Agreement, the date of the closing of the Merger or the date in respect of which such representation or warranty was specifically made, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Parent Entities to fully perform their respective covenants and obligations pursuant to the Merger Agreement;

•
the Parent Entities having performed and complied in all material respects with all of their respective covenants and obligations required by the Merger Agreement to be performed or complied with by either Parent Entity on or prior to the closing of the Merger; and

•
receipt by the Company of a certificate, dated as of the Closing Date, validly executed for and on behalf of the Parent Entities and in the respective names of each Parent Entity by a duly authorized officer thereof, certifying as to the accuracy of the Company’s representations and warranties and that certain conditions to the obligations of the Company to consummate the Merger set forth in the Merger Agreement have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement and approval of the Merger by our stockholders (except as otherwise provided in the Merger Agreement), in the following ways:
•	by mutual written agreement of the Company and Parent;
•	by either the Company or Parent if:
○
prior to the consummation of the Merger, any order issued by any governmental authority of competent jurisdiction is in effect that prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable, except that the right to terminate the Merger pursuant to this provision will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement) has been a principal cause of, or resulted in, such order (or such order becoming final and non-appealable),
○
prior to the consummation of the Merger, any law shall have been enacted, entered, enforced or deemed applicable to the Merger that permanently prohibits, makes illegal or enjoins the consummation of the Merger,

○
the Merger has not been consummated by 11:59 p.m. (Eastern Time) on October 31, 2025, except that the right to terminate the Merger pursuant to this provision will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement) has been a principal cause of, or resulted in, the failure of the Merger to have been consummated by such date, or

○
prior to the consummation of the Merger, the Company fails to obtain the requisite stockholder approval at the special meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger.

•	by the Company:
○
if, subject to a 10-day cure period, either Parent Entity has breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure would give rise to the failure of relevant conditions to effect the consummation of the Merger,

○	prior to the Company’s stockholders’ adoption of the Merger Agreement if,
•	the Company receives a Superior Proposal,
•	the HOFRE Board authorizes the Company to enter into a definition acquisition agreement to consummate the transaction contemplated by the Superior Proposal,
•	the Company has complied in all material respects with its covenants in Section 5.2 of the Merger Agreement with respect to such Superior Proposal, and
•
concurrently with the termination of the Merger Agreement, the Company enters into an acquisition agreement to consummate the transaction contemplated by the Superior Proposal and pays Parent the Company Termination Fee due under the Merger Agreement,

○	pursuant to Section 5.2(e) of the Merger Agreement (provided that the Company has complied with its obligations under such section), or
○
at any time (i) after the expiration of the Financing Period, the Binding Financing Condition has not been satisfied or (ii) if a Financing Failure Event has occurred; provided that the right to terminate the Merger Agreement pursuant to the foregoing will not be available to the Company if the failure to satisfy the Binding Financing Condition or the occurrence of Financing Failure Event has been principally caused by a breach of, or the Company’s failure to perform, the Company’s covenants and agreements contained in Section 6.20(d) of the Merger Agreement.

•	by Parent if:
○
subject to a 10-day cure period, the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure would give rise to the failure of relevant conditions to effect the consummation of the Merger,

○	the HOFRE Board changes its recommendation that the holders of shares of HOFRE Common Stock vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger, or
○	the Company has committed a material breach of its non-solicitation or negotiation covenant of the Merger Agreement; or
•	an Insolvency Event has occurred.

In the event the Merger Agreement is terminated pursuant to the termination rights above, prompt written notice thereof must be given to the other party or parties specifying the provisions of the Merger Agreement pursuant to which the termination was made and the facts and circumstances for such termination, and the Merger Agreement will be of no further force and effect without liability of any party thereto (or any affiliates of such party or any partner, member, manager, stockholder or other representative of the foregoing), except that certain sections of the Merger Agreement will survive the termination of the Merger Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, no termination of the Merger Agreement will relieve any party or other person from any liability resulting from any fraud or willful breach of the Merger Agreement.
Termination Fees and Remedies
The Merger Agreement contains certain termination rights for the Company and Parent as described in the immediately preceding section. Upon valid termination of the Merger Agreement under specified circumstances, the Company will be required to pay, at the direction of Parent, a termination fee of $1,000,000. Specifically, this termination fee will be payable by the Company to Parent if:
•
the Merger Agreement is validly terminated because of the outside date termination, the stockholder vote-down termination or the Company breach termination, and prior to such termination, the Company receives a third-party proposal for an Acquisition Transaction the Company and within one year of the termination of the agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement for such an Acquisition Transaction;

•
the Merger Agreement is validly terminated by Parent if the HOFRE Board has made a board recommendation change or the Company has committed a material breach of its non-solicitation or negotiation covenant of the Merger Agreement; or

•	the Merger Agreement is terminated by the Company to enter into a definitive agreement with respect to a Superior Proposal.
Upon valid termination of the Merger Agreement under specified circumstances, Parent will be required to pay, at the direction of the Company, a termination fee of $1,000,000. Specifically, this termination fee will be payable by Parent to the Company if the Merger Agreement is terminated because of (i) the outside date termination at a time when the only unsatisfied condition to closing is Parent’s receipt of the Parent Acquisition Financing, (ii) Parent or Merger Sub’s breach or failure to perform any of its respective representations, warranties, covenants or other agreements in the Merger Agreement, which breach or failure would result in a failure of a condition related to the accuracy of Parent’s and Merger Sub’s representations and warranties or performance of covenants to be satisfied, or (iii) in certain cases if the Binding Financing Condition is not satisfied or upon a Financing Failure Event, in each case only if such termination is the result of the Parent Entities’ breach or failure to perform its obligations under Section 6.20 of the Merger Agreement, which breach or failure would result in Parent not receiving the Parent Acquisition Financing. Payment of the Parent Termination Fee shall be made by way of an offset against the then-outstanding amount of principal and accrued interest owed by the Company to CH Capital Lending, LLC under the Note and Security Agreement.
The Merger Agreement also provides that the Company and the Parent Entities are entitled to specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.
Neither Parent nor the Company is required to pay to the other a termination fee on more than one occasion.
Limited Guarantee
As a material inducement to the Company’s willingness to enter into the Merger Agreement and perform its thereunder hereunder, the Guarantor unconditionally guaranteed the prompt payment and full performance and observation by the Parent of certain of Parent’s payment obligations under the Merger Agreement, and represented, acknowledged and agreed that upon any breach or default in the performance of any such obligation of Parent, the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or default directly against Guarantor. Pursuant to the Merger Agreement, the foregoing obligations of Guarantor shall automatically terminate and have no further force and effect upon the earliest to occur of (i) satisfaction of the condition set forth in Section 7.2(e) (Financing) of the Merger Agreement, (ii) the closing and (iii) the valid termination of the Merger Agreement (except for any such termination pursuant to which the

Company is entitled to payment of the Parent Termination Fee pursuant to Section 8.2(d) (Parent Payments) of the Merger Agreement, provided that in such case the foregoing obligations of Guarantor shall automatically terminate and have no further force and effect upon payment in full of such Parent Termination Fee). Notwithstanding anything in the Merger Agreement to the contrary, the Company agreed that Guarantor may assert, as a defense to any payment or obligation of Guarantor under the Merger Agreement with respect to any of the foregoing obligations, any defense to the payment or performance of such obligations that Parent would have, other than defenses arising out of, due to or as a result of the bankruptcy, insolvency, reorganization or proceedings affecting Parent.
Fees and Expenses
Except as expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees and expenses. All expenses incurred in connection with (i) the filing fees for this proxy statement and Schedule 13e-3 and (ii) printing and mailing this proxy statement shall be borne by Parent. All documentary, sales, use, real property transfer, registration, transfer, stamp, recording and similar taxes and fees incurred in connection with the consummation of the Merger shall be timely and duly paid by Parent other than certain transfer taxes to be paid as a result of transfers of ownership not registered in the stock transfer books of the Company.
No Third Party Beneficiaries
The Merger Agreement is not intended to and will not confer upon any person other than the parties thereto any rights or remedies thereunder, except (1) as set forth in or contemplated by the Merger Agreement, (2) the right of our stockholders and holders of HOFRE RSUs and the Company warrants to receive their applicable portion of the Merger Consideration, and (3) with respect to the director and officer indemnification rights and obligations described in the section of this proxy statement titled “Merger Agreement — Indemnification and Insurance,” such rights are intended to benefit the indemnified directors and officers of the Company.
Assignment
Neither the Company nor any of Parent Entity may assign the Merger Agreement or any of its rights, interests, or obligations thereunder without the prior written approval of the other parties to the Merger Agreement, except that the Parent Entities have the right to assign all or any portion of their respective rights and obligations pursuant to the Merger Agreement (a) in connection with a Merger or consolidation involving the Parent Entities or other disposition of all or substantially all of the assets of the Parent Entities or the Surviving Corporation; or (b) to any of their respective affiliates, if and only if such assignment does not impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of our capital stock or HOFRE RSUs pursuant to the Merger Agreement. Subject to the preceding sentence, the Merger Agreement is binding upon and will inure to the benefit of the Company, the Parent Entities and their respective successors and permitted assigns. No assignment by any party to the Merger Agreement will relieve such party of any of its obligations thereunder.
Amendment and Waiver
Subject to applicable law and subject to the other provisions of the Merger Agreement, the Merger Agreement may be amended by the Company and the Parent Entities at any time by execution of an instrument in writing signed on behalf of each of the Parent Entities and the Company (pursuant to authorized action by the HOFRE Board (or a committee thereof)). If the Merger Agreement has been adopted by the holders of a majority of the voting power represented by HOFRE Common Stock that are outstanding and entitled to vote thereon at the stockholder meeting, no amendment may be made to the Merger Agreement that requires the approval of our stockholders pursuant to the DGCL without such approval.
At any time and from time to time prior to the Effective Time, any party to the Merger Agreement may, to the extent legally allowed and except as otherwise set forth in the Merger Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, as applicable; (b) waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant thereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement. Any agreement on the part of the Company or the Parent Entities to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. No failure or delay by any party in exercising any right, power or privilege under the Merger Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise expressly provided in the Merger Agreement, the rights and remedies provided in the Merger Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable law.
Governing Law and Venue
The Merger Agreement and all claims, causes of action (whether in contract, tort or statute) or other matters that may result from, arise out of, be in connection with or relating to the Merger Agreement, any related agreement (in each case, other than a related agreement that expressly selects a different governing law), or the negotiation, administration, performance, or enforcement of the Merger Agreement or any related agreement (in each case, other than a related agreement that expressly selects a different governing law), including any claim or cause of action resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with the Merger Agreement or any related agreement (in each case, other than a related agreement that expressly selects a different governing law), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, or principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction.
Waiver of Jury Trial
Each of the parties irrevocably waived all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort, or otherwise) arising out of or relating to the Merger Agreement or any other relevant matter.

PROVISIONS FOR UNAFFILIATED HOFRE STOCKHOLDERS
No provision has been made (1) to grant HOFRE’s unaffiliated security holders access to the corporate files of HOFRE, any other party to the Merger or any of their respective affiliates, or (2) to obtain counsel or appraisal services at the expense of HOFRE or any other such party or affiliate.

IMPORTANT INFORMATION REGARDING HOFRE
Company Background
HOFRE (formerly known as GPAQ Acquisition Holdings, Inc.) was incorporated in Delaware on August 29, 2019, as a subsidiary of GPAQ, a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more businesses or assets. On July 1, 2020, HOFRE consummated a business combination with Original HOF Village, pursuant to an Agreement and Plan of Merger dated September 16, 2019 (as amended on November 6, 2019, March 10, 2020 and May 22, 2020), by and among HOFRE, GPAQ Acquiror Merger Sub, Inc., GPAQ Company Merger Sub, LLC, HOF Village, LLC, and HOF Village Newco, LLC.
HOFRE is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the National Football Museum, Inc., doing business as PFHOF. Headquartered in Canton, Ohio, HOFRE owns the Hall of Fame Village, which is a multi-use sports and entertainment destination centered around the PFHOF’s campus and the DoubleTree by Hilton located in downtown Canton. HOFRE has created a diversified set of revenue streams through the development of themed attractions, premier entertainment programming and sponsorships. HOFRE continues to pursue a diversified strategy across three business verticals, including destination-based assets, Hall of Fame Village, Hall of Fame Village Media and Gold Summit Gaming. HOFRE has several obligations due within twelve months that cause substantial doubt about its ability to continue as a going concern within one year after the date the financial statements were issued as of March 31, 2025, and for the year ended December 31, 2024, which are incorporated by reference into this proxy statement.
HOFRE Common Stock is listed on the OTC Pink Market under the symbol “HOFV.” HOFRE’s Public Warrants, each exercisable for 0.064578 shares of HOFRE Common Stock, are listed on the OTC Pink Market under the symbol “HOFVW.” The Series A Warrants expired on July 1, 2025. HOFRE’s corporate headquarters are located at 2014 Champions Gateway, Suite 100, Canton, Ohio 44708. HOFRE’s corporate website is www.hofreco.com. The information contained in, or that can be accessed through, HOFRE’s website is not part of this proxy statement.
Directors and Executive Officers
The HOFRE Board currently consists of seven members. The persons listed below are HOFRE’s directors and executive officers as of the date of this proxy statement. The Merger Agreement provides, however, that the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation immediately following the Merger. The Merger Agreement provides that the officers of HOFRE immediately prior to the Effective Time will be the initial officers of the Surviving Corporation immediately following the Merger. Following the Merger, each executive officer will serve until a successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.
There are no family relationships among any of HOFRE’s directors or executive officers. During the past five years, neither HOFRE nor any of HOFRE’s directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither HOFRE nor any of HOFRE’s directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. The ages given below are as of July 24, 2025. Each of the individuals listed below is a citizen of the United States and can be reached at c/o HOFRE, Inc., 2014 Champions Gateway, Suite 100, Canton, Ohio 44708.

Name	Age	Current Position and Office
Lisa Gould	50	Interim Principal Executive Officer and Executive Vice President of Business Administration
Eric Hess	45	Interim Principal Financial Officer and Senior Vice President of Finance
Anne Graffice	53	Executive Vice President of Global Marketing and Public Affairs
John Van Buiten(1)	38	Principal Accounting Officer and Vice President of Accounting / Corporate Controller

Name	Age	Current Position and Office
Karl L. Holz	74	Chairman, Lead Independent Director
Marcus LaMarr Allen	65	Director
Anthony J. Buzzelli	76	Director, Audit Committee Chair
David Dennis	67	Director
Stuart Lichter	76	Director
Mary Owen	47	Director, Nominating and Corporate Governance Committee Chair
Kimberly K. Schaefer	59	Director, Compensation Committee Chair

(1)
On May 22, 2025, Mr. Van Buiten notified HOFRE of his intent to resign from his positions at HOFRE, effective upon the earlier of (a) five business days following closure of the Merger, or (b) August 31, 2025.

Executive Officers
Below is information about HOFRE’s executive officers:
Ms. Gould has served as Principal Executive Officer and Executive Vice President of Business Administration of HOFRE since May 2025. Ms. Gould previously served as Senior Vice President of Human Resources and Information Technology of HOFRE from January 2022 to May 2025 and was Vice President of Human Resources of HOFRE from August 2020 to December 2021. From November 2011 until joining HOFRE, Ms. Gould served as Vice President of Human Resources at CommQuest Services, where she developed a strategic plan following the company’s merger, oversaw recruitment, onboarding and retention of company employees and managed various other human resources functions, including drafting and enforcement of company policies and procedures and managing benefits administration and enrollment. From August 2007 until November 2011, Ms. Gould worked for Creative Financial Staffing, an affiliate of Bruner Cox LLP, in various roles, including as Recruiter/Staffing Manager and Business Development/Account Manager. Ms. Gould earned her Master of Business Administration from the University of Northwestern Ohio and her Bachelor of Science from Kent State University.
Mr. Hess has served as Principal Financial Officer of HOFRE since May 2025. Mr. Hess started with HOFRE in January of 2021 and has held several roles within the organization in both finance and investor relations, most recently as Senior Vice President of Finance. Prior to joining HOFRE, from January 2016 to December 2020, Mr. Hess was part of the investor relations team at The J.M. Smucker Company where he was responsible for institutional investor messaging along with reviewing annual report and SEC filings. From January 2008 to January 2016, Mr. Hess was a sell-side analyst working for several equity research firms in the Cleveland area and covered multiple industries during that time frame. Mr. Hess was on the research team recognized by Starmine for top earnings estimate accuracy within the software sector. He also spent time as a commercial credit analyst and buy-side analyst at FirstMerit Bank (now Huntington National Bank). Mr. Hess graduated from Ohio University with a Bachelor of Arts in Economics and Master of Arts in Economics.
Ms. Graffice currently serves as Executive Vice President of Global Marketing and Public Affairs of HOFRE since January 2023 and was Executive Vice President of Public Affairs of HOFRE from June 2020 to January 2023. She previously served as Executive Vice President of Public Affairs of HOF Village, LLC from December 2019 through June 2020. Prior to joining HOF Village, LLC, Ms. Graffice served as Vice President of Development and Strategic Adventures at the Pro Football Hall of Fame (2016-2019). Previously, Ms. Graffice worked at University of Mount Union, where she served as Executive Director of Alumni Relations and the Mount Union Fund (2012-2016) and Director of Alumni Relations and University Activities (2003-2012). Ms. Graffice currently serves on the Boards of the Strengthening Stark Governance Committee, Arts in Stark, and VisitCanton. Ms. Graffice holds a Bachelor of Arts in Business Administration and Finance from Mount Union College and an MBA from Tiffin University.
Mr. Van Buiten has served as Vice President of Accounting / Corporate Controller of HOFRE since December 2021. Prior to joining HOFRE, Mr. Van Buiten served as Senior Director of Accounting and Financial Reporting of Financial Consulting Strategies, LLC, from 2010 to 2021. While employed at Financial Consulting Strategies, LLC, Mr. Van Buiten served as Chief Financial Officer of Enveric Biosciences, Inc. from the time of its initial public transaction until May 2021. Mr. Van Buiten received his Bachelor of Science in Public Accounting from Calvin University and is a Certified Public Accountant licensed in the state of New Jersey.

Non-Employee Directors
Below is information about HOFRE’s non-employee directors:
Mr. Holz has served as a member of the Board of Directors of HOFRE since the closing of the business combination in July 2020 and currently serves as the Chairman of the Board, Lead Independent Director and is a member of the Nominating and Corporate Governance Committee and Compensation Committee. Mr. Holz is a 22-year veteran of The Walt Disney Company with senior-level expertise in operations, strategic planning, product and customer experience development, international business, and large-scale expansions. As president of Disney Cruise Line and New Vacation Operations, he was responsible for driving the growth of Disney’s vacation portfolio beyond theme parks. In his most recent role, Mr. Holz was responsible for Disney Cruise Line; Disney Vacation Club; Adventures by Disney; Aulani, a Disney Resort & Spa, in Hawaii; and Golden Oak at the Walt Disney World Resort. He guided the massive expansion of Disney Cruise Line in 2011 and 2012 and championed its further expansion by committing to three new ships, the first arriving in 2021. Mr. Holz also led the strategic re-orientation of the Disney Institute, a professional development and training business serving the needs of many major companies. Additionally, he assumed responsibility for Disneyland Resort Paris in 2014 (after previously serving as President and CEO of Disneyland Resort Paris from 2004 to 2008), guiding the resort through a challenging security environment, developed and implemented strategic expansion plans and ultimately took this French, publicly held resort, private in late 2017. Following his retirement in 2018, he joined McKinsey & Company as a Senior Advisor and provides advisory services to the Saudi Public Investment Fund. Mr. Holz earned his bachelor’s degree in business administration from the State University of New York at Fredonia in 1973. He is a member of the Fredonia Foundation Board and an active supporter of the “Keeper of the Dream Scholarship” benefiting disadvantaged and minority student athletes.
Mr. Allen has served as a member of the Board of Directors of HOFRE since August 2022. Considered one of the game’s best goal line and short-yardage runners, Mr. Allen began his NFL career with the Los Angeles Raiders where he spent 11 seasons and earned several accolades, including NFL Rookie of the Year, was named to the Pro Bowl five times, and earned league MVP honors. While with the Raiders, he helped his team win Super Bowl XVIII. Mr. Allen went on to spend his last 5 seasons with the Kansas City Chiefs, where he added a sixth Pro Bowl appearance in 1994. In 1995, Mr. Allen made NFL history when he became the first player in league history to rush for over 10,000 yards and catch passes for 5,000 more. Ending his career with the Kansas City Chiefs as the game’s all-time rushing touchdown leader, Mr. Allen has the distinction of being the only player to have won the Heisman Trophy, an NCAA national championship, the Super Bowl, and be named NFL MVP and Super Bowl MVP. He was inducted into the College Football Hall of Fame in 2000 and the Pro Football Hall of Fame in 2003. After his 16-season playing career, in 1998 Mr. Allen went on to join the CBS broadcasting team for the NFL Today Show and later went on to cover College Football for Fox Sports. Today, Mr. Allen is a keynote speaker and writer. He also serves on the Board of Directors for the Lott Impact Trophy and is also a member of the Laureus World Sports Academy.
Mr. Buzzelli has served as a member of the Board of Directors of HOFRE since the closing of the business combination in July 2020. Mr. Buzzelli is a Certified Public Accountant (retired) and spent 40 years with Deloitte, where he served management and Boards of Directors as the Audit and Advisory Partner for a wide range of public and private companies with U.S. and global operations from 1980 to 2011. He was Audit Partner in Charge of the Pittsburgh office from 1989 to 1995, Regional Managing Partner of the Central Atlantic Region from 1995 to 2001, National Managing Partner of U.S. Regions, the Marketing and Business Development and Community Relations leader from 2003 to 2007 and Regional Managing Partner of the Pacific Southwest Region and Office Managing Partner of the Los Angeles office from 2003 to 2011. Mr. Buzzelli served as a member of the U.S. Board of Directors of Deloitte from 2001 to 2004 and as chairman of its Succession Committee from 2010 to 2011. He retired from Deloitte as a Vice Chairman in 2011. He is a past chairman of the Southern California Leadership Network from 2003 to 2009. Mr. Buzzelli served on the Board of Directors of TriState Capital Holdings, Inc. (NASDAQ: TSC) from 2014 through July 2022 when TSC was acquired by Raymond James Financial. At TSC, Mr. Buzzelli was the Lead Independent Director for two terms and chaired the audit committee and was a member of the risk committee. Mr. Buzzelli received a Bachelor of Science in Accounting from The Pennsylvania State University, and also completed the Executive Program in Organizational Change at Stanford University and the Executive Program for Leading Professional Services Firms at Harvard Business School. Mr. Buzzelli also serves on three private company boards.

Mr. Dennis has served as a member of the Board of Directors of HOFRE since the closing of the business combination in July 2020. Mr. Dennis served as an independent director of GPAQ from January 2018 through June 2020, and served as the chairman of GPAQ’s audit committee. Mr. Dennis is a Certified Public Accountant and spent 36 years of his career at KPMG LLP, where he served as a Partner from 1993 until his retirement in December 2015. During his time at KPMG LLP, Mr. Dennis served in its advisory practice and served as the Advisory Sector Leader for its State and Local Government Advisory Practice. In addition, from 1979 to 2002, Mr. Dennis was a member of the Audit Practice at KPMG LLP and audited publicly-traded companies, privately owned companies and public sector clients (governments and not for profits). He is a Past Member of Council for the American Institute of CPAs and a current member of the National Association of State Boards of Accountancy. Mr. Dennis previously served as acting Chief Financial Officer of the U.S. House of Representatives and as President for the Florida Institute of CPAs. He served on the Florida Board of Accountancy from 2011 until 2020 where he also served as Chair for two terms. Mr. Dennis received a Bachelor of Science degree in Accounting from Indiana University - Kelley School of Business.
Mr. Lichter has served as a member of the Board of Directors of HOFRE since the closing of the business combination in July 2020. Mr. Lichter was nominated to the Board of Directors of HOFRE by HOF Village, LLC in connection with the business combination pursuant to a director nominating agreement. Mr. Lichter has served as the President and Chairman of the Board of Industrial Realty Group, LLC since 1999. Industrial Realty Group, along with its affiliated companies, has acquired and developed over 100 industrial and commercial properties throughout the country, representing virtually every area of real estate, such as office buildings, industrial and warehouse buildings, shopping centers, business parks, hotels, mini-storage facilities, marinas, apartments, mobile home parks and mixed-use developments, with a primary emphasis on industrial and commercial properties. Mr. Lichter began his real estate career with the General Services Administration (GSA) of the US Government where he focused on solving challenges facing governmental-owned real estate. Mr. Lichter subsequently performed loan workouts, completed unfinished construction projects and leased and sold foreclosed projects for Midland Bank and New York Life Insurance Company. Mr. Lichter has over 40 years of experience as a leader in the adaptive reuse of commercial and industrial real estate. Mr. Lichter holds a Bachelor of Science degree from Hunter College, a part of the City University of New York. He completed all course work for an MBA from Pace University with a major in finance. Mr. Lichter also attended New York University School of Law.
Mrs. Owen has served as a member of the Board of Directors of HOFRE since the closing of the business combination in July 2020. Mrs. Owen has been nominated to the Board of Directors of HOFRE as an independent director pursuant to a director nominating agreement. Mrs. Owen is Founder and President of MMO Capital LLC since 2017. In September of 2024, she became a General Partner of Forma Capital, an early-stage venture capital fund investing in influential brands shaping the global future of sports, health and wellness. In addition, she is the current Chair of the Board and has served as a Life Trustee with the Ralph C. Wilson, Jr. Foundation since 2015. She is an investor and strategic advisor in both Fund I and Fund II for KB Partners, a Chicago-based KB venture capital firm investing at the intersection of sports and technology. Mrs. Owen previously worked for her uncle, Ralph C. Wilson Jr., and his management company, Ralph C. Wilson, Jr. Enterprises. She was a key member of his executive leadership team and played a strategic and operational role with all of his business and philanthropic interests, including the Buffalo Bills. With the Bills, Mrs. Owen began as an intern in 1997 and worked in a variety of roles eventually becoming the Executive Vice President for Strategic Planning from 2010-2014. In addition to her team-level responsibilities, she was charged with representing Mr. Wilson at the league ownership level from 2003-2014, where she was appointed to and served on the Super Bowl Advisory Committee and the International Committee and served on the board of the NFL Foundation. When Mr. Wilson passed in 2014, Mrs. Owen served as a Trustee of his estate, where she and three others were responsible for the team’s sale to the Pegula family, and ultimately funding and starting a $1.2 billion foundation, the Ralph C. Wilson, Jr. Foundation, with a portion of the estate proceeds. Mrs. Owen managed the foundation on behalf of her co-trustees in its initial year and oversaw a $60 million legacy grant program. Mrs. Owen is a graduate of the McIntire School of Commerce at the University of Virginia, and is a McIntire Trustee Leader, an active Trustee for the Jefferson Trust, and longstanding Regional Selection Chair for the Jefferson Scholars Foundation. In addition, she holds an MBA from Walsh College and is a long-standing member of the National Advisory Board for the Pro Football Hall of Fame.
Ms. Schaefer served as a member of the Board of Directors of HOFRE since the closing of the business combination in July 2020. On March 25, 2024, Ms. Schaefer was appointed to the Board of LuxUrban Hotels, Inc. (NASDAQ: LUXH). LuxUrban Hotels, Inc. is a hospitality company which utilizes an asset-light business model to lease entire hotels on a long-term basis in partnership with Wyndham Hotels & Resorts. In April of 2024,

Ms. Schaefer accepted a Chief Executive Officer role for a private company, Museum of Illusions. Ms. Schaefer previously served as President of Two Bit Circus, Inc., a startup concept focusing on social interactions using the latest in technology and gaming, from 2017 through 2023. Two Bit Circus’s first “micro amusement park” location opened in Los Angeles in 2018. It features unique arcade and midway games, an interactive theatre, story rooms and virtual reality concepts. Prior to Two Bit Circus, Ms. Schaefer worked with Great Wolf Resorts, Inc., which is the largest owner, operator and developer in North America of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities, for more than 18 years, including as their Chief Operating Officer/Chief Brand Officer from 2005 to 2015 and as their Chief Executive Officer from 2009 to September 2015. She was part of the team that took the company public in 2005. As public company CEO, her primary responsibility was overseeing the daily aspects of the strategy of the brand, development and operations as well as investor and analyst presentations and communication. Ms. Schaefer has served on the Board of Directors of SeaWorld Parks & Entertainment (NYSE: SEAS) since December 2020 where she also serves on the revenue and audit committees and the Board of Directors of Alpine Acquisition Corp. (NASDAQ: REVE) since August 2021. Previously, Ms. Schaefer was an independent board member of public company Education Reality Trust (NYSE: EDR_OLD), an owner operator and developer of collegiate housing, and of her former employer, Great Wolf Resorts, which is currently owned by Blackstone Group. Ms. Schaefer is a graduate of Edgewood College in Madison, Wisconsin, where she earned a Bachelor of Science degree in Accounting and where she previously served on the school’s Board of Trustees.
Selected Historical Consolidated Financial Data
Set forth below is certain selected historical consolidated financial data relating to HOFRE. The historical unaudited selected financial data as of and for the three-month period ended March 31, 2025, and the audited selected financial data as of and for the fiscal years ended December 31, 2024 and December 31, 2023, have been taken from HOFRE’s consolidated financial information and statements.
This information is only a summary. The selected historical consolidated financial data as of December 31, 2024 and December 31, 2023 should be read in conjunction with HOFRE’s annual report on Form 10-K for the fiscal year ended December 31, 2024, and the selected historical consolidated financial data as of and for the three-month period ended March 31, 2025 should be read in conjunction with HOFRE’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2025, each of which is incorporated by reference into this proxy statement in its entirety. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by HOFRE with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See the section of this proxy statement captioned “Where You Can Find Additional Information.” Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.
Summary Consolidated Balance Sheets

	As of
	March 31, 2025	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Cash	$545,318	$432,174	$3,243,353
Restricted cash	3,979,355	4,015,377	8,572,730
Equity method investments	2,170,625	2,228,074	—
Investments available for sale	2,433,000	2,433,000	2,000,000
Accounts receivable, net	1,118,954	1,520,166	1,108,460
Prepaid expenses and other assets	6,269,424	3,741,122	3,514,135
Property and equipment, net	330,590,417	334,709,643	344,378,835
Right-of-use lease assets	7,175,401	7,221,756	12,325,227
Project development costs	10,404,184	10,404,499	7,387,693
Total assets	$364,686,678	$366,705,811	$441,896,633

	As of
	March 31, 2025	December 31, 2024	December 31, 2023
	(unaudited)
Liabilities and stockholders' equity
Liabilities
Notes payable, net	$251,947,817	$245,747,816	$219,532,941
Accounts payable and accrued expenses	25,073,843	18,898,521	21,825,540
Due to affiliate	3,060,181	2,910,827	1,293,874
Warrant liability	41,000	75,000	225,000
Financing liability	17,791,647	17,784,179	62,982,552
Lease liability	3,398,490	3,401,599	3,440,630
Other liabilities	6,408,351	5,656,410	5,858,682
Total liabilities	$307,721,329	$294,474,352	$315,159,219

Summary Consolidated Statements of Operations and Comprehensive Loss

	For the Years Ended December 31,
	2024	2023
Total revenues	$21,205,933	$24,129,673
Total operating expenses	50,872,394	73,577,814
Loss from operations	(29,666,461)	(49,448,141)
Total other expense	(26,196,174)	(19,305,663)
Net loss	$(55,862,635)	$(68,753,804)

	For the Three Months Ended March 31,
	2025	2024
Total revenues	$2,945,333	$4,191,315
Total operating expenses	11,317,661	11,283,546
Loss from operations	(8,372,328)	(7,092,231)
Total other expense	(6,696,622)	(7,537,945)
Net loss	$(15,068,950)	$(14,630,176)

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of HOFRE Common Stock as of July 24, 2025 by (a) each person known by HOFRE to be the beneficial owner of more than five percent of HOFRE Common Stock, (b) each of HOFRE’s named executive officers, (c) each of HOFRE’s directors and (d) all of HOFRE’s executive officers and directors as a group.
The number of shares of HOFRE Common Stock beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 6,699,159 shares of HOFRE Common Stock outstanding as of July 24, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of HOFRE Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of July 24, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

We believe that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Directors and Officers
Marcus LaMarr Allen	32,558	*
Anthony J. Buzzelli	39,519	*
Tara Charnes(**)	14,074(2)	*
Michael Crawford(***)	89,592	1.3%
David Dennis	37,634	*
Lisa Gould	4,471(3)	*
Anne Graffice	8,600	*
Karl L. Holz	38,820(4)	*
Stuart Lichter	14,063,299(5)	72.9%
Mary Owen	36,635	*
Kimberly K. Schaefer	41,657(6)	*
John Van Buiten	1,454	*
Eric Hess	3,015(7)	*
All current directors and executive officers as a group (13 individuals)	14,411,328	74.7%
Greater than 5% Stockholders
HOF Village, LLC	840,168(8)(9)	12.3%
CH Capital Lending, LLC	12,292,016(10)	67.4%
IRG Canton Village Member, LLC	840,168(11)	12.3%
IRG Canton Village Manager, LLC	840,168(11)	12.3%
IRG, LLC	477,165 (12)	6.7%
Midwest Lender Fund, LLC	421,796(13)	5.9%

*	Less than 1%.
**	Ms. Charnes resigned from the office of General Counsel, effective August 31, 2024.
***	Mr. Crawford resigned as President, Chief Executive Officer, and Chairman, effective May 18, 2025.
(1)	Unless otherwise noted, the business mailing address of each of those listed in the table is 2014 Champions Gateway, Suite 100, Canton, Ohio 44708.
(2)
Ms. Charnes beneficially owns 554 shares of HOFRE Common Stock issuable upon the exercise of 12,214 Series B warrants she holds with an exercise price of $30.81 per share. The Series B warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of HOFRE include the shares of HOFRE Common Stock issuable to Ms. Charnes upon the exercise of the Series B warrants.

(3)
Ms. Gould beneficially owns 318 shares of HOFRE Common Stock issuable upon the exercise of 7,000 Series B warrants she holds with an exercise price of $30.81 per share. The Series B warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of HOFRE include the shares of HOFRE Common Stock issuable to Ms. Gould upon the exercise of the Series B warrants.

(4)
Mr. Holz beneficially owns 113 shares of HOFRE Common Stock issuable upon the exercise of 2,500 warrants he holds with an exercise price of $30.81 per share. The warrants are exercisable within 60 days. For purposes of calculating his percentage ownership, the shares outstanding of HOFRE include the shares of HOFRE Common Stock issuable to Mr. Holz upon the exercise of the warrants.

(5)
Mr. Lichter beneficially owns 9,090 shares of Common Stock and 4,543 shares of Common Stock issuable upon the exercise of 100,000 Series B warrants he holds with an exercise price of $30.81 per share. The Series B warrants are exercisable within 60 days. Mr. Lichter may be deemed to beneficially own (a) 751,168 shares of Common Stock through his indirect ownership of membership interests in CH Capital Lending, LLC, (b) 15,950 shares of Common Stock through his indirect ownership of membership interests in IRG, LLC, (c) 5,681 shares of Common Stock through his beneficial ownership of membership interests in Midwest Lender Fund, LLC, (d) 455,867 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of Series C warrants with an exercise price of $12.77 per share, (e) 111,321 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of Series D warrants with an exercise price of $12.77 per share, (f) 45,419 shares of Common Stock issuable to CH Capital Lending, LLC upon the exercise of Series E warrants with an exercise price of $12.77 per share, (g) 538,322 shares of Common Stock issuable to CH Capital Lending, LLC upon conversion of 15,000 shares of Series C Preferred Stock with a conversion price of $33.01 per share (including shares issuable in respect of accrued and unpaid dividends), (h) 4,538,187 shares of Common Stock issuable to CH Capital Lending, LLC upon conversion of a term loan with a principal balance of $16,519,001 as of 3/31/2025 with a conversion price of $3.64 per share, (i) 3,307,790 shares of Common Stock issuable to CH Capital Lending, LLC upon conversion of a term loan with a principal balance of $12,040,359 as of 3/31/2025 with a conversion price of $3.64 per share, (j) 1,077,233 shares of Common Stock issuable to CH Capital Lending, LLC upon conversion of a bridge loan with a principal balance of $13,756,272 as of 3/31/2025 with a conversion price of $12.77 per share, (k) 933,460 shares of Common Stock issuable to CH Capital Lending, LLC upon the conversion of a promissory note with an outstanding amount of $11,920,292 as of 3/31/2025 with a conversion price of $12.77 per share, and (l) 438,506 shares of Common Stock issuable to CH Capital Lending, LLC upon the conversion of a promissory note with an outstanding amount of $5,599,731 as of 3/31/2025 with a conversion price of $12.77 per share, (m) 438,506 shares of Common Stock issuable to IRG, LLC upon the conversion of a promissory note with a principal balance of $5,599,731 as of 3/31/2025 with a conversion price of $12.77 per share, (n) 22,709 shares of Common Stock issuable to IRG, LLC upon the exercise of Series E warrants with an exercise price of $12.77 per share, (o) 5,677 shares of Common Stock issuable to Midwest Lender Fund, LLC upon the exercise of Series G warrants with an exercise price of $12.77 per share, (p) 92,743 shares of Common Stock issuable to CH Capital Lending, LLC upon conversion of a convertible note with a principal balance of $14,388,042 as of 3/31/2025 with a conversion rate of 6.5849 shares of Common Stock per $1,000 principal amount, (q) 18,521 shares of Common Stock through his indirect control over American Capital Center, LLC, and (r) 410,438 shares of Common Stock issuable to Midwest Lender Fund, LLC upon conversion of a convertible note with a principal balance of $5,241,299 as of 3/31/2025 and with a conversion price of $12.77 per share. The convertible notes, the Series C Preferred Stock, the term loans and the bridge loan are convertible, and the warrants are exercisable within 60 days. Mr. Lichter may also be deemed to beneficially own 683,083 shares of Common Stock through his indirect ownership interest in IRG Canton Village Member, LLC, which in turn owns approximately a 76.8% interest in HOF Village, LLC. HOF Village, LLC owns 683,083 shares of Common Stock. He may also be deemed to beneficially own 157,086 shares of Common Stock issuable upon the exercise of 2,432,500 Series A warrants held by HOF Village, LLC with an exercise price of $253.11 per share. The Series A warrants are exercisable within 60 days. For purposes of calculating Mr. Lichter’s percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the Series B warrants to Mr. Lichter, upon the Series C, Series D and Series E warrants to CH Capital Lending, LLC, upon the Series C Preferred Stock to CH Capital Lending, LLC, upon the term loans to CH Capital Lending, LLC, upon the bridge loan to CH Capital Lending, LLC, upon the Series G warrants to Midwest Lender Fund, LLC, upon the Series A warrants to HOF Village, LLC, upon the convertible note to CH Capital Lending, LLC, upon the convertible notes to IRG, LLC, and upon the Series G warrants to Midwest Lender Fund, LLC.
(6)
Ms. Schaefer beneficially owns 1,250 shares of HOFRE Common Stock issuable upon the exercise of 27,500 warrants she holds with an exercise price of $30.81 per share. The warrants are exercisable within 60 days. For purposes of calculating her percentage ownership, the shares outstanding of HOFRE include the shares of HOFRE Common Stock issuable to Ms. Schaefer upon the exercise of the warrants.

(7)
Mr. Hess beneficially owns 3,015 shares of HOFRE Common Stock underlying restricted stock units that vest within 60 days. For purposes of calculating his percentage ownership, the shares outstanding of HOFRE include the shares of HOFRE Common Stock underlying the restricted stock units.

(8)
HOF Village, LLC beneficially owns 683,083 shares of HOFRE Common Stock. It also beneficially owns 157,085 shares of HOFRE Common Stock issuable upon the exercise of 2,432,500 warrants held by HOF Village, LLC with an exercise price of $253.11 per share. The warrants are exercisable within 60 days. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of HOFRE Common Stock issuable to HOF Village, LLC upon the exercise of the warrants.

(9)
HOF Village, LLC, National Football Museum, Inc. d/b/a Pro Football Hall of Fame and Gordon Pointe Management, LLC are parties to a director nominating agreement. See the discussion under “Certain Relationships and Related Party Transactions — Director Nominating Agreement” in this Form 10-K/A. As a result of these relationships, these persons may be deemed to be a group for purposes of Section 13(d) of the Exchange Act and therefore may be deemed to beneficially own 850,348 shares of HOFRE Common Stock (exclusive of warrants and convertible notes), or approximately 13.1% of HOFRE Common Stock outstanding. Taking into account the warrants and convertible notes, they may be deemed to collectively beneficially own 1,010,725 shares of HOFRE Common Stock, or 15.2% of the HOFRE Common Stock outstanding after the exercise of the warrants and the conversion of the convertible notes.

(10)
CH Capital Lending, LLC beneficially owns (a) 751,168 shares of Common Stock, (b) 455,867 shares of Common Stock issuable to it upon the exercise of Series C warrants with an exercise price of $12.77 per share, (c) 111,321 shares of Common Stock issuable to it upon the exercise of Series D warrants with an exercise price of $12.77 per share, (d) 45,419 shares of Common Stock issuable to it upon the exercise of Series E warrants with an exercise price of $12.77 per share, (e) 538,322 shares of Common Stock issuable to it upon conversion of 15,000 shares of Series C Preferred Stock with a conversion price of $33.01 per share (including shares issuable in respect of accrued and unpaid dividends), (f) 4,538,187 shares of Common Stock issuable to it upon conversion of a term loan with a principal balance of $16,519,001 as of 3/31/2025 with a conversion price of $3.64 per share, (g) 3,307,790 shares of Common Stock issuable to it upon conversion of a term loan with a principal balance of $12,040,359 as of 3/31/2025 with a conversion price of $3.64 per share, (h) 1,077,233 shares of Common Stock issuable to it upon conversion of a bridge loan with a principal balance of $13,756,272 as of 3/31/2025 with a conversion price of $12.77 per share, (i) 94,743 shares of Common Stock issuable to it upon conversion of a convertible note with a principal balance of $14,388,042 as of 3/31/2025 with a conversion rate of 6.5849 shares of Common Stock per $1,000 principal amount, (j) 933,460 shares of Common Stock issuable to it upon the conversion of a promissory note with an outstanding amount of $11,920,292 as of 3/31/2025 with a conversion price of $12.77 per share, and (k) 438,506 shares of Common Stock issuable to it upon the conversion of a promissory note with an outstanding amount of $5,599,731 as of 3/31/2025 with a conversion price of $12.77 per share. The convertible notes, the Series C Preferred Stock, the term loans and the bridge loan are convertible and the warrants are exercisable within 60 days. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the exercise of the warrants and the conversion of the convertible notes, the Series C Preferred Stock, the term loan, and the bridge loan. The business address of CH Capital Lending, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025.

(11)
Each of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC may be deemed to beneficially own 683,083 shares of HOFRE Common Stock held by HOF Village, LLC through the former’s indirect (approximately 74.9%) ownership interest therein and the latter’s role as manager of it. For similar reasons, each may also be deemed to beneficially own 223,271 shares of HOFRE Common Stock issuable upon the exercise of 2,432,500 Series A warrants held by HOF Village, LLC with an exercise price of $253.11 per share. The warrants are exercisable within 60 days. For purposes of calculating their percentage ownership, the shares outstanding of the Company include the shares of HOFRE Common Stock issuable upon the exercise of the warrants. The business address of IRG Canton Village Member, LLC and IRG Canton Village Manager, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025.

(12)
IRG, LLC beneficially owns (a) 15,950 shares of Common Stock, (b) 438,506 shares of Common Stock issuable to it upon the conversion of a promissory note with a principal balance of $5,599,731 as of 3/31/2025 with a conversion price of $12.77 per share, and (c) 22,709 shares of Common Stock issuable to it upon the exercise of Series E warrants with an exercise price of $12.77 per share. The convertible note and the warrants are exercisable within 60 days. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable upon the exercise of the warrants and the conversion of the convertible note. The business address of IRG, LLC is 11111 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025.

(13)
Midwest Lender Fund, LLC beneficially owns 5,681 shares of Common Stock. It also beneficially owns 15,677 shares of Common Stock issuable upon the exercise of Series G warrants with an exercise price of $12.77 per share, and 410,438 shares of Common Stock issuable upon conversion of a convertible note with a principal balance of $5,241,299 as of 3/31/2025 and with a conversion price of $12.77 per share. The warrants are exercisable within 60 days. For purposes of calculating its percentage ownership, the shares outstanding of the Company include the shares of Common Stock issuable to Midwest Lender Fund, LLC upon the exercise of the warrants and conversion of the convertible note

Prior Public Offerings
During the past three years, none of HOFRE, the Parent Entities, the other Purchaser Filing Parties or any of their respective affiliates have made any underwritten public offering of shares of HOFRE Common Stock for cash that was registered under the Securities Act, or exempt from registration under Regulation A promulgated thereunder, except for the underwritten public offering of 750,000 shares of HOFRE Common Stock and accompanying 750,000 HOFRE Series X Warrants that closed on October 13, 2023, which were sold together at a combined effective offering price of $3.75. The gross proceeds of the offering were approximately $2.8 million before deducting underwriting discounts and commissions and offering expenses.
Transactions in HOFRE Common Stock
Except as set forth below and in “- Prior Public Offerings” above, and other than the Merger Agreement and agreements entered into in connection therewith, including the Voting Agreement (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “Voting Agreement”), and certain activity related to HOFRE’s equity compensation awards discussed elsewhere in this proxy statement, (1) each of HOFRE, its directors and executive officers, the Parent Entities, the other Purchaser Filing Parties and their respective affiliates have not conducted any transactions with respect to shares of HOFRE Common Stock during the past 60 days and (2) none of HOFRE or the Parent Entities or the other Purchaser Filing Parties or their respective affiliates have purchased shares of HOFRE Common Stock during the past two years.
Past Contracts, Transactions, Negotiations and Agreements
2020 Term Loan Agreement
The Guarantor is the lender under our Term Loan Agreement, dated December 1, 2020 (the “2020 Term Loan Agreement”), among Hall of Fame Resort & Entertainment Company, HOFREN, certain of its subsidiaries, and Aquarian Credit Funding LLC (i) as amended by Amendment Number 1 to Term Loan Agreement dated January 28, 2021, Amendment Number 2 to Term Loan Agreement dated February 15, 2021, Amendment Number 3 to Term Loan Agreement dated August 30, 2021, Amendment Number 4 to Term Loan Agreement dated August 30, 2021, and Amendment Number 5 to Term Loan Agreement dated December 15, 2021, (ii) as assigned to Administrative Agent and Lender pursuant to that certain Assignment of Loan and Loan Documents, dated March 1, 2022, by and among Aquarian Credit Funding LLC, as the previous Administrative Agent, Investors Heritage Life Insurance Company, as the previous Lender, and the Guarantor, as the new Administrative Agent and the new Lender, (iii) as affected by that certain Assumption and Joinder Agreement to Loan Agreement, dated as of March 1, 2022, executed and delivered by HOF Village Youth Fields, LLC (“Youth Fields”) to Administrative Agent, and (iv) as further amended by Amendment Number 6 to Term Loan Agreement dated March 1, 2022, Amendment Number 7 to Term Loan Agreement dated July 31, 2022, Amendment Number 8 to Term Loan Agreement dated November 7, 2022, as modified by that certain Modification Agreement effective as of October 6, 2023, Amendment Number 9 to Term Loan Agreement dated December 8, 2023, and Amendment Number 10 to Term Loan Agreement dated January 11, 2024, Omnibus Release of Youth Fields from Certain Debt Instruments, dated as of January 11, 2024, by the Guarantor, IRG, LLC, JKP Financial, and/or Midwest Lender Fund, LLC, in favor of Youth Fields, Amendment Number 11 to Term Loan Agreement dated January 17, 2024, Amendment Number 12 to Term Loan Agreement dated February 1, 2024, and Amendment Number 13 to Term Loan Agreement dated February 28, 2024.
In connection with the 2020 Term Loan Agreement, HOFRE provided collateral, including, with certain exceptions: (i) a perfected, first priority security interest in all real and intangible property of HOFRE, including cash and accounts (to be perfected through account control agreements), contracts, intellectual property, leases, plans and specifications, permits, licenses, approvals, entitlements, and development rights; (ii) a perfected first priority pledge of 100% of the portion of the ownership interests in HOFRE’s subsidiaries; and (iii) a first mortgage, an assignment of leases and rents, and environmental indemnity covering certain property.
The principal outstanding under the 2020 Term Loan Agreement at July 22, 2025, is $17,055,362. The interest rate at 12.5% per annum, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date. The principal and accumulated and unpaid interest under the Term Loan is convertible into shares of HOFRE Common Stock at a conversion price of $12.77 per share of HOFRE Common Stock. The obligations under the 2020 Term Loan Agreement are cross-collateralized with the obligations under the Amended Bridge Loan Note, the Amended IRG Note, the Amended Second JKP Note, the Backup First JKP Note and the Backup MLF Note (as such terms are defined below).
2022 Term Loan Agreement
Retail and HNB entered into the 2022 Term Loan Agreement, pursuant to which HNB agreed to loan up to $10 million to Retail for the purpose of financing improvements to two leasehold parcels of real property in Hall of Fame Village.
On September 21, 2023, the Guarantor succeeded to the rights and obligations of HNB under the 2022 Term Loan Agreement pursuant to the Assignment of Note, Security Instrument and Other Loan Documents. Also, on September 21, 2023, HOFRE and Retail (together, the “2022 Term Loan Borrower”) and the Guarantor entered into the Joinder and First Amendment to 2022 Term Loan Agreement, pursuant to which (i) HOFRE becomes a borrower under the 2022 Term Loan Agreement; (ii) the 2022 Term Loan Agreement is amended to provide that 2022 Term Loan Borrower will have the right to use up to $2 million of the loan proceeds for the Permitted Purpose; provided, that in the event 2022 Term Loan Borrower desires to use more than $2 million for the Permitted Purpose, 2022 Term Loan Borrower must obtain the written consent of the Guarantor; and (iii) the 2022 Term Loan Agreement is amended to provide that so long as loan proceeds are used solely for the Permitted Purpose, the Guarantor waives conditions to loan funding up to the amount of $2 million, with any future waiver of conditions to additional loan funding subject to the written consent of the Guarantor.
On October 6, 2023, HOFRE and Retail and the Guarantor entered into the Second Amendment to 2022 Term Loan Agreement, pursuant to which (i) no interest or principal shall be due and payable from the effective date through the initial maturity date and all interest that accrues during the deferral period shall accrue at the non-default rate and be added to the outstanding principal balance of the loan; (ii) the 2022 Term Loan Agreement was amended to provide that the 2022 Term Loan Borrower will have the right to use up to $4 million of the loan proceeds for the Permitted Purpose provided, that in the event 2022 Term Loan Borrower desires to use more than $4 million for the Permitted Purpose, 2022 Term Loan Borrower must obtain the written consent of the Guarantor; and (iii) the 2022 Term Loan Agreement was amended to provide that so long as loan proceeds are used solely for the Permitted Purpose, the Guarantor waives conditions to loan funding up to the amount of $4,000,000, with any future waiver of conditions to additional loan funding subject to the written consent of the Guarantor.
On October 16, 2023, HOFRE and Retail and the Guarantor, entered into the Third Amendment to 2022 Term Loan Agreement (“Third Amendment”), pursuant to which the 2022 Term Loan Agreement, which provides for HOFRE to borrow up to $10 million, is amended to provide that the 2022 Term Loan Borrower will (i) have the right to use up to $6 million of the loan proceeds for the Permitted Purpose; provided, that in the event 2022 Term Loan Borrower desires to use more than $6 million for the Permitted Purpose, 2022 Term Loan Borrower must obtain the written consent of the Guarantor; and (ii) the 2022 Term Loan Agreement is amended to provide that so long as loan proceeds are used solely for the Permitted Purpose, the Guarantor waives conditions to loan funding up to the amount of $6,000,000, with any future waiver of conditions to additional loan funding subject to the written consent of the Guarantor. The effect of the Third Amendment is to permit HOFRE to draw an additional $2 million under the $10 million 2022 Term Loan Agreement for the Permitted Purpose.
On November 21, 2023, HOFRE and Retail and the Guarantor entered into the Fourth Amendment to 2022 Term Loan Agreement, pursuant to which the 2022 Term Loan Agreement, which provides for HOFRE to borrow up to $10 million, is amended to provide that, among other things, the collateral will include the rights of HOFRE and its affiliates and subsidiaries in and to (a) any judgment obtained by or granted to them against Johnson Controls International PLC and/or its subsidiaries (collectively, “Johnson Controls”), (b) any settlement proceeds received or to be received by them from Johnson Controls, and (c) the proceeds arising out of any of the foregoing.
On December 8, 2023, HOFRE and Retail entered into a First Amended and Restated Promissory Note (“First A&R Promissory Note”) with the Guarantor. The First A&R Promissory Note was entered to (i) set the interest rate at 12.5% per annum, compounded monthly, rather than the original variable rate, and PIK interest will continue through the maturity date; (ii) modifies the payment terms and maturity date to state interest is due and payable with the entire outstanding principal balance together with accrued unpaid interest on December 4, 2024 (the “Initial Maturity Date”), and if the borrower elects and qualifies for the Extension Option, the unpaid principal balance and all accrued and unpaid interest or other charges will be due on December 4, 2027; and (iii) adds a right to convert the Note into shares of HOFRE Common Stock, of HOFRE at an initial conversion price equal to $3.64.
On December 8, 2023, HOFRE and Retail entered into the Fifth Amendment to 2022 Term Loan Agreement (“Fifth Amendment”) with the Guarantor. The Fifth Amendment was entered to (i) modify the rate of interest to 12.5% per annum, compounded monthly; (ii) increase the ability of Retail to use the full amount of the loan proceeds, up to $10 million, for the Permitted Purpose. An effect of the Fifth Amendment is to permit HOFRE to draw an additional $4 million under the $10 million 2022 Term Loan Agreement for the Permitted Purpose.
On December 12, 2024, HOFRE, Retail and Guarantor entered into Sixth Amendment to 2022 Term Loan Agreement (“Sixth Amendment”) to extend the Initial Maturity Date from December 4, 2024 to December 5, 2025.
The amount outstanding under the 2022 Term Loan Agreement as of July 22, 2025 is $12,301,804.
Amended Bridge Loan Note
Effective November 7, 2022, HOFRE and its subsidiaries HOFREN and Youth Fields entered into the $10,504,940.89 principal amount Joinder and First Amended and Restated Secured Cognovit Promissory Note with the Guarantor (as amended, the “Amended Bridge Loan Note”), reflecting a loan from the Guarantor to HOFRE (the “Bridge Loan”), which amends and restates the Cognovit Promissory Note, dated as of June 16, 2022, in the original principal amount of $10,500,000, executed and delivered by HOFRE and Retail to the Guarantor (the “Original Bridge Loan Note”). Under the Amended Bridge Loan Note: (i) HOFV Retail I and HOFV Retail II were released from their obligations under the Original Bridge Loan Note; (ii) the Bridge Loan interest rate increased from 12% to 12.5%, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date; (iii) HOFRE issued to the Guarantor an additional 17,723 restricted shares of HOFRE Common Stock (giving effect to HOFRE’s 1-for-22 reverse stock split in December 2022) on or about December 22, 2022; (iv) the principal and accrued interest were made convertible into shares of HOFRE Common Stock at a conversion price of $12.77 per share of HOFRE Common Stock (giving effect to HOFRE’s 1-for-22 reverse stock split in December 2022), subject to adjustment, including a weighted-average antidilution adjustment; (v) HOFRE agreed to amend and restate, effective November 7, 2022, the Series C Common Stock Purchase Warrant (Certificate No. No. 2020 W-1) originally issued by HOFRE to the Guarantor on or about December 29, 2020 (as amended, the “Amended Series C Warrant”), as described below; (vi) HOFRE agreed to amend and restate, effective November 7, 2022, the Series D Common Stock Purchase Warrant (Certificate No. Series D No. W-1) originally issued by HOFRE to the Guarantor on or about June 4, 2021 (as amended, the “Amended Series D Warrant”), as describe below; (vii) HOFRE was given an option to extend the maturity date form March 31, 2024 to March 31, 2025 upon payment to the Guarantor of an extension fee equal to one percent (1%) of the outstanding principal balance of the Term Loan; and (viii) the obligations under the Amended Bridge Loan Note are cross-collateralized with the obligations under the Term Loan Agreement, the Amended IRG Note, the Amended Second JKP Note, the Backup First JKP Note and the Backup MLF Note.
As amended, the Amended Series C Warrant has an exercise price of $12.77 per share of HOFRE Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of HOFRE Common Stock issuable upon exercise of the Amended Series C Warrant is 455,867 shares of HOFRE Common Stock. The Amended Series C Warrant may be exercised from and after April 18, 2023, subject to certain terms and conditions set forth in the Amended Series C Warrant. Any unexercised portion of the Amended Series C Warrant will expire on March 1, 2029.
As amended, the Amended Series D Warrant has an exercise price of $12.77 per share of HOFRE Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of HOFRE Common Stock issuable upon exercise of the Amended Series D Warrant is 111,321 shares of HOFRE Common Stock. The Amended Series D Warrant may be exercised from and after April 18, 2023, subject to certain terms and conditions set forth in the Amended Series D Warrant. Any unexercised portion of the Amended Series D Warrant will expire on March 1, 2029.
The amount outstanding under the Amended Bridge Loan Note as of July 22, 2025 is $14,195,885
Amended IRG Note
Effective November 7, 2022, HOFRE and its subsidiaries HOFREN and Youth Fields entered into the $4,273,543.46 principal amount Joinder and Second Amended and Restated Secured Cognovit Promissory Note with IRG, LLC (as amended, the “Amended IRG Note”), which amends and restates the First Amended and Restated

Promissory Note, dated March 1, 2022, issued by HOFRE to IRG, LLC. Under the Amended IRG Note: (i) the interest rate increased from 8% to 12.5%, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date; (ii) HOFRE issued to IRG, LLC an additional 10,268 restricted shares of HOFRE Common Stock (giving effect to HOFRE’s 1-for-22 reverse stock split in December 2022) on or about December 22, 2022; (iii) the price at which the principal and accumulated and unpaid interest under the Amended IRG Note is convertible into shares of HOFRE Common Stock is reset to $12.77 per share of HOFRE Common Stock (giving effect to HOFRE’s 1-for-22 reverse stock split in December 2022), subject to adjustment, including a weighted-average antidilution adjustment; (iv) HOFRE agreed to amend and restate, effective November 7, 2022, the Series E Common Stock Purchase Warrant (Certificate No. Series E No. W-2) issued by HOFRE to the Guarantor on or about March 1, 2022 (as amended, the “IRG Warrant”), as described below; (vi) HOFRE was given an option to extend the maturity date form March 31, 2024 to March 31, 2025 upon payment to IRG, LLC of an extension fee equal to one percent (1%) of the outstanding principal balance of the Amended IRG Note; and (vii) the obligations under the Amended IRG Note are cross-collateralized with the obligations under the Amended Bridge Loan Note, the Term Loan Agreement, the Amended Second JKP Note, the Backup First JKP Note and the Backup MLF Note.
As amended, the IRG Warrant has an exercise price of $12.77 per share of HOFRE Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of HOFRE Common Stock issuable upon exercise of the IRG Warrant is 22,709 shares of HOFRE Common Stock. The IRG Warrant may be exercised from and after April 18, 2023, subject to certain terms and conditions set forth in the IRG Warrant. Any unexercised portion of the IRG Warrant will expire on March 1, 2029.
The amount outstanding under the Amended IRG Note as of July 22, 2025 is $5,778,537.
Backup MLF Note
Effective November 7, 2022, HOFRE and its subsidiaries HOFREN and Youth Fields entered into the $4,000,000 principal amount Secured Cognovit Promissory Note with Midwest Lender Fund, LLC (“MLF”) (the “Backup MLF Note”), which provides benefits to MLF incremental to and offset by the Cognovit Promissory Note, dated as of April 27, 2022, in the original principal amount of $4,000,000, executed and delivered by HOF Village Center for Performance, LLC (“HOFV CFP”) to MLF (as amended, restated, supplemented, waived, or otherwise modified from time to time, the “Original MLF Note”). Under the terms of the Backup MLF Note, (a) all amounts that are outstanding under the Original MLF Note are deemed to be outstanding under the Backup MLF Note; (b) all amounts that are paid to MLF by HOFV CFP under the Original MLF Note will be credited against the amounts due and payable under Backup MLF Note; (c) all amounts that are paid to MLF under the Backup MLF Note will be credited against the amounts due and payable under the Original MLF Note; and (d) if all or any portion of the principal amount of the Backup MLF Note is converted into shares of HOFRE Common Stock pursuant to the terms of the Backup MLF Note, then the principal amount so converted shall be credited against the amounts due and payable under the Original MLF Note.
Under the Backup MLF Note: (i) the interest rate is 12.5%, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date; (ii) effective upon obtaining approval of HOFRE’s stockholders under Nasdaq listing rule 5635(c), the principal and accumulated and unpaid interest under the Backup MLF Note is convertible into shares of HOFRE Common Stock at a price of $12.77 per share of HOFRE Common Stock (giving effect to HOFRE’s 1-for-22 reverse stock split in December 2022), subject to adjustment, including a weighted-average antidilution adjustment; (iii) HOFRE agreed to amend and restate, effective obtaining approval of HOFRE’s stockholders under Nasdaq listing rule 5635(c), the Series G Common Stock Purchase Warrant (Certificate No. Series G No. W-1) issued by HOFRE to MLF on or about March 1, 2022 (as amended, the “Amended MLF Warrant”), as described below; (iv) HOFRE was given an option to extend the maturity date from March 31, 2024 to March 31, 2025 upon payment to MLF of an extension fee equal to one percent (1%) of the outstanding principal balance of the Backup MLF Note; and (v) the obligations under the Backup MLF Note are cross-collateralized with the obligations under the Amended Bridge Loan Note, the Term Loan Agreement, the Amended IRG Note, the Amended Second JKP Note and the Backup First JKP Note.
As amended, the Amended MLF Warrant has an exercise price of $12.77 per share of HOFRE Common Stock, subject to adjustment, including a weighted-average antidilution adjustment. The exercise price is subject to a weighted-average antidilution adjustment. The number of shares of HOFRE Common Stock issuable upon exercise of the Amended MLF Warrant is 5,677 shares of HOFRE Common Stock. The Amended MLF Warrant may be exercised from and after 30 days after date approved by stockholders under Nasdaq listing rule 5635(c) under Proposal 4, subject to certain terms and conditions set forth in the Amended MLF Warrant. Any unexercised portion of the Amended MLF Warrant will expire on June 8, 2029.
The amount outstanding under the Backup MLF Note as of July 22, 2025 is $5,408,661
Private Placement of Series C Preferred Stock in Exchange for Series B Preferred Stock
On March 28, 2022, in accordance with Amendment Number 6 to Term Loan Agreement by and among HOFRE and certain of its subsidiaries, as borrowers, and the Guarantor, as administrative agent and lender, HOFRE entered into a Securities Exchange Agreement (the “Exchange Agreement”) with the Guarantor, pursuant to which HOFRE exchanged in a private placement (the “Private Placement”) each share of HOFRE’s 7.00% Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), that is held by the Guarantor for one share of HOFRE’s 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), resulting in the issuance of 15,000 shares of Series C Preferred Stock to the Guarantor. The Series C Preferred Stock is convertible into shares of HOFRE Common Stock. The shares of Series B Preferred Stock exchanged, and the Series C Preferred Stock acquired, have an aggregate liquidation preference of $15 million plus any accrued but unpaid dividends to the date of payment.
The amount outstanding as of July 22, 2025 is $15,000,000.
Issuance of 7.00% Series A Cumulative Redeemable Preferred Stock
During October, 2020, HOFRE issued to American Capital Center, LLC (the “Preferred Investor”) a company affiliated with our director Stuart Lichter, an aggregate of 1,800 shares of 7.00% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) at $1,000 per share for an aggregate purchase price of $1,800,000. The Series A Preferred Stock is not convertible into HOFRE Common Stock. On August 12, 2021, HOFRE issued to the Preferred Investor 900 shares of Series A Preferred Stock at a price of $1,000 per share for an aggregate purchase price of $900,000. On September 22, 2021, HOFRE issued to the Preferred Investor 900 shares of Series A Preferred Stock at a price of $1,000 per share for an aggregate purchase price of $900,000. In each case, HOFRE paid the Preferred Investor an origination fee of 2% of the aggregate purchase price.
On January 12, 2023, HOFRE issued to ADC LCR Hall of Fame Manager II, LLC (the “Second Preferred Investor”), a company affiliated with our director Stuart Lichter, 1,600 shares of HOFRE’s Series A Preferred Stock, at a price of $1,000 per share for an aggregate purchase price of $1,600,000. On January 23, 2023, HOFRE issued to Second Preferred Investor 800 shares of HOFRE’s Series A Preferred Stock, at a price of $1,000 per share for an aggregate purchase price of $800,000. On May 2, 2023, HOFRE issued to Second Preferred Investor 800 shares of HOFRE’s Series A Preferred Stock, at a price of $1,000 per share for an aggregate purchase price of $800,000. In each case, HOFRE paid the Second Preferred Investor an origination fee of 2% of the aggregate purchase price.
The amount outstanding as of July 22, 2025 is $6,800,000.
Omnibus Extension of Certain IRG-Related Debt Instruments
On April 7, 2024, HOFRE and HOFREN (collectively “Borrower”) entered into a formal omnibus extension of certain debt instruments, effective March 31, 2024, with the Guarantor, IRG, LLC, JKP Financial and MLF (collectively “Lenders”). Borrower and Lenders agreed to extend the maturity date from March 31, 2024 to March 31, 2025. The impacted agreements, dated effective November 7, 2022, include the (i) Joinder and First Amended and Restated Secured Cognovit Promissory Note payable to the Guarantor; (ii) Second Amended and Restated Secured Promissory Note payable to the Guarantor; (iii) Joinder and Second Amended and Restated Secured Cognovit Promissory Note payable to IRG, LLC; (iv) Secured Cognovit Promissory Note payable to JKP Financial (v) Joinder and Second Amended and Restated Secured Cognovit Promissory Note payable to JKP Financial; and (vi) Secured Cognovit Promissory Note payable to Midwest Lender Fund, LLC. Stuart Lichter, a director of HOFRE, is President of IRG, LLC and Midwest Lender Fund, LLC and a director of the Guarantor Furthermore, On March 31, 2025, the Borrower and Lenders have entered into an additional omnibus extension of debt instruments, pursuant to which the parties agreed to extend the maturity date of the impacted agreements to September 30, 2025.
Assignment of JKP Financial Notes to the Guarantor
Effective January 15, 2025, Guarantor became the beneficial owner of the following notes:

(A)
the Secured Cognovit Promissory Note, dated as of June 19, 2020, issued by HOF Village, LLC, a Delaware limited liability company (“HOF Village”), and HOF Village Hotel II, LLC, a Delaware limited liability company (“HOF Village Hotel II”, and together with HOF Village, each a “Hotel II Borrower” and, together, the “Hotel II Borrowers”), to JKP Financial in the original amount of $9,097,203.95, as amended and supplemented by (i) that certain First Amendment to Secured Cognovit Promissory Note, dated as of December 1, 2020, by and between Hotel II Borrowers and JKP Financial, (ii) that certain Joinder and Second Amendment to Secured Cognovit Promissory Note, dated as of March 1, 2022, and (iii) that certain Secured Cognovit Promissory Note, dated effective as of November 7, 2022, by and among Hotel II Borrowers, HOFRE et. al., and JKP Financial (as so amended, and as may further be amended, modified, supplemented, or restated from time to time, the “Hotel II Note”). As of July 22, 2025, the outstanding principal amount of the Hotel II Note is $12,393,625.

The largest principal amount outstanding under the Hotel II Note since January 1, 2024, and the amount outstanding as of July 22, 2025 is $12,393,625.
(B)
the Joinder and Second Amended and Restated Secured Cognovit Promissory Note, dated effective as of November 7, 2022, issued by HOFRE, HOFREN and HOF Village Youth Fields, LLC to JKP Financial in the original principal amount of $4,273,543.46 (as so amended, and as may further be amended, modified, supplemented or restated from time to time, the “JKP Split Note”). As of July 22, 2025, the outstanding principal amount of the Split Note is $5,822,679.

Under the Hotel II Note and the JKP Split Note The interest rate at 12.5% per annum, of which 8% per annum is payable monthly and 4.5% per annum accumulates and is payable on the maturity date. The principal and accumulated and unpaid interest under each of the notes is convertible into shares of HOFRE Common Stock at a conversion price of $12.77 per share of HOFRE Common Stock.
Except as described above and elsewhere in this proxy statement, including in the sections entitled, “Special Factors — Background of the Merger,” “- Prior Public Offerings” and “- Transactions in HOFRE Common Stock,” and other than the Merger Agreement andagreements entered into in connection therewith, including the Voting Agreement (as discussed in the sections of this proxy statementcaptioned “The Merger Agreement” and “Voting Agreement”), and certain activity related to HOFRE’s equity compensation awardsdiscussed elsewhere in this proxy statement, during the past two years: (1) there were no negotiations, transactions or materialcontacts between HOFRE and its affiliates, on the one hand, and any of the Purchaser Filing Parties (in their capacity as such), on theother hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of HOFRE’s securities,election of HOFRE’s directors or sale or other transfer of a material amount of assets of HOFRE, (2) HOFRE and its affiliates did notenter into any other transaction with an aggregate value exceeding one percent of HOFRE consolidated revenues with any of thePurchaser Filing Parties, and (3) none of HOFRE’s executive officers, directors or affiliates that is a natural person entered into anytransaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any of the Purchaser Filing Parties.
Book Value Per Share
The net book value per share of HOFRE Common Stock as of March 31, 2025 was approximately $8.50 (calculated based on 6,698,645 shares of HOFRE Common Stock issued and outstanding as of March 31, 2025).

Market Price of HOFRE Common Stock
From March 12, 2018 to June 27, 2025, HOFRE Common Stock traded on Nasdaq. HOFRE Common Stock initially listed on Nasdaq under the symbol “GPAQ” and currently trades on the OTC Pink Market under the symbol “HOFV.” The following table sets forth, for the periods indicated, the high and low sales prices per share of HOFRE Common Stock:

	Market Price
	HOFRE Common Stock
	High	Low
2023
Third Quarter	$12.42	$8.58
Fourth Quarter	$3.90	$2.50
2024
First Quarter	$4.04	$3.02
Second Quarter	$3.54	$2.51
Third Quarter	$3.20	$2.20
Fourth Quarter	$2.03	$0.81
2025
First Quarter	$1.45	$0.82
Second Quarter	$0.90	$0.62
Third Quarter (through [ ], 2025)	$[ ]	$[ ]

On [   ], 2025, the most recent practicable date before this proxy statement was distributed to HOFRE’s stockholders, the closing price of HOFRE Common Stock on [   ] was $[     ]. You are encouraged to obtain current market quotations in connection with voting your shares.
Dividends
In the past two years, HOFRE has not declared or paid any cash dividends on HOFRE Common Stock.

IMPORTANT INFORMATION REGARDING THE PURCHASER FILING PARTIES
Parent Entities and the IRG Filing Parties
This section sets forth certain information about the Parent Entities and IRG Filing Parties. Unless otherwise indicated, the current business address of each entity or person listed in this section is 11111 Santa Monica Boulevard, Suite 800 Los Angeles, California 90024 and its telephone number is (310) 806-4434.
Merger Sub is a newly formed Delaware corporation, and its principal business is to engage in the transactions contemplated by the Merger Agreement. The sole stockholder of Merger Sub is Parent. Merger Sub has not engaged in any business other than in connection with the Merger and other related transactions.
Parent is a newly formed Delaware corporation, and its principal business is to hold the capital stock of Merger Sub and engage in the transactions contemplated by the Merger Agreement. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Following the consummation of the Merger, Parent will own all of the outstanding capital stock of the Surviving Corporation.
IRG Canton Village Member, LLC is a limited liability company organized under the laws of the state of Delaware, whose principal business is to invest in real estate.
IRG Canton Village Manager LLC is a limited liability company organized under the laws of the state of Delaware. Its principal business is a real estate development and management and is the sole manager of IRG Canton Village Member, LLC.
American Capital Center, LLC (“ACC”) is a limited liability company organized under the laws of the state of Delaware, whose principal business is real estate investment and lending.
CH Capital Lending, LLC, is a limited liability company organized under the laws of the state of Delaware, whose principal business is real estate investment and lending.
Midwest Lender Fund, LLC, is a limited liability company organized under the laws of the state of Delaware, whose principal business is real estate investment and lending.
IRG, LLC, is a limited liability company organized under the laws of the state of Nevada, whose principal business is real estate investment and lending.
Stuart Lichter is a natural person and U.S. citizen. Mr. Lichter is the President and Chairman of the Board of Industrial Realty Group, LLC, whose principal business is to engage, along with its affiliates, in real estate investment, development, leasing, management, and lending. For more information on Mr. Lichter’s material occupations, positions, office or employment during the past five years, see the section of this proxy statement captioned “Important Information Regarding HOFRE.”
Mr. Lichter indirectly owns a majority of the membership interests in the IRG Filing Parties, with the exception of ACC, in which he holds no direct or indirect ownership interest. Investment and voting decisions for IRG Canton Village Manager, LLC IRG Canton Village Member, LLC, ACC, and CH Capital Lending, LLC are ultimately made by IRG Holdings Manager, LLC, a limited liability company organized under the laws of the state of Delaware.
Set forth below for each director, manager and/or officer of the Parent Entities and IRG Filing Parties is such director, manager and/or officer’s respective principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of each such person and country of citizenship, each of whom has the business address set forth above. To the Company’s knowledge, after making reasonable inquiry, other than as disclosed under “Security Ownership of Certain Beneficial Owners and Management,” none of the individuals listed below, beneficially owned any subject securities, except for 104,545 shares of HOFRE Common Stock beneficially owned by Martin Major, which includes shares issuable upon the exercise of warrants that are currently out of the money, and 118,663 shares of Company common stock beneficially owned by John A. Mase, which includes shares issuable upon the exercise of warrants that are currently out of the money. These holdings, represent approximately 1.53% and 1.75%, respectively, of the outstanding shares of HOFRE Common Stock as of July 24, 2025. These percentages are calculated as described under “Security Ownership of Certain Beneficial Owners and Management”. None of the persons listed below have been involved in any transaction with respect to the Company’s securities during the past 60 days.

Name	Citizenship	Material Occupations, Positions, Offices or Employment During the Past Five Years (all have served five years or more in present position unless otherwise noted)
Stuart Lichter	U.S.
Mr. Lichter is the sole director of Merger Sub since its formation and serves as President of Parent since its formation. Mr. Lichter is also the President of IRG Canton Village Member, LLC, IRG Canton Village Manager, LLC, CH Capital Lending, LLC, Midwest Lender Fund, LLC (since April 2022), IRG, LLC, and ADC Ohio Manager, LLC, a Delaware limited liability company and the manager of ACC. Mr. Lichter also serves as the President and Chairman of the Board of IRG and as President and Director of IRG Holdings Manager, LLC.

Richard H. Klein	U.S.
Mr. Klein serves as Secretary and Treasurer of Parent since its formation. Mr. Klein also serves as Chief Financial Officer of IRG Canton Village Member, LLC, IRG Canton Village Manager, LLC, CH Capital Lending, LLC, IRG, LLC, and ADC Ohio Manager, LLC, a Delaware limited liability company and the manager of ACC. Mr. Klein is the Chief Financial Officer of IRG.

Martin Major	U.S.	Mr. Major is a director of IRG Holdings Manager, LLC.
John A. Mase	U.S.	Mr. Mase is a director of IRG Holdings Manager, LLC; Mr. Mase has served as Chief Executive Officer of IRG until 2024.

None of the Parent Entities, the IRG Filing Parties or any of the directors, managers or officers listed above has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

APPRAISAL RIGHTS
If the Merger is consummated, holders of record and beneficial owners of HOFRE Common Stock who do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares of HOFRE Common Stock through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL (“Section 262”) and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Merger under Section 262. All references in Section 262 and in this summary (i) to a “stockholder” or a “holder of shares” are to a record holder of shares of HOFRE Common Stock, (ii) to a “beneficial owner” are to a person who is the beneficial owner of HOFRE Common Stock held either in voting trust or by a nominee on behalf of such person, and (iii) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that HOFRE’s stockholders or beneficial owners exercise their appraisal rights under Section 262. Holders of record and beneficial owners of shares of HOFRE Common Stock should carefully review the full text of Section 262 as well as the information discussed below. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.
Under Section 262, if the Merger is completed, holders of record or beneficial owners of shares of HOFRE Common Stock who (1) properly submit a written demand for appraisal of such holder’s or owner’s shares of HOFRE Common Stock to HOFRE prior to the vote on the Merger Proposal at the Special Meeting, (2) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares through the effective date of the Merger, (4) do not withdraw their demands or otherwise lose their rights to appraisal, and (5) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their shares of HOFRE Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of HOFRE Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value of the HOFRE Common Stock from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of shares of HOFRE Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such shares of HOFRE Common Stock and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares of HOFRE Common Stock entitled to appraisal exceeds one percent of the outstanding shares of the class of HOFRE Common Stock eligible for appraisal, or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. HOFRE refers to these conditions herein as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, if the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to Section 262 that appraisal rights are available and must include in the notice either a copy of Section 262 or information directing HOFRE’s stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes HOFRE’s notice to its stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of HOFRE Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement, subject to any applicable withholding taxes, for each share of HOFRE Common Stock owned as of immediately prior to the Effective Time (other than any Excluded Shares). Because of the complexity of the procedures for exercising the right to seek appraisal of shares of HOFRE Common Stock, HOFRE believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of HOFRE Common Stock must do ALL of the following:
•
the stockholder or beneficial owner must not vote in favor of the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain;

•
the stockholder or beneficial owner must deliver to HOFRE a written demand for appraisal of such holder’s or owner’s shares of HOFRE Common Stock before the vote on the Merger Proposal at the Special Meeting and such demand must reasonably inform HOFRE of the identity of the stockholder or the beneficial owner, as applicable, and that the stockholder or beneficial owner, as applicable, intends thereby to demand appraisal of such HOFRE Common Stock (and, in the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the HOFRE Common Stock for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the HOFRE Common Stock for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation in the Merger under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262);

•
the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the Merger); and

•	the stockholder or beneficial owner must otherwise comply with Section 262.
Additionally, the demanding stockholder or beneficial owner or another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Accordingly, it is the obligation of HOFRE stockholders or beneficial owners to take all necessary action to perfect their appraisal rights in respect of HOFRE Common Stock within the time prescribed in Section 262.
After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.

Written Demand
A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to HOFRE, before the vote on the Merger Proposal at the Special Meeting, a written demand for the appraisal of such holder’s or beneficial owner’s shares of HOFRE Common Stock. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger Proposal. A vote in favor of the Merger Proposal, in person at the Special Meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s shares. A stockholder exercising appraisal rights must hold of record the shares of HOFRE Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares of HOFRE Common Stock on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.
Record Holders
A holder of record of shares of HOFRE Common Stock is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of shares of HOFRE Common Stock by a holder of record must reasonably inform HOFRE of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of HOFRE Common Stock. A demand for appraisal in respect of such shares of HOFRE Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform HOFRE of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of HOFRE Common Stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder of record, such as a bank, trust, broker or other nominee, who holds shares of HOFRE Common Stock as a nominee or intermediary for one or more other beneficial owners, may exercise his, her or its right of appraisal with respect to shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares of HOFRE Common Stock is expressly mentioned, the demand will be presumed to cover all shares of HOFRE Common Stock held in the name of the holder of record.
Beneficial Owners
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of Section 262, provided that (i) such beneficial owner continuously owns such shares through the Merger Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262, and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by HOFRE under Section 262 and to be set forth on the verified list required by Section 262(f). Although not expressly required by Section 262, HOFRE reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 with respect to any person sharing beneficial ownership of the shares for which such demand is submitted.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Hall of Fame Resort & Entertainment Company
2014 Champions Gateway, Suite 100
Canton, Ohio 44708
Attention: Tim Kelly
Demands for appraisal may not be submitted by electronic transmission.
If a person who has made a demand for an appraisal in accordance with Section 262 will deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares of HOFRE Common Stock in accordance with subsection (e) of Section 262, either within sixty (60) days after the effective time of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal will cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery will not be dismissed as to any person without the approval of the court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the court made under subsection (j) of Section 262; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within sixty (60) days after the effective time of the Merger.
Notice by the Surviving Corporation
If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each record holder of shares of HOFRE Common Stock who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Merger Proposal, and any beneficial owner who has properly demanded appraisal in accordance with Section 262, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the value of the shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and HOFRE’s stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of HOFRE Common Stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of HOFRE Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which HOFRE has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of any such notices will be borne by the Surviving Corporation.
After notice to persons as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of HOFRE Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments discussed below, which may be made by the Surviving Corporation pursuant to subsection (h) of Section 262). In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares of HOFRE Common Stock is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although HOFRE believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of HOFRE Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither HOFRE nor Parent anticipates offering more than the Merger Consideration to any stockholder or beneficial owner exercising appraisal rights, and each of HOFRE and Parent reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share of HOFRE Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or other requirements imposed by Section 262 to seek and perfect appraisal are not satisfied, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of his, her or its shares of HOFRE Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of HOFRE Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration as provided in the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal in accordance with Section 262.
From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such shares of HOFRE Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares within 60 days after the effective date of the Merger, then the right of such person to an appraisal of the shares subject to the withdrawal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your Dissenting Shares in accordance with the Merger Agreement, subject to any applicable withholding taxes, for each share of HOFRE Common Stock that you own as of immediately prior to the Effective Time (other than any Excluded Shares). Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

PROPOSAL 1: THE MERGER PROPOSAL
HOFRE is asking you to adopt and approve the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the section of this proxy statement captioned “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.
The HOFRE Board (based on the recommendation of the Audit Committee and Special Committee) by majority vote of HOFRE’s directors (other than Stuart Lichter, who recused himself due to his status or potential status as an interested director and Marcus LaMarr Allen who was not in attendance at such meeting due to a scheduling conflict), recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that HOFRE provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by HOFRE to its named executive officers that is based on or otherwise relates to the Merger, as disclosed in the section of this proxy statement captioned “Special Factors — Interests of HOFRE’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to HOFRE’s Named Executive Officers,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “Special Factors — Interests of HOFRE’s Directors and Executive Officers in the Merger.”
HOFRE is asking its stockholders to approve the compensation that will or may become payable by HOFRE to its named executive officers that is based on or otherwise relates to the Merger. These payments are set forth in the section of this proxy statement captioned “Special Factors — Interests of HOFRE’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to HOFRE’s Named Executive Officers” and the accompanying footnotes and additional disclosures referenced therein.
Accordingly, HOFRE is seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the stockholders of HOFRE approve on a non-binding advisory basis the compensation that will or may become payable to HOFRE’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “Special Factors — Interests of HOFRE’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to HOFRE’s Named Executive Officers” in HOFRE’s proxy statement for the Special Meeting.”
HOFRE’s stockholders should note that this proposal is not a condition to completion of the Merger, and as a non-binding, advisory vote, the result will not be binding on HOFRE, the HOFRE Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated HOFRE’s named executive officers will or may be eligible to receive the compensation that is based on or that otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.
The HOFRE Board recommends that you vote “FOR” this proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL
HOFRE is asking you to approve a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve this proposal, HOFRE can adjourn the Special Meeting and one adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the Merger Agreement, provided that HOFRE may not, without Parent’s prior written consent, adjourn the Special Meeting for more than twenty (20) business days for any single adjournment. Among other things, approval of the Adjournment Proposal could mean that, even if HOFRE received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, HOFRE could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, HOFRE may seek stockholder approval to adjourn the Special Meeting if a quorum is not present.
The HOFRE Board recommends that you vote “FOR” this proposal.

STOCKHOLDER PROPOSALS AND NOMINATIONS
If the Merger is completed, HOFRE will have no public stockholders and there will be no public participation in any future meetings of HOFRE’s stockholders. However, if the Merger is not completed, HOFRE’s stockholders will continue to be entitled to attend and participate in stockholder meetings.
HOFRE will hold an annual meeting only if the Merger has not already been completed and HOFRE remains a public company.
SEC rules permit stockholders to submit proposals for inclusion in next year’s annual meeting proxy statement if the stockholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in HOFRE’s proxy statement for the annual meeting must be received by HOFRE’s Assistant Corporate Secretary at 2014 Champions Gateway, Suite 100, Canton, Ohio 44708 no later than 120 calendar days before the date of HOFRE’s proxy statement released to stockholders in connection with the previous year's annual meeting. All proposals must comply with Rule 14a-8 under the Exchange Act.
HOFRE’s bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in HOFRE’s proxy statement. HOFRE’s bylaws provide that the only business that may be conducted at an annual meeting is business that is: (1) specified in the notice of a meeting given by or at the direction of HOFRE’s Board of Directors or a duly authorized committee thereof, (2) otherwise properly brought before the annual meeting by or at the direction of HOFRE’s Board of Directors or a duly authorized committee thereof, or (3) properly brought before the annual meeting by a stockholder who is a stockholder of record on the date the notice described below is delivered to the Assistant Corporate Secretary of HOFRE, who is entitled to vote at the annual meeting who has delivered timely written notice to HOFRE’s Assistant Corporate Secretary, which notice must contain the information specified in HOFRE’s bylaws. To be timely for the annual meeting, HOFRE’s Assistant Corporate Secretary must receive the written notice at HOFRE’s principal executive offices set forth above not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.
If HOFRE hold the annual meeting more than 30 days before or more than 60 days after the one-year anniversary date of the previous annual meeting of stockholders, the notice of a stockholder proposal that is not intended to be included in HOFRE’s proxy statement must be received by the close of business on the later of:
•	the date 90 days prior to such meeting date; or
•	the tenth day following the date such meeting date is first publicly announced or disclosed.
If a stockholder who has notified HOFRE of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, HOFRE is not required to present the proposal for a vote at such meeting.
HOFRE encourages stockholders that are contemplating submitting a proposal for inclusion in its proxy statement to contact HOFRE beforehand at the address above to allow for a constructive discussion of his or her concerns and for additional information about HOFRE’s practices or policies.
Nomination of Director Candidates. You may propose director candidates for consideration by HOFRE’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on HOFRE’s Board of Directors and should be directed to the Assistant Corporate Secretary of HOFRE at the mailing address set forth above.
In addition, HOFRE’s bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by HOFRE’s bylaws. In addition, the stockholder must give timely notice to HOFRE’s Assistant Corporate Secretary in accordance with the advance notice procedure set forth in HOFRE’s bylaws, which, in general, require that HOFRE’s Assistant Corporate Secretary receive the notice within the time period described above for stockholder proposals that are not intended to be included in HOFRE’s proxy statement.
In addition to satisfying the foregoing requirements under HOFRE’s bylaws, to comply with the universal proxy rules for purposes of the annual meeting, stockholders who intend to solicit proxies in support of director nominees other than HOFRE’s nominees for the annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Because the Merger is a “going private” transaction, Parent, Merger Sub and HOFRE have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, can be obtained by following the directions set forth below. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
HOFRE files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows HOFRE to “incorporate by reference” into this proxy statement documents HOFRE files with the SEC. This means that HOFRE can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that HOFRE files with the SEC will update and supersede such information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed is not deemed to be incorporated by reference into this proxy statement. HOFRE incorporates by reference the documents listed below and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by HOFRE pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 26, 2025;
•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed on May 13, 2025; and
•
Current Reports on Form 8-K filed on January 16, 2025, January 30, 2025, February 27, 2025, March 18, 2025, March 21, 2025, April 4, 2025, April 16, 2025, April 30, 2025, May 1, 2025, May 8, 2025, May 19, 2025, May 29, 2025, June 25, 2025, July 7, 2025, and July 24, 2025 (other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein).

HOFRE will amend the Schedule 13E-3 to incorporate by reference any additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting to the extent required to fulfill HOFRE’s obligations under the Exchange Act.
You may obtain any of the documents that HOFRE files with the SEC, without charge, by requesting them in writing from HOFRE at the following address:
HALL OF FAME RESORT & ENTERTAINMENT COMPANY
2014 Champions Gateway, Suite 100
Canton, Ohio 44708
Attention: Investor Relations
If you would like to request documents from HOFRE, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from HOFRE, HOFRE will mail them to you by first class mail, or another equally prompt method. Please note that all of HOFRE’s documents that it files with the SEC are also promptly available through the “Investor Relations” section of HOFRE’s website, https://ir.hofreco.com/earnings-and-filings/sec-filings. The information included on HOFRE’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of HOFRE Common Stock, please contact HOFRE’s proxy solicitor:
Alliance Advisors, LLC
150 Clove Road, Suite 400
Little Falls, New Jersey 07424
Toll-Free: 844-202-7187
Email: HOFV@allianceadvisors.com

MISCELLANEOUS
HOFRE has supplied all information relating to HOFRE, and Parent has supplied, and HOFRE has not independently verified, all of the information relating to Parent Entities or their affiliates contained in this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF HOFRE COMMON STOCK AT THE SPECIAL MEETING. HOFRE HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [   ], 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

by and among

HOFV HOLDINGS, LLC

OMAHA MERGER SUB, INC.,

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

and

solely for the purposes of Section 9.16,
CH CAPITAL LENDING, LLC

Dated as of May 7, 2025

A-i

(Continued)
A-ii

(Continued)
A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 7, 2025, by and among HOFV Holdings, LLC, a Delaware limited liability company (“Parent”), Omaha Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), and, solely for the purposes of Section 9.16, CH Capital Lending, LLC, a Delaware limited liability company (the “Guarantor”). Each of Parent, Merger Sub, and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article X.
RECITALS
A. WHEREAS, the Company Board has established a special committee consisting solely of non-management independent members of the Company Board not affiliated with the Buyer Parties or their respective Affiliates (the “Special Committee”) and has empowered the Special Committee to, among other things, (i) review, evaluate and negotiate a potential transaction with Parent, and (ii) recommend to the Company Board what action, if any, should be taken by the Company with respect to such potential transaction.
B. WHEREAS, the Special Committee has unanimously: (a) determined that it is advisable, fair to and in the best interests of the Company and its stockholders, including the stockholders of the Company holding the Unaffiliated Voting Shares, for the Company to enter into this Agreement and any document or instrument delivered in connection with this Agreement (collectively, the “Transaction Documents”) providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and upon the terms and subject to the conditions set forth herein, pursuant to which, except as otherwise provided in Article II, each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be converted into the right to receive the Per Share Price; and (b) recommended that the Company Board approve and adopt this Agreement and the Transaction Documents and recommend that the Stockholders adopt this Agreement and approve the Merger in accordance with the DGCL.
C. WHEREAS, the Company Board, acting upon the recommendation of the Special Committee, has by unanimous vote of the Non-Recused Directors: (a) determined that the Merger and the other transactions contemplated hereby (collectively, the “Merger Transactions”) are advisable, fair to and in the best interests of the Company and its stockholders, including the stockholders of the Company holding the Unaffiliated Voting Shares, and declared it advisable for the Company to enter into this Agreement and the Transaction Documents and consummate the Merger upon the terms and subject to the conditions set forth herein; (b) approved and adopted the execution and delivery of this Agreement and the Transaction Documents by the Company, the performance by the Company of its covenants and other obligations hereunder and thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (c) determined that the Voting and Support Agreements are advisable to, and in the best interests of, the Company and its stockholders, including the stockholders holding the Unaffiliated Voting Shares, and approved the Voting and Support Agreements; and (d) resolved to recommend that the Stockholders adopt this Agreement and approve the Merger in accordance with the DGCL.
D. WHEREAS, the boards of directors of each of Parent and Merger Sub have: (a) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and the Transaction Documents; and (b) approved the execution and delivery by Parent and Merger Sub of this Agreement and the Transaction Documents, the performance of their respective covenants and other obligations under this Agreement and the Transaction Documents, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement.
E. WHEREAS, Parent, in its capacity as the sole stockholder of Merger Sub, has approved the adoption of this Agreement.
F. WHEREAS, concurrently with the execution of this Agreement, Parent and certain holders of Company Common Stock have executed and delivered voting and support agreements, dated as of the date hereof (the “Voting and Support Agreements”), pursuant to which, among other things, such holders of Company Common Stock have agreed, subject to the terms thereof, to vote, or cause to be voted, all such Company Common Stock in favor of the authorization and approval of this Agreement and the Merger.

G. WHEREAS, as of the date of this Agreement, the Buyer Parties and their Affiliates own, directly or indirectly, 1,483,493 shares of Company Common Stock, 6,800 shares of Series A Preferred Stock and 15,000 shares of Series C Convertible Preferred Stock (other than any shares of capital stock of the Company issuable upon conversion or exercise of outstanding indebtedness and warrants owned directly or indirectly by the Buyer Parties or their Affiliates), which such shares of Company Common Stock, Series A Preferred Stock and Series C Convertible Preferred Stock constitute all of the Company Capital Stock owned directly or indirectly as of the date of this Agreement by the Buyer Parties and their Affiliates.
H. WHEREAS, the Buyer Parties and the Company desire to: (a) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (b) prescribe certain conditions with respect to the consummation of the Merger.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Buyer Parties and the Company agree as follows:
ARTICLE I
THE MERGER
1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time: (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue as the surviving corporation of the Merger and a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation.”
1.3 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in a form mutually agreeable to Parent and the Company (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL, the “Effective Time”).
1.4 The Closing. The consummation of the Merger (the “Closing”) shall take place: (a) by the remote exchange of electronic copies of documents and signatures (including by Electronic Delivery) as promptly as practicable (and in no event later than the third Business Day) after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) at such other method, time, location and/or date as Parent and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
1.5 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all: (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
1.6 Certificate of Incorporation and Bylaws.
(a) Certificate of Incorporation. At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), will be amended and restated in its entirety as set forth in the Certificate of Merger, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.
(b) Bylaws. At the Effective Time, the Bylaws of the Company (the “Bylaws”), will be amended and restated in their entirety to be in a form mutually agreeable to Parent and the Company, and such amended and restated bylaws will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation, and such bylaws.

1.7 Directors and Officers.
(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.
(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.
ARTICLE II
CONVERSION OF STOCK; SURRENDER OF CERTIFICATES
2.1 Effect of Merger on Capital Stock.
(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(i) each share of common stock, par value $0.0001 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $0.90, without any interest thereon and subject to applicable withholding in accordance with Section 2.6 (the “Per Share Price”), payable upon surrender of shares in accordance with Section 2.3; and
(iii) each share of (A) Company Common Stock that is: (1) owned by the Company Group (or held in treasury); (2) owned by the Buyer Parties; or (3) owned by any Affiliate of the Buyer Parties and set forth on Schedule 2.1(a)(iii), in each case as of immediately prior to the Effective Time (each, an “Owned Company Share” and collectively, the “Owned Company Shares”), (B) Series A Preferred Stock beneficially owned by the Buyer Parties or any Affiliate of the Buyer Parties and set forth on Schedule 2.1(a)(iii) (the “Owned Series A Shares”) and (C) Series C Convertible Preferred Stock (collectively with the Owned Series A Shares, the “Owned Preferred Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to Company Common Stock, occurring on or after the date hereof and prior to the Effective Time.
(c) Statutory Rights of Appraisal.
(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Stockholders or beneficial owners who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly demanded to exercise their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with, and who have otherwise complied with, Section 262 of the DGCL with respect to such shares of Company Common Stock (collectively, the “Dissenting Company Shares”) will not be cancelled or converted into, or represent the right to receive, the Per Share Price pursuant to Section 2.1(a)(ii). Holders of Dissenting Company Shares will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be cancelled and deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price without any interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.3.
(ii) The Company will give Parent: (A) prompt notice and copies of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Parent, make any payment, or offer or agree to make any payment, with respect to any demands for appraisal or settle, or offer to settle, any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.1(c)(ii), “participate” means that prior to the Effective Time Parent will be kept apprised of proposed strategy and other significant decisions and have the right to participate in any negotiations with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that, based on the advice of outside counsel, such participation would not give rise to a material risk of waiving the attorney-client privilege between the Company and its counsel; it being agreed that the Company will notify Parent of the Company’s determination that such participation would give rise to a material risk of waiving privilege, and thereafter, the Company will cooperate with Parent and use commercially reasonable efforts to develop alternative methods of providing information to maintain Parent’s participation rights without any loss of privilege), and Parent may offer comments or suggestions with respect to such demands that the Company will in good faith consider, but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.
2.2 Equity-Based Awards and Warrants.
(a) Treatment of Company Restricted Stock Units.
(i) Vested Company RSUs. Each outstanding Company RSU that, as of immediately prior to the Effective Time, is vested by its terms, after taking into account any automatic accelerated vesting that is permitted or required in connection with the Merger (“Vested Company RSUs”), shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, be cancelled and converted into the right to receive (without any interest) an amount in cash equal to (A) the total number of shares of Company Common Stock underlying such Vested Company RSUs, multiplied by (B) the Per Share Price, subject to reduction for any applicable withholding or other Taxes required by applicable law.
(ii) Unvested Company RSUs. Each outstanding Company RSU that, as of immediately prior to the Effective Time, is not vested by its terms, after taking into account any automatic accelerated vesting that is permitted or required in connection with the Merger (“Unvested Company RSUs”), shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, automatically be cancelled as of the Effective Time for no consideration.
(b) Payment Procedures. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, or otherwise ensure that the Company has available to it, the aggregate amounts to be paid to holders of Vested Company RSUs pursuant to Section 2.2(a)(i). The applicable holders of Vested Company RSUs will receive a payment from the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of Vested Company RSUs that are cancelled and converted into the right to receive an amount in cash pursuant to Section 2.2(a)(i), not later than the next regularly scheduled payroll date that is at least five Business Days following the Closing Date. Notwithstanding the foregoing, if any payment owed to a holder of Vested Company RSUs pursuant to Section 2.2(a)(i) is to be made to a Person not subject to withholding and otherwise not required to be paid through Company’s or the Surviving Corporation’s payroll processes, then the Company shall use its commercially reasonable efforts to obtain such Person’s wire instructions and/or mailing addresses, and the Surviving Corporation will (i) if such holder has delivered wire instructions to the Company prior to the Closing for purposes of such payment, wire such payment to such holder, or (ii) if no such wire instructions are delivered pursuant to the immediately preceding clause (i) and such holder has delivered to the Company such holder’s mailing address prior to the Closing for purposes of such payment, issue and mail a check for such payment to such holder, in each case promptly following the Closing Date.
(c) Further Action. At or prior to the Effective Time, the Company and the Company Board shall adopt any resolutions and take any actions necessary to effectuate the treatment of the Vested Company RSUs and Unvested Company RSUs as set forth in this Section 2.2. As of the Effective Time, the Company and the Company Board shall take all actions required to terminate the Company Equity Plans and all rights under any other plan, program or arrangement providing for the issuance or grant of any other interest with respect to the capital stock of the Company or any of its Subsidiaries will be cancelled.
(d) Warrants.
(i) Each Public Warrant that is outstanding and unexercised immediately prior to the Effective Time shall, in accordance with its terms and by virtue of the Merger automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, cease to represent a Public Warrant exercisable for Company Common Stock and shall become a warrant exercisable for the Per Share Price that such holder would have received if such holder had exercised its Public Warrants immediately prior to the Effective Time; provided that if a holder of a Public Warrant that is outstanding and unexercised as of immediately prior to the Effective Time properly exercises such Public Warrant within 30 days following the public disclosure of the consummation of the Merger, the Warrant Price (as defined in the 2018 Gordon Pointe Warrant Agreement) with respect to such exercise shall be treated in accordance with the terms of Section 4.4 of the 2018 Gordon Pointe Warrant Agreement; and provided, further, that, in connection with the Merger, the Surviving Corporation shall, at the option of a holder of a Series B Warrant, exercisable at any time concurrently with, or within 30 days after, the consummation of the Merger (or, if later, the date of the public announcement of the Merger), purchase the Series B Warrant from such holder by paying to such holder an amount of cash equal to the Black Scholes Value (as defined in the Series B Warrant) of the remaining unexercised portion of the Series B Warrant on the date of the consummation of the Merger.
(ii) Each Private Warrant and Series X Warrant (other than warrants owned by any Affiliate of the Buyer Parties, which will be cancelled and extinguished without any consideration paid therefor) that is outstanding and unexercised immediately prior to the Effective Time shall, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, cease to represent a Private Warrant or Series X Warrant, as applicable, exercisable for Company Common Stock and shall become a warrant exercisable for the Per Share Price that such holder would have received if such holder had exercised its Private Warrants or Series X Warrants, as applicable, immediately prior to the Effective Time. Each holder of such warrant exercisable for the Per Share Price will have 30 days following public disclosure of the consummation of the Merger to exercise such warrants and receive the Per Share Price.
2.3 Exchange of Certificates.
(a) Payment Agent. Prior to the Closing, (i) Parent will appoint Continental Stock Transfer & Trust Company, LLC (or such other nationally recognized paying agent agreed to between Parent and the Company) to act as the payment agent for the Merger (the “Payment Agent”); and (ii) Parent will enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.1 (other than holders of Owned Company Shares and Dissenting Company Shares), an amount of cash equal to the aggregate consideration to which such holders become entitled pursuant to Section 2.1 (the “Exchange Fund”).
(c) Payment Procedures. Promptly following the Closing, Parent and the Surviving Corporation will cause the Payment Agent to deliver (through mail or electronically) to each holder of record (as of immediately prior to the Effective Time) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) or uncertificated shares of Company Common Stock (the “Uncertificated Shares”), in each case, other than Dissenting Company Shares and Owned Company Shares, (i) instructions for use in effecting the surrender of the Certificates or

Uncertificated Shares, as applicable, in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.1, and (ii) in the case of a holder of record of Certificates, a customary form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof)). Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates; by (y) the Per Share Price (less any applicable withholding Taxes deductible in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes deductible in respect thereof), and such Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates or Uncertificated Shares pursuant to this Section 2.3(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without any interest thereon, payable in respect thereof pursuant to Section 2.1. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.1.
(d) DTC Payment. Prior to the Closing, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee, on the Closing Date, an amount in cash, by wire transfer of immediately available funds, equal to the DTC Payment. The “DTC Payment” shall be an amount equal to the product obtained by multiplying (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; by (B) the Per Share Price.
(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the consideration payable pursuant to Section 2.1 or Section 2.2(d), as the case may be, may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer or other Taxes required by reason of the payment of the Per Share Price, as the case may be, to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer or other Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.
(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a Stockholder or holder of a Company Warrant for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Closing Date will be delivered to Parent or Parent’s designee upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.3 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent or the Surviving Corporation (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.1.
2.4 No Further Ownership Rights in Company Common Stock or Company Warrants. From and after the Effective Time, (a) all shares of Company Common Stock and all Company Warrants will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares previously representing any shares of Company Common Stock and each holder of a certificate that immediately prior to the Effective Time represented an outstanding Company Warrant (the “Warrant Certificate”) or uncertificated Company Warrants (“Uncertificated Warrants”) previously representing any Company Warrants will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 2.1 (or in the case of Dissenting Company Shares, the rights pursuant to Section 2.1(c)) or Section 2.2(d), as applicable. The consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock or Company Warrants will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock or such Company Warrants. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock or Company Warrants that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates, Uncertificated Shares, Warrant Certificates or Uncertificated Warrants are presented to the Surviving Corporation for any reason, they will (subject to compliance with the payment procedures of Section 2.3(c)) be cancelled and exchanged as provided in this Article II.
2.5 Lost, Stolen or Destroyed Certificates or Warrant Certificates. In the event that any Certificates or Warrant Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the consideration payable in respect thereof pursuant to Section 2.1 or Section 2.2(d), as applicable. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such consideration, require the owners of such lost, stolen or destroyed Certificates or Warrant Certificates to deliver a bond in a reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates or Warrant Certificates alleged to have been lost, stolen or destroyed.
2.6 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws related to Taxes; provided that to the extent Parent intends to make (or cause to be made) any such deduction or withholding, Parent shall use commercially reasonable efforts to provide the Person to be subject to such deduction or withholding with at least five (5) days prior written notice of the amount and nature of such deduction or withholding and shall provide such Person with a reasonable opportunity to mitigate or eliminate the need to withhold; provided further that Parent shall not be required to provide such prior written notice to the extent the withholding is attributable to (i) any compensatory payment made to a current or former employee of the Company or the Surviving Corporation or any Subsidiary thereof, (ii) the Company’s failure to comply with the covenant at Section 6.17 hereof, or (iii) any Person’s failure to provide the Payment Agent a properly completed and duly executed IRS Form W-9 or applicable IRS Form W-8 as required by the letter of transmittal. To the extent that any amounts are so deducted or withheld and are timely paid over to the appropriate Governmental Authority, such amounts shall be paid over to the appropriate Governmental Authority and will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
2.7 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.
2.8 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Surviving Corporation and Parent will be fully authorized (in the name of Merger Sub, in the name of the Company, and otherwise) to take such action.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the Company SEC Reports filed with or furnished to the SEC, in each case, on or after January 1, 2024 and at least one Business Day prior to the date of this Agreement (other than any disclosures solely contained or referenced therein under the captions “Risk Factors,” “Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature, all of which are specifically excluded from this exception) (it being acknowledged that nothing disclosed in such Company SEC Reports will be deemed to modify or qualify the representations and warranties in Sections 3.1, 3.2, 3.3, 3.6(c) or 3.18); or (b) subject to the terms of Section 9.14, as set forth in the disclosure letter delivered by the Company to the Buyer Parties on the date hereof (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Buyer Parties as follows:
3.1 Corporate Organization.
(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate or other organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Charter and Bylaws of the Company, as most recently filed with the Company SEC Reports, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The Company is in compliance in all material respects with the Charter and Bylaws and the Charter and Bylaws are in full force and effect.
(b) Each Subsidiary of the Company is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary of the Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each Subsidiary of the Company, each as amended as of the date hereof. No Subsidiary of the Company is in material violation of its certificate of incorporation, bylaws or other similar organizational documents.
3.2 Capitalization.
(a) The authorized capital stock of the Company consists of: (i) 300,000,000 shares of Company Common Stock; (ii) 4,917,000 shares of undesignated preferred stock of the Company, par value $0.0001 per share (the “Undesignated Preferred Stock”); (iii) 52,800 shares of 7.00% Series A Cumulative Redeemable Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”); (iv) 15,200 shares of Series B convertible preferred stock of the Company, par value $0.0001 per share (the “Series B Convertible Preferred Stock”); and (v) 15,000 shares of Series C convertible preferred stock of the Company, par value $0.0001 per share (the “Series C Convertible Preferred Stock”, and together with the Undesignated Preferred Stock, the Series A Preferred Stock and the Series B Convertible Preferred Stock, the “Company Preferred Stock”). As of April 29, 2025 (the “Capitalization Date”), (A) 6,698,645 shares of Company Common Stock were issued and outstanding; (B) 0 shares of Undesignated Preferred Stock were issued and outstanding; (C) 6,800 shares of Series A Preferred Stock were issued and outstanding; (D) 0 shares of Series B Convertible Preferred Stock were issued and outstanding; and (E) 15,000 shares of Series C

Convertible Preferred Stock were issued and outstanding. For the avoidance of doubt, each of the foregoing outstanding amount of shares excludes the amounts set forth in clauses (i) and (ii) of Section 3.2(b). All issued and outstanding shares of Company Common Stock, Series A Preferred Stock and Series C Convertible Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance in all material respects with applicable securities Laws and are free of any preemptive rights.
(b) As of the Capitalization Date, the Company has reserved 649,214 shares of Company Common Stock in the aggregate for issuance pursuant to the Company Equity Plans (539,214 under the Omnibus Plan and 110,000 under the Inducement Plan). As of the Capitalization Date, there were (i) 174,004 shares of Company Common Stock subject to outstanding Company RSUs under the Omnibus Plan and (ii) 30,552 shares of Company Common Stock subject to outstanding Company RSUs under the Inducement Plan.
(c) As of the Capitalization Date, there are 2,650,195 Company Warrants issued and outstanding, consisting of 95,576 Series A Warrants, 170,862 Series B Warrants, 455,867 Series C Warrants, 111,321 Series D Warrants, 68,128 Series E Warrants, 68,128 Series F Warrants, 5,677 Series G Warrants, and 890,313 Series H Warrants, 790,000 Series X Warrants, and 0 PIPE Noteholder Warrants and the Company has reserved 2,909,285 shares of Company Common Stock subject to the unexercised Company Warrants.
(d) As of the date hereof, except (x) as set forth in Section 3.2(a), Section 3.2(b) and Section 3.2(c), and (y) for shares of Company Common Stock that have become outstanding after the Capitalization Date and prior to the date hereof as a result of issuances of shares of Company Common Stock pursuant to the exercise, vesting or settlement, as applicable, of Company equity awards outstanding as of the Capitalization Date (and issued in accordance with the terms of such Company equity award and the applicable Company Equity Plan): (i) the Company does not have any shares of capital stock or other Equity Interests issued or outstanding and (ii) there are no options, phantom stock or equity-based interest, warrants, or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (A) relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, (B) obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company or (C) obligating the Company to redeem or otherwise acquire any shares of capital stock or other Equity Interests of the Company.
(e) The Company has made available to Parent a true and complete list, as of the Capitalization Date, of each outstanding Company RSU, the holder thereof, the number of shares of Company Common Stock underlying such Company RSU, the grant date and vesting schedule, the extent that such Company RSU is vested as of the Capitalization Date, and whether the vesting of such Company RSU shall be accelerated in any manner by any of the transactions contemplated by this Agreement or upon any other event or condition and the extent of such acceleration, if any. The copies of the Company Equity Plans made available to Parent are true, correct and complete copies of such documents as in effect as of the date of this Agreement. All shares of Company Common Stock subject to issuance under the Company Equity Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All Company RSUs have been granted in material compliance with applicable law and the terms of the Company Equity Plans. Except as set forth in Section 3.2(e) of the Company Disclosure Letter, other than the Company Registration Rights Agreements and the 2018 Gordon Pointe Warrant Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal right of first offer or similar right with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter.
(f) Section 3.2(f) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all of the Subsidiaries of the Company and the authorized, issued and outstanding Equity Interests of each such Subsidiary. None of the Company or any of its Subsidiaries holds an Equity Interest in any other Person. Each outstanding share of capital stock of or other Equity Interest in each Subsidiary of the

Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly owned Subsidiaries free and clear of all Liens, other than Permitted Liens, and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest). There are no options, warrants, or other rights, agreements, arrangements or commitments of any character to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company is bound (i) relating to the issued or unissued capital stock or other Equity Interests of any Subsidiary of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests of any Subsidiary of the Company, (ii) obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Subsidiary or (iii) obligating the Company to redeem or otherwise acquire any shares of capital stock or other Equity Interests of such Subsidiary.
3.3 Authority; Execution and Delivery; Enforceability.
(a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and, subject to the receipt of the Requisite Stockholder Approvals, to consummate the Merger. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with each of its obligations herein, the consummation by it of the Merger have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Requisite Stockholder Approvals, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Merger. The Company has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability: (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).
(b) The Special Committee has unanimously: (i) determined that it is advisable, fair to and in the best interests of the Company and its stockholders, including the stockholders of the Company holding the Unaffiliated Voting Shares, to enter into this Agreement and any other Transaction Document providing for the Merger in accordance with DGCL, in each case upon the terms and subject to the conditions set forth herein and therein; and (ii) recommended that the Company Board approve and adopt this Agreement and the Transaction Documents and recommend that the Stockholders adopt this Agreement and approve the Merger in accordance with the DGCL. As of the date of this Agreement, none of the foregoing actions by the Special Committee have been rescinded or modified in any respect.
(c) The Company Board, acting on the recommendation of the Special Committee, has by unanimous vote of the Non-Recused Directors: (i) determined that it is advisable, fair to and in the best interest of the Company and its stockholders, including the stockholders of the Company holding the Unaffiliated Voting Shares, to enter into this Agreement and the Transaction Documents and consummate the Merger upon the terms and subject to the conditions set forth herein and therein; (ii) approved the execution and delivery of this Agreement and the Transaction Documents by the Company, the performance by the Company of its covenants and other obligations hereunder and thereunder, and the consummation of the Merger upon the terms and conditions set forth herein; (iii) determined that the Voting and Support Agreements are advisable to, and in the best interests of, the Company and its stockholders, including the stockholders holding the Unaffiliated Voting Shares; and (iv) resolved to recommend that the Stockholders adopt this Agreement and approve the Merger in accordance with the DGCL (the “Company Board Recommendation”). As of the date of this Agreement, none of the foregoing actions by the Company Board have been rescinded or modified in any respect.
(d) The Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other applicable anti-takeover, business combination, control share acquisition or similar Law and any similar provisions in the Charter and Bylaws are not applicable to this Agreement and the Merger. There is no stockholder rights plan, “poison pill” or similar device in effect with respect to the Company or any of its Subsidiaries. The Requisite Stockholder Approvals are the only votes of holders of any class or series of capital stock or other Equity Interests of the Company necessary to adopt this Agreement, and no other vote of the holders of Company Common Stock or any other Equity Interests of the Company is necessary to consummate the Merger.
3.4 No Conflicts.
(a) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not (i) assuming the Requisite Stockholder Approvals are obtained, conflict with or violate any provision of the Charter or the Bylaws or any equivalent organizational documents of any Subsidiary of the Company, (ii) assuming that all Consents and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) except as set forth on Section 3.4(a)(iii) of the Company Disclosure Letter, require any Consent under, result in any breach or violation of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration, first offer, first refusal or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract or Permit to which the Company or any of its Subsidiaries is party, except, with respect to clause (ii), for any such conflicts, violations, or other occurrences which, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any Consent of, or notification to, any Governmental Authority, except (i) under the Exchange Act and the rules and regulations of NASDAQ, (ii) the filing and recordation of the Certificate of Merger as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iii) where the failure to obtain such Consents, or to make such filings or notifications would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or prevent or materially delay the Company from consummating the Merger.
3.5 SEC Documents; Financial Statements; Undisclosed Liabilities.
(a) The Company has filed or furnished (as applicable) all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished (as applicable) by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 2022 (including exhibits thereto, the “Company SEC Reports”). None of the Subsidiaries of the Company is required to make any filings with the SEC.
(b) As of its respective filing date (or, if amended or superseded prior to the date of this Agreement, on the date of such filing) each Company SEC Report complied as to form in all material respects with the requirements of the Sarbanes-Oxley Act, the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Report and the listing and corporate governance rules and regulations of NASDAQ, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor any of its Subsidiaries has received from the SEC or any other Governmental Authority any written (or to the Knowledge of the Company, oral) comments or questions with respect to any of the Company SEC Reports (including the financial statements included therein) that are not resolved, or has received any notice from the SEC or other Governmental Authority that such Company SEC Reports (including the financial statements included therein) are being reviewed or investigated, and, to the Company’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Authority of any Company SEC Reports (including the financial statements included therein).
(c) The consolidated financial statements of the Company included in the Company SEC Reports (including, in each case, any notes or schedules thereto) (the “Company Financial Statements”) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company Financial Statements, and were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company Financial Statements, to normal year-end adjustments and the absence of notes.
(d) Section 3.5(d) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all Indebtedness of the Company and its Subsidiaries of the type described in clauses (a) and (b) of the definition of “Indebtedness”.
(e) The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company SEC Reports.
(f) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient to provide reasonable assurance: (i) of the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are executed in accordance with the authorization of management and the Company Board; (iv) that access to assets is permitted only in accordance with management’s general or specific authorization, and that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner and (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(g) The Company maintains, and at all times since January 1, 2022, has maintained, disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, which such controls and procedures are reasonably designed to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company SEC Reports. Since January 1, 2022, neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, the Company’s independent auditors, has identified or been made aware of, (i) except as set forth in the Company SEC Reports, any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any Fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of the financial statements or the internal accounting controls utilized by the Company and its Subsidiaries, or (iii) any claim or allegation regarding any of the foregoing. Since January 1, 2022, neither the Company nor any of its Subsidiaries has received any written (or to the Knowledge of the Company, oral), unresolved, complaint, allegation, assertion or claim regarding the impropriety of any accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary of the Company or their respective internal accounting controls.
(h) The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and, except as set forth in the Company SEC Reports, such assessment concluded that such control was effective. Since such date, there have been no changes in the Company’s internal control over financial reporting that, individually or in the aggregate, have materially and adversely affected or would reasonably be expected to materially and adversely affect, the Company’s internal control over financial reporting.
(i) Neither the Company nor any of its Subsidiaries is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC) where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Reports.

(j) The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as disclosed, reflected or reserved against in the most recent audited balance sheet included in the Company Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent audited balance sheet included in the Company Financial Statements, (iii) for liabilities and obligations arising out of or in connection with this Agreement or the Merger and (iv) for liabilities and obligations that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.
(k) Except as set forth in 3.5(k) of the Company Disclosure Letter, the Company’s and its Subsidiaries’ cash flow projections made available by the Company to the Buyer Parties have been prepared based on the books and records of the Company and the Subsidiaries on a consistent basis and represent the Company’s good faith estimate, as of the date set forth therein, of the projected cash flows of the Company and its Subsidiaries subject to any exceptions set forth in such projections.
3.6 Absence of Certain Changes or Events. Since January 1, 2024 through the date of this Agreement, (a) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course consistent with past practice, except in connection with this Agreement and the transactions contemplated hereby, (b) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof, would constitute a breach of, or require the consent of Parent under, Section5.1, and (c) there has not been a Company Material Adverse Effect.
3.7 Proxy Statement. The Proxy Statement and the Schedule 13e-3, when filed with the SEC, and on the date first mailed to Stockholders and at the time of the Stockholder Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not false or misleading (except that no representation or warranty is made by the Company to information or statements in the Proxy Statement or the Schedule 13e-3 supplied by or on behalf of Parent and its Subsidiaries, including Merger Sub). The Proxy Statement and the Schedule 13e-3 will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.
3.8 Legal Proceedings. There are no Legal Proceedings pending, or to the Knowledge of the Company, threatened (i) against the Company or any of its Subsidiaries (including with respect to the Owned Real Property or the Leased Real Property), (ii) against any current or former director or officer of the Company or any of its Subsidiaries (in their respective capacities a such), whether or not naming the Company or any of its Subsidiaries, or (iii) by the Company or any of its Subsidiaries against any Person, in each case, that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or would reasonably be expected to prevent or materially delay the consummation of the Merger. Neither the Company nor any of its Subsidiaries is subject to any Order that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or would reasonably be expected to prevent or materially delay the consummation of the Merger.
3.9 Compliance with Laws and Orders.
(a) The Company, its Subsidiaries and their respective assets (including the Owned Real Property and the Leased Real Property) are in compliance and, since January 1, 2022, have been in compliance in all material respects with all material Laws and Orders applicable to the Company or any of its Subsidiaries or any assets owned, leased or used by any of them. Since January 1, 2022, neither the Company nor any of its Subsidiaries (i) has received any written (or to the Knowledge of the Company, oral) notice of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to the Company, any of its Subsidiaries or any of their respective assets (including the Owned Real Property and/or the Leased Real Property), (ii) has received any written (or to the Knowledge of the Company, oral) notice from any Governmental Authority alleging any violation by the Company or any of its Subsidiaries of any applicable Law or Order (including with respect to the Owned Real Property and/or the Leased Real Property), or (iii) has provided any written notice to any Governmental Authority regarding any violation by the Company or any of its Subsidiaries of any applicable Law or Order (including with respect to the Owned Real Property and/or the Leased Real Property), and no such notice referred to in clauses (i), (ii) or (iii) of this Section 3.9(a) remains outstanding or unresolved as of the date of this Agreement, except in each case as has not been or would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or would not reasonably be expected to prevent or materially delay the consummation of the Merger.
(b) In the past five years, neither the Company, any of its Subsidiaries nor any of their respective directors, officers or employees, in connection with the business of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any third party acting for or on behalf of the Company or any such Subsidiary, has (i) taken any action in violation of any applicable Anti-Corruption Law, (ii) offered, authorized, provided or given any payment or thing of value to any Government Official for the purpose of influencing any act or decision in violation of his or her lawful duty or (iii) induced any Government Official to use his or her influence to affect or influence any act or decision of a Governmental Authority.
(c) In the past five years, neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made (or been directed to make) a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any applicable Anti-Corruption Law.
(d) The Company and each of its Subsidiaries has, to the Knowledge of the Company, in the past five years: (i) complied in all material respects with applicable Trade Controls and (ii) not been the subject of or otherwise involved in investigations or enforcement actions by any Governmental Authority or other legal proceedings with respect to any actual or alleged violations of Trade Controls, and has not been notified of any such pending or threatened actions. To the Knowledge of the Company, the Company and each of its Subsidiaries has, since April 24, 2019: (A) complied in all material respects with applicable Sanctions; (B) not engaged in any transaction or dealing, direct or indirect, with or involving a Sanctioned Country, Russia, or a Sanctioned Person in violation of any applicable Sanctions; and (C) not been the subject of or otherwise involved in investigations or enforcement actions by any Governmental Authority or other legal proceedings with respect to any actual or alleged violations of Sanctions, and has not been notified of any such pending or threatened actions. Neither the Company, any of its Subsidiaries nor any of their respective directors, officers, employees or, to the Knowledge of the Company, any third party acting for or on behalf of the Company or any such Subsidiary is (x) a Sanctioned Person; (y) subject to debarment or any list-based designations under any Trade Controls; or (z) engaged, or has since April 24, 2019 engaged, in any transaction, dealing, or activity that might reasonably be expected to cause such Person to become a Sanctioned Person, except, in each case, as would not be material to the Company and its Subsidiaries, taken as a whole.
3.10 Permits. Except in each case as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (a) the Company and each of its Subsidiaries are and have been since January 1, 2022 in possession of all licenses, permits, certificates, clearances, commissions, franchises, exemptions, orders, approvals, billing and authorizations (“Permits”) necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or for the conduct of their business as presently conducted and such Permits are valid and in full force and effect; (b) neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice from any Governmental Authority threatening to suspend, revoke, withdraw or modify any such Permit or to initiate an investigation or review of the Company or any of its Subsidiaries; and (c) the Company and each of its Subsidiaries are in compliance with the terms of such Permits.
3.11 Employee Benefit Plans.
(a) Section 3.11(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each Company Benefit Plan. True, complete and correct copies of the following documents, with respect to each Company Benefit Plan, where applicable, have previously been delivered to Parent: (i) all documents embodying or governing such Company Benefit Plan (or for unwritten any Company Benefit Plan, a written description of the material terms of such Company Benefit Plan) and any funding medium for the Company Benefit Plan; (ii) the most recent IRS determination or opinion letter; (iii) the three most recently filed Form 5500s, including all schedules thereto (including financial statements with attached opinions of independent accounts); (iv) the most recent summary plan description (or other material descriptions provided to employees) and all modifications thereto; (v) the past three years of non-discrimination testing results; and (vi) all non-routine correspondence to and from any governmental agency.
(b) Each Company Benefit Plan has been established, administered, maintained, operated, and funded in all respects in accordance with its terms and all applicable laws, including ERISA, the Code and the PPACA.

With respect to each Company Benefit Plan, no prohibited transactions (as defined in ERISA Section 406 or Section 4975 of the Code) for which an applicable statutory or administrative exemption does not exist have occurred and, to the Company’s Knowledge, no breaches of any of the duties imposed on Company Benefit Plan fiduciaries by ERISA with respect to the Company Benefit Plans that could result in any material liability or excise Tax under ERISA or the Code being imposed on the Company. Each Company Benefit Plan may be amended or terminated by the Company or Parent on or at any time after the Closing Date without liability to the Company or Parent other than the obligation to pay any benefits accrued prior to the amendment date.
(c) Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated and maintained, in all respects, in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. Except as set forth on Section 3.11(c) of the Company Disclosure Letter, no Company Benefit Plan is, or within the past six years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, and no completed audit, compliance filing or closing agreement from any Governmental Authority that has resulted in the imposition of any material Tax, interest or penalty that has not been satisfied. All payments and/or contributions required to have been timely made with respect to all Company Benefit Plans either have been made or have been accrued in accordance with the terms of the applicable Company Benefit Plan and applicable law.
(d) Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS, or with respect to a pre-approved plan, can rely on an opinion or advisory letter from the IRS to the pre-approved plan sponsor, as to its qualified status. To the Company’s Knowledge, no fact or event has occurred that could reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any associated trust. With respect to each such Company Benefit Plan, except as set forth on Section 3.11(d) of the Company Disclosure Letter, the Company has not committed to make any matching or voluntary employer contribution for the plan year in which the Closing will occur.
(e) No Legal Proceeding has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan (other than routine benefits claims).
(f) Neither the Company nor any ERISA Affiliate has currently or in the past six years maintained, contributed to, or been required to contribute to or had any liability or obligation (whether contingent or otherwise) with respect to (i) any employee benefit plan that is or was subject to Title IV of ERISA or Section 412 or Section 4971 of the Code, (ii) a Multiemployer Plan, (iii) any self-funded or self-insured welfare benefit plan, (iv) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), or (vi) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code).
(g) The Company, its ERISA Affiliates, and each Company Benefit Plan are in compliance with the PPACA, including compliance with all filing and reporting requirements, all waiting periods, and the offering of affordable health insurance coverage compliant with the PPACA to all employees and contractors who meet the definition of a full-time employee under the PPACA. To the Company’s Knowledge, no condition exists that could cause the Company or any of its ERISA Affiliates to have any liability for any material assessable payment, taxes, or other penalties under Section 4980H of the Code or otherwise under the PPACA or in connection with requirements relating thereto. To the Company’s Knowledge, no event has occurred or condition exists that could subject the Company or any of its ERISA Affiliates to have any liability on account of a violation of the health care requirements of Part 6 or 7 of Title I of ERISA or Section 4980B or 4980D of the Code.
(h) Except as set forth in Section 3.11(h) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the Merger (alone or in conjunction with any other event, including any termination of employment) would reasonably be expected to (i) entitle any current or former Service Provider to any additional compensation or benefits under any of the Company Benefit Plans, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any of the Company Benefit Plans, (iii) result in any restriction on the right of the Company or any of its Subsidiaries or, after the consummation of the Merger, the Surviving Corporation, to merge, amend or terminate any of the material Company Benefit Plans, or (iv) result in the payment of any “excess parachute payment” under Section 280G of the Code.
(i) Except as set forth in Section 3.11(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries provides post-employment, medical, disability, or life insurance benefits to former employees or their dependents, other than (i) as required by law, or (ii) the full cost of which is borne by the former employees (or their dependents). No Company Benefit Plan provides benefits to any individual who is not a current or former employee of the Company or a dependent or beneficiary thereof.
(j) No Company Benefit Plan or other benefit arrangement covers any employee or former employee outside the United States or is subject to the laws of any jurisdiction outside the United States.
(k) Except as set forth in Section 3.11(k) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any obligation to provide any tax gross-up, tax equalization, or other similar Tax-related payment or benefit, including without limitation, with respect to any taxes arising under Section 409A, Section 280G or Section 4999 of the Code.
3.12 Employee and Labor Matters.
(a) Neither the Company nor any of its Subsidiaries is or has ever been a party to or bound by a collective bargaining agreement or other Contract (each, a “Labor Agreement”), or any duty to bargain, with any labor union, labor organization, works council or other employee representative body (each, a “Union”), and no current or former employee of the Company or any of its Subsidiaries is or has ever been represented by a Union with respect to their employment with the Company or any of its Subsidiaries. There are no material labor disputes currently pending or filed since January 1, 2022 under any formal grievance procedure or in any arbitration or litigation proceeding. Since January 1, 2022, there has not been any (i) pending, or, to the Company’s Knowledge, threatened, labor strike, slowdown, lockout, picketing, work stoppage or other labor dispute involving employees of the Company or any of its Subsidiaries, or (ii) to the Company’s Knowledge, any union organizing activity, request for recognition of a Union as bargaining representative or union representation proceeding before the National Labor Relations Board, in each case with respect to any employees of the Company or any of its Subsidiaries.
(b) The Company has made available to Parent a complete and accurate list of all employees of the Company or any of its Subsidiaries as of the date hereof, including each employee’s employing entity, position or title, annualized base salary or hourly wage (as applicable), annual commission opportunity or bonus potential for calendar year 2025, date of hire, business location (city and state), classification as exempt or non-exempt for wage and hour purposes, balance of accrued but unused vacation or paid time off, and whether the employee is on leave or layoff status and, if so, the expected date of return.
(c) The Company has made available to Parent a complete and accurate list of all natural person independent contractors of the Company or any of its Subsidiaries as of the date hereof, showing for each such independent contractor: the engaging entity, nature of services provided, initial date retained to perform services, the anticipated end date of the engagement, the primary location from which services are performed (city and state), a description of the fee or compensation arrangement, average hours worked per week, the total fees paid to date in 2025 and total fees paid in 2024; and the extent of notice required for termination of the relationship.
(d) Except as set forth on Section 3.12(d) of the Company Disclosure Letter, the employment or engagement of all employees and individual independent contractors of the Company and its Subsidiaries can be terminated by the employer at will at any time, without prior notice or payment of severance or other penalty.
(e) The Company and its Subsidiaries are, and have been in the past five years, in compliance with, in all material respects, all applicable Laws respecting employment and employment practices including all Laws respecting terms and conditions of employment, leave, wage payment, worker classification, wages and hours, child labor, immigration and work authorizations (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Laws (“WARN Act”)), affirmative action, workers’ compensation, health and safety (including related to COVID-19), labor relations, social welfare obligations and unemployment insurance. There are no Legal Proceedings pending, or to the Company’s Knowledge, threatened, against the Company or any of its Subsidiaries (i) asserting that such entity has committed an unfair labor practice within the meaning of the National Labor Relations Act, (ii) relating to the Company’s or any of its Subsidiaries’ employment practices or by any current or former employee or independent contractor arising out of or in connection with their employment or engagement with the Company or any of its Subsidiaries, and there have been no such Legal Proceedings referred to in clauses (i) and (ii) in the past four years. At all times in the past five years, all individual service providers to the Company or any of its Subsidiaries have been properly classified by the Company and its Subsidiaries as exempt employees, non-exempt employees or non-employees for purposes of all applicable Laws. The Company and each of its Subsidiaries has on file a complete and current Form I-9 for all current and former employees to the extent required by federal Law.
(f) In the past five years, neither the Company nor any of its Subsidiaries have received any written or oral complaint, demand, or notice alleging that any employee or independent contractor of the Company or any of its Subsidiaries has engaged in sexual harassment, sex-based discrimination or other sexual misconduct, or has breached any policy of the Company or any of its Subsidiaries relating to the foregoing, whether or not unlawful, nor has any such allegation been investigated, settled or subject to an out-of-court or pre-litigation arrangement or the subject of any Legal Proceeding against or involving the Company or any of its Subsidiaries, nor to the Company’s Knowledge has any such Person engaged in any such conduct in the past five years.
(g) Except as set forth on Section 3.12(g) of the Company Disclosure Letter, in the past five years, there has been no “mass layoff,” or “plant closing” as defined by the WARN Act in respect of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has been affected by any transaction or engaged in any layoffs or employment terminations sufficient in number to trigger application of any such Law.
(h) The Company is and at all relevant times has been in compliance with, in all material respects, (i) COVID-19 related Laws, standards, regulations, orders and guidance (including without limitation relating to business reopening), including those issued and enforced by the Occupational Safety and Health Administration, the Centers for Disease Control, the Equal Employment Opportunity Commission, and any other state, local and/or other governmental body; (ii) the Families First Coronavirus Response Act (including with respect to eligibility for tax credits under such Act) and (iii) any other applicable COVID-19 related leave Law, whether state, local or otherwise.
(i) To the Knowledge of the Company, no current employee of the Company or its Subsidiaries is in violation, to the extent that it would be material, of: (i) any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant, or other legal obligation owed to the Company or its Subsidiaries; or (ii) any legal obligation owed to any third party with respect to such person’s right to be employed or engaged by the Company or its Subsidiaries.
3.13 Environmental Matters. Except in each case, as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:
(a) The Company and each of its Subsidiaries (i) is in compliance with all, and is not subject to any liability with respect to noncompliance with any, Environmental Laws, (ii) has and holds all Environmental Permits necessary for the conduct of their business and the use of their properties and assets, as currently conducted and used, and (iii) is in compliance with their respective Environmental Permits, in each case, including with respect to the Owned Real Property and Leased Real Property.
(b) There are no Environmental Claims pending against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notification of any allegation of actual or potential responsibility for any Release or threatened Release of any Hazardous Substance, in each case, including with respect to the Owned Real Property and Leased Real Property.
(c) None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or consent order or is otherwise subject to any judgment, decree, or judicial or administrative order relating to compliance with Environmental Laws, Environmental Permits or to the investigation, sampling, monitoring, treatment, remediation, response, removal or cleanup of and Hazardous Substance and no Legal Proceeding is pending or, to the Knowledge of the Company, threatened with respect thereto, or (ii) is an indemnitor by contract or otherwise in connection with any claim, demand, suit or action threatened or asserted by any third-party for any liability under any Environmental Law or otherwise relating to any Hazardous Substance, in each case, including with respect to the Owned Real Property and Leased Real Property.
3.14 Real Property; Title to Assets.
(a) Section 3.14(a) of the Company Disclosure Letter sets forth the address and tax parcel number of each parcel of Owned Real Property and identifies the Company or the applicable Subsidiary of the Company that is the owner thereof. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries is the sole owner of each parcel of real property owned by the Company or one of its Subsidiaries (together with all buildings, improvements and fixtures located thereon and all appurtenances thereto, the “Owned Real Property”) and, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries has good and valid title to the Owned Real Property, and the Owned Real Property is free and clear of any Lien, except for Permitted Liens.
(b) Section 3.14(b) of the Company Disclosure Letter sets forth, as of the date of this Agreement, (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (collectively, the “Leased Real Property”), and (ii) a description of the applicable lease, sublease or other agreement therefore and any and all amendments and modifications relating thereto. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries, as applicable, has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the applicable Lease Agreement, each Leased Real Property, free and clear of all Liens, other than Permitted Liens.
(c) The Owned Real Property and the Leased Real Property collectively constitute all of the real property material to the business of the Company and its Subsidiaries, taken as a whole, that is reasonably necessary to operate the business of the Company and its Subsidiaries as currently conducted in all material respects. Neither the Company nor any of its Subsidiaries has received written (or the Knowledge of the Company, oral) notice of any Legal Proceedings in eminent domain, condemnation or other similar Legal Proceedings that are pending, affecting any portion of the Owned Real Property or the Leased Real Property, and to the Knowledge of the Company so such Legal Proceedings have been threatened.
(d) The Company or one of its Subsidiaries, as applicable, has good valid title to, or a valid and binding leasehold or other interest in, all tangible personal property of the Company and its Subsidiaries, free and clear of all Liens, other than Permitted Liens, and all such property is in good operating condition and repair (ordinary wear and tear expected) and is suitable for its present use. Section 3.14(d) of the Company Disclosure Letter sets forth a schedule of all material capital improvements and material capital repairs with respect to the Owned Real Property and Leased Real Property (i) which the Company or any Subsidiary of the Company has projected will be necessary to commence or complete on or before December 31, 2027 or (ii) which any landlord, lender, Government Official, Governmental Authority or insurance provider has recommended, requested or demanded by written notice to the Company or any Subsidiary of the Company be commenced or completed on or before December 31, 2027.
3.15 Tax Matters.
(a) All material Tax Returns that are required to be filed by the Company and each of its Subsidiaries have been timely filed, and all such Tax Returns are true, complete, and accurate in all material respects;
(b) The Company and each of its Subsidiaries has timely paid all material Taxes required to be paid by it (whether or not such Taxes are shown on any Tax Return), other than Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on the financial statements of the Company and its Subsidiaries;
(c) The Company and each of its Subsidiaries have withheld all material Taxes required to be withheld from amounts paid or owing to any employee, creditor, shareholder, or other third party;
(d) No deficiencies for material amounts of Taxes have been claimed, proposed or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries except for deficiencies which have been satisfied, settled or withdrawn;

(e) There is no ongoing or, to the Knowledge of the Company, pending audit, examination, investigation or other Legal Proceeding with respect to a material amount of Taxes of the Company or any of its Subsidiaries, nor has any been any threatened in writing;
(f) Neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to a material amount of Taxes, which waiver or extension remains in effect;
(g) Neither the Company nor any of its Subsidiaries has ever constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for Tax-free treatment under Section 355 of the Code;
(h) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, receivables, sharing or indemnity agreement (other than any commercial Contract entered into in the ordinary course of business the primary purpose of which is not related to Taxes);
(i) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated, combined, consolidated or similar group filing a consolidated or similar Tax Return for income Tax purposes, other than a group of which the Company or one of its Subsidiaries is and at all times has been the common parent, or (ii) has any liability for Taxes of any other Person (other than Taxes of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, by Contract (other than any customary commercial Contract the principal subject of which is not Taxes) or otherwise by operation of Law;
(j) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) improper use of an accounting method prior to the Closing or change in method of accounting pursuant to Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) requested or filed prior to the Closing, (ii) installment sale or open transaction disposition made prior to the Closing Date, (iii) prepaid amount or deferred revenue accrued or received on or prior to the Closing Date; or (iv) “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) entered into on or prior to the date hereof;
(k) There are no Liens for Taxes on the assets of the Company or any of its Subsidiaries other than Permitted Liens;
(l) Neither the Company nor any of its Subsidiaries is or ever has owned shares of a “controlled foreign corporation” within the meaning of Section 957 of the Code or a “passive foreign investment company” within the meaning of Section 1297 of the Code;
(m) Neither the Company nor any of its Subsidiaries has claimed or received employee retention credits under Section 2301 of the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748), the Consolidated Appropriations Act, 2021 (H.R. 133), codified at Section 3134 of the Code, and any successor or similar legislation, together with any presidential memoranda or executive orders relating to COVID-19;
(n) Section 3.15(n) of the Company Disclosure Letter lists all Tax holidays, abatements, incentives and similar grants made or awarded to the Company or any of its Subsidiaries by any Governmental Authority;
(o) Neither the Company nor any of its Subsidiaries has entered into (i) any “listed transaction” within the meaning of U.S. Treasury Regulation Sections 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law), or (ii) any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and U.S. Treasury Regulation Sections 1.6011-4(b) (or any similar provision of state, local or non-U.S. Law); and
3.16 Material Contracts.
(a) Section 3.16(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any material amendments, supplements and modifications thereto):
(i) all Contracts concerning the establishment or operation of a legal partnership, joint venture or multi-member limited liability company;

(ii) all stockholders’, investors rights’, registration rights or similar Contracts, agreements or arrangements;
(iii) all hedging, swap, derivative or similar Contracts;
(iv) all Contracts, excluding Lease Agreements, requiring capital expenditures by the Company or any of its Subsidiaries after the date hereof in an amount in excess of $50,000 annually;
(v) all sponsorship, agent, management, marketing, merchandising, broadcast rights, endorsement, branding, sports betting or similar Contracts in an amount in excess of $50,000;
(vi) all Contracts pursuant to which a third party has licensed or granted the Company or any of its Subsidiaries any license or right to exploit any Intellectual Property other than (1) non-exclusive licenses for any generally commercially available products, services or Software made available on a license basis or a software-as-a service basis or (2) Free or Open Source Software licenses;
(vii) all Contracts pursuant to which the Company or any of its Subsidiaries has granted or provided any third party any license or right to exploit any Company Intellectual Property or Company Offerings (including rights to use, distribute or resell any Company Offerings) or has agreed to or is required to provide or perform any services related to any Company Offerings, other than non-disclosure Contracts entered into in the ordinary course of business consistent with past practice that do not contain an express license to any Company Owned Intellectual Property other than the use of the information and content disclosed thereunder for the limited purpose stated therein;
(viii) all Contracts containing a grant by the Company or any of its Subsidiaries of any immunity, release, or covenant not to sue or not to assert claims, in each case with respect to any Company Owned Intellectual Property, including any concurrent use agreement, settlement agreement, pre-rights declaration or co-existence agreement with respect to any Company Owned Intellectual Property;
(ix) all Contracts the primary purpose of which is the development of any Intellectual Property, independently or jointly, by or for the Company or any of its Subsidiaries, excluding Contracts with employees and contractors of the Company or any of its Subsidiaries entered into in the ordinary course of business consistent with past practice and pursuant to a form of agreement made available to the Buyer Parties;
(x) all Contracts for the sale, lease or sublease of any Owned Real Property or for the operation of a third-party branded hotel on any parcel of Owned Real Property or Leased Real Property (including hotel franchise agreements and hotel management agreements);
(xi) all lease agreements of the Company or any of its Subsidiaries that pertain to each parcel of Leased Real Property (each, a “Lease Agreement”);
(xii) all Labor Agreements;
(xiii) all plans or Contracts providing for (A) the employment of any employee of the Company or any of its Subsidiaries that cannot be terminated by the employer at will at any time with 30 days’ notice or less, (B) the engagement of any individual contractor of the Company or any of its Subsidiaries that cannot be terminated by the Company or its applicable Subsidiary at will at any time with 30 days’ notice or less, or (C) payment of any change in control or transaction bonuses, retention bonuses, or severance benefits, or annualized base cash compensation in excess of $100,000, to any employee or independent contractor of the Company or any of its Subsidiaries;
(xiv) all Contracts: (A) materially restricting the ability of the Company or any of its Subsidiaries (or Parent or any of its Affiliates after the Effective Time) to (i) sell any products or services of or to any other Person or in any geographic region, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Affiliates; (B) granting the other party “most favored nation” status or equivalent preferential pricing terms; or (C) granting any right of first refusal or right of first offer or that limit the ability of the Company, any of its Subsidiaries or any of its Affiliates (including Parent or any of its Affiliates after the Effective Time) to own, operate, sell, transfer, pledge or otherwise dispose of any businesses or assets;

(xv) all Contracts pursuant to which the Company or any of its Subsidiaries has continuing obligations involving payment of royalties or other amounts calculated based upon any revenues or income of the Company or any of its Subsidiaries, in each case, (A) where such continuing payment obligations are reasonably expected to exceed $500,000 in the aggregate over the remaining term of such Contract and (B) that cannot be terminated by the Company or its Subsidiaries without payment or penalty without more than 60 days’ notice;
(xvi) all Contracts relating to indebtedness for borrowed money or the deferred purchase price of property for a principal amount or deferred purchase price (as applicable) in excess of $500,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset), any guarantees thereof or the granting of any Liens (other than Permitted Liens) over the property or assets of the Company or any of its Subsidiaries, other than Contracts solely among the Company and its wholly owned Subsidiaries;
(xvii) all Contracts that grant or create a Lien, other than a Permitted Lien, on any material property or asset of the Company or any of its Subsidiaries;
(xviii) all settlements or similar Contracts restricting in any material respect the operations or conduct of the Company or any Subsidiary thereof or any of their respective Affiliates (including Parent and its Affiliates after the Effective Time);
(xix) all Contracts between the Company or any of its Subsidiaries, on the one hand, and any officer, director or affiliate (other than a wholly owned Subsidiary of the Company) of the Company or any of its Subsidiaries, any beneficial owner, directly or indirectly, of more than five percent (5%) of the shares of Company Common Stock or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to indemnify such officer, director, affiliate, beneficial owner or family member;
(xx) all Contracts with a Governmental Authority;
(xxi) all Contracts to settle a Legal Proceeding (A) involving payment of amounts over $25,000 or (B) where there are outstanding obligations to be fulfilled or payments to be made by the Company or its Subsidiaries;
(xxii) all Contracts pursuant to which any of the Company or its Subsidiaries is lessee of or holds or operates any personal property owned by any other Person, for which the annual rental rate exceeds $100,000;
(xxiii) all Contracts providing for indemnification or any guaranty, in each case, under which the Company or any of its Subsidiaries has continuing obligations as of the date of this Agreement (other than any Contract providing for indemnification ancillary to a related commercial arrangement entered into the ordinary course of business consistent with past practice);
(xxiv) all Contracts relating to the disposition or acquisition of any material business or material assets (whether by merger, sale of stock, sale of assets or otherwise) (A) entered into since January 1, 2022 or (B) that contain any outstanding non-competition, earn-out or other contingent payment obligations or any other outstanding material obligation of the Company or any of its Subsidiaries; and
(xxv) all Contracts that have been or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed as a “material contract” on a Current Report on Form 8-K or has been or would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act.
(b) Except as set forth on Section 3.16(b) of the Company Disclosure Letter: (i) all Contracts set forth in (or required to be set forth in) Section 3.16(a) of the Company Disclosure Letter (collectively, the “Company Material Contracts”) are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary of the Company in accordance with their terms, subject to the Enforceability Limitations, (ii) the Company, or the applicable Subsidiary of the Company, has performed all obligations required to be performed by it under the Company Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, except in each case as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, and (iii) since January 1, 2022, neither the Company nor any of its Subsidiaries has received written (or to the Knowledge of the Company, oral) notice of any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of, or intention to cancel or modify in a manner adverse to the Company, any Company Material Contract, except in each case as would not reasonably be excepted to be material to the Company and its Subsidiaries, taken as a whole.
3.17 Intellectual Property; Privacy.
(a) Section 3.17(a) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of all Company Registered Intellectual Property. Section 3.17(a) of the Company Disclosure Letter accurately summarizes, where applicable, the following information for each item required to be listed on Section 3.17(a): patent number, application number, registration number, filing date, date of issuance, applicant, registrant, title, name (or mark), owner(s), country of origin, and domain name registrar. None of the Company Registered Intellectual Property and no other Company Owned Intellectual Property has been adjudged invalid or unenforceable in whole or in part and all such Company Registered Intellectual Property and other Company Owned Intellectual Property is subsisting, valid and enforceable. As of the date of this Agreement, (i) no Legal Proceeding is currently or has been pending or threatened in writing (or to the Knowledge of the Company, orally) since January 1, 2022, that restricts, impairs or otherwise challenges or imposes any obligation with respect to the legality, validity, enforceability, registration, use or ownership of any Company Registered Intellectual Property, and (ii) there is not now, and since January 1, 2022 there has not been, any outstanding Order that restricts, impairs or otherwise challenges or imposes any obligation with respect to the legality, validity, enforceability, registration, use or ownership of any Company Registered Intellectual Property. Neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice since January 1, 2022 challenging such legality, validity, enforceability, registration, use or ownership of any Company Owned Intellectual Property. No Company Registered Intellectual Property and no other Company Owned Intellectual Property has been cancelled, abandoned, invalidated, allowed to lapse or expire, not renewed, or permitted to enter the public domain.
(b) The Company or one of its Subsidiaries has good, valid and legal title to, is the sole and exclusive owner of, and possesses all right, title and interest in and to, the Company Owned Intellectual Property (other than Company Owned Intellectual Property exclusively licensed to the Company), free and clear of all Liens (other than Permitted Liens). The Company and each of its Subsidiaries have a valid and enforceable right to use and exploit all Company Owned Intellectual Property and all other Company Intellectual Property in the manner currently used or exploited in their businesses, as well as in any manner necessary for the operation of their businesses. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will alter, impair or extinguish any such rights and the Company and its Subsidiaries shall continue to have all such rights following Closing without infringement, misappropriation, or other violation of any Intellectual Property.
(c) Neither the Company nor any of its Subsidiaries has transferred to any Person ownership of any Intellectual Property that is or would have been, but for such transfer, Company Owned Intellectual Property. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will result in: (i) the loss, forfeiture, termination, or impairment of, or give rise to a right of any Person to limit, terminate, or consent to the continued use of, any rights of the Company or any of its Subsidiaries in any Company Intellectual Property; (ii) Parent and its Affiliates (excluding the Company and its Subsidiaries) granting to any Person any right in or with respect to any Intellectual Property owned or controlled by Parent or such Affiliates; (iii) the Company or its Subsidiaries granting to any third Person any right in or with respect to any Intellectual Property other than rights granted by the Company and its Subsidiaries on or prior to the Closing Date;, or (iv) Parent and its Affiliates, or the Company or its Subsidiaries, being bound by, or subject to, any non-compete or other restriction on its freedom to engage in, participate in, operate or compete in any line of business.
(d) Neither the Company nor any of its Subsidiaries (including directly, as a contributory infringer, through inducement or otherwise) nor the conduct of the Company’s or any of its Subsidiaries’ businesses (including any of the processes or business methods used by or at the direction of the Company or any Subsidiary or the use, practice, offering, licensing, provision, sale, distribution or other exploitation of any Company Offering), has at any time in the past six years infringed, misappropriated, diluted or otherwise violated, or is infringing, misappropriating, diluting, or otherwise violating, the Intellectual Property of any Person. Neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand, or notice at any time in the past six years (or earlier, if presently not resolved) alleging any such infringement, misappropriation, dilution, or violation (including any written claim that the Company or any of its Subsidiaries must license or refrain from using any Intellectual Property of any Person). To the Company’s Knowledge, there has not been any unauthorized use or disclosure of, or any infringement, misappropriation, dilution or other violation of, any Company Owned Intellectual Property at any time in the past six years and no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned Intellectual Property. Neither the Company nor any of its Subsidiaries has made, asserted or been a part of any written charge, complaint, claim, demand or notice at any time in the past six years (or earlier, if presently not resolved)alleging any such infringement, misappropriation, dilution, or violation. There is no Legal Proceeding related to any Company Owned Intellectual Property other than prosecution proceedings entered into in the ordinary course of business with the applicable issuing or granting Governmental Authority.
(e) The Company and its Subsidiaries have at all times taken all actions reasonable and necessary (and, in any case, all actions required under applicable Law or Contract) to protect and preserve (i) the rights of the Company in and to all Company Owned Intellectual Property, (ii) the confidentiality and secrecy of their trade secrets and other confidential and proprietary information included in Company Intellectual Property and the trade secrets and other confidential or proprietary information of any Person, in the possession or control of Company or any Subsidiary of the Company (“Company Confidential Information”), and (iii) the security of their material Source Code, websites and systems (including the confidential data transmitted thereby or stored therein). There has been no suspected or actual unauthorized access, use or disclosure of any Company Confidential Information or any other Company Owned Intellectual Property, or any other Company Intellectual Property in the Company Group’s custody or control. No confidential information of the Company Group has been disclosed to any Person other than pursuant to a written confidentiality Contract or other binding obligations restricting the disclosure and use of such confidential information. There are no actions that must be taken by Company or its Subsidiaries within 90 days of the Closing Date to obtain, maintain, perfect, preserve, or renew any of the Company Intellectual Property (other than exclusively licensed in Intellectual Property) or any rights of Company or its Subsidiaries therein or thereto.
(f) The Company and its Subsidiaries have complied at all times with each license or agreement applicable to any Free or Open Source Software. No portion of any Company Offering or any Company Software includes, imbeds, or incorporates, is bundled with or incorporated into, is distributed, delivered, or hosted with, is developed or maintained through the use of, or is otherwise reliant for its operation upon any Free or Open Source Software in such a manner that: (i) could require the Company or any of its Subsidiaries to disclose or license to any Person any Source Code or trade secret; (ii) grants, or purports to grant, to any Person any rights or immunities under any Company Intellectual Property; (iii) requires any Company Intellectual Property to be made available at no charge; or (iv) otherwise limits or restricts the right or ability of the Company or any of its Subsidiaries to use or distribute any Company Intellectual Property.
(g) All Persons who are or were current or former employees, officers, consultants and contractors of the Company or its Subsidiaries have each duly executed and delivered valid and binding written agreements with the Company or one of its Subsidiaries: (i) preventing them from disclosing any Company Confidential Information to any Person or making unauthorized use of any Company Confidential Information and otherwise protecting the confidentiality and secrecy of all Company Confidential Information; and (ii) irrevocably assigning, without additional consideration, to the Company complete and exclusive ownership of all right, title, and interest in and to all Intellectual Property, including inventions, discoveries, ideas, creations, works of authorship, data, information and content, whether or not patented or patentable, authored, invented, created, developed, conceived, or reduced to practice during the course of their employment or work for the Company or such Subsidiary and waiving all moral rights with respect to the foregoing, without exclusion of any Intellectual Property from any such agreement. No current or former employee, officer, consultant or contractor of the Company is in breach of any such agreement. No current or former employee, officer, consultant or contractor of the Company or its Subsidiaries has any claim, right or interest in or to any Company Intellectual Property. The Company and its Subsidiaries has not made use of or employed any Intellectual Property created by any current or former employees, officers, consultants and contractors that is not Company Owned

Intellectual Property. The Company and its Subsidiaries have complied with all applicable Laws and Contracts with regard to compensation of employees, officers, independent consultants and contractors for the assignment of their inventions and all such employees, officers, independent consultants and contractors have been fully compensated for all inventions, under applicable Law.
(h) The Source Code for all Company Offerings and all Company Software owned or purported to be owned by the Company or any Subsidiary is in the sole possession and custody of the Company or a Subsidiary. Neither the Company nor any of its Subsidiaries has published, provided, deposited, disclosed, licensed or entered into any escrow arrangements with respect to, nor is the Company or any of its Subsidiaries required to publish, provide, deposit, disclose or license to any Person, any Source Code for any Company Offerings or Company Software, except for disclosures to employees or contractors of the Company or any of its Subsidiaries, in each case pursuant to valid and enforceable Contracts that prohibit use or disclosure of Source Code except solely to the extent required for the performances of services for the Company or any of its Subsidiaries. No event has occurred, and no breach or similar condition exists, that (with or without notice or lapse of time, or both) could require the disclosure or delivery to any other Person of any Source Code for any Company Software. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby could be expected to result in the release of any Source Code for any Company Software from or into escrow. The Company and its Subsidiaries have at times obtained and maintained all licenses (in sufficient quantities and under sufficient terms) necessary or required for the Company and its Subsidiaries to make valid and non-infringing use of all Software or other Intellectual Property owned by any other Person used or held for use by the Company and its Subsidiaries in connection with the business. The Company and its Subsidiaries have at all times complied with all such licenses. The Company and its Subsidiaries own or have the right to exploit, and after Closing, Parent will continue to own or have the right to exploit, each item of the Company Software in the same manner and to the same extent as it was used immediately prior to the Closing.
(i) To the Company’s Knowledge, no part of any Company Software is copied from, based upon, or derived from any Software of any other Person. No Company Software, Company Offerings, or Company IT Systems contain any defects, vulnerabilities, bugs or errors, any Software designed to disable any other Software or any computer or system automatically, with the passage of time, under the positive control of any Person or otherwise, or any Software enabling unauthorized access to or operation of or other disruption, impairment, modification, recordation, misuse, transmission, disablement or destruction of any other Software or any computer or system. No warranty, indemnification requests or other claims have been asserted against the Company or any of its Subsidiaries related to any Company Offering since January 1, 2022.
(j) (i) No government funding or governmental grants from any Governmental Authority, or support, funding, resources or assistance from any university, college, other academic institutions, or non-profit research centers, were used in the development of any Company Owned Intellectual Property, and (ii) no Person who was involved in or contributed to the creation or development of any Company Owned Intellectual Property has performed services for any Governmental Authority or received support, funding, resources or assistance from any university, college, other academic institutions, or non-profit research centers, in each case of (i) and (ii), in a manner that would adversely affect the Company’s or any of its Subsidiaries’ rights in and to any such Company Owned Intellectual Property or provide any right or interest in any such Intellectual Property to any Governmental Authority or any university, college, other academic institutions, or non-profit research centers. The Company Group is not and has not been a member of or contributor to a standards-setting organization or similar organization under which the Company Group has granted a license or has agreed or is obligated to grant a license, covenant not to sue or withhold enforcement under Company Owned Intellectual Property or that could, following Closing, require or obligate Parent to grant or offer to any other Person any license or right to any Company Intellectual Property.
(k) The Company IT Systems are adequate and sufficient for the operation of the business of the Company and its Subsidiaries (taken as a whole) as currently conducted in all respects. The Company IT Systems operate in all material respects in accordance with their documentation and specifications (including any documentation or specifications provided to customers and potential customers of the Company and its Subsidiaries) and are sufficient to support the operation of the business of the Company and its Subsidiaries. All Company Information Systems have been maintained by technically competent personnel in accordance with standards set by the manufacturers or otherwise in accordance with reasonable industry standards. There are no material problems or defects in any Company Information Systems that prevent or would prevent such Company

Information Systems from operating substantially as described in its applicable documentation or specifications. The Company Information Systems have not experienced any material malfunction or failure. The Company and its Subsidiaries have implemented industry best practices designed to safeguard the availability, security and integrity of the Company IT Systems, including implementing, maintaining, and complying with commercially reasonable backup, disaster recovery and software and hardware support arrangements.
(l) The Company and its Subsidiaries (i) have, and since January 1, 2022, as applicable, have had, comprehensive data privacy and information policies in place sufficient to comply with Data Protection Laws, and designed to protect all data, including Personal Data and data relating to the customers of their respective businesses under their possession or control (collectively with Personal Data, “Company Data”) from a Data Security Incident and (ii) have implemented commercially reasonable procedures designed to detect Data Security Incidents. The Company and its Subsidiaries have not suffered any breach in security that has permitted or resulted in any suspected or actual unauthorized access to, or disclosure or other misuse or loss of, Company Data or Company IT Systems (each, a “Data Security Incident”), nor have the Company and its Subsidiaries been required to notify any individual, business, Governmental Authority or other third party of such Data Security Incident. The Company and its Subsidiaries have at all times since January 1, 2022 complied with applicable Data Protection Laws. No Legal Proceeding is pending or threatened against the Company or any of its Subsidiaries alleging any failure to comply with any Data Protection Laws. The consummation of the Merger by the Company will not result in any violation by the Company and its Subsidiaries of any Data Protection Laws.
(m) The Company and its Subsidiaries are in material compliance with (i) all of the Company’s and its Subsidiaries’ privacy and security policies and privacy policies, and such policies are accurate, not misleading, and consistent with the actual practices of the Company and its Subsidiaries, (ii) all Data Protection Laws, and (iii) its contractual commitments and obligations regarding Company Data. The Company and its Subsidiaries have entered into data processing agreements where required under applicable Data Protection Laws.
(n) The Company and its Subsidiaries are, and the conduct of their businesses has at all times been, in compliance in all material respects with all Data Protection Laws. There has been no Legal Proceeding or Order alleging or arising out of any violation of any Data Protection Laws by the Company or any of its Subsidiaries. Without limiting the foregoing, neither the Company nor any Subsidiary or any Person on behalf of the Company or any Subsidiary, has ever sent a text message or made a telephone call to any Person using an automatic telephone dialing system or an artificial or prerecorded voice, as those terms are defined under the Telephone Consumer Protection Act.
3.18 Broker’s Fees. Except for the financial advisors’ fees set forth in Section 3.18 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed or engaged any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with the Merger.
3.19 Opinion of Financial Advisor. Wedbush Advisors has delivered to the Special Committee its opinion in writing or orally, in which case, such opinion will be subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation thereof, the Per Share Price to be received by the stockholders of the Company holding the Unaffiliated Voting Shares in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified in any respect. The Company shall deliver a true and complete copy of such opinion to Parent for informational purposes only no later than one day after receipt thereof by the Company.
3.20 Insurance. All current and material insurance policies and insurance Contracts maintained by, on behalf of or for the benefit of the Company or any of its Subsidiaries (collectively, with all such insurance policies and insurance Contracts maintained in the past three years, the “Insurance Policies”) are in full force and effect and are valid and enforceable and all premiums due thereunder have been paid. Neither the Company nor any of its Subsidiaries has received notice of cancellation or termination with respect to any Insurance Policy or any notice of a material increase in premium. True, correct, and complete copies of the Insurance Policies, as of the date of this Agreement, have been made available to Parent. The Company and its Subsidiaries are not in default under any Insurance Policy. Neither the Company nor any of its Subsidiaries have failed to give notice or present any claim under any Insurance Policy in a due and timely fashion. There are no outstanding material claims under any Insurance

Policy. The Insurance Policies are in amounts and provide coverages as required by applicable Governmental Authority, applicable Laws and any Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or properties is bound, and are of the type and in amounts customarily carried by Persons conducting businesses similar to the business of the Company and its Subsidiaries, as currently conducted. The Company has provided to Parent true, correct and complete loss runs for all Insurance Policies applicable to the Company, any of its Subsidiaries or their respective properties, assets, liabilities or businesses for the past three years. For the past three years, neither the Company nor any of its Subsidiaries have (i) had an insurance claim rejected or payment with respect thereto denied or disputed by its insurance provider, (ii) had an insurance claim in which there is an outstanding reservation of rights or (iii) had the policy limit under any insurance policy exhausted or materially reduced. Neither the Company nor any of its Subsidiaries has or participates in any self-insurance, captive insurance, or co-insurance programs. No Insurance Policy contains any collateralization or other securitization requirements nor does any Insurance Policy contain any retrospective rating or similar premium adjustment mechanism. No Insurance Policy is the subject of any premium financing agreement or similar arrangement.
3.21 Related Person Transactions. Except as set forth in the Company SEC Reports filed with the SEC prior to the date hereof and this Agreement, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and (a) any Affiliate (including any officer or director) thereof (but not including any wholly owned Subsidiary of the Company) or (b) any beneficial owner, directly or indirectly, of five percent (5%) or more of the shares of Company Common Stock, on the other hand, in each case, in excess of $120,000 per annum.
3.22 Customers.
(a) Section 3.22(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the top ten customers of the Company and its Subsidiaries based on the aggregate dollar value of the Company’s and its Subsidiaries’ transaction volume with such counterparty during the trailing 12 months for the period ending December 31, 2024, as well as any new customers that, based on the projected aggregate dollar value of the Company’s and its Subsidiaries’ transaction volume with such counterparty for the calendar year 2025, would reasonably be expected to be in the top ten customers during the trailing 12 months for the period ending December 31, 2025 (the “Top Customers”).
(b) Except as set forth on Section 3.22(b) of the Company Disclosure Letter, none of the Top Customers has, as of the date of this Agreement, informed in writing any of the Company or any of the Company’s Subsidiaries that it will, or, to the Knowledge of the Company, has threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with the Company or any of the Company’s Subsidiaries, and to the Knowledge of the Company, none of the Top Customers is, as of the date of this Agreement, otherwise involved in or threatening a material dispute against the Company or its Subsidiaries or their respective businesses.
3.23 Suppliers.
(a) Section 3.23(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the top ten suppliers based on the aggregate dollar value of the Company’s and its Subsidiaries’ transaction volume with such counterparty during the trailing 12 months for the period ending December 31, 2024, as well as any new suppliers that, based on the projected aggregate dollar value of the Company’s and its Subsidiaries’ transaction volume with such counterparty for the calendar year 2025, would reasonably be expected to be in the top ten suppliers during the trailing 12 months for the period ending December 31, 2025 (the “Top Suppliers”).
(b) Except as set forth on Section 3.23(b) of the Company Disclosure Letter, none of the Top Suppliers has, as of the date of this Agreement, informed in writing any of the Company or any of the Company’s Subsidiaries that it will, or, to the Knowledge of the Company, has threatened to, terminate, cancel, or materially limit or materially and adversely modify any of its existing business with the Company or any of the Company’s Subsidiaries, and to the Knowledge of the Company, none of the Top Suppliers is, as of the date of this Agreement, otherwise involved in or threatening a material dispute against the Company or its Subsidiaries or their respective businesses.
3.24 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries (and any of their Representatives and Affiliates), acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV (or in any closing certificate delivered pursuant to Section 7.3(c)), neither any Buyer Party nor any of their respective Subsidiaries (or any of their respective Representatives, Affiliates, or other Person) makes, or has made, any representation or warranty relating to the Buyer Parties, their respective Subsidiaries or any of their financial conditions, businesses, results of operations, properties, assets, liabilities, prospects or otherwise in connection with this Agreement or the Merger or the negotiation with respect to the foregoing.
(b) No Reliance. The Company, on behalf of itself and its Affiliates and Representatives, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any closing certificate delivered pursuant to Section 7.3(c), it is not, and they are not, acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on: any representation or warranty, express or implied, or other statement; or any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or any Representative of the foregoing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES
The Buyer Parties hereby represent and warrant to the Company as follows:
4.1 Organization; Good Standing.
(a) Parent. Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite limited liability company power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
(b) Merger Sub. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.
4.2 Authority; Execution and Delivery; Enforceability. Each Buyer Party has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by the Buyer Parties, the performance by each Buyer Party of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each Buyer Party and no additional actions on the part of any Buyer Party are necessary to authorize (i) the execution and delivery of this Agreement by each Buyer Party; (ii) the performance by each Buyer Party of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each Buyer Party and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Limitations.
4.3 Non-Contravention. Neither the execution and delivery of this Agreement by each Buyer Party, nor the consummation of the Merger will (a) result in a violation or breach of or conflict with the certificate of incorporation, bylaws or other similar organizational documents of the Buyer Parties; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Contract to which any Buyer Party is a party or by which the Buyer Parties or any of their properties or assets may be bound; or (c) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Buyer Parties, except in the case of each of clause (b) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of the Buyer Parties or any of their Affiliates: (a) in connection with the execution and delivery of this Agreement by each Buyer Party; (b) the performance by each Buyer Party of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; and (iii) such other Consents the failure of which to obtain have not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.5 Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that have had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) No Orders. Neither Parent nor Merger Sub is subject to any Order of any kind or nature that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.6 Brokers. Except for Brown Gibbons Lang & Company LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Buyer Parties or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger.
4.7 Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all liens.
4.8 Proxy Statement; Schedule 13e-3. None of the information to be supplied by the Buyer Parties for inclusion in the Proxy Statement or the Schedule 13E-3 will (i) in the case of the Schedule 13E-3 (or any amendment thereof or supplement thereto), as of the date of filing and as of the date of the Stockholder Meeting and (ii) in the case of the Proxy Statement (or any amendment thereof or supplement thereto), as of the date of filing or mailing to the Company’s stockholders and as of the date of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein with respect to information provided by Buyer Parties, in light of the circumstances under which they are made, not misleading.
4.9 Sufficient Funds. Parent has sufficient cash, marketable securities and other sources of immediately available funds necessary to pay the Parent Termination Fee. Assuming the receipt of proceeds from the Parent Acquisition Financing, Parent will have sufficient cash, marketable securities and other sources of immediately available funds to necessary to consummate the Merger Transactions and to pay any and all fees and expenses required to be paid at Closing by Parent and Merger Sub. in connection with the Merger.
4.10 Stockholder and Management Arrangements. As of the date of this Agreement, other than this Agreement, the Voting and Support Agreements and the Confidentiality Agreement, no Buyer Party nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Closing; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company Group has agreed to provide, directly or indirectly, equity investment to the Buyer Parties to finance any portion of the Merger.
4.11 Owned Preferred Shares. As of the date of this Agreement, Affiliates of Parent are the record and beneficial owners of all Owned Preferred Shares. As of the Closing, Parent shall be the sole record and beneficial owner of all Owned Preferred Shares.
4.12 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. Each Buyer Party, on behalf of itself and its respective Subsidiaries (and any of their Representatives and Affiliates), acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III (as qualified by the Company Disclosure Letter and the Company SEC Reports) or in any closing certificate delivered pursuant to Section 7.2(d), neither the Company nor any of its respective Subsidiaries (or any of their Representatives, Affiliates, or other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their financial conditions, businesses, results of operations, properties, assets, liabilities, prospects or otherwise in connection with this Agreement or the Merger or the negotiation with respect to the foregoing.
(b) No Reliance. Each Buyer Party, on behalf of itself and its Affiliates and Representatives, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III (as qualified by the Company Disclosure Letter and the Company SEC Reports) or in any closing certificate delivered pursuant to Section 7.2(d), it is not, and they are not, acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on: any representation or warranty, express or implied, or other statement; or any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information, other than any such information contained in the Company Financial Statements, provided or addressed to the Buyer Parties or any of their respective Affiliates or any Representative of the foregoing, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with this Agreement, the Merger or the other transactions contemplated hereby or in connection with presentations by the management of the Company or any of its Subsidiaries.
ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations. Except as expressly contemplated or required by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter, as required by applicable Law or as approved in writing by Parent (which approval will not be unreasonably withheld, conditioned or delayed and may be granted by an e-mail or other electronic communication from the individuals listed on Schedule 5.1), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time (the “Interim Period”), (a) the Company will, and will cause each of its Subsidiaries to, use its respective commercially reasonable efforts to (i) conduct its business in all material respects in the ordinary course of business, (ii) preserve intact its material assets, properties, and Contracts and (iii) preserve intact in all material respects its significant commercial relationships with third parties, and (b) the Company will not, and will cause each of its Subsidiaries not to:
(a) amend the Charter or Bylaws or the respective organizational documents of any of the Company’s Subsidiaries;
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(c) acquire or agree to acquire (by merger, consolidation or otherwise), or purchase an equity interest in or agree to purchase an equity interest in, or purchase or agree to purchase any asset of, or acquire an exclusive license of, any business, corporation, partnership, association or other business organization or division thereof;
(d) split, combine or reclassify any outstanding shares of Company Capital Stock;
(e) repurchase, redeem or otherwise reacquire any shares of Company Common Stock, other equity securities of the Company, other ownership interests of any options, warrants or rights to acquire any such stock, securities or interests of the Company, other than in connection with (i) transactions involving only wholly owned Subsidiaries of the Company in the ordinary course of business consistent with past practice, (ii) repurchases or reacquisitions of shares of Company Common Stock at the lower of the original exercise price or the current fair market value of a share of Company Common Stock pursuant to the Company’s right to repurchase or reacquire shares of Company Common Stock held by employees or other Service Providers of the Company Group in connection with termination of such Person’s employment or engagement by the Company, or (iii) net share withholding of taxes from employees of the Company Group in payment of withholding tax upon the settlement of Company RSUs, in each case of clauses (ii) and (iii), pursuant to the terms of such awards;
(f) issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by the Company or any of its Subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, Company Capital Stock, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date hereof, except (i) for the Company Common Stock issuable upon conversion of any convertible securities outstanding as of the date hereof or granted without material breach of the terms of this Agreement, or (ii) for the settlement of Company RSUs;
(g) (i) establish a record date for, declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock or other equity or voting interests, or make any other actual, constructive or deemed distribution in respect of its capital stock or other equity or voting interests, except for dividends or other distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (ii) pledge or encumber any of its capital stock or other equity or voting interests, or (iii) modify the terms of any of its capital stock or other equity or voting interests;
(h) (i) sell, lease, exclusively license, transfer or dispose of any material assets of the Company Group (except, in the case of any of the foregoing, pursuant to (A) dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company Group or (B) any Company Material Contract) or (ii) mortgage, pledge or otherwise encumber any assets or create any Liens thereon;
(i) (i) accelerate, terminate or cancel any Company Material Contract, (ii) grant a material waiver or release, or assign any material right, obligation or claim under, any Company Material Contract, (iii) amend or modify any Company Material Contract in a manner that is adverse in any material respect to the Company Group, or (iv) enter into any Contract which, if entered into prior to the date of this Agreement would have been a Company Material Contract;
(j) incur any indebtedness, or guarantee, assume or otherwise become responsible for any such indebtedness of another Person, except for (i) loans or advances between members of the Company Group, (ii) interest, fees, costs and similar amounts accrued pursuant to any financing arrangement in effect on or prior to the date of this Agreement, and (iii) borrowings from Guarantor under that certain Note and Security Agreement dated November 14, 2024, as it may be amended or amended and restated from time to time (the “Note and Security Agreement”);
(k) make any loans or advances, except (i) to or for the benefit of a member of the Company Group or (ii) for advances for reimbursable employee or contractor expenses in the ordinary course of business consistent with past practices;
(l) except to the extent required by the specific terms of a Company Benefit Plan: (i) grant or amend any severance or termination benefits with respect to any current or former Service Provider, (ii) grant any incentive, bonus, equity or equity-based, or other similar awards, or accelerate the funding, vesting or payment of any compensation or benefit or make any increase in the salaries, bonuses or other compensation or benefits to any current or former Service Provider, (iii) adopt, amend, establish or enter into any plan, policy or arrangement for the current or future benefit of any current or former Service Provider that would be a Company Benefit Plan if it were in existence on the date hereof, or (iv) hire or terminate (other than for cause) any Service Provider of the Company or any of its Subsidiaries;
(m) execute, enter into, negotiate or amend any Labor Agreement or recognize any Union as the bargaining representative of any employees;
(n) other than as required by GAAP (as determined by the Company and opined on by an independent auditor), revalue in any material respect any of its properties or assets, or change its material Tax accounting methods, principles or practices;
(o) (i) amend any income or other material Tax Return, (ii) make, change or revoke any material Tax election, (iii) settle or compromise any material Tax claim or assessment by any Governmental Authority, except to the extent that any such settlement or compromise does not exceed the amount of any Tax reserves that have been established in the Company SEC Reports, (iv) knowingly and voluntarily surrender any right to claim a material Tax refund, or (v) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;
(p) settle, compromise or otherwise resolve any Legal Proceedings other than the compromise or settlement of Legal Proceedings: that (i) (A) are for an amount for each such compromise or settlement that is, individually, less than $25,000 and for all such compromises or settlements that is, in the aggregate, less than

$100,000, and (B) do not impose any injunctive relief on the Company or any of its Subsidiaries (other than customary non-monetary restrictions that are ancillary to the monetary relief granted) and do not involve the admission of wrongdoing by the Company, any Subsidiary of the Company or any of their respective officers or directors, or (ii) are settled in compliance with Section 6.12;
(q) make or commit to make any capital expenditures other than pursuant to Contracts in effect on or prior to the date of this Agreement;
(r) fail to maintain in all material respects the Insurance Policies;
(s) fail to take any action (including non-payment of fees) with respect to any Company Registered Intellectual Property owned or purported to be owned by the Company Group with the relevant Governmental Authorities and domain name registrars that is reasonably necessary to maintain such Company Registered Intellectual Property in full force and effect;
(t) (i) assign, transfer, sell, or dispose of or grant exclusive licenses to any material Company Owned Intellectual Property, or (ii) terminate or transfer any license to the Company Group for any material third party Company Intellectual Property under a Company Material Contract, or under a contract entered into after the date hereof that would have been a Company Material Contract had it been entered into on or prior to the date hereof;
(u) grant rights or licenses in any Company Owned Intellectual Property to any standards-setting organization (including any group or organization, such as special interest groups, forums, consortia, committees, working groups or associations) or to any third party in connection with the requirements of any standards-setting organization; or
(v) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.1.
5.2 No Solicitation.
(a) No Solicitation or Negotiation. Subject to the terms of Section 5.2(b), during the Interim Period, the Company will, and will cause its Subsidiaries to, and will instruct its legal and financial advisors, to (i) cease and cause to be terminated any discussions or negotiations with, (ii) cease providing any further non-public information with respect to the Company Group to, and (iii) terminate all access granted to any physical or electronic data room (or other access to diligence) to, any Person and its Affiliates or Representatives that relates to, or that would reasonably be expected to lead to, an Acquisition Proposal. Subject to the terms of Section 5.2(b), during the Interim Period, the Company Group will not, and will not instruct, authorize or knowingly permit any of its Representatives to, directly or indirectly, (1) solicit, initiate, or propose the making, submission or announcement of, or knowingly induce, encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (2) furnish to any Person (other than to Parent and its Affiliates and their respective Representatives) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent and its Affiliates and their respective Representatives), in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (3) participate or engage in, or knowingly facilitate, discussions or negotiations with any Person with respect to an Acquisition Proposal or with respect to any inquiries from any Person relating to the making of an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.2 and contacting the Person making the Acquisition Proposal to the extent necessary to clarify the terms of the Acquisition Proposal); (4) approve, endorse, or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (5) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (6) authorize, propose or commit to do any of the foregoing. During the Interim Period, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill provision in any confidentiality agreement or Contract solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof) if the Company has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would likely be inconsistent with its fiduciary duties under applicable Law. Promptly (and in any event within five Business Days) following the date of this Agreement, the Company will request that each Person (other than Parent and its Representatives) that has executed a confidentiality agreement prior to the date of this Agreement in connection with its consideration of an Acquisition Proposal promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such Person by or on behalf of the Company or its Subsidiaries prior to the date of this Agreement.
(b) Superior Proposals. Notwithstanding anything to contrary set forth in this Agreement, from the date hereof until the Company’s receipt of the Requisite Stockholder Approvals, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the financial advisor set forth in Section 3.18 of the Company Disclosure Letter), (i) participate or engage in discussions or negotiations with or (ii) furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement, to any Person (or its Affiliates, Representatives or financing sources) that has made or delivered to the Company an Acquisition Proposal after the date hereof, and otherwise facilitate the making of such Acquisition Proposal, in each case with respect to an Acquisition Proposal that did not result from any material breach of Section 5.2(a); provided, however, that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to lead to a Superior Proposal, and the Company Board (or a committee thereof) has determined in good faith (after consultation with its outside legal counsel) that the failure to take the actions contemplated by this Section 5.2(b) would likely be inconsistent with its fiduciary duties pursuant to applicable Law; and provided further, however, that the Company will promptly (and in any event within two Business Days) make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its Affiliates, Representatives or financing sources that was not previously made available to Parent or any of its Affiliates, Representatives or financing sources.
(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.2(d) or Section 5.2(e), during the Interim Period, the Company Board (or a committee thereof) may not:
(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect (it being understood that it shall be considered a modification adverse to Parent if any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Stockholders within 10 Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act); (B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days after Parent requests in writing (or, if the Stockholder Meeting is scheduled to be held within 10 Business Days, then within one Business Day after Parent so requests in writing); provided that Parent makes such request only after a material development has occurred that Parent believes, in good faith, has created uncertainty as to the position of the Company Board or whether the Requisite Stockholder Approvals will be obtained; (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until 5:30 p.m. (Eastern Time) on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.2); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination, in itself, by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or (2) the delivery, in itself, by the Company to Parent of any notice contemplated by Section 5.2(d) or Section 5.2(e) will constitute a Company Board Recommendation Change; or
(ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement.
(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approvals:
(i) other than in connection with an Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to any material event or development or material change in circumstances after the date of this Agreement with respect to the Company that (A) was not known to, or reasonably foreseeable by, the Company Board as of the date hereof; and (B) does not relate to (1) any Acquisition Proposal; (2) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock (it being understood that the underlying cause of any of the foregoing in this clause (2) may be considered and taken into account); (3) any change, action, event, condition, state of facts or effect relating to Parent, Merger Sub or any of their respective Affiliates; or (4) changes in general economic, political or financial conditions or markets or in any industry or industries in which the Company or its Subsidiaries operate (each such event, an “Intervening Event”), if the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so would likely be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:
(1) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Advance Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.2(d)(i), which notice will specify in reasonable detail the basis for such Company Board Recommendation Change and describe the applicable Intervening Event in reasonable detail; and
(2) prior to effecting such Company Board Recommendation Change, (i) the Company and its Representatives, during such Advance Notice Period (which period shall expire at 5:00 p.m. (Eastern Time) on the fourth Business Day (the “Notice Period Expiration”)), must have negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board (or a committee thereof) no longer determines that the failure to make a Company Board Recommendation Change in response to such Intervening Event would likely be inconsistent with its fiduciary duties pursuant to applicable Law, and (ii) following the Notice Period Expiration, the Company Board (or a committee thereof) (after consultation with its outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement) has determined that the failure of the Company Board (or a committee thereof) to make a Company Board Recommendation Change would likely be inconsistent with its fiduciary duties pursuant to applicable Law; it being understood that each time that material modifications or developments with respect to the Intervening Event occur (as reasonably determined by the Company Board (or a committee thereof) in good faith), the Company shall notify Parent of such modification and the time period set forth in this clause (2) shall recommence and be extended for two Business Days from the later of (a) the delivery of such written notice to Parent and (b) the Notice Period Expiration; or
(ii) if the Company has received a bona fide Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board

Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:
(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so would likely be inconsistent with its fiduciary duties pursuant to applicable Law;
(2) the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 5.2 with respect to such Acquisition Proposal; and
(3) (i) the Company has provided prior written notice upon commencement of the Advance Notice Period to the effect that the Company Board (or a committee thereof) has (A) received an Acquisition Proposal that has not been withdrawn; (B) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 8.1(h) absent any revision to the terms and conditions of this Agreement that would cause such Acquisition Proposal to cease to constitute a Superior Proposal, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Advance Notice Period (which period shall expire at 11:59 p.m. (Eastern Time) on the fourth Business Day of the Advance Notice Period), must have negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that (1) in the event of any material revisions, amendments, updates or supplements to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.2(d)(ii)(3) with respect to such new written notice (it being understood that the “Advance Notice Period” in respect of such new written notice will be two Business Days from the later of (x) the delivery of such written notice to Parent and (y) the Notice Period Expiration for the original Advance Notice Period), and (2) upon the Notice Period Expiration, the Company Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement) reaffirmed its determination described in clause (1) above that such Acquisition Proposal is a Superior Proposal.
(e) Company Board Recommendation Change; Wind Down Event. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to Closing:
(i) other than in connection with an Acquisition Proposal that constitutes a Superior Proposal or an Intervening Event, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change and terminate this Agreement and Wind Down the Company in the event (x) (A) the cash available to the Company Group is not reasonably sufficient to continue or (B) the key employee resources of the Company Group are not reasonably sufficient to continue the business and operations of the Company through the Closing Date, and (y) the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to Wind Down the Company would likely be inconsistent with its fiduciary duties pursuant to applicable Law, and if and only if:
(1) the Company has provided prior written notice to Parent at least three Business Days in advance (the “Wind-Down Notice Period”) to the effect that the Company Board has determined to effect a Company Board Recommendation Change pursuant to this Section 5.2(e), which notice will specify in reasonable detail the basis for such Company Board Recommendation Change; and
(2) prior to effecting such Company Board Recommendation Change and Wind Down of the Company, (i) the Company and its Representatives, during such Wind-Down Notice Period (which period shall expire at 5:00 p.m. (Eastern Time) on the last Business Day of the Wind-Down Notice Period (“Wind-Down Notice Period Expiration”)), must have negotiated with Parent and its

Representatives in good faith (to the extent that Parent requests to so negotiate) to provide for alternative or increased financing to the Company for the Interim Period such that the Company Board no longer determines that the failure to make a Company Board Recommendation Change would likely be inconsistent with its fiduciary duties pursuant to applicable Law, (ii) following the Wind-Down Notice Period Expiration, the Company Board (after consultation with its outside legal counsel and taking into account any alternative or increased financing) has determined that the failure of the Company Board to make a Company Board Recommendation Change would likely be inconsistent with its fiduciary duties pursuant to applicable Law.
(f) Notice. During the Interim Period, the Company will promptly (and, in any event, within 24 hours) notify Parent in writing of (i) any Acquisition Proposal that is received by the Company or any of its Representatives or (ii) any non-public information requested from, or if any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives with respect to an Acquisition Proposal. Such notice must include (A) the identity of the Person or “group” of Persons making such Acquisition Proposal; and (B) a copy of the written Acquisition Proposal (or if oral, a summary of the material terms and conditions of such Acquisition Proposal received from such Person or “group”). Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and in any event within 48 hours of any material development with regard to or material amendment of such proposal or request), of the status and terms of any such proposal (including any amendments thereto) and the status of any such discussions or negotiations, including providing copies of any new or amended material agreements, documents or other written materials submitted in connection therewith. During the Interim Period, the Company will promptly (and, in any event, within 24 hours) make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or group or its Representatives that was not previously made available to Parent or its Representatives.
(g) Certain Disclosures. So long as the Company Board (or a committee thereof) expressly reaffirms the Company Board Recommendation in any such public disclosure (other than in a customary “stop, look and listen” communication to the Stockholders pursuant to Rule 14d-9 promulgated under the Exchange Act):
(i) nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (A) taking and disclosing to the Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (B) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (C) informing any Person of the existence of the provisions contained in this Section 5.2; or (D) making any disclosure to the Stockholders (including regarding the business, financial condition or results of operations of the Company Group) that the Company Board (or a committee thereof) has determined to make in good faith in order to comply with applicable Law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.2(g)(i) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.2, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.2(d); and
(ii) it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that solely (A) describes the Company’s receipt of an Acquisition Proposal, (B) identifies the Person making such Acquisition Proposal, (C) provides the material terms of such Acquisition Proposal, or (D) describes the operation of this Agreement with respect thereto will not, in and of itself, be deemed to be (1) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (2) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (3) a Company Board Recommendation Change.
(h) Breach by Representatives. The Company agrees that (i) any action taken by a Representative of the Company (other than a Specified Person) that is authorized or directed by the Company or any Specified Person, or that a Specified Person is made aware of and does not take prompt action to cease, and that, if taken by the Company, would constitute a material breach of this Section 5.2, will be deemed to constitute a material breach by the Company of this Section 5.2; and (ii) any action taken by a Specified Person that, if taken by the Company, would constitute a material breach of this Section 5.2 will be deemed to constitute a material breach by the Company of this Section 5.2.
ARTICLE VI
ADDITIONAL COVENANTS
6.1 Required Action and Forbearance; Efforts.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Buyer Parties, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts (except where an alternative standard is otherwise expressly provided for herein) to (i) take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by: (A) causing the conditions to the Merger set forth in Article VII to be satisfied; (B) (1) obtaining all Consents from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; (C) obtaining all Consents and delivering all notifications pursuant to any Company Material Contracts in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Corporation of such Company Material Contracts as of and following the consummation of the Merger; provided that the Company shall have no obligation to send any notification or to seek any Consent pursuant to any Company Material Contract unless and until Parent requests in writing (including by email) that the Company do so; and (D) executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Merger.
(b) No Omission to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither the Buyer Parties, on the one hand, nor the Company, on the other hand, will take any action, or omit to take any action, which action or omission is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting (i) the consummation of the Merger; or (ii) the ability of such Parties to fully perform their obligations pursuant to this Agreement. For the avoidance of doubt, no action by any member of the Company Group or Buyer Party taken (or failed to be taken) in compliance with the express terms of this Agreement will be considered a violation of this Section 6.1. Notwithstanding anything in this Agreement to the contrary, if any Legal Proceeding is instituted (or threatened in writing to be instituted) challenging any transaction contemplated by this Agreement, no Party shall be under any obligation to: (a) litigate or contest any such Legal Proceeding or any Order, whether temporary, preliminary or permanent; or (b) make proposals, execute or carry out agreements or submit to Orders providing for (i) the sale, divestiture or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Buyer Parties or Company or (ii) the imposition of any limitation on the ability of any Party to freely conduct their business.
(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, the Company Group will not be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Company Material Contract.
6.2 Government Filings. The Buyer Parties on the one hand shall, and shall cause their respective Affiliates, if applicable to, and the Company (and their respective Subsidiaries, if applicable), on the other hand, shall, to the extent required in the reasonable judgment of counsel to Parent and the Company, as soon as practicable after the date of this Agreement execute and file, or join in the execution and filing of, notification filings, forms and submissions with any Governmental Authority (including in draft form where applicable) that may be necessary in order to obtain the Consent of any Governmental Authority, whether federal, state, local or foreign, which may be required in connection with the consummation of the Merger or the other transactions contemplated hereby. Each of Parent and the Company will use reasonable best efforts to (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause the other to be supplied) any additional information that may be required or requested by the Governmental Authorities of any applicable jurisdiction in which any such filing is made; and (D) take all action necessary to obtain the required Consents from such Governmental Authorities, in each case as soon as practicable.
6.3 Proxy Statement, Schedule 13e-3 and Other Required SEC Filings.
(a) Proxy Statement. The Company will use its commercially reasonable efforts to prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement (but in no event later than 15 Business Days after the date of this Agreement unless Parent and the Company agree to a later filing date), a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) in connection with the Stockholder Meeting. Subject to Section 5.2(d), and unless there has been a Company Board Recommendation Change, the Company must include the Company Board Recommendation in the Proxy Statement and use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approvals. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof, including responding as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement or Schedule 13e-3.
(b) Rule 13e-3 Transaction Statement. The Company and Parent shall cooperate to, concurrently with the preparation of the Proxy Statement, jointly prepare and, concurrently with the filing of the Proxy Statement (but in no event later than 15 Business Days after the date of this Agreement unless Parent and the Company agree to a later filing date), jointly file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13e-3”) relating to the transactions contemplated by this Agreement. The Company and Parent agree, as to themselves and their Affiliates, that the Schedule 13e-3 will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.
(c) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Company may not file the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration in good faith to all reasonable additions, deletions or changes suggested thereto by Parent or their counsel. On the date of filing, the date of mailing (or other dissemination) to the Stockholders (if applicable) and at the time of the Stockholder Meeting, neither the Proxy Statement nor the Schedule 13e-3 or any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no representation, warranty or covenant is made by the Company with respect to any information supplied by or on behalf of the Buyer Parties or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Parent Filings will not, at the time that such Proxy Statement, Schedule 13e-3 or Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(d) Other Required Parent Filing. If Parent determines that any Buyer Party (or any of their respective Affiliates, if applicable) is required to file any document with the SEC as a result of the Merger or the Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then the Buyer Parties will, and will cause their respective Affiliates to, use their respective reasonable best efforts to promptly prepare and file such Other Required Parent Filing with the SEC. The Buyer Parties will cause, and will cause their respective Affiliates to cause, the Schedule 13e-3 and any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither the Buyer Parties nor any of their respective Affiliates may file the Schedule 13e-3 or any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing with the SEC and at the time of the Stockholder Meeting, neither the Schedule 13e-3 nor any Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no representation, warranty, or covenant is made by the Buyer Parties with respect to any information supplied by or on behalf of the Company or any of its Representatives for inclusion or incorporation by reference in the Schedule 13e-3 or any Other Required Parent Filing. The information supplied by the Buyer Parties and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement, Schedule 13e-3 or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(e) Furnishing Information. Each of the Company, on the one hand, and the Buyer Parties, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement, the Schedule 13e-3, and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Stockholder Meeting any information relating to the Company, the Buyer Parties or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party (and, to the extent required by applicable Law or the SEC or its staff, disseminate such amendment or supplement to the Stockholders).
(f) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, will not communicate in writing with the SEC or its staff with respect to the Proxy Statement, the Schedule 13e-3 any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration in good faith to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(g) Notices. The Company, on the one hand, and Parent, on the other hand, will: (i) promptly advise the other of (A) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (B) any receipt of comments (oral or written) from the SEC or its staff on the Proxy Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (C) any receipt of a request by the SEC or its staff for additional information, (ii) supply each other with copies of all written correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings and (iii) provide each other and their respective outside counsel a reasonable opportunity to participate in any discussions or meetings with the SEC with respect to the Proxy Statement or the Schedule 13e-3, as applicable. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement and the Schedule 13e-3 as promptly as practicable after the receipt thereof.
(h) Amendment. Except as required by applicable Law, no amendment or supplement to the Proxy Statement will be made by the Company without the consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed).
(i) Dissemination of Proxy Statement. Subject to applicable Law, the Company will use its reasonable best efforts to cause the definitive Proxy Statement to be disseminated to the Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of or has not further comments on, the Schedule 13e-3 and Proxy Statement (such date, the “SEC Clearance Date”).

6.4 Stockholder Meeting.
(a) Call of Stockholder Meeting. Subject to Section 5.2, the Company will take all action necessary in accordance with applicable Law, the Charter and the Bylaws to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)) and duly convene and hold a special meeting of its stockholders (the “Stockholder Meeting”), in each case, as soon as reasonably practicable following the SEC Clearance Date (which Stockholders Meeting shall in no event be scheduled initially for a date that is later than the 40th day following the first mailing of the Proxy Statement to the stockholders of the Company without the written consent of Parent), for the purpose of obtaining the Requisite Stockholder Approvals. Reasonably promptly after the date of this Agreement (and thereafter, upon the reasonable request of Parent made not more than once every week), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act assuming that, for such purposes only, the record date of the Stockholder Meeting will be 20 Business Days after the date the broker search is conducted. Subject to Section 5.2(d) and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approvals.
(b) Adjournment of Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Stockholder Meeting to constitute a quorum at the Stockholder Meeting, or if, after consultation with Parent, the Company determines in good faith that the Requisite Stockholder Approvals are unlikely to be obtained at the Stockholder Meeting; (ii) the Company is required to postpone or adjourn the Stockholder Meeting by applicable Order or a request from the SEC or its staff; (iii) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Stockholder Meeting; or (iv) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Stockholder Meeting in order to give the Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Stockholders or otherwise made available to the Stockholders by issuing a press release, filing materials with the SEC or otherwise, in each case in accordance with the terms of this Agreement; provided, however, that the Company may not postpone the Stockholders Meeting for more than an aggregate of 20 Business Days without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed).
6.5 Anti-Takeover Laws. Neither Parent nor the Company will take any action that would cause any restrictions on business combinations set forth in any “takeover” Law to become applicable to this Agreement or the Merger. Each of Parent, the Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no “anti-takeover” Law is or becomes applicable to the Merger; and (b) if any “anti-takeover” Law becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize or make inapplicable the effect of such Law on the Merger.
6.6 Access. During the Interim Period, to the extent reasonably requested by Parent, the Company will, and will cause its Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, Contracts, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company Group to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would in the good faith judgment of the Company based on advice of outside counsel give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (it being agreed that in the case of clause (b), the Company shall give notice to Parent of the fact that it is withholding such documents or information, and the reason for such withholding, and thereafter the Company will cooperate with Parent or its Representatives and use its commercially reasonable efforts to develop alternative methods of providing such documents or information in a manner that would not result in any violation, default, prejudice or loss or privilege); or (c) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and any Buyer Party and its Affiliates, on the other hand. Nothing in this Section 6.6 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.6 will be conducted in a manner that does not unreasonably interfere with the conduct of the business or operations of the Company Group or create a risk of damage or destruction to any property or assets of the Company Group. No investigation pursuant to this Section 6.6 shall affect any representation or warranty in this Agreement of any Party hereto or any condition to the obligations of the Parties hereto. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth above by electronic means if physical access is not permitted under applicable Law or not practicable as a result of any Health Crisis (including any COVID-19 Measure), Force Majeure Event or Political Condition. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.6. All requests for access pursuant to this Section 6.6 must be directed to the Chief Legal Officer of the Company, or another person designated by the Company.
6.7 Section 16(b) Exemption. Prior to the Closing, the Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual (directly or indirectly) that is a director or executive officer of the Company, or 10% holder of any class of registered equity securities of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.8 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons. For six years after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company Group pursuant to (i) any indemnification agreements made available to Parent and set forth on, or described in, Section 6.8(a)(i) of the Company Disclosure Letter between a member of the Company Group and any of its current or former directors or officers (and any person who becomes a director or officer of a member of the Company Group prior to the Effective Time) (collectively, the “Indemnified Persons”) for any acts or omissions by such Indemnified Persons or employees occurring prior to the Effective Time and (ii) any indemnification, exculpation and advancement of expenses provision set forth in the certificates of incorporation, bylaws, and other similar organizational documents of the Company and its Subsidiaries as in effect on the date hereof. Section 6.8(a)(ii) of the Company Disclosure Letter lists all agreements between an Indemnified Person, on the one hand, and a member of the Company Group, on the other hand.
(b) D&O Insurance. Prior to the Closing, the Company shall, and if the Company is unable to, Parent shall cause the Surviving Corporation to, purchase from the Company’s existing management liability insurance carriers a prepaid “tail” policy with respect to the Company’s management liability insurance (including directors’ and officers’ liability, employment practices liability and fiduciary liability coverages) in effect on the date hereof (the “D&O Tail Policies”) with a policy period of not less than six (6) years from the Closing and with terms and conditions no less favorable than the Company’s existing management liability policies and in such form as is reasonably acceptable to Parent. The Company shall arrange for and take necessary actions to effect the binding of coverage in respect of the D&O Tail Policies effective as of the Closing. The Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such D&O Tail Policies in full force and effect and continue to honor its obligations thereunder for so long as such D&O Tail Policies are in full force and effect.
(c) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.8.
(d) No Impairment. Except as required by applicable Law, the obligations set forth in this Section 6.8 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person without the prior written consent of such affected Indemnified Person. Each of the Indemnified Persons are intended to be third party beneficiaries of this Section 6.8, with full rights of enforcement as if such person were a Party. The rights of the Indemnified Persons pursuant to this Section 6.8 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to: (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company Group and included on Section 6.8(a) of the Company Disclosure Letter; or (iv) applicable Law (whether at law or in equity).
(e) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.9 Obligations of the Buyer Parties and the Company. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Each of the Buyer Parties will be jointly and severally liable for any breach of this Agreement by any Buyer Party (or, following the Closing, the Surviving Corporation) or any other failure by any Buyer Party (or, following the Closing, the Surviving Corporation) to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.10 Notification of Certain Matters.
(a) Notification by the Company. During the Interim Period, and unless prohibited by Law, the Company will give prompt notice to Parent upon becoming aware (i) that any representation or warranty made by the Company in this Agreement has become untrue or inaccurate such that the condition set forth in Section 7.2(a) would not reasonably be expected to be satisfied at the Closing, (ii) of any failure of the Company to comply with any covenant or agreement to be complied with or satisfied by it under this Agreement such that the condition set forth in Section 7.2(b) would not reasonably be expected to be satisfied at the Closing, or (iii) of any Legal Proceeding commenced after the date of this Agreement or, to the Knowledge of the Company, threatened, or any Order, in each case, that relates to the transactions contemplated by this Agreement (including the Merger); provided, however, the Company’s obligations, actions or inactions pursuant to this sentence shall be deemed excluded for purposes of determining whether the condition set forth in Section 7.2(b) has been satisfied, unless such action or inaction is a Willful Breach; provided, further, that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of the Buyer Parties to consummate the Merger or the remedies available to the parties under this Agreement.
(b) Notification by Parent. During the Interim Period, and unless prohibited by Law, Parent will give prompt notice to the Company upon becoming aware: (i) that any representation or warranty made by the Buyer Parties in this Agreement has become untrue or inaccurate such that the condition set forth in Section 7.3(a) would not be satisfied; (ii) of any failure by the Buyer Parties to comply with or satisfy in any covenant or agreement to be complied with or satisfied by it under this Agreement such that the condition set forth in Section 7.3(b) would not be satisfied; or (iii) of any Legal Proceeding pending or, to the Knowledge of Parent, threatened, or any Order, that relates to the transactions contemplated by this Agreement (including the Merger); provided, however, that Parent’s obligations, actions or inactions pursuant to this sentence shall be deemed excluded for purposes of determining whether the condition set forth in Section 7.3(b) has been satisfied, unless such action or inaction is a Willful Breach; provided, further, that no such notification shall affect or be deemed to modify any representation or warranty of the Buyer Parties set forth herein or the conditions to the obligations of the Company to consummate the transactions contemplated hereby, including the Merger, or the remedies available to the parties under this Agreement.
(c) During the Interim Period, and unless prohibited by Law, each party shall give prompt notice to the other party of any written notice or other written communication received by it or any of its Subsidiaries from any Person, subsequent to the date of this Agreement and prior to the Effective Time, alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement (including the Merger); provided, however, each party’s obligations, actions or inactions pursuant to this sentence shall be deemed excluded for purposes of determining whether the conditions set forth in either Section 7.2(b) or Section 7.3(b) have been satisfied, unless such actions or inactions are a Willful Breach;

provided, further, that no such notification shall affect or be deemed to modify any representation or warranty set forth herein or the conditions to the obligations of any party to consummate the transactions contemplated hereby, including the Merger, or the remedies available to the parties hereunder.
6.11 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement. Thereafter, until the Closing, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change) and Parent will consult with each other, provide each other with a reasonable opportunity for review, and obtain each other’s prior written consent (such consent not to be unreasonably conditioned, withheld or delayed) before: (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger or the transactions contemplated by this Agreement, except: (i) as may be required or rendered impracticable by applicable Law; (ii) solely to the extent related to a Superior Proposal or Company Board Recommendation Change made in accordance with this Agreement; or (iii) with respect to any Legal Proceeding between the Company or its Affiliates, on the one hand, and the Buyer Parties and their Affiliates, on the other hand. Notwithstanding the foregoing, each of the Company and Parent (and Representatives thereof) may make any public statements, disclosures or communications in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls, so long as such statements, disclosures or communications are consistent in all material respects with previous public statements, disclosures or communications jointly made by the Company and Parent or to the extent that they have been reviewed and previously approved by both the Company and Parent.
6.12 New Litigation; Transaction Litigation. Prior to the Effective Time, the Company shall: (i) notify Parent in writing as promptly as reasonably practicable after learning of any Legal Proceeding by any Person initiated against the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective Representatives in their capacity as such (a “New Litigation Claim”); (ii) notify Parent of ongoing material developments in any New Litigation Claim and any Legal Proceeding that was existing prior to the date hereof; and (iii) consult in good faith with Parent regarding the conduct of the defense of any New Litigation Claim and any Legal Proceeding that was existing prior to the date hereof. With respect to any Transaction Litigation, the Company shall consult with Parent and give Parent the opportunity to participate in the defense and settlement of any such litigation, and no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). For purposes of this Section 6.12, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that such participation would not give rise to a risk of waiving, undermining or adversely affecting, the attorney-client privilege, work product doctrine or similar privilege between the Company and its counsel; it being agreed that the Company will notify Parent of the Company’s determination that such participation would give rise to a risk of waiving, undermining or adversely affecting the attorney-client privilege, work product doctrine or similar privilege, and thereafter the Company will cooperate with Parent and use commercially reasonable efforts to develop alternative methods of providing information to maintain Parent’s participation rights without negatively affecting or any loss of attorney-client privilege, work product doctrine or similar privilege), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.
6.13 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law to cause: (a) the delisting of the Company Common Stock and the Public Warrants from NASDAQ as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock and the Public Warrants pursuant to the Exchange Act as promptly as practicable after such delisting.
6.14 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.15 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to the Company a written consent approving the Merger in accordance with the DGCL.
6.16 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give the Buyer Parties, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of the Buyer Parties and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
6.17 FIRPTA. At or prior to the Closing, the Company shall deliver a certificate, dated no more than 30 days prior to the Closing Date and signed by a responsible corporate officer of the Company under penalties of perjury, prepared in a manner reasonably satisfactory to Parent and that is consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in a manner reasonably satisfactory to Parent and in accordance with the provisions of Treasury Regulation Section 1.897-2(h)(2); provided, however, that the sole remedy for the Company’s failure to deliver such certificate or notification letter shall be that Payment Agent, Parent, the Company and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to Section 1445 of the Code and the Treasury Regulations thereunder.
6.18 Resignations. Prior to the Closing, the Company shall deliver to Parent resignations executed by each director and officer of the Company and its Subsidiaries requested by Parent immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.
6.19 Employee Matters.
(a) For purposes of this Section 6.19, (i) the term “Covered Employees” means employees who are employed by the Company Group as of immediately prior to the Effective Time; and (ii) the term “Continuation Period” means the period beginning at the Effective Time and ending on the first anniversary of the Effective Time (or, if earlier, the termination date of the relevant Covered Employee).
(b) During the Continuation Period, Parent shall, or shall cause the Surviving Corporation or any of its Subsidiaries to, use commercially reasonable efforts to provide to each Covered Employee for so long as such Covered Employee remains employed by Parent, the Surviving Corporation or any of their Subsidiaries during the Continuation Period, (i) a base salary (or base wages, as the case may be), annual short-term cash bonus opportunities and commission that are, in the aggregate, no less favorable than the base salary (or base wages), annual cash bonus opportunities and commissions (excluding any equity or equity-based compensation) provided to such Covered Employees immediately prior to the Effective Time (except for any Covered Employees with annualized cash compensation in excess of $100,000), and (ii) employee benefits that are, in the aggregate, substantially comparable to the employee benefits provided to such Covered Employees pursuant to the Company Benefit Plans set forth on Section 3.11(a) of the Company Disclosure Letter (excluding, any defined benefit pension plan, retiree medical benefits, and cash, equity, or equity-based compensation, including, without limitation, any commission or retention, change of control, or other bonus opportunities) provided to such Covered Employee immediately prior to the Effective Time.
(c) In the event any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy, or arrangement of Parent or the Surviving Corporation or any of their respective Subsidiaries (“Parent Employee Benefit Plan”) during the calendar year including the Effective Time, Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to: (i) for the plan year in which the Effective Time occurs waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Parent Employee Benefit Plan providing medical, dental, or vision benefits to the same extent such limitation was waived or satisfied under the analogous Company Benefit Plan the Covered Employee participated in immediately prior to coverage under the Parent Employee Benefit Plan and (ii) for the plan year in which the Effective Time occurs provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Parent Employee Benefit Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the analogous Company Benefit Plan in which the Covered Employee participated immediately prior to coverage under the Parent Employee Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Parent Employee Benefit Plan.
(d) As of the Effective Time, Parent shall cause the Surviving Corporation and their respective Subsidiaries to recognize, each Covered Employee’s service earned prior to the Effective Time with the Company (or any predecessor entities of the Company or any of the Company’s Subsidiaries) for purposes of vesting in any defined contribution retirement plan and eligibility to participate purposes (but not for benefit accrual purposes under any defined benefit pension plan, retiree medical benefits or any equity or equity-based compensation plan, as applicable) to the same extent and for the same purposes as such Covered Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time. In no event shall anything contained in this Section 6.19(d) result in any duplication of benefits for the same period of service.
(e) Nothing in this Section 6.19 shall (i) be construed to limit the right of Parent, the Company, or any of the Company’s Subsidiaries (including, following the Effective Time, the Surviving Corporation) to amend or terminate any Company Benefit Plan or other benefit or compensation plan, program, policy, agreement, Contract or arrangement, (ii) be construed as the adoption, establishment, amendment, modification or termination of any Company Benefit Plan, Parent Employee Benefit Plan or other benefit or compensation plan, program, policy, Contract, agreement or arrangement, (iii) be construed to require Parent, the Company, or any of the Company’s Subsidiaries (including, following the Effective Time, the Surviving Corporation) to retain the employment of any particular Person for any fixed period of time following the Effective Time or (iv) create any third-party beneficiary or other right in any other Person, including any current or former director, officer, employee or other service provider or any participant in any Company Benefit Plan, Parent Employee Benefit Plan or other benefit or compensation plan, program, policy, arrangement, Contract or agreement, including any Covered Employee or dependent or beneficiary thereof.
6.20 Parent Acquisition Financing Covenant.
(a) The Buyer Parties shall use their reasonable efforts to take, or cause to be taken as promptly as practicable after the date hereof, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange, obtain and consummate the Parent Acquisition Financing. Upon the Company’s request, the Buyer Parties shall keep the Company reasonably informed of any material developments concerning the availability of, status of its efforts to arrange and obtain, the Parent Acquisition Financing.
(b) If all or any portion of the Parent Acquisition Financing that becomes binding pursuant to executed commitment letters subsequently becomes unavailable or could reasonably be expected to become unavailable (i) Parent will promptly notify the Company and (ii) Parent will make reasonable efforts to obtain alternative equity financing (the “Alternative Financing”) upon terms and subject to conditions reasonably agreeable to Parent and Merger Sub, it being understood and agreed that if Parent proceeds with any Alternative Financing, Parent shall be subject to the same obligations with respect to such Alternative Financing as set forth in this Agreement with respect to the Parent Acquisition Financing. In such event, the term “Parent Acquisition Financing” as used in this Agreement will be deemed to include any such Alternative Financing.
(c) Company Cooperation. Following the date of this Agreement and prior to the Effective Time, the Company shall use its reasonable efforts, and shall cause each of its Subsidiaries to direct its respective reasonable efforts and shall use its reasonable efforts to cause its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and other advisors and representatives, in each case at Parent’s sole expense, to use their reasonable efforts to provide Parent and Merger Sub with all cooperation as is reasonably requested by Parent in connection with the Parent Acquisition Financing. Without limiting the generality of the foregoing, such reasonable efforts shall, in any event, include the following:
(i) causing senior management of the Company (and using reasonable efforts to cause advisors) to participate in virtual and/or telephonic meetings, presentations, due diligence sessions, drafting sessions and sessions with prospective investors at times to be mutually agreed;
(ii) providing assistance to Parent with the preparation of customary presentations, information memoranda and other similar documents required in connection with the Parent Acquisition Financing;

(iii) furnishing Parent with business and other material information regarding the Company as may be reasonably requested by Parent; and
(iv) assisting in the taking of all corporate and other actions necessary to permit the consummation of the Parent Acquisition Financing on the Closing Date.
(d) Notwithstanding anything in Section 6.20(c) to the contrary, (i) such cooperation shall not (in the good faith judgment of the Company) (A) unreasonably disrupt or interfere with the operations of the Company and its Subsidiaries, or (B) cause material competitive harm to the Company and its Subsidiaries if the transactions contemplated by this Agreement are not consummated, (ii) nothing in Section 6.20(c) shall require cooperation to the extent that it would (A) cause any condition to the Closing set forth in Article VII to not be satisfied or (B) cause any breach of this Agreement, (iii) neither the Company nor any of its Subsidiaries shall be required to (A) pay any commitment or other similar fee on account of the Parent Acquisition Financing prior to the Closing Date, (B) incur or assume any liability in connection with the Parent Acquisition Financing prior to the Closing, unless subject to reimbursement or indemnification by Parent, or (C) provide access to or disclose information where the Company determines that such access or disclosure would reasonably be likely to jeopardize the attorney-client privilege or contravene any Law and (iv) none of the Company, its Subsidiaries or their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and other advisors and representatives shall be required to execute, deliver or enter into, or perform any agreement, document or instrument with respect to the Parent Acquisition Financing that is not contingent upon the Closing.
6.21 PropCo Restructuring Transactions Covenant. Following the date of this Agreement and prior to the Effective Time, the Company shall use its commercially reasonable efforts, and shall cause each of its Subsidiaries to use its respective commercially reasonable efforts and shall use its commercially reasonable efforts to cause its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and other advisors and representatives, to use their commercially reasonable efforts to provide Parent and Merger Sub with all cooperation as is reasonably requested by Parent in connection with the PropCo Restructuring Transactions; provided, any such expenses, fees or costs relating to, arising out of or as a result of other cooperation shall be at the Buyer Parties’ sole cost and expense.
6.22 Real Estate Financing Transactions Covenant. Following the date of this Agreement and prior to the Effective Time, the Company shall use its commercially reasonable efforts, and shall cause each of its Subsidiaries to use its respective commercially reasonable efforts and shall use its commercially reasonable efforts to cause its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and other advisors and representatives, to use their commercially reasonable efforts to provide Parent and Merger Sub with all cooperation as is reasonably requested by Parent in connection with the Real Estate Financing Transactions; provided, any such expenses, fees or costs relating to, arising out of or as a result of other cooperation shall be at the Buyer Parties’ sole cost and expense.
6.23 Owned Preferred Shares. Immediately prior to or simultaneously with Closing, Parent shall cause the Buyer Parties and the Affiliates of the Buyer Parties set forth on Schedule 2.1(a)(iii) to transfer and assign to Parent the Owned Company Shares and the Owned Preferred Shares currently owned by such parties.
6.24 Accounts Payable Reduction Covenant. Following the date of this Agreement and prior to the Effective Time, the Company will, and will cause each of its Subsidiaries to, cooperate with Parent and use its commercially reasonable efforts to negotiate with holders of the Company Group’s outstanding accounts payable to reduce the outstanding amount of accounts payable owed by the Company Group, other than tax liabilities and similar liabilities owed by the Company Group and amounts owed to affiliates of Parent.
ARTICLE VII
CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the Buyer Parties and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) of each of the following conditions:
(a) Requisite Stockholder Approvals. The Company shall have received the Requisite Stockholder Approvals at the Stockholder Meeting.
(b) No Prohibitive Laws or Injunctions. No Governmental Authority of competent jurisdiction shall have (i) enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger any applicable Law or

(ii) issued or granted any Order (whether temporary, preliminary or permanent), in each case, that is in effect and has the effect of making the Merger illegal in any jurisdiction or which has the effect of prohibiting or otherwise preventing, restricting or enjoining the consummation of the Merger in any jurisdiction.
7.2 Conditions to the Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) of each of the following conditions, any of which may be waived exclusively by Parent:
(a) Representations and Warranties.
(i) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii)) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) in all respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be so true and correct in all respects as of such earlier date), except for such failures to be true and correct that, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Company Material Adverse Effect;
(ii) The representations and warranties set forth in Section 3.1 (Corporate Organization), Section 3.3 (Authority, Execution and Delivery; Enforceability), Section 3.18 (Broker’s Fees) and Section 3.19 (Opinion of Financial Advisor) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be so true and correct in all material respects as of such earlier date); and
(iii) The representations and warranties set forth in Section 3.2 (Capitalization) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of such date, except for any de minimis inaccuracies (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date, except for any de minimis inaccuracies); and
(iv) The representations and warranties set forth in Section 3.6(c) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of such date.
(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with all of its covenants and obligations contained in this Agreement that are required to be performed and complied with by it at or prior to the Closing.
(c) Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred following the execution and delivery of this Agreement.
(d) Officer’s Certificate. The Buyer Parties shall have received a certificate of the Company dated as of the Closing Date, validly executed by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
(e) Financing. Parent shall have received the Parent Acquisition Financing.
(f) Real Estate Financing Transactions. All of the conditions precedent to consummation of the Real Estate Financing Transactions shall have been satisfied and the Real Estate Financing Transactions shall have been consummated prior to or will be consummated simultaneously with the Closing.
(g) Third Party Consents. Parent shall have received executed consents in form and substance reasonably acceptable to Parent from the third parties listed on Schedule 7.2(g).
(h) Resignation Letters. Parent shall have received resignation letters executed by each director and officer of the Company and its Subsidiaries requested by Parent, which resignations shall be effective at the Effective Time.

(i) Termination of Related Party Agreements. Parent shall have received executed termination agreements with respect to the Contracts listed on Schedule 7.2(i), in form and substance reasonably satisfactory to Parent.
(j) Absence of Insolvency Event. No Insolvency Event shall have occurred following the execution and delivery of this Agreement.
7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) of each of the following conditions, any of which may be waived exclusively by the Company:
(a) Representations and Warranties. The representations and warranties of the Buyer Parties set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be so true and correct in all respects as of such earlier date) as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
(b) Performance of Obligations of the Buyer Parties. The Buyer Parties will have performed and complied in all material respects with all of their respective covenants and obligations contained in this Agreement that are required to be performed and complied with by the Buyer Parties at or prior to the Closing.
(c) Officer’s Certificate. The Company will have received a certificate of the Buyer Parties dated as of the Closing Date, validly executed for and on behalf of the Buyer Parties and in the respective names of the Buyer Parties by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION
8.1 Termination. This Agreement may be validly terminated and the Merger may be abandoned only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) at any time prior to the Closing (whether prior to or after the receipt of the Requisite Stockholder Approvals) by mutual written agreement of Parent (on behalf of the Buyer Parties) and the Company;
(b) by either Parent (on behalf of the Buyer Parties) or the Company, at any time prior to the Closing (whether prior to or after the receipt of the Requisite Stockholder Approvals) if (i) any Order issued by any Governmental Authority of competent jurisdiction is in effect that prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any Law shall have been enacted, entered, enforced or deemed applicable to the Merger that permanently prohibits, makes illegal or enjoins the consummation of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been a principal cause of, or resulted in, such Order (or such Order becoming final and non-appealable);
(c) by either Parent (on behalf of the Buyer Parties) or the Company, at any time prior to the Closing (whether prior to or after the receipt of the Requisite Stockholder Approvals) if the Closing has not occurred by 11:59 p.m. (Eastern Time) on October 31, 2025 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been a principal cause of, or resulted in the failure of the Closing to have occurred prior to the Termination Date;
(d) by either Parent (on behalf of the Buyer Parties) or the Company, at any time prior to the Closing if the Company fails to obtain the Requisite Stockholder Approvals at the Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;
(e) by Parent (on behalf of the Buyer Parties) (whether prior to or after the receipt of the Requisite Stockholder Approvals), if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a), Section 7.2(b), Section 7.2(c), Section 7.2(e) or Section 7.2(f), except that if such breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 10 calendar days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach or failure to perform has been cured within such 10 calendar day period;
(f) by Parent (on behalf of the Buyer Parties), if at any time, (i) the Company Board (or a committee thereof) has effected a Company Board Recommendation Change or (ii) the Company shall have materially breached any of its obligations under Section 5.2(a);
(g) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approvals), if any of the Buyer Parties have breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b), except that if such breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 10 calendar days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach or failure to perform has been cured within such 10 calendar day period;
(h) by the Company, at any time prior to receiving the Requisite Stockholder Approvals if: (i) the Company has received a Superior Proposal; (ii) the Company Board has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied with Section 5.2 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company enters into an Alternative Acquisition Agreement and the Company pays the Company Termination Fee due to Parent in accordance with Section 8.2(c);
(i) by the Company at any time pursuant to Section 5.2(e); provided that the Company has complied with its obligations under Section 5.2(e);
(j) by Parent (on behalf of the Buyer Parties), if at any time following the execution of this Agreement, an Insolvency Event has occurred; or
(k) by the Company, at any time (i) after the expiration of the Financing Period, if the Binding Financing Condition has not been satisfied or (ii) upon the occurrence of a Financing Failure Event; provided that the right to terminate this Agreement pursuant to this Section 8.1(k) will not be available to the Company if the failure to satisfy the Binding Financing Condition or the occurrence of Financing Failure Event has been principally caused by a breach of, or the Company’s failure to perform, the Company’s covenants and agreements contained in Section 6.20(d).
8.2 Manner and Notice of Termination; Effect of Termination; Payments.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.
(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any Affiliate of such Party or any partner, member, manager, stockholder or Representative of the foregoing) to the other Parties, as applicable, except that Section 6.11, this Section 8.2 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the previous sentence, nothing in this Agreement will relieve any Party or other Person from any liability for any Willful Breach or Fraud. No valid termination of this Agreement will affect the rights or obligations of any Party or other Person pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the valid termination of this Agreement in accordance with their respective terms.
(c) Company Payments.
(i) Future Transactions. If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e) (but only if such termination pursuant to Section 8.1(e) is a result of the Company’s breach or failure to perform any of its covenants which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(b)); (B) with respect to any such termination pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), after the date hereof and prior to such termination an Acquisition Proposal has been received by the Company and not withdrawn or otherwise abandoned; and (C) within one year of the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction (whether or not the Acquisition Transaction referenced in the preceding clause (B)) is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will, concurrently with the consummation of such Acquisition Transaction or entry into such definitive agreement, pay or cause to be paid to Parent or its designee an amount equal to the Company Termination Fee by wire transfer of immediately available. For purposes of this Section 8.2(c)(i), (i) all references to “15%” and “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and (ii) all references to “Acquisition Transaction” shall exclude any liquidation or dissolution with respect to the Company or any of its Subsidiaries that is initiated by the Company and any asset sale or similar transaction in connection therewith.
(ii) Company Board Recommendation; Material Breach. If this Agreement is validly terminated pursuant to Section 8.1(f) (other than with respect to a termination pursuant to Section 5.2(e)), then the Company shall, within two Business Days following such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds.
(iii) Superior Proposal. If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company shall, concurrently with such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds.
(d) Parent Payments. If this Agreement is validly terminated pursuant to (i) Section 8.1(c) and the only condition to closing in Section 7.1 and Section 7.2 that is not satisfied (other than those conditions that by their nature are satisfied at Closing) is the condition to closing in Section 7.2(e), (ii) Section 8.1(g) or (iii) Section 8.1(k) (but in each of the foregoing clauses (i) through (iii) if and only if such termination is a result of the Buyer Parties’ breach or failure to perform its obligations under Section 6.20, which breach or failure to perform would result in the condition to closing set forth in Section 7.2(e) not to be satisfied), then the Buyer Parties shall, within two Business Days following such termination, pay the Parent Termination Fee. Payment of the Parent Termination Fee shall be made by way of an offset against the then-outstanding amount of principal and accrued interest owed by the Company to Guarantor under the Note and Security Agreement.
(e) Single Payment Only; Liquidated Damages. The Parties acknowledge and agree that in no event will the Company or the Buyer Parties, as applicable, be required to pay a Termination Fee on more than one occasion, whether or not such Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties acknowledge and agree that: (i) the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from the termination of this Agreement under circumstances where any Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, each Termination Fee, if, as, and when required to be paid pursuant to this Section 8.2 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.

(f) Payments; Default. If the Company fails to promptly pay the Company Termination Fee when payable under this Agreement, and Parent and/or Merger Sub commences a Legal Proceeding which results in a final, non-appealable judgment, or if the Buyer Parties fail to promptly pay the Parent Termination Fee when payable under this Agreement, and the Company commences a Legal Proceeding which results in a final, non-appealable judgment, then the non-prevailing party shall pay the prevailing party its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) in connection with such Legal Proceeding, and, if Parent is awarded the Company Termination Fee, or if the Company is awarded the Parent Termination Fee, then the Company or the Buyer Parties, respectively, shall pay interest on such Company Termination Fee or Parent Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date the payment was actually received (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).
(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in this Agreement or the availability of monetary damages, it is agreed that the Buyer Parties and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.10(b), except that, although a Party, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.10(b), under no circumstances will a Party be permitted or entitled to receive both specific performance that results in the occurrence of the Closing and any monetary damages.
ARTICLE IX
GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and the Buyer Parties contained in this Agreement will terminate at the Closing, except that any covenants that by their terms survive the Closing will survive the Closing in accordance with their respective terms.
9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder: (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) subject to the below, immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

(a)	if to the Buyer Parties or the Surviving Corporation to:

HOFV Holdings, LLC
12214 Lakewood Blvd
Downey, CA 90242
	Attn:	Richard Klein; Jerry Brown
	Email:	rklein@industrialrealtygroup.com
jbrown@fms-law.com

with a copy (which will not constitute notice) to:

Bryan Cave Leighton Paisner LLC
One Atlantic Center, 14th Floor
1201 W. Peachtree St., N.W.
Atlanta, GA 30309
	Attn:	Rick Miller
Amy Taylor Wilson
	Email:	rick.miller@bclplaw.com
amy.wilson@bclplaw.com

(b)	if to the Company (prior to the Effective Time) to:

Hall of Fame Resort & Entertainment Company
2014 Champions Gateway, Suite 100
Canton, OH 44708
	Attn:	Karl Holtz
Tim Kelly
	Email:	karl@karlholzadvisorsllc.com
tim.kelly@hofvillage.com

with a copy (which will not constitute notice) to:

Hunton Andrews Kurth LLP
2200 Pennsylvania Avenue NW
Washington, DC 20037
	Attn:	Steven Patterson
J.A. Glaccum
	Email:	spatterson@hunton.com
j.a.glaccum@hunton.com

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (Eastern Time) or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m. (Eastern Time) on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2.
9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, except that the Buyer Parties will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement: (a) in connection with a merger or consolidation involving the Buyer Parties or other disposition of all or substantially all of the assets of the Buyer Parties or the Surviving Corporation; or (b) to any of their respective Affiliates, it being understood that, in each case, such assignment will not impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Capital Stock or Company RSUs pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.
9.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approvals, no amendment may be made to this Agreement that requires the approval of the Stockholders pursuant to the DGCL without such approval.
9.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein: (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise expressly provided in this Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

9.6 Confidentiality. The Parties hereby acknowledge that IRG Canton Village Member, LLC and the Company have previously executed a Mutual Nondisclosure Agreement, dated April 24, 2024 (the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms. Each of the Buyer Parties and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to the Buyer Parties or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement.
9.7 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter and the Schedules hereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.
9.8 Third Party Beneficiaries. Except as set forth in Section 6.8 and this Section 9.8, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.8, which is intended to benefit the Indemnified Persons; and (b) from and after the Closing, the rights of the holders of shares of Company Common Stock, Company Warrants and Company RSUs, to receive the consideration set forth in Article II.
9.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.10 Remedies.
(a) Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b) Specific Performance.
(i) Irreparable Damage. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this Agreement in order to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement; (B) the provisions of Section 8.2 are not intended to and do not adequately compensate Parent and Merger Sub for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.
(ii) No Objections. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this

Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
9.11 Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, any Transaction Document (in each case, other than a Transaction Document that expressly selects a different governing law), or the negotiation, administration, performance, or enforcement of this Agreement or any Transaction Document (in each case, other than a Transaction Document that expressly selects a different governing law), including any claim or cause of action resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with this Agreement or any Transaction Document (in each case, other than a Transaction Document that expressly selects a different governing law) (collectively, the “Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, or principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction.
9.12 Consent to Jurisdiction. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in connection with any Relevant Matter (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each Party agrees not to commence any Legal Proceedings with respect to a Relevant Matter except in such Court of Chancery (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in any state or federal court within the State of Delaware). By execution and delivery of this Agreement, each Party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes in connection with any Relevant Matter and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The Parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such Party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by law. The Parties hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any Party hereto is entitled pursuant to any final judgment of any court having jurisdiction.
9.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELEVANT MATTER. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL PROCEEDING, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.
9.14 Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (ii) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (ii) only to the extent the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.
9.15 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
9.16 Guaranty. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Guarantor hereby unconditionally guarantees (the “Guarantee”) the prompt payment and full performance and observation by the Parent of Parent’s obligations under Section 2.3(b) (Exchange Fund) and Section 8.2(d) (Parent Payments), and hereby represents, acknowledges and agrees that upon any breach or default in the performance of any such obligation of Parent, the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or default directly against Guarantor. The obligations of Guarantor under this Section 9.16 shall automatically terminate and have no further force and effect upon the earliest to occur of (i) satisfaction of the condition set forth in Section 7.2(e) (Financing), (ii) the Closing and (iii) the valid termination of this Agreement in accordance with Article VIII (except for any such termination pursuant to which the Company is entitled to payment of the Parent Termination Fee pursuant to Section 8.2(d) (Parent Payments), provided that in such case the obligations of Guarantor under this Section 9.16 shall automatically terminate and have no further force and effect upon payment in full of such Parent Termination Fee). Notwithstanding anything herein to the contrary, the Company hereby agrees that Guarantor may assert, as a defense to any payment or obligation of Guarantor under this Agreement with respect to any obligations contemplated by this Section 9.16, any defense to the payment or performance of such obligations that Parent would have, other than defenses arising out of, due to or as a result of the bankruptcy, insolvency, reorganization or proceedings affecting Parent.
9.17 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.
9.18 Certain Interpretations.
(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule, such reference is to a Schedule to this Agreement, unless otherwise indicated.
(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless the context otherwise requires, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation” unless preceded by a negative predicate. When used herein, the phrase “the date hereof” and terms or phrases of similar import means “the date of this Agreement.”
(c) The word “or” shall not be exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and does not simply mean “if.”
(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(g) When reference is made to any Party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.
(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.
(j) All accounting terms used but not specifically defined herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.
(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(l) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(m) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(n) No summary of this Agreement or any Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Schedule.
(o) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter.
(p) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.
(q) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided,” or “delivered” by the Company if such documents, information or materials have been physically or electronically delivered to the relevant Party at least two Business Days prior to the date of this Agreement, including by being (i) posted to a virtual data room managed by the Company and hosted at work.hunton.com under the project name “Project Omaha” or (ii) filed with or furnished to the SEC and available on EDGAR, in each case prior to 5:00 p.m. (Eastern Time) on such date.
(r) References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.
9.19 Fees and Expenses. Except as set forth in Section 8.2, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated, except that expenses incurred in connection with (A) the filing fees for the Proxy Statement and Schedule 13e-3 and (B) printing and mailing the Proxy Statement shall be borne by Parent. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. All documentary, sales, use, real property transfer, registration, transfer, stamp, recording and similar Taxes and fees incurred in connection with the consummation of the Merger shall be timely and duly paid by Parent, other than Taxes described in Section 2.3(e) and Parent shall timely prepare and file, with the other Parties’ reasonable cooperation in connection with the preparation and filing of, such Tax Returns related thereto.
9.20 Non-recourse. Each Party agrees, on behalf of itself and its Related Parties, that, except with respect to claims of Fraud against any Person committing such Fraud or who had actual knowledge of such Fraud, all Legal Proceedings (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any of the Transaction Documents or the Merger; (b) the negotiation, execution or performance of this Agreement or any of the Transaction Documents (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the Transaction Documents); (c) any breach or violation of this Agreement or any of the Transaction Documents; or (d) any failure of the Merger to be consummated, in each case, may be made only (A) against the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the Transaction Documents, Persons expressly identified as parties to such Transaction Documents; and (B) in accordance with, and subject to the terms and conditions of, this Agreement or such Transaction Documents, as applicable. Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, each Party agrees, on behalf of itself and its Related Parties, that, except with respect to claims of Fraud against any Person committing such Fraud or who had actual knowledge of such Fraud, (1) no recourse under this Agreement or any of the Transaction Documents or in connection with the Merger will be sought or had against any other Person not identified in the foregoing clause (A), including any Related Party, and (2) except to the extent they are identified in the foregoing clause (A), no other Person, including any Related Party, will have any liabilities or obligations (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the clauses (a) through (d), it being acknowledged and agreed that no personal liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in clauses (a) through (d), in each case, except with respect to claims of Fraud against any Person committing such Fraud or who had actual knowledge of such Fraud and for claims that the Company, Parent or Merger Sub, as applicable, may assert (subject, with respect to the following clauses (ii) and (iii), in all respects to the limitations set forth in Section 8.2(b), Section 8.2(f), Section 9.10(b) and this Section 9.20): (i) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement, (ii) against any Person that is a party to, and solely pursuant to the terms and conditions of the Voting and Support Agreements, or (iii) against the Company, Parent and Merger Sub solely in accordance with, and pursuant to the terms and conditions of, this Agreement.

ARTICLE X
CERTAIN DEFINITIONS
10.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “2018 Gordon Pointe Warrant Agreement” means that certain Warrant Agreement, dated as of January 24, 2018, by and between Gordon Pointe Acquisition Corp. and Continental Stock Transfer & Trust Company.
(b) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Representatives) that receive material non-public information of the Company Group to keep such information confidential; provided, however, that, in each case, the provisions contained therein, in the aggregate, are not less restrictive to such counterparty (and any of its Representatives) than the terms of the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement), it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal. An Acceptable Confidentiality Agreement may not include any provisions granting exclusivity to any Person or prohibiting the Company from satisfying its obligations hereunder or requiring the Company or its Subsidiaries to pay or reimburse the fees and expenses of such other Person or its Affiliates.
(c) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer Parties or any of their Affiliates) to engage in an Acquisition Transaction.
(d) “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated hereby) involving:
(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates), whether from the Company or any other Person(s), of securities representing more than 15% of the total outstanding shares of any class of voting or equity securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 15% of the total outstanding shares of any class of voting or equity securities of the Company after giving effect to the consummation of such tender or exchange offer;
(ii) any direct or indirect purchase, or other acquisition (including by way of merger, amalgamation, consolidation, share exchange, business combination, joint venture, liquidation, dissolution, recapitalization, exclusive license, extraordinary dividend or reorganization) by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 15% of the consolidated assets, Company Owned Intellectual Property, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition);
(iii) any merger, amalgamation, consolidation, business combination, joint venture, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold securities representing less than 85% of the total outstanding shares of any class of voting or equity securities of the Company after giving effect to the consummation of such transaction; or
(iv) any combination of the foregoing.
(e) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(f) “Anti-Corruption Law” means any applicable Law related to combating bribery and corruption, including applicable laws promulgated pursuant to the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions or the UN Convention Against Corruption, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.
(g) “Binding Financing Condition” means the entry into binding and definitive documents in form and substance acceptable to Parent and Merger Sub in their sole discretion providing for the Parent Acquisition Financing.
(h) “Business Day” means each day that is not a Saturday, Sunday or other day on which the SEC or commercial banks in New York, New York are authorized or required by Law to be closed.
(i) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
(j) “Company Benefit Plan” means (i) each “employee benefit plan” (as defined in Section 3(3) of ERISA) and (ii) each other plan, program, policy, agreement or arrangement, qualified or non-qualified, written or oral, funded or unfunded, that involves any (x) pension, retirement, profit sharing, savings, deferred compensation, bonus, stock option, simple retirement account (as described in Section 408(p) of the Code), stock purchase, phantom stock, incentive plan, or change-in-control benefits; (y) welfare or “fringe” benefits, including vacation, holiday, severance, redundancy, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, health care reimbursement, dependent care assistance, cafeteria plan, regular in-kind gifts, or other benefits; or (z) employment, consulting, engagement, retainer or golden parachute benefits, in each case, which is sponsored, maintained, or contributed to by the Company or any Subsidiary with respect to which the Company or any Subsidiary has (or would reasonably be expected to have) any obligation or liability (whether actual or contingent, direct or indirect) to provide compensation or benefits to or for the benefit of any current or former employee, officer or director of the Company or any Subsidiary (or their spouses, dependents, or beneficiaries).
(k) “Company Board” means the Board of Directors of the Company.
(l) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
(m) “Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.
(n) “Company Equity Plans” means the Omnibus Plan and the Inducement Plan.
(o) “Company Group” means the Company and its Subsidiaries.
(p) “Company Intellectual Property” means all Company Owned Intellectual Property and all other Intellectual Property that is used, held for use or necessary for the conduct of the Company Group’s business.
(q) “Company IT Systems” means all computers, devices, equipment, networks, systems, and other information technology infrastructure used in, enabling, or relating to the storage or processing of data or information, including all Software operating on or in connection with such systems, devices, or equipment, used or held for use in the conduct of the business or by or on behalf of the Company or any Subsidiary, including all computers, servers, storage devices, workstations, routers, hubs, switches, sensors, and other devices, equipment, networks, or systems.

(r) “Company Material Adverse Effect” means any change, event, condition, development, occurrence, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist at the date of determination of the occurrence of the Company Material Adverse Effect, (A) has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to prevent or materially delay the ability of the Company to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided, however, that for purposes of the foregoing clause (A) only, no Effects arising out of or resulting from the following (by itself or when aggregated) will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):
(i) general economic conditions in the United States or any other country or region in the world, or conditions in the global economy generally, including inflation or any changes in the rate of increase or decrease of inflation;
(ii) conditions in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets in the United States or any other country or region in the world, including (a) changes in interest rates or credit ratings in the United States or any other country; (b) changes in exchange rates for the currencies of any country; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
(iii) conditions in the industries in which the Company Group conducts business or in any specific jurisdiction or geographical area in which the Company Group conducts business, or changes in such conditions;
(iv) regulatory, legislative or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) in the United States or any other country or region in the world;
(v) any geopolitical conditions, outbreak of hostilities, armed conflicts, civil unrest, civil disobedience, acts of war, sabotage, terrorism (including cybercrime, cyberattack or cyberterrorism) or military actions (including, in each case, any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other Governmental Authority or the declaration by the United States or any other Governmental Authority of a national emergency or war (collectively, “Political Conditions”);
(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent), or other natural or man-made disasters, weather conditions, power outages or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities) (collectively, “Force Majeure Events”);
(vii) pandemics, epidemics, plagues, contagious disease outbreaks or other comparable events (including quarantine restrictions mandated or recommended by any Governmental Authority), or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities in the United States or any other country or region in the world (collectively, “Health Crises”);
(viii) the execution, delivery, announcement or performance of this Agreement or the pendency of the Merger and the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees (including any employee attrition), suppliers, customers, partners, sponsors, lenders, lessors, vendors, Governmental Authorities or any other third Person;
(ix) any action taken or refrained from being taken at the written request of Parent after the date of this Agreement;

(x) changes or proposed changes in GAAP or other accounting standards or Law (or the enforcement or interpretation of any of the foregoing);
(xi) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under this definition);
(xii) any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under this definition); or
(xiii) any Effects arising out of, or related to, any matter identified on Section 3.14(c), Section 3.23(b), Section 3.17(l), or Section 3.16(b) of the Company Disclosure Letter;
except, in each case of clauses (i), (ii), (ii), (iv), (v), (vi), (vii) and (x), to the extent such Effects have had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business.
(s) “Company Offerings” means any and all products and services designed, developed, manufactured, sold, licensed, distributed, marketed, provided or otherwise made commercially available at any time by the Company or any of its Subsidiaries, including any component, sensor, system, device, hardware, hosted platform, hosted Software or application, hosted service, cloud-based application or service, any application programming interface, Software development kit, dashboard, interface, environment or any service that operates through a network of computer servers (and further including all web, mobile, and tablet versions thereof and all platforms and other Software used for any of the foregoing).
(t) “Company Owned Intellectual Property” means any Intellectual Property that is owned by, purported to be owned by, or exclusively licensed to, any of the Company Group.
(u) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, or exclusively licensed to, any member of the Company Group.
(v) “Company Registration Rights Agreements” means (i) that certain Registration Rights Agreement, dated as of July 1, 2020, by and among the Company, certain funds managed by Magnetar Financial, LLC and the purchasers listed on the signature pages thereto, and (ii) that certain Registration Rights Agreement, dated as of March 1, 2022, by and among the Company and the purchasers listed on the signature pages thereto.
(w) “Company Related Parties” means, collectively (A) the Company and its Subsidiaries; and (B) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates.
(x) “Company RSUs” means any restricted stock units granted under any of the Company Equity Plans.
(y) “Company Software” means all Software owned or purported to be owned by, or exclusively licensed to, the Company or any of its Subsidiaries.
(z) “Company Stockholder Approval” means the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby by the affirmative vote of the holders representing a majority of the aggregate voting power of the outstanding Company Common Stock entitled to vote thereon at the Stockholder Meeting, voting together as a single class.
(aa) “Company Termination Fee” means an amount in cash equal to $1,000,000.
(bb) “Company Warrant” and “Company Warrants” means the Public Warrants and the Private Warrants.

(cc) “Consent” means any consent, approval, order, waiver, or authorization of, or filing or registration with, or notification to, any Person.
(dd) “Contract” means any written or oral contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement, obligation, arrangement or understanding of any kind, and any amendments to the foregoing.
(ee) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).
(ff) “COVID-19 Measures” means any public health, quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, requirement, directive or mandate promulgated by any Governmental Authority, in each case in connection with or in response to COVID-19.
(gg) “Data Protection Laws” means all Laws relating to privacy, data protection and data and information security, including with respect to the collection, storage, accessing, transmission, transfer (including cross-border transfers), processing, encryption, security, safeguarding, loss, disclosure and use of Personal Data (including Personal Data of individuals, employees, contractors, individual contacts of customers, loan job applicants, patients or other end users and individual contacts of third parties), online tracking data, and email and mobile communications.
(hh) “Environmental Claims” means any Legal Proceeding, investigation, order, demand, allegation, accusation or notice (written or oral) by any Person or entity alleging actual or potential liability arising out of or relating to any Environmental Laws, Environmental Permits or the presence in, or Release into, the environment of, or exposure to, any Hazardous Substance, but shall not include any claims relating to products liability.
(ii) “Environmental Law” means any applicable Law (including common law) or Order relating to pollution, worker or public health and safety (as relates to exposure to Hazardous Substances) or the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.
(jj) “Environmental Permits” means any Permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.
(kk) “Equity Interest” means any (a) share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, (b) other ownership interests of any Person, (c) phantom equity interests, stock appreciation rights, and other similar interests and (d) any warrant, option, convertible or exchangeable security, subscription, right (including any preemptive or similar right), call or other rights to purchase or acquire any of the foregoing from the issuer thereof.
(ll) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.
(mm) “ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company.
(nn) “Exchange Act” means the Securities Exchange Act of 1934.
(oo) “Financing Failure Event” means, after satisfaction of the Binding Financing Condition, all or any portion of the Parent Acquisition Financing being unavailable on the Closing Date under the terms and conditions set forth in the binding agreements under the Parent Acquisition Financing.
(pp) “Financing Period” means the period beginning on the date hereof and ending on the date that is 120 days after the date hereof.
(qq) “Fraud” means an actual and intentional misrepresentation of a material fact with respect to the making of any representation or warranty in Article III or Article IV, made by such party (in each case, as modified or supplemented by the party’s Disclosure Letter), which constitutes actual common law fraud in the state of Delaware (a) with respect to Company, with Company’s Knowledge of such Fraud or (b) with respect to Buyer Parties, to Buyer Parties’ actual knowledge, of such Fraud. For the avoidance of doubt, Fraud shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by negligent misrepresentations or any tort based on negligence.
(rr) “Free or Open Source Software” means any Software (in source or object code form) that is subject to (a) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, BSD License, Apache Software License, MIT License, Common Public License or similar terms or any other public source code license arrangement); or (b) any other license or other agreement that requires, as a condition of the use, modification or distribution of Software subject to such license or agreement, that such Software or other Software linked with, called by, combined or distributed with such Software be (i) disclosed, distributed, made available, offered, licensed or delivered in Source Code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind, or (iv) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.
(ss) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.
(tt) “Government Official” means any (a) officer, agent, or employee of a Governmental Authority or a public international organization, (b) person acting in an official capacity for or on behalf of a Governmental Authority or a public international organization, (c) candidate for government or political office or (d) member of a royal family.
(uu) “Governmental Authority” means any government, governmental, quasi-governmental or regulatory entity, authority, self-regulatory authority, or body (including any central bank or trans-governmental or supranational entity or authority), department, commission, bureau, council, board, minister, agency, or instrumentality, and any court, tribunal, mediator, arbitrator or arbitral body (public or private) or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.
(vv) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” or for which liability or standards of conduct may be imposed pursuant to any Environmental Law, including petroleum and petroleum products, polychlorinated biphenyls, per- and polyfluoroalkyl substances and friable asbestos.
(ww) “Indebtedness” means, with respect to any Person, without duplication, as of the date of determination, (a) all indebtedness for money borrowed by a Person (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith), (b) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (c) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case if drawn); (d) liabilities pursuant to leases required to be capitalized under GAAP; (e) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (f) deferred purchase price liabilities related to past acquisitions (including any earnouts, seller notes, contingent payments or similar obligations) other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the Knowledge of the Company, threatened; and (g) indebtedness of other Persons described in clauses (a) through (g) above guaranteed by the Company or secured by any Lien or security interest on the assets of the Company (other than, in any case, (i) accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business and (ii) liabilities or obligations solely between the Company and any wholly owned Subsidiary or solely between any wholly owned Subsidiaries).
(xx) “Inducement Plan” means the Company’s 2023 Inducement Plan.
(yy) “Insolvency Event” means the Company or any of its Subsidiaries filing a petition under any chapter of the United States Bankruptcy Code or under the laws of any other jurisdiction naming the Company or any of its Subsidiaries as a debtor; or any such petition is filed or proceeding commenced involuntarily against the Company or any of its Subsidiaries; or the Company or any of its Subsidiaries institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, debt arrangement, dissolution, receivership, liquidation or similar proceeding under the laws of any jurisdiction; or any such proceeding is filed, commenced or instituted (by petition, application or otherwise) against the Company or any of its Subsidiaries.
(zz) “Intellectual Property” means all intellectual property of any type, and all rights therein and related thereto, anywhere in the world, whether statutory, common law or otherwise, including: (i) all patents, utility models and applications therefor, including any continuations, divisionals, continuations-in-part, provisionals, reissues, reexaminations, substitutes and extensions of any of the foregoing (“Patents”); (ii) works of authorship and creative works and all copyrights and other all legal rights regarding and means for protection of works of authorship and creative works, whether registered or common law, and all copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade names, brands, corporate and business names, trade dress rights, and other designations of origin and rights therein, whether or not registered, including all common law rights thereto, all registrations and applications for registration thereof, together with all goodwill associated with any of the foregoing (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in trade secrets, know how, and confidential or proprietary information; (vi) data, databases, data sets, and compilation of data; (vii) domain names, uniform resource locators (URLs), and IP addresses; (viii) social media or other online accounts, all associated user names, handles, or other identifiers, and all applicable passwords or other user credentials; (ix) rights of publicity and privacy; (x) moral rights; and (xi) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world. Intellectual Property shall include all right and power to assert, defend, and recover title to any of the foregoing, rights to assert, defend, and recover for any past, present, and future infringement, misuse, misappropriation, impairment, unauthorized use, or other violation of any of the foregoing, and administrative rights arising from the foregoing, including the right to prosecute applications and oppose, interfere with or challenge the applications of others, the rights to obtain renewals, continuations, divisions, and extensions of legal protection pertaining to any of the foregoing.
(aaa) “IRS” means the United States Internal Revenue Service or any successor thereto.
(bbb) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the individuals set forth on Section 10.1(bbb) of the Company Disclosure Letter, in each case after reasonable inquiry of their direct reports who would reasonably be expected to have actual knowledge of the matter in question.
(ccc) “Law” means any foreign, local, state or federal law, common law, statute, ordinance, code, rule or regulation, order, executive order, judgment, injunction, governmental guideline or interpretation that has the force of law, Permit, decree or other similar requirement enacted, adopted, promulgated or applied by any Governmental Authority.
(ddd) “Legal Proceeding” means any claim, action, suit, charge, lawsuit, investigation, litigation, or other proceeding, hearing, audit, examination, investigation, arbitration, or mediation pending by or before any Governmental Authority, arbitrator, mediator or other tribunal.
(eee) “Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, option, right of first refusal, preemptive right, community property interest, restriction on the voting of any security, restriction on the transfer of any security or other asset, or restriction on the possession, exercise or transfer of any other attribute of ownership of any asset or any other encumbrance of any kind or nature whatsoever, whether contingent or absolute.
(fff) “Multiemployer Plan” means a multiemployer plan within the meaning of Section 3(37) of ERISA.
(ggg) “NASDAQ” means The Nasdaq Stock Market LLC.
(hhh) “Non-Recused Directors” means the disinterested members of the Company Board other than the Recused Director.
(iii) “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(jjj) “Omnibus Plan” means the Company’s Amended 2020 Omnibus Incentive Plan.
(kkk) “Order” means, with respect to any Person, any order, judgment, decision, decree, injunction, ruling, writ, assessment or other similar requirement issued, enacted, adopted, promulgated or applied by any Governmental Authority that is binding on or applicable to such Person or its property.
(lll) “Parent Acquisition Financing” means financing that results in an aggregate amount of cash proceeds of not less than $20,000,000 to Parent (or any direct or indirect Affiliate thereof) upon the terms and subject to conditions acceptable to Parent and Merger Sub in their sole discretion.
(mmm) “Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that exist at the date of determination of the occurrence of a Parent Material Adverse Effect, would reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.
(nnn) “Parent Related Parties” means, collectively: (A) Parent and Merger Sub; and (B) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates (other than Parent or Merger Sub), members, managers, general or limited partners, stockholders and assignees of each of Parent and Merger Sub.
(ooo) “Parent Termination Fee” means a termination fee payable by Buyer Parties to the Company in the amount of $1,000,000.
(ppp) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests arising or incurred in the ordinary course of business consistent with past practice wherein no claims have been filed in respect of the same; (iii) the interests of third Person lessors and sublessors of any leased properties entered into in the ordinary course of business consistent with past practice, (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record), and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group and in each case not in violation of any Company Material Contract; (vii) non-exclusive licenses of Intellectual Property made in the ordinary course of business consistent with past practice; (viii) statutory, common law or contractual liens of landlords under real property leases, (ix) liens, encumbrances and restrictions imposed on the interests of the landlord or owner of any Leased Real Property that are not reasonably likely to result in a Company Material Adverse Effect, (x) any liens or other matters set forth in any title policy held by the Company and disclosed to the Buyer Parties prior to the date hereof; (xi) all liens securing Indebtedness of the Company or its Subsidiaries set forth in Section 3.5(d) of the Company Disclosure Letter; or (xii) liens created or approved in writing by Buyer Parties after the Effective Time.
(qqq) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(rrr) “Personal Data” means (a) any information or data that alone or together with any other data or information can be used to identify, directly or indirectly, an individual or otherwise relates to an identified or identifiable individual, or (b) any data defined under applicable Law as “personal data,” “personal information,” or “personally identifiable information.”
(sss) “PPACA” means the Patient Protection and Affordable Care Act of 2010, as amended, and any regulations promulgated thereunder.

(ttt) “PropCo Restructuring Transactions” means the sale leaseback of parcels of real property owned by the Company Group and the Company Group’s leasehold interest in real estate improvements to IRG and its affiliates on lease terms similar to the terms of the lease restructuring transactions with HFAKOH001 LLC that are contemplated as part of the Real Estate Financing Transactions.
(uuu) “Public Warrants” means: (i) the Private Placement Warrants and the Public Warrants as defined in the 2018 Gordon Pointe Warrant Agreement (“Series A Warrants”), and (ii) that certain Common Stock Purchase Warrant, dated as of November 18, 2020, by and between CEDE & Co. and the Company (“Series B Warrants”).
(vvv) “Private Warrants” means: (i) that certain Warrant Agreement, dated as of July 1, 2020, by and between Gordon Pointe Acquisition Holdings, Inc. and the purchasers party thereto (“PIPE Noteholder Warrants”); (ii) that certain Second Amended and Restated Series C Common Stock Purchase Warrant, dated as of November 7, 2022, by and between CH Capital Lending, LLC and the Company (“Series C Warrants”); (iii) that certain Second Amended and Restated Series D Common Stock Purchase Warrant, dated as of November 7, 2022, by and between CH Capital Lending, LLC and the Company (“Series D Warrants”); (iv) that certain Amended and Restated Series E Common Stock Purchase Warrant, dated as of November 7, 2022, by and between CH Capital Lending, LLC and the Company (“Series E No. W-1 Warrants”); (v) that certain Amended and Restated Series E Common Stock Purchase Warrant, dated as of November 7, 2022, by and between IRG, LLC and the Company (“Series E No. W-2 Warrants” and, together with the Series E No. W-1 Warrants, the “Series E Warrants”); (ix) that certain Amended and Restated Series F Common Stock Purchase Warrant (Series F No. W-1), dated as of November 7, 2022, by and between JKP Financial, LLC and the Company (“Series F No. W-1 Warrants”); (vi) that certain Amended and Restated Series F Common Stock Purchase Warrant (Series F No. W-2), dated as of November 7, 2022, by and between JKP Financial, LLC and the Company (“Series F No. W-2 Warrants” and, together with the Series F No. W-1 Warrants, the “Series F Warrants”); (vii) that certain Amended and Restated Series G Common Stock Purchase Warrant, dated as of November 7, 2022, by and between Midwest Lender Fund, LLC and the Company (“Series G Warrants”); and (viii) that certain Series H Common Stock Purchase Warrant, dated as of February 6, 2024, by and between HFAKOH001 LLC and the Company (“Series H Warrants”).
(www) “Real Estate Financing Transactions” means: (a) completion of certain lease restructuring transactions with HFAKOH001 LLC in an amount of at least $55.5 million, including the transfer to HFAKOH001 LLC or its Affiliates of the Company’s and its Affiliates’ (i) fee title interest to the land on which the Company and/or its Affiliates plans to construct a hotel, (ii) leasehold interest in and the improvements constituting the Hall of Fame Stadium, (iii) a security interest in 14 parcels of real estate owned by the Company, and (iv) a security interest in the Company’s 20% ownership interest in HOF Village Youth Fields, LLC, in exchange for HFAKOH001 LLC and the Company entering into a new master lease agreement pursuant to which HFAKOH001 LLC will lease to the Company the waterpark real estate, the hotel real estate and the stadium improvements; and (b) additional project level financing in an aggregate amount not less than $125,000,000, which may take the form of a PACE loan, a Transformational Mixed Use Development tax credit award, issuance of Federally Taxable Special Obligation Revenue Bonds or issuance of Tax Increment Financing Revenue Bonds.
(xxx) “Recused Director” means Stuart Lichter.
(yyy) “Registered Intellectual Property” means all United States, international and foreign: (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); (iii) domain name registrations; and (iv) registered Copyrights and applications for Copyright registration, in each case, registered or subject to any application for registration with any Governmental Authority.
(zzz) “Related Party” means the Company Related Parties or the Parent Related Parties, as applicable.
(aaaa) “Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.
(bbbb) “Representatives” means, with respect to a Person, its directors, officers, employees, agents, contractors, consultants, counsel, advisors and other representatives.

(cccc) “Requisite Stockholder Approvals” means the Company Stockholder Approval.
(dddd) “Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (including without limitation as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic region of Ukraine, and the so-called Luhansk People’s Republic region of Ukraine).
(eeee) “Sanctioned Person” means any Person that is the subject or target of Sanctions, including (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (ii) any Person operating from, organized, or resident in, or a national of, a Sanctioned Country; (iii) the government of a Sanctioned Country or the Government of Venezuela; or (iv) any Person that is directly or indirectly 50% or more owned (whether individually or in the aggregate) or controlled by, or acting for or on behalf of, any such Person or Persons described in (i)-(iii) above.
(ffff) “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC and the U.S. Department of State and (ii) the United Nations Security Council, the European Union, any European Union member state and His Majesty’s Treasury of the United Kingdom.
(gggg) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
(hhhh) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(iiii) “Securities Act” means the Securities Act of 1933, as amended.
(jjjj) “Series X Warrants” means that certain Common Stock Purchase Warrant, dated as of October 13, 2023, by and between CEDE & CO. and the Company.
(kkkk) “Service Provider” means any employee, officer, individual independent contractor, director or other individual service provider to the Company Group.
(llll) “Software” means all computer software of any kind, in any form (including Source Code, object code, or other form), format, or programming language, including all programs, applications, routines, interfaces, libraries, modules, databases, tools, algorithms, compilers, files, all versions, updates, corrections, enhancements, replacements, and modifications of any of the foregoing, all related documentation, and all materials used to design, maintain, support or develop any of the foregoing.
(mmmm) “Source Code” means computer Software and code, in form other than object code or machine readable form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form.
(nnnn) “Specified Person” means any director or executive officer of the Company, and any Person authorized on behalf of or directed by the Company, the Company Board or any director or executive officer of the Company (in their capacities as such) in connection with any of the activities restricted or limited by Section 5.2.
(oooo) “Stockholders” means the holders of shares of Company Common Stock.
(pppp) “Subsidiary” of any Person means (i) a corporation of which more than 50% of the combined voting power of the outstanding voting equity securities of such corporation is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the manager or managing member and has the power to direct the policies, management and affairs of such limited liability company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof. Notwithstanding anything to the contrary in this Agreement, for purposes of this Agreement following the Closing, the Surviving Corporation and its Subsidiaries will be deemed to be a Subsidiary of Parent.
(qqqq) “Superior Proposal” means any bona fide Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel), that if consummated, would be more favorable, from a financial point of view, to the Stockholders (in their capacity as such) than the Merger taking into account (a) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination, and (b) those factors and matters deemed relevant in good faith by the Company Board (or any committee thereof), which factors shall include the legal, regulatory and financing aspects of the proposal (including certainty of, and timing of, closing), and the identity of the Person making the proposal. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” and “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and “50%” respectively.
(rrrr) “Tax” means any and all taxes, tariffs, customs, duties, assessments and similar governmental charges and impositions in the nature of taxes imposed or assessed by any Governmental Authority, however denominated (including all gross receipts, income, profits, sales, use, occupation, unemployment, value added, ad valorem, transfer, franchise, withholding, payroll, employment, branch, severance, environmental, excise, property and similar taxes), together with all interest, penalties and additions imposed with respect to such amounts, and whether disputed or not.
(ssss) “Tax Return” means any return, declaration, report, election, claim for refund, or information return or other statement or form filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof or supplement thereto.
(tttt) “Termination Fee” means either the Company Termination Fee, or the Parent Termination Fee, as applicable.
(uuuu) “Trade Controls” means (i) all applicable trade, export control, import, human rights Laws and regulations, and antiboycott Laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs Laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30) and (ii) all applicable trade, export control, import, and antiboycott Laws and regulations imposed, administered or enforced by any other country where the Company operates, except to the extent inconsistent with U.S. Law.
(vvvv) “Transaction Litigation” means any Legal Proceeding commenced or threatened by any Person (including any current or former holder of Company Common Stock, or any other securities of any member of the Company Group) against a Party or any of its Subsidiaries or any of its or their Affiliates or Representatives or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or any of its or their Affiliates or Representatives, in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, Schedule 13e-3, any Other Required Company Filing or any other communications to the Stockholders, in each case other than any Legal Proceedings solely among the Parties or their respective Affiliates, related to this Agreement, the Transaction Documents or the Merger.
(wwww) “Unaffiliated Voting Shares” means those shares of Company Common Stock not owned, directly or indirectly, by Parent or its Affiliates.
(xxxx) “Willful Breach” means, with respect to any Party, a knowing and intentional material breach or failure to perform that is a direct consequence of an act or omission of such party with the actual knowledge that such act or omission would cause a material breach of this Agreement.
(yyyy) “Wind Down” means to reduce or wind down all operations and businesses of the Company in preparation for a reorganization, liquidation or dissolution of the Company and its assets.

10.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Advance Notice Period	5.2(d)(i)(1)
Agreement	Preamble
Alternative Acquisition Agreement	5.2(a)
Alternative Financing	6.20(b)
Buyer Parties	Preamble
Bylaws	1.6(b)
Capitalization Date	3.2(a)
Certificate of Merger	1.3
Certificates	2.3(c)
Charter	1.6(a)
Closing	1.4
Closing Date	1.4
Company	Preamble
Company Board Recommendation	3.3(c)
Company Board Recommendation Change	5.2(c)(i)
Company Confidential Information	3.17(e)
Company Data	3.17(l)
Company Disclosure Letter	Article III
Company Financial Statements	3.5(c)
Company Material Contracts	3.16(b)
Company Preferred Stock	3.2(a)
Company SEC Reports	3.5(a)
Confidentiality Agreement	9.6
Continuation Period	6.19(a)
Covered Employees	6.19(a)
D&O Tail Policies	6.8(b)
Data Security Incident	3.17(l)
DGCL	Recitals
Dissenting Company Shares	2.1(c)(i)
DTC	2.3(d)
DTC Payment	2.3(d)
Effective Time	1.3
Electronic Delivery	9.15
Enforceability Limitations	3.3(a)
Exchange Fund	2.3(b)
Guarantee	9.16
Guarantor	Preamble
Indemnified Persons	6.8(a)
Insurance Policies	3.20
Interim Period	5.1
Intervening Event	5.2(d)(i)
Labor Agreement	3.12(a)
Lease Agreement	3.16(a)(xi)
Leased Real Property	3.14(b)
Merger	Recitals
Merger Sub	Preamble
Merger Transactions	Recitals

Term	Section Reference
New Litigation Claim	6.12
Note	Recitals
Notice Period Expiration	5.2(d)(i)(2)
Other Required Company Filing	6.3(c)
Other Required Parent Filing	6.3(d)
Owned Company Share	2.1(a)(iii)
Owned Preferred Shares	2.1(a)(iii)
Owned Series A Shares	2.1(a)(iii)
Owned Real Property	3.14(a)
Parent	Preamble
Parent Employee Benefit Plan	6.19(c)
Party	Preamble
Payment Agent	2.3(a)
Per Share Price	2.1(a)(ii)
Permits	3.10
Proxy Statement	6.3(a)
Relevant Matters	9.11
Schedule 13e-3	6.3(b)
SEC Clearance Date	6.3(i)
Series A Preferred Stock	3.2(a)
Series B Convertible Preferred Stock	3.2(a)
Series C Convertible Preferred Stock	3.2(a)
Special Committee	Recitals
Stockholder Meeting	6.4(a)
Surviving Corporation	1.1
Termination Date	8.1(c)
Top Customers	3.22(a)
Top Suppliers	3.23(a)
Transaction Documents	Recitals
Uncertificated Shares	2.3(c)
Uncertificated Warrants	2.4
Undesignated Preferred Stock	3.2(a)
Union	3.12(a)
Unvested Company RSUs	2.2(a)(ii)
Vested Company RSUs	2.2(a)(i)
Voting and Support Agreements	Recitals
WARN Act	3.12(e)
Warrant Certificates	2.4
Wind-Down Notice Period	5.2(e)(i)(1)
Wind-Down Notice Period Expiration	5.2(e)(i)(2)

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

HOFV HOLDINGS, LLC

By:	/s/ Stuart Lichter
	Name:	Stuart Lichter
	Title:	President

OMAHA MERGER SUB, INC.

By:	/s/ Stuart Lichter
	Name:	Stuart Lichter
	Title:	President

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

By:	/s/ Michael Crawford
	Name:	Michael Crawford
	Title:	President and Chief Executive Officer

CH CAPITAL LENDING, LLC, solely in its capacity as Guarantor under Section 9.16

By:	/s/ Richard Klein
	Name:	Richard Klein
	Title:	Chief Financial Officer

Annex B
Execution Version
VOTING AGREEMENT
This Voting Agreement (this “Agreement”) is made as of May 7, 2025, by and among (i) HOFV Holdings, LLC, a Delaware limited liability company (“Parent”), (ii) Omaha Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), (iii) Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), and (iv) the undersigned shareholders (each a “Holder” and collectively, the “Holders”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as hereinafter defined).
WHEREAS, on or about the date hereof, the Buyer Parties and the Company entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby, the Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and upon the terms and subject to the conditions set forth herein, pursuant to which, except as otherwise provided in Article II of the Merger Agreement, each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be converted into the right to receive the Per Share Price, all upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, as of the date hereof, the Holders are the record and/or “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) and are entitled to dispose of and vote the shares of Company Common Stock set forth on the signature page of this Agreement (which shares and any additional shares of Company Common Stock (or any securities convertible into or exercisable or exchangeable for Company Common Stock) in which the Holders acquire record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Voting Shares”);
WHEREAS, the Board of Directors of the Company has (a) determined that the Merger Agreement, the other ancillary agreements contemplated thereby, and the other transactions contemplated by any such documents (collectively, the “Transactions”) are advisable, fair to and in the best interests of the Company and the Company shareholders (the “Company Shareholders”) and declared it advisable for the Company to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein, (b) approved and adopted the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder and thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; and (c) resolved to recommend that the Stockholders adopt the Merger Agreement and this Agreement and approve the Merger in accordance with the DGCL; and
WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the expenses and efforts to be undertaken by the Company to consummate the Transactions, the Company has requested and Holder is willing to enter into this Agreement in order for Holder to provide certain assurances to the Company regarding the manner in which Holder is bound hereunder to vote the Covered Voting Shares during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Merger, the ancillary agreements contemplated thereby and the Transactions.
NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. Covenant to Vote in Favor of Transactions. Holder agrees, with respect to all of the Covered Voting Shares, the Holder will:
(a) during the Voting Period, at each meeting of Company Shareholders, and in each written consent or resolutions of any of Company Shareholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Covered Voting Shares (i) in favor of, and adopt, the Merger Agreement, the ancillary agreements contemplated thereby, any amendments to the Company’s organizational documents, and all of the other Transactions (and any actions required in furtherance thereof), and (ii) in favor of the other matters set forth in the Merger Agreement unless the Holders shall have determined in their sole and absolute discretion to pursue or recommend an Acquisition Proposal or any other alternative transaction proposed by any person that is not a Holder or an Affiliate of a Holder to the Merger Agreement and the Transactions contemplated thereby (an “Alternative Transaction”);
(b) to execute and deliver all related documentation and take such other action in support of the Merger, the Merger Agreement, any ancillary agreement contemplated thereby and any of the Transactions as shall reasonably be requested by the Company in order to carry out the terms and provision of this Section 1, including, without limitation, (i) any actions by written consent of the Company Shareholders presented to the Holders, and (ii) customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;
(c) not to deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any Covered Voting Shares owned by any Holder or his/her/its Affiliates in a voting trust or subject any Covered Voting Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company in connection with the Merger Agreement, the ancillary agreements contemplated thereby and any of the Transactions; and
(d) at the request of the Company, make, or participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Common Stock in connection with any vote or other action with respect to the Transactions, and recommend that Company Shareholders vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the Company under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1) unless the Holders shall have determined in their sole and absolute discretion to pursue or recommend an Alternative Transaction.
2. Other Covenants.
(a) Permitted Transfers. Nothing shall prohibit a Transfer of Covered Voting Shares by a Holder (i) to any family member or trust for the benefit of any family member, (ii) to any shareholder, member or partner of a Holder, if an entity, (iii) to any Affiliate of Holder, (iv) to Parent as contemplated by the Merger Agreement, or (v) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law, so long as, in the case of the foregoing clauses (i), (ii), (iii) and (iv), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.
(b) Changes to Shares. In the event of a stock dividend or distribution, or any change in the share capital of the Company by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Covered Voting Shares” shall be deemed to refer to and include the Covered Voting Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Covered Voting Shares may be changed or exchanged or which are received in such transaction. During the Voting Period each Holder will notify the Company promptly in writing of the number and type of any additional Shares acquired by Holder, if any, after the date hereof.
(c) Compliance with Merger Agreement. During the Voting Period, each Holder will not take or agree to take any action that would make any representation and warranty of such Holder contained in this Agreement inaccurate in any material respect except as otherwise permitted by this Agreement. Each Holder further agrees that it shall use its commercially reasonable efforts to cooperate with the Company to effect the Merger and all other Transactions contemplated the Merger Agreement, the ancillary agreements contemplated thereby and the provisions of this Agreement unless the Holders shall have determined in their sole and absolute discretion to pursue or recommend an Alternative Transaction. During the Voting Period, each Holder shall not authorize or permit any of its Representatives to, directly or indirectly, take any action that the Company is prohibited from taking pursuant to the Merger Agreement (unless the Buyer Parties shall have consented thereto, or Holder has determined to pursue or recommend an Alternative Transaction).
(d) Proxy Statement. During the Voting Period, each Holder will provide to the Company, the Buyer Parties and their respective Representatives any information regarding such Holder or the Covered Voting Shares that is reasonably requested by the Company, the Buyer Parties or their respective Representatives for inclusion in the Proxy Statement.
(e) Publicity. Each Holder hereby authorizes the Company to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Proxy Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Covered Voting Shares and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Transaction Documents.
(f) Support. Each Holder shall, and shall cause its Affiliates, to (i) supply and provide all information to Company or any Governmental Authority, as reasonably requested by the Company or any Governmental Authority, regarding the Holder and its Affiliates (other than the Company and its subsidiaries) in connection with any necessary applications, registrations and filings with any Governmental Authority in connection with the Merger (“Merger Filings”) and (ii) review the information regarding the Holder and its Affiliates (other than the Company and its subsidiaries) in any draft Merger Filings, as reasonably requested by the Company; provided, however, that no Holder or any of its Affiliates shall be required to make any representations, warranties or indemnities except as provided herein, and the liability of such Holder for failing to comply with this Section 3(f) shall be several and not joint, and limited to an amount equal to the net proceeds from the Merger received by such Holder.
(g) Litigation. Each Holder (other than any Buyer Party or any Affiliates of any Buyer Party) agrees not to, and to cause each of its Affiliates (other than Company and its subsidiaries) not to, commence, join in, or knowingly facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim against Buyer Parties, the Company or any of their respective directors or officers related to the Merger Agreement or the Merger, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement; provided, however, that notwithstanding the foregoing, each Holder shall be entitled to share in any monetary judgments finally determined to be owed with respect to any such claim generally to all stockholders of the Company (whether as a result of a final judgment or a settlement among the applicable parties to such claim).
3. Representations and Warranties of Holder. Each Holder, severally and not jointly, hereby represents and warrants to the Company as follows:
(a) Binding Agreement. Each Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by each Holder that is not a natural person has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of each Holder, enforceable against such Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).
(b) Ownership of Shares. As of the date hereof, each Holder has beneficial ownership over the type and number of the Covered Voting Shares set forth in filings that such Holder has made with the SEC, is the lawful owner of such Covered Voting Shares, has the power to vote or cause such Covered Voting

Shares to be voted, and has good and valid title to such Covered Voting Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or existing organizational documents, as in effect on the date hereof.
(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by each Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by each Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which such Holder is a party or by which such Holder or any of the Covered Voting Shares may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Holder’s ability to perform its obligations under this Agreement in any material respect.
(d) No Inconsistent Agreements. Each Holder hereby covenants and agrees that, except for this Agreement, such Holder (i) has not entered into any voting agreement or voting trust with respect to the Covered Voting Shares inconsistent with such Holder’s obligations pursuant to this Agreement, (ii) has not granted, a proxy, consent or power of attorney with respect to the Covered Voting Shares and (iii) has not entered into any agreement or knowingly taken any action that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its material obligations under this Agreement. Each Holder further covenants and agrees that such Holder hereby revokes any proxy previously granted by the Holder with respect to any Covered Voting Shares, and that other than as provided in this Agreement, the Holder shall not directly or indirectly grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to any of the Holder’s Covered Voting Shares.
4. Miscellaneous.
(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Company, the Buyer Parties or any Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Company, the Buyer Parties and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), (iii) the date of termination of the Merger Agreement in accordance with its terms or (iv) at such time following notice to the Company that the Holders have determined to pursue or recommend an Alternative Transaction.
(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of the parties hereto may not be assigned, transferred or delegated by any such party at any time without the prior written consent of the other parties hereto, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.
(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.
(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. Any arbitration, judicial or administrative action, claim, assessment, suit or proceeding (public or private) or governmental proceeding (an “Action”) arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by delivery of copies of such process by overnight courier to such party at the applicable address set forth or referred to in Section 5(g). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.
(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).
(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation” unless preceded by a negative predicate; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized international overnight courier service or (iv) five (5) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Buyer Parties or any Holder: HOFV Holdings, LLC 12214 Lakewood Blvd Downey, CA 90242 Attn: Richard Klein; Jerry Brown Email: rklein@industrialrealtygroup.com; jbrown@fms-law.com with a copy (which will not constitute notice) to:

Bryan Cave Leighton Paisner LLP
One Atlantic Center, Fourteenth Floor
1201 W. Peachtree St., NW
Atlanta, Georgia 30309
Attention: Rick Miller; Amy Taylor Wilson
E-mail: rick.miller@bclplaw.com;
amy.wilson@bclplaw.com

If to the Company:

Hall of Fame Resort & Entertainment Company
2014 Champions Gateway, Suite 100
Canton, OH 44708
Attn: Michael Crawford; Tim Kelly
E-mail: michael.crawford@HOFVillage.com;
tim.kelly@HOFVillage.com

with a copy (which will not constitute notice) to:

Hunton Andrews Kurth LLP
2200 Pennsylvania Avenue NW
Washington, DC 20037
Attn: Steven Patterson; J.A. Glaccum
Email: spatterson@huntonAK.com;
j.a.glaccum@huntonAK.com

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, the Buyer Parties and each Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced in any relevant jurisdiction, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable in such jurisdiction, the intent and purpose of such invalid, illegal or unenforceable provision.
(j) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by a Holder, money damages will be inadequate and the Company will have not adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by any Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.
(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.
(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Buyer Parties and the Company, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Voting Shares.
(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any ancillary agreement contemplated thereby.
(o) Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

HOFV HOLDINGS, LLC

By:	/s/ Stuart Lichter
Name:	Stuart Lichter
Title:	President

OMAHA MERGER SUB, INC.

By:	/s/ Stuart Lichter
Name:	Stuart Lichter
Title:	President

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

{Signature Page to Voting Agreement}

Holders:

AMERICAN CAPITAL CENTER, LLC

By:	/s/ Richard Klein
Name:	Richard Klein
Title:	Chief Financial Officer
Number of Covered Voting Shares: 18,521

CH CAPITAL LENDING, LLC

By: Holdings SPE Manager, LLC, its Manager

By:	/s/ Richard Klein
Name:	Richard Klein
Title:	Chief Financial Officer
Number of Covered Voting Shares: 751,168

HOF VILLAGE, LLC

By:
Name:
Title:
Number of Covered Voting Shares: 683,083

IRG, LLC

By:	/s/ Stuart Lichter
Name:	Stuart Lichter
Title:	President
Number of Covered Voting Shares: 15,950

/s/ Stuart Lichter
Name:	Stuart Lichter
Number of Covered Voting Shares: 9,090

MIDWEST LENDER FUND, LLC

By:	/s/ Stuart Lichter
Name:	Stuart Lichter
Title:	President
Number of Covered Voting Shares: 5,681

{Signature Page to Voting Agreement}

Annex C

Wedbush Securities Inc.
142 West 57th Street
12th Floor
New York, NY 10019
May 07, 2025
Special Committee of the Board of Directors of Hall of Fame Resort & Entertainment Company
2014 Champions Gateway, Suite 100
Canton, OH 44708
Members of the Special Committee:
You have requested the opinion of Wedbush Securities Inc. (“Wedbush” or “we”) as to the fairness, from a financial point of view, of the Per Share Price to be paid to the holders of Unaffiliated Voting Shares (as defined below) of Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) in the proposed merger (the “Merger”) of Omaha Merger Sub, Inc., a wholly owned subsidiary of Parent (as defined below) (“Merger Sub”), with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation in the Merger as a wholly owned subsidiary of Parent. As provided, and more fully described, in the Agreement and Plan of Merger among the Company, HOFV Holdings, LLC (“Parent”), Merger Sub and, solely for the purposes set forth therein, CH Capital Lending, LLC (the “Merger Agreement”), each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than Owned Company Shares or Dissenting Company Shares, will be cancelled and automatically converted into the right to receive $.90 per share (the “Per Share Price”), payable to the holder in cash, without interest. As used herein and as defined in the Merger Agreement, “Unaffiliated Voting Shares” means those shares of Company Common Stock not owned, directly or indirectly, by Parent or its Affiliates. Capitalized terms used herein have the respective meanings ascribed thereto in the Merger Agreement.
Wedbush has acted as financial advisor to the Special Committee of the Board of Directors of HOFV and not as an advisor to or agent of any other person in connection with the Merger. As part of our investment banking business, we are continually engaged in the valuation of businesses in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the financial services industry, we have experience in, and knowledge of, the valuation of real estate-related companies.
We have acted exclusively for the Special Committee of the Board of Directors of HOFV in rendering this opinion and will receive a fee from HOFV for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, HOFV has agreed to reimburse us for our reasonable out-of-pocket expenses and indemnify us for certain liabilities arising out of our engagement.
Please be advised that during the two years preceding the date of this letter, Wedbush has provided investment banking services to HOFV, for which we have received customary compensation. Such services during such period have included acting as an advisor and sales agent to HOFV on at-the-market offerings with an engagement letter dated September 23, 2021, and amendments dated October 6, 2023, and April 8, 2024, providing the Company treasury related services from November 2022 through August 2023 which included investing the Company’s short-term cash into liquid, short duration U.S. Treasury securities at the direction of the management of HOFV, and entering into a Services Agreement with HOF Village Newco, LLC (“HOFVN”), a subsidiary of HOFV, on March 1, 2023, encompassing consulting services related to securing naming rights partner(s) for HOFVN’s Hall of Fame Village property in addition to sourcing lending credit, provided HOFVN would request it (no transactions occurred in relation to that agreement). We may in the future provide investment banking and financial advisory services to HOFV, Parent or their respective affiliates and receive compensation for such services.
In arriving at our opinion, we have, among other things: (1) reviewed drafts of the Merger Agreement dated October 18, 2024, October 23, 2024, November 1, 2024, November 7, 2024, November 12, 2024, November 25, 2024, December 1, 2024, March 30, 2025, April 25, 2025, April 29, 2025, April 30, 2025, May 2, 2025, May 3, 2025,

and May 7, 2025, and we have assumed that no changes will be made to the Merger Agreement that will be material to our analysis; (2) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (3) reviewed the current and/or historical market prices of the Company Common Stock and certain publicly traded securities of such other companies we deemed relevant; (4) reviewed and compared certain publicly available financial and other information with respect to other companies that we believe to be similar in certain respects, in whole or in part, to the Company; (5) reviewed certain non-publicly available business and financial information relating to the Company; (6) reviewed the lease restructuring letter of intent, dated April 17, 2025, among the Company, HOFVN, HFAKOH001 LLC, CH Capital Lending, LLC and Stuart Lichter, (7) at the Special Committee’s direction, reviewed and relied upon for our opinion and analysis, certain internal financial forecasts relating to the business and financial prospects of the Company, prepared by the Company; (8) reviewed certain internal information, primarily financial in nature, including financial and operating data furnished to us by the Company, and endorsed by the Company’s management as reasonable for our use in our opinion and analysis; (9) considered the financial terms, to the extent publicly available, of selected recent business combinations and trading metrics of companies in the entertainment, hospitality, and other industries that we believe to be similar in certain respects to the Company, in whole or in part, and to the Merger; and (10) made inquiries regarding and discussed the proposed transaction and other matters related thereto with the Special Committee’s advisory team and external counsel. In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and with certain members of the management of the Company regarding the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, the effects of the Merger on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry. In addition to the foregoing, we have conducted such other analyses and examinations and considered such other financial, economic, and market criteria as we deemed appropriate to arrive at our opinion.
In rendering this opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities (contingent, derivative, off-balance sheet, or otherwise), nor have we made any physical inspection of the properties or assets of either the Parent or the Company. We did not evaluate the solvency or fair value of the Company or the Parent or any of their respective subsidiaries (or the impact of the Merger Agreement thereon) under any state or federal laws relating to bankruptcy, insolvency or similar matters. We were not asked to provide, nor did we conduct any third-party canvassing of potential investors into the Company. In relying on the financial forecasts provided to or discussed with or reviewed by us, we have assumed with your consent that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of the Company as to the expected future results of operations and financial condition of the Company. We express no view as to such analyses or forecasts or the assumptions on which they were based. In addition, we have assumed that any interim financing provided by Parent or its affiliates to the Company will occur on the terms and in the timeframe described by the management of the Company. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We are not experts in generally accepted accounting principles in the United States. We have also relied, without independent verification, on the accuracy and completeness of the representations and warranties made by the Parent and the Company in the Merger Agreement, without regard to any qualifications or exceptions that may be set forth in disclosure schedules, copies of which may not be complete as of the date hereof, and the information provided to us. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment, or delay of any terms or conditions that would be material to our analysis. We have also assumed that the Merger will qualify for the intended tax treatment contemplated by the Merger Agreement. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Parent or the Company or on the contemplated benefits of the Merger or that would otherwise be meaningful in any respect to our analysis or opinion.
Management of the Company has advised us, and at your direction we have relied upon and assumed, that (1) the Company has incurred losses from operations since inception, (2) the Company has not had positive operating income since inception and has financed its operations primarily through the sale of shares of Company Common Stock and through numerous financings, (3) the Company has substantial debt principal payments coming due in the next twelve months that it is unsure that it will be able to finance, (4) the Company does not expect to be able to raise additional financing on terms that would be acceptable to the Company, (5) the Company’s operating losses and negative operating cash flows will continue into the foreseeable future and have required the Company to explore strategic alternatives, including, without limitation, the dissolution or winding down of the Company and liquidation of its assets, and (6) in the absence of the Merger or other sale or financing transaction, the Company will have no commercially reasonable alternative other than to dissolve, wind down its affairs, and liquidate its assets.
In reaching our conclusions hereunder, (1) we did not rely upon a discounted cash flow analysis of the Company on a going-concern-basis, because, as you have advised us and directed us to assume, in the absence of the Merger or other sale or financing transaction, the Company will have no commercially reasonable alternative other than to dissolve, wind down its affairs, and liquidate its assets, and (2) while we have reviewed, we have not solely relied upon publicly available financial terms of other transactions or a review of other companies with publicly traded equity securities, due to the aforementioned lack of strategic alternatives besides dissolution and in conjunction, the lack of historical and future positive operating cash flows, amongst other reasons.
Our opinion is based on financial, economic, market, and other conditions as may exist on, and the information made available to us, as of the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Per Share Price to be paid to the stockholders of the Company holding Unaffiliated Voting Shares and we express no opinion as to the fairness of the consideration, if any, to be paid to the holders of any class of securities, creditors, holders of warrants that may be convertible into Company Common Stock or the right to receive the Per Share Price or other consideration according to their respective warrant agreements or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company, or the effect of any other transaction that the Company may explore. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Merger, or any class of such persons relative to the Per Share Price in the Merger or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock will trade at any future time.
In the ordinary course of our business, we and our affiliates, as well as investment funds in which we may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or make investments in, the Company, Parent or in any other entity.
This opinion was approved by a fairness committee at Wedbush in accordance with the requirements of FINRA Rule 5150. Our advisory services and the opinion expressed herein are solely for the information of the Special Committee of the Board of Directors of HOFV (in its capacity as such) in connection with its evaluation of the Merger and may not be relied upon by any third party or used for any other purpose. Our opinion is not intended to be and does not constitute a recommendation to the Company, any member of the Special Committee of the Board of Directors of HOFV, or any shareholder of the Company as to how such member should vote or act on any matters relating to the Merger or otherwise. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Based upon and subject to the foregoing assumptions, qualifications, and limitations, our work as described above and other factors we deemed relevant, it is our opinion as of the date hereof that the Per Share Price to be received by the stockholders of the Company holding Unaffiliated Voting Shares in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders as of the date hereof.

Very truly yours,

Wedbush Securities Inc.

/s/ Burke Dempsey
By:	Burke Dempsey Executive Vice President,
Head of Investment Banking & Capital Markets

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

HALL OF FAME
RESORT & ENTERTAINMENT CO.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the special meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Special Meeting - Go to **www.virtualshareholdermeeting.com/HOFV2025**

You may attend the special meeting via the Internet and vote during the special meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the special meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76735-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement):

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V76736-TBD

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
Special Meeting of Stockholders
[ ], 2025 [ ]
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Tim Kelly and Lisa Gould, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HALL OF FAME RESORT & ENTERTAINMENT COMPANY that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at [ ] on [ ], at www.virtualshareholdermeeting.com/HOFV2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the special meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

Continued and to be signed on reverse side